UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RIDGEWOOD ELECTRIC POWER TRUST IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is calculated based upon estimated gross proceeds to the registrant of $24,573,465 from the transaction.

(4)	Proposed maximum aggregate value of transaction:

$24,573,465

(5)	Total fee paid:

$965.74

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ridgewood Renewable Power	Robert E. Swanson Chairman

Ridgewood Electric Power Trust IV
Consent to the Sale of the Indeck Maine Business

I am pleased to enclose a notice of solicitation of consents, including a consent statement and a shareholder consent card, all of which relate to the proposed sale of the Indeck Maine business and the allocation of proceeds relating to the transaction in proportion to the respective investments in the Indeck Maine business by Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, referred to together as the Sale.

Ridgewood Renewable Power, as the Managing Shareholder of Trust IV and Trust V, approves the Sale and recommends that you approve the Sale.

If you own investments in both Trust IV and Trust V, you will receive a separate consent statement and consent card for each of the Trusts. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investments. If the holders of a majority of shares of each of the Trusts do not approve the Sale, the Sale will not close.

A failure to submit your consent card, or an abstention, will have the same effect as not approving the Sale and will constitute your rejection of the Sale.

PLEASE COMPLETE, SIGN AND RETURN YOUR CONSENT CARD BY MAIL OR BY FAX TO (201) 447-0474 AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN 5:00 P.M. EASTERN TIME ON [          ] [  ], 2008, SO THAT YOUR CONSENT COUNTS.

The consent statement is dated [          ] [  ], 2008, and is first being mailed to shareholders on or about [          ] [  ], 2008.

Sincerely,

Preliminary Consent Statement — Subject to Completion, Dated November 13, 2008.

The consent statement is dated [          ] [  ], 2008, and is first being mailed to shareholders on or about [          ] [  ], 2008.

RIDGEWOOD ELECTRIC POWER TRUST IV

1314 King Street
Wilmington, Delaware 19801

NOTICE OF SOLICITATION OF CONSENTS

To:    Holders of Investor Shares of Beneficial Interest of Ridgewood Electric Power Trust IV

Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, through Ridgewood Maine L.L.C., which is co-owned by the Trusts, along with Indeck Energy Services, Inc., have entered into (i) a Purchase and Sale Agreement, as amended, to effect the sale of 100% of the interests of Indeck Maine Energy, LLC to Covanta Energy Corporation in a transaction pursuant to which the Sellers will receive (A) cash from Covanta and (B) a distribution of certain assets from Indeck Maine, pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement, and (ii) a Sellers Omnibus Agreement, as amended, pursuant to which the proceeds from this transaction will be distributed to Ridgewood Maine and Indeck Energy. These transactions are referred to as the Sale.

Ridgewood Renewable Power LLC, as the Managing Shareholder of Trust IV, is soliciting, on behalf of Trust IV, the approval of the holders of investor shares of beneficial interest (shareholders) of Trust IV of the Sale. Copies of the Purchase and Sale Agreement and the First Amendment to the Purchase and Sale Agreement, and the Sellers Omnibus Agreement and the First Amendment to the Sellers Omnibus Agreement, are attached to the consent statement as Annex A and Annex D, respectively.

Trust IV and Trust V each owns 50% of the membership interests of Ridgewood Maine, a Delaware limited liability company. Ridgewood Maine and Indeck Energy, an Illinois corporation, together own 100% of the membership interests of Indeck Maine, an Illinois limited liability company. Ridgewood Maine is managed by Ridgewood Penobscot Management Corporation, an affiliate of the Managing Shareholder of the Trusts.

Ridgewood Maine holds a preferred interest in Indeck Maine. Indeck Energy, which is not affiliated with the Trusts, the Managing Shareholder or Ridgewood Penobscot, holds the subordinate interest in Indeck Maine. In addition to these interests, Ridgewood Maine and Indeck Energy also hold notes issued by Indeck Maine that are to be converted into Senior Preferred Membership Interests in Indeck Maine prior to closing.

Trust IV and Trust V are Delaware trusts managed by the Managing Shareholder. The Managing Shareholder is concurrently soliciting the separate consent of the shareholders of Trust V to the Sale.

The parties to the Purchase and Sale Agreement are:

•	Ridgewood Maine and Indeck Energy, as Sellers;

•	Covanta, a Delaware corporation, as Purchaser; and

•	for limited purposes, Indeck Maine, as the company to be sold by the Sellers to Covanta pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement.

Pursuant to the Sale, the Sellers will sell to Covanta all of the limited liability company membership interests of Indeck Maine and all of the Senior Preferred Membership Interests to be issued to the Sellers prior to closing upon conversion of the notes described above, and Indeck Maine will distribute to the Sellers certain of its assets. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Sellers as a result of the Sale is approximately $65,943,009, calculated as follows:

•	an Initial Amount equal to $52,000,000 in cash from Covanta, plus

•	a payment from Covanta estimated to be approximately $6,533,000 for Net Working Capital, as provided for in the Purchase and Sale Agreement and described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42, plus

•	the assignment by Indeck Maine to the Sellers of certain of its accounts receivable, estimated to be approximately $8,472,000, resulting from the sale of certain Renewable Portfolio Standard Attributes, or RPS Attributes (assuming full collection), plus

•	the assignment of any produced but unsold RPS Attributes, estimated to be worth approximately $100,000 (assuming full realization), minus

•	a retention amount equal to $1,105,118, which amount represents an estimate of aggregate payments to be made by Covanta to all employees of Ridgewood Power Management LLC (a Delaware limited liability company that is an affiliate of the Managing Shareholder and which provides staff to the projects owned by trusts managed by the Managing Shareholder) working at the sites of the projects owned by Indeck Maine, as retention bonuses and severance payments, minus

•	a vacation accrual amount equal to $56,873, which amount represents an estimate of vacation payments for employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine that are accrued and unused prior to the closing of the Sale.

At closing, Covanta will make the Net Working Capital payment based on an estimate provided by the Sellers. The Purchase and Sale Agreement provides for a true-up payment of the difference between the estimated Net Working Capital paid at closing and the actual Net Working Capital at closing, as agreed with Covanta. That payment will be made generally within 90 days after closing.

The Managing Shareholder’s calculation of proceeds contains estimates and assumptions, including an assumed closing date of January 31, 2009. Actual amounts to be received by the Sellers may vary, and such variance may be material. Factors affecting the estimates and assumptions include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel.

The manner of the distribution of the proceeds of the Sale between Ridgewood Maine and Indeck Energy is set forth in the Sellers Omnibus Agreement. The Sellers Omnibus Agreement, which is between Ridgewood Maine and Indeck Energy and, for certain limited purposes, the Managing Shareholder, provides that the proceeds of the Sale will be distributed as follows: first, to the payment of transaction costs attributable to the Sale, generally allocated 55% from the proceeds received by Ridgewood Maine and 45% from the proceeds received by Indeck Energy; second, to Ridgewood Maine and Indeck Energy according to their pro rata ownership of Senior Preferred Membership Interests to be issued to the Sellers prior to the closing date in the estimated amount of

$22,803,275 as of January 31, 2009; and third, all remaining proceeds of the Sale will be paid 55% to Ridgewood Maine and 45% to Indeck Energy, except that a total of $2,500,000 of the Sellers’ proceeds will be held in escrow by Ridgewood Maine, at closing, to reserve for any amounts that may be due back to Covanta resulting from the Net Working Capital true-up, and will be distributed in accordance with the Sellers Omnibus Agreement, to the Sellers, as well as any payments received from Covanta as a result of the true-up. Any amounts due from Covanta as result of the true-up of Net Working Capital will be distributed to the Sellers when made by Covanta. Amounts collected from transferred accounts receivable as well the amounts collected from the sale of transferred RPS Attributes will be remitted into escrow and distributed in accordance with the Sellers Omnibus Agreement.

The approval of the holders of a majority of the shares of each of Trust IV and Trust V (other than the Management Share held by the Managing Shareholder) is required to approve the Sale.

Only shareholders of record of Trust IV at the close of business on [          ], [  ], 2008 are entitled to notice of this solicitation and to approve the Sale. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until [          ], [  ], 2008, unless extended by the Managing Shareholder, in its sole determination, to a later date, which date will not be later than [          ], [  ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

The Sale is subject to, among other things, the satisfaction or waiver of the conditions to closing set forth in the Purchase and Sale Agreement, which includes the approval of the shareholders of each of Trust IV and Trust V.

If you are a shareholder of Trust V, you will be receiving an additional consent solicitation with respect to your interests in Trust V.

The consent statement and consent card are furnished by the Managing Shareholder, on behalf of Trust IV, to shareholders of Trust IV to solicit their written consent to take action as specified herein without the necessity of holding a special meeting of shareholders, as permitted by Delaware law and the Amended and Restated Declaration of Trust for Trust IV, dated as of August 31, 1995, as amended.

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, immediately following the expiration of the solicitation period.

After careful consideration, the Managing Shareholder has approved the Sale and has determined that the Sale is advisable and in the best interests of the Trusts and their shareholders. The Managing Shareholder recommends that you approve the Sale.

The accompanying consent statement provides a detailed description of the Sale. Shareholders are requested to approve the Sale by signing and dating the consent card, checking the box on the consent card corresponding to “Approve,” which indicates your approval of the Sale, and timely delivering the consent card to the Managing Shareholder as described in the accompanying consent statement. Not approving the Sale, or an abstention with respect to the approval of the Sale, may be indicated by signing and dating the consent card, checking the box that corresponds to “Not Approve” or “Abstain,” respectively, and delivering the consent card to the Managing Shareholder. If you do not timely return your consent card, it will have the same effect as not approving the Sale.

It is very important that you timely deliver your consent card to the Managing Shareholder. Please complete and return your consent card by faxing it to (201) 447-0474 or by mail as directed in the consent statement. Your failure to submit your consent card will have the same effect as not approving the Sale. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO 5:00 P.M. EASTERN TIME ON [          ], [  ], 2008.

Returning the consent card will not deprive you of your right to revoke your consent, or to change your consent card, prior to the expiration of the solicitation period.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Ridgewood, New Jersey
[          ], [  ], 2008

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Sale, passed upon the merits or fairness of the proposed Sale or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Annex A:	Purchase and Sale Agreement, dated as of August 19, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta Energy Corporation, and for certain limited purposes Indeck Maine Energy, LLC, and amendment thereto dated as of November 11, 2008

Annex B:	Backup Certificate Agreement, dated as of August 19, 2008, by and among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Rhode Island LFG Genco, LLC, and for certain limited purposes, Ridgewood Power Management LLC and Covanta Energy Corporation, and amendment thereto dated as of November 11, 2008

Annex C:	Guaranty of Covanta Energy Corporation dated as of August 19, 2008, and amendment thereto dated as of November 11, 2008

Annex D:	Sellers Omnibus Agreement, dated as of August 19, 2008, by and among Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc. and, for certain limited purposes, Ridgewood Renewable Power LLC, and amendment thereto dated as of November 11, 2008

Annex E:	Certificate Sale Support Agreement, dated as of July 31, 2008, by and among Linwood 0708 LLC, Ridgewood Rhode Island Generation, LLC, Ridgewood Providence Power Partners, L.P., Rhode Island LFG Genco, LLC, Indeck Energy Services, Inc., Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Ridgewood Renewable Power, LLC, and amendment thereto dated as of November 11, 2008

Annex F:	Agency Agreement dated as of August 19, 2008, among Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Ridgewood Power Management, LLC and Indeck Maine Energy, LLC, and amendment thereto dated as of November 11, 2008

Annex G:	Opinion of Ewing Bemiss & Co.

Annex H:	Projections relating to Sale of Indeck Maine Energy, LLC

Preliminary Consent Statement — Subject to Completion, Dated November 13, 2008.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this consent statement and may not contain all of the information that is important to you. We urge you to read carefully this entire consent statement, including the annexes. We have included page references parenthetically to direct you to a more complete description of the topics referenced in this summary term sheet.

As used in this consent statement, the terms “we,” “us” and “our” refer to Ridgewood Renewable Power LLC, as the Managing Shareholder of Ridgewood Electric Power Trust IV.

•	The Proposal; Purpose of the Solicitation (page 9)

Ridgewood Electric Power Trust IV, or Trust IV, and Ridgewood Electric Power Trust V, or Trust V, each own 50% of the membership interests of Ridgewood Maine, L.L.C., or Ridgewood Maine, a Delaware limited liability company. Ridgewood Maine and Indeck Energy Services, Inc., or Indeck Energy, an Illinois corporation, together own 100% of the membership interests of Indeck Maine Energy, LLC, or Indeck Maine, an Illinois limited liability company. Ridgewood Maine is managed by Ridgewood Penobscot Management Corporation, or Ridgewood Penobscot, an affiliate of the Managing Shareholder of the Trusts.

Ridgewood Maine holds a preferred interest in Indeck Maine. Indeck Energy, which is not affiliated with the Trusts, the Managing Shareholder or Ridgewood Penobscot, holds the subordinate interest in Indeck Maine. In addition to these membership interests, Ridgewood Maine and Indeck Energy also hold promissory notes issued by Indeck Maine that are to be converted into senior preferred membership interests in Indeck Maine prior to closing. See “The Interests” on page S-2. Ridgewood Maine and Indeck Energy are collectively referred to herein as the Sellers.

The Sellers and Covanta Energy Corporation, or Covanta, a Delaware corporation, have entered into (i) a Purchase and Sale Agreement, as amended, or the Purchase and Sale Agreement, to effect the sale to Covanta of 100% of the limited liability company membership interests of Indeck Maine owned by the Sellers and all of the senior preferred membership interests to be issued to the Sellers prior to closing, as described under the heading “THE TRANSACTION – The Interests” on page 14, in a transaction pursuant to which the Sellers will receive cash from Covanta and, coincident with the closing of the sale of such interests, a distribution of certain assets of Indeck Maine, pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement, and (ii) a Sellers Omnibus Agreement, as amended, or the Sellers Omnibus Agreement, pursuant to which the proceeds from this transaction will be distributed to Ridgewood Maine and Indeck Energy, as set forth under the heading “The Sale; Consideration for the Sale” on page S-2. These transactions are referred to as the Sale.

Trust IV and Trust V are Delaware trusts managed by the Managing Shareholder. This consent statement is furnished in connection with the solicitation by the Managing Shareholder, on behalf of Trust IV, of the approval of the holders of investor shares of beneficial interest (shareholders) of Trust IV to consummate the Sale. Copies of the Purchase and Sale Agreement and the First Amendment to the Purchase and Sale Agreement, and the Sellers Omnibus Agreement and the First Amendment to the Sellers Omnibus Agreement, are attached to the consent statement as Annex A and Annex D, respectively. If the Sale is consummated, Covanta will acquire all of the Sellers’ interests in Indeck Maine.

•	Parties Involved in the Transaction (page 5)

The parties to the Purchase and Sale Agreement are:

•	Ridgewood Maine and Indeck Energy, as Sellers,

•	Covanta, as Purchaser, and

•	for limited purposes, Indeck Maine, as the company to be sold by the Sellers to Covanta pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement.

•	Solicitation of Consents of Shareholders (page 9)

The Managing Shareholder, on behalf of Trust IV, requests that the shareholders of Trust IV approve the Sale. The Managing Shareholder is seeking shareholder approval of the Sale because it is required under the Purchase and Sale Agreement.

See “SOLICITATION OF CONSENTS OF SHAREHOLDERS – Consents Required” on page 9.

•	The Interests (page 14)

Ridgewood Maine previously loaned funds to Indeck Maine in an aggregate principal amount of $8,150,500, plus interest thereon, pursuant to a series of promissory notes issued from time to time by Indeck Maine and currently held by Ridgewood Maine. Indeck Energy and its predecessors have also loaned funds to Indeck Maine in the aggregate principal amount of $8,150,500, plus interest thereon, pursuant to a series of promissory notes issued from time to time by Indeck Maine and currently held by Indeck Energy. We refer to these notes as the Indeck Maine Notes.

Effective as of the date that is three days prior to the scheduled closing date of the Sale, Ridgewood Maine and Indeck Energy will each contribute all of the Indeck Maine Notes held by them to Indeck Maine in exchange for the issuance to each Seller of 500 units of a new class of membership interests in Indeck Maine, or the Senior Preferred Membership Interests. The Senior Preferred Membership Interests will have an aggregate fair market value equal to the aggregate amount of principal and accrued interest under the contributed Indeck Maine Notes as of the date of contribution.

Ridgewood Maine and Indeck Energy together own all of the limited liability company membership interests in Indeck Maine and as of the date of closing of the Sale, will also own all of the Senior Preferred Membership Interests in Indeck Maine. We refer to the limited liability company membership interests in Indeck Maine and the Senior Preferred Membership Interests in Indeck Maine collectively as the Interests.

•	The Sale; Consideration for the Sale (page 13)

Pursuant to the Sale, the Sellers will sell to Covanta all of the limited liability company membership interests of Indeck Maine and all of the Senior Preferred Membership Interests to be issued to the Sellers prior to closing upon conversion of the notes described above, and Indeck Maine will distribute to the Sellers certain of its assets. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Sellers as a result of the Sale is approximately $65,943,009, calculated as follows:

•	an Initial Amount equal to $52,000,000 in cash from Covanta, plus

•	a payment from Covanta estimated to be approximately $6,533,000 for Net Working Capital, as provided for in the Purchase and Sale Agreement and described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42, plus

•	the assignment by Indeck Maine to the Sellers of certain of its accounts receivable, estimated to be approximately $8,472,000, resulting from the sale of certain Renewable Portfolio Standard Attributes, or RPS Attributes (assuming full collection), plus

•	the assignment of any produced but unsold RPS Attributes, estimated to be worth approximately $100,000 (assuming full realization), minus

•	a retention amount equal to $1,105,118, which amount represents an estimate of aggregate payments to be made by Covanta to all employees of Ridgewood Power Management LLC (a Delaware limited liability company that is an affiliate of the Managing Shareholder and which provides staff to the projects owned by trusts managed by the Managing Shareholder) working at the sites of the projects owned by Indeck Maine, as retention bonuses and severance payments, minus

•	a vacation accrual amount equal to $56,873, which amount represents an estimate of vacation payments for employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine that are accrued and unused prior to the closing of the Sale.

At closing, Covanta will make the Net Working Capital payment based on an estimate provided by the Sellers. The Purchase and Sale Agreement provides for a true-up payment of the difference between the estimated Net Working Capital paid at closing and the actual Net Working Capital at closing, as agreed with Covanta. That payment will be made generally within 90 days after closing.

The Managing Shareholder’s calculation of proceeds contains estimates and assumptions, including an assumed closing date of January 31, 2009. Actual amounts to be received by the Sellers may vary, and such variance may be material. Factors affecting the estimates and assumptions include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel.

•	Distribution of Proceeds of the Sale to Shareholders of Trust IV and Trust V (page 52)

Pursuant to the Sellers Omnibus Agreement, in the event the Sale closes, the proceeds of the Sale will be allocated between the Sellers as follows: first, to the payment of transaction costs attributable to the Sale, generally allocated 55% from the proceeds otherwise to be received by Ridgewood Maine and 45% from the proceeds otherwise to be received by Indeck Energy; second, to Ridgewood Maine and Indeck Energy according to their pro rata ownership of Senior Preferred Membership Interests, in the estimated amount of $22,803,275, as of January 31, 2009; and third, all remaining proceeds of the Sale will be paid 55% to Ridgewood Maine and 45% to Indeck Energy, except that a total of $2,500,000 of the Sellers’ proceeds will be held in escrow by Ridgewood Maine, at closing, to reserve for any amounts that may be due back to Covanta resulting from the Net Working Capital true-up. Any amount due from Covanta as a result of the true-up of Net Working Capital will be distributed to the Sellers when made by Covanta. Any amounts due from Covanta as result of the true-up of Net Working Capital will be distributed to the Sellers when made by Covanta. Amounts collected from transferred accounts receivable as well the amounts collected from the sale of transferred

RPS Attributes will be remitted into escrow and distributed in accordance with the Sellers Omnibus Agreement.

•	Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy (page 35)

If the shareholders of each of the Trusts approve the Sale, and if the Sale is subsequently consummated, the Managing Shareholder intends to distribute to the shareholders of each of the Trusts Ridgewood Maine’s portion of the proceeds, less:

•	payments due to the Managing Shareholder equal to 1% of amounts to be distributed to shareholders from the Sale pursuant to each Trust’s Declaration of Trust;

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to the Sale and the related agreements including, but not limited to:

•	Estimated transaction expenses related to the Sale of $2,135,060.

•	$6,000,000 from Trust IV’s proceeds, to potentially fund an escrow deposit that may be required pursuant to the Backup Certificate Agreement, as amended, or the Backup Certificate Agreement, attached to this consent statement as Annex B. (To the extent that this deposit is not made, or it is subsequently returned to Trust IV, it will be available for distribution to Trust IV shareholders.)

•	Potential liability of the Trusts under the Certificate Sale Support Agreement, as amended, or the Certificate Sales Support Agreement, attached to this consent statement as Annex E.

•	Potential liability of the Sellers to true-up the obligations of the Sellers of the difference between estimated Net Working Capital paid at the closing date, as estimated by the Sellers, and the actual Net Working Capital at closing, as provided for in the Purchase and Sale Agreement and described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42.

•	Potential joint and several liabilities of the Trusts under their guarantees of the obligations pursuant to an agreement with a power marketer for the sale of RPS Attributes (See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53).

•	Advances which may be made by the Trusts to Indeck Maine pursuant to Section 11.2 of the Purchase and Sale Agreement resulting from casualty or condemnation event(s) (See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42).

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to litigation matters and any claims or liabilities involving the related Trust, and any adverse settlement or other disposition of such matters and, in the case of Trust V, the liquidation and dissolution of Trust V;

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to the ongoing operating activities of the related Trust; and

•	in the case of Trust IV only, the repayment to the Managing Shareholder of a loan in the principal amount of $3,000,000 made by the Managing Shareholder to Trust IV, plus estimated interest of $78,750 through January 31, 2009 (See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES” on page 39.

A portion of the distributions to shareholders will be remitted to the State of Maine to satisfy the requirements of Maine’s 8.5% withholding on gains attributable to a sale of partnership interests, to the extent applicable (See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES – Maine Income Taxes and Withholding Obligations” on page 61). Such payments are reflected as a portion of net proceeds as the payments will be made, as applicable, on behalf of the shareholders.

The table below shows the anticipated amount of net proceeds of the Sale to each of the Trusts and to Indeck Energy assuming a closing date of January 31, 2009. This table contains estimates; actual amounts as of the closing may vary and such variance may be material. Factors affecting the estimates include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel. The proceeds paid to Ridgewood Maine are distributed equally to each of the Trusts by Ridgewood Maine in accordance with their respective ownership of Ridgewood Maine. The proceeds received by the Trusts do not represent the actual amounts to be distributed to shareholders as a result of the Sale due to additional expenses and contingencies described above and in the footnotes to the following table and in “THE TRANSACTION – Fees and Expenses of the Sale” on page 38.

	Trust IV	Trust V	Indeck Energy	Total

Proceeds of Sale (1)	$17,564,246	$17,564,246	$30,814,517	$65,943,009
Estimated Transaction Expenses (2)	(1,067,530)	(1,067,530)	(903,730)	(3,038,790)

Estimated Net Direct Proceeds (3)	16,496,716	16,496,716	$29,910,787	$62,904,219

Adjustments (4)	1,266,132	1,491,811
Repayment of loan to Managing Shareholder (5)	(3,078,750)	—

Estimated Net Proceeds (2)(3)	$14,684,098	$17,988,527

Estimated Net Proceeds Per Investor Share (3)(6)	$30,484	$19,090

(1)	The proceeds of the Sale are calculated as set forth under “THE TRANSACTION – The Sale; Consideration for the Sale” on page 13.

(2)	See “THE TRANSACTION – Fees and Expenses of the Sale” on page 38 for a discussion of the fees anticipated to be incurred by the Trusts in connection with the Sale.

(3)	Additional amounts discussed above in this section will further reduce actual amounts available for distribution to shareholders.

(4)	Represents the estimated deposit reimbursement to be received at January 31, 2009 from Indeck Energy and others pursuant to the terms of the Certificate Sale Support Agreement.

(5)	The proceeds of the Sale allocated to Trust IV will be reduced by the repayment of a loan in the principal amount of $3,000,000 made by the Managing Shareholder to Trust IV, plus estimated interest, which at January 31, 2009 would be $78,750. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53.

(6)	Estimated net proceeds allocated to investor shares of beneficial interest, on a per share basis.

No assurances can be given as to the amount, or timing, of distributions, if any, to shareholders of the Trusts. The amount, and timing, of any disbursements is not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursements, including: the amounts which the above table indicates will reduce the proceeds from the Sale, the status of potentially required deposits, the change in the sales proceeds, if any, as a result of the Net Working Capital true-up, the ultimate collection of Indeck Maine accounts receivable transferred to the Sellers at the closing and proceeds from the subsequent sale of produced but unsold RPS Attributes transferred to the Sellers at the closing and the sale of other Trust assets, the status of litigation, estimates of wind-down expenses of Trust V and the estimated expenses associated with operating a liquidating trust, as applicable, if such a trust is established. See “THE TRANSACTION – Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy” on page 35.

•	Background of and Reasons for the Transaction (page 14)

Reasons for the Transaction

In August 2007, the Managing Shareholder conducted an analysis and evaluation of the history of the Trusts’ involvement in Indeck Maine and the implications for the future ability of Indeck Maine to make cash distributions to its members. The Trusts made their original investment in Indeck Maine in 1997 and from that time until 2005, the projects of Indeck Maine experienced significant periods of little or no operation or revenue generation and were not cumulatively profitable during that period. During the period from 1998 to 2005, the Sellers invested an additional $16.3 million in the form of member loans to provide financial support for operating losses and improvements to the Indeck Maine projects. Indeck Maine became profitable in 2005 and has remained profitable on an annual basis through 2007, but it needs to maintain extensive permanent cash reserves to provide for operations and maintenance contingencies and is subject to price volatility in revenue streams due to fluctuating energy and RPS Attributes prices. This combination of required reserves and exposure to price volatility made it unlikely that Indeck Maine would be able to produce a steady, reliable stream of cash distributions for investors in the Trusts for extended periods.

A sale of all of the Trusts’ Interests in Indeck Maine, if successful, would provide the Trusts with significant cash available for distribution and remove from the Trusts the operating and price risk of owning and operating the Indeck Maine projects. The Managing Shareholder was advised by Indeck Energy that this approach was also favored by Indeck Energy, as its objective for holding its Interests in Indeck Maine has been the receipt of cash payments, and it has been frustrated by the historical inability of Indeck Maine to make cash distributions.

Background of the Transaction

Early in 2007, the Managing Shareholder began to consider the sale of certain assets owned by trusts it manages and engaged Ewing Bemiss & Co., or Ewing Bemiss, an investment banking firm specializing in renewable power asset transactions, as a financial advisor. After evaluating market conditions and the risks and potential benefits of selling assets, the Managing Shareholder decided on a strategy of selling Indeck Maine. Ewing Bemiss and the Managing Shareholder agreed that a broad confidential auction process for the sale of the interests of Indeck Maine was the best strategy to achieve a fair value with acceptable terms for Ridgewood Maine’s shareholders, and Ewing Bemiss agreed to consider providing a fairness opinion in connection with such a transaction.

In February 2008, the Managing Shareholder commenced an auction process to solicit prospective bids for Indeck Maine. The auction process initially yielded a group of fifteen interested purchasers, from which a smaller group of the most attractive bidders was selected to do more extensive due diligence, including facility tours and access to detailed financial and operating information. Ultimately, this auction yielded two final bids, including marked-up purchase and sale agreements, on or about May 20, 2008. In consultation with Ewing Bemiss, the Managing Shareholder deemed Covanta to be the more attractive of the final bidders and entered into an exclusivity agreement with Covanta during which final due diligence could be conducted and a final Purchase and Sale Agreement could be negotiated. From May through mid-August, the Managing Shareholder continued to work with Covanta towards a final transaction agreement and ultimately arrived at a proposed Purchase and Sale Agreement. As negotiated, the proposed Purchase and Sale Agreement included terms that met key objectives of the Managing Shareholder, including: (i) an attractive all cash purchase price, (ii) limited post-closing liabilities of the Sellers, and (iii) no financing contingencies on the part of Covanta. However, as part of the proposed Purchase and Sale Agreement, Covanta insisted on having the right to terminate the Purchase and Sale Agreement, without penalty, if closing did not occur on or before October 31, 2008. The Managing Shareholder believed that a closing by this date was achievable, but recognized that factors outside of its control could prevent this deadline from being met. At several points during the negotiations, the Managing Shareholder attempted to extend this date past October 31, 2008, but Covanta would not agree. On balance, the terms of the Covanta transaction still seemed favorable, particularly in light of an increasingly challenging market environment, and the Managing Shareholder concluded that it was in the best interests of the shareholders of the Trusts to enter into the proposed Purchase and Sale Agreement with Covanta and strive to close the transaction within the time period provided, rather than terminate the negotiation. The transaction documents became effective on August 22, 2008.

On October 2, 2008, the Managing Shareholder determined that it was unlikely to be able to meet the October 31, 2008 target closing date, principally because the process of soliciting the required consents from Trust IV and Trust V shareholders could not be completed in time. On October 6, 2008, the Managing Shareholder requested from Covanta an extension of the termination date. Over the next several weeks, the Managing Shareholder attempted to negotiate this extension with Covanta, which included numerous presentations regarding the factors to be taken into account in determining an appropriate extension period. Despite these efforts, on October 28, 2008, Covanta informed the Managing Shareholder that it was unwilling to extend the termination date on the then existing terms of the Purchase and Sale Agreement, but instead offered to extend the termination date if a variety of changes were made to the Purchase and Sale Agreement, including a change in the terms of the transaction that would reduce the total estimated proceeds of the Sale from approximately $91.4 million to approximately $65.9 million. This proposal was subject to the negotiation of amendments to the existing agreements acceptable to the parties. The Managing Shareholder believes this price reduction reflects, in large part, the dramatic further deterioration in economic and capital market conditions experienced globally between August and November 2008. The Managing Shareholder was thus confronted with the choice of provisionally accepting Covanta’s proposal, including the reduced price, or terminating any negotiation over Covanta’s revised proposal and either re-marketing Indeck Maine or, alternatively, continuing to hold it indefinitely. On November 6, 2008, the Managing Shareholder and its advisors met to evaluate these options. In light of the challenging conditions in the equity and credit markets and the underlying risks of continuing to own and operate Indeck Maine, the Managing Shareholder determined that accepting Covanta’s revised offer remained the best strategy for the shareholders of the Trusts and conditionally accepted it, subject to negotiating final agreements. During this process, the Managing Shareholder was in contact with Indeck Energy, which agreed with the decision to proceed with Covanta’s revised offer.

On November 11 and 12, 2008, the parties to the Purchase and Sale Agreement and related agreements entered into amendments to such agreements which became effective on November 12, 2008. The Purchase and Sale Agreement, as amended, provides for the payment of consideration set forth under the heading “THE TRANSACTION – The Sale; Consideration for the Sale” on page 13 and that either Covanta or the Sellers may terminate the Purchase and Sale Agreement if the closing does not occur on or before January 31, 2009 (unless extended to February 28, 2009 as provided in the Purchase and Sale Agreement), as described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement – Termination” on page 42.

•	Interests of the Managing Shareholder, Executive Officers and Other Parties (page 39)

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendations of the Managing Shareholder for the approval of the Sale, you should be aware that Trust IV and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of Trust V (and its respective shareholders). Also, such interests may be in addition to, or different from, the interests of the Managing Shareholder, its executive officers and executive officers of the Trusts.

Neither the Managing Shareholder nor either of the Trusts have independent directors, and thus determinations regarding the Sale have been made for both Trusts solely by the Managing Shareholder.

The Managing Shareholder is entitled to a share of the net proceeds of the Sale distributed to the shareholders of each of the Trusts by virtue of the Management Share it holds in each of the Trusts. Because “payout” has not occurred, and is not anticipated to occur with respect to the Trusts by the time of, or as a result of, the closing of the Sale, the aggregate net proceeds of the Sale allocable to shareholders of the Trusts, less any funds that are held back will be allocated 99% to the holders of investor shares of beneficial interest of the Trusts and 1% to the Managing Shareholder as holder of the Management Share.

The Managing Shareholder has adopted the Senior Executive Bonus Plan, or the Plan, which provides for incentive payments to the participants in the Plan. Any payments made pursuant to this Plan will be borne entirely by the Managing Shareholder and not by any of the trusts. Pursuant to the Plan:

•	Once the relevant trust reaches payout, three officers of the Managing Shareholder, including Randall D. Holmes, President and Chief Executive Officer of the Trusts and the Managing Shareholder and Douglas R. Wilson, a senior vice president of the Managing Shareholder and former Chief Financial Officer of the Trusts, will receive, in the aggregate, depending on the trust, 25% to 30% of any payments received by the Managing Shareholder from the various trusts it manages resulting from the sale of assets by the trusts (including Trust IV and Trust V).

•	Participants in the Plan will receive bonus payments in the aggregate at the rate of 30% of any payment received by the Managing Shareholder for sales of assets owned by it and not a trust.

•	The Managing Shareholder will generally fund the Plan, as it receives any payments from a trust from the sale of its assets once that trust reaches payout.

The Sale does not, as of the date of this consent statement, generate any such payments to the Managing Shareholder by Trust IV or Trust V, and accordingly, no amounts are expected to be paid to the Plan as a result of the Sale. However, the Sale increases the likelihood that the Managing Shareholder may be required to make incentive payments to the Plan as a result of future sales of assets, if any.

Under the Plan, the three officers have also agreed to be employed by any purchasers of assets from the Trusts as requested by the Managing Shareholder for up to one year. To the extent that the pay any of them receives from any such purchaser is less than the base salary that person currently receives from the Managing Shareholder, the Managing Shareholder has agreed to pay that person 75% of the difference, if any, for one year, even if such officer leaves the employ of the purchaser prior to the end of such one year period, except in the event of death or disability. Covanta is not expected to hire any of these officers.

For further discussion of the Plan, see “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES” on page 39.

The Managing Shareholder and its affiliates share in the distributions of any proceeds of the Sale made to shareholders of each of the Trusts on a pro rata basis to the extent of its, and their, direct and indirect ownership of investor shares of beneficial interest in each of the Trusts.

In August 2008, the Managing Shareholder made a loan to Trust IV in the principal amount of $3,000,000 to fund Trust IV’s required deposit pursuant to an agreement with the power marketer, as security for the performance under such agreement by Indeck Maine, Linwood 0708 LLC (which succeeds to certain obligations of Indeck Maine following the closing of the Sale) and the Ridgewood affiliated entities that own landfill gas generating projects in Rhode Island. The proceeds of the Sale allocated to Trust IV will be reduced by the repayment of the loan, plus estimated interest of $78,750 through January 31, 2009. Upon the closing of the Sale, $1,266,132 of the funds contributed by Trust IV to the Deposit will be returned to Trust IV, in cash, by Indeck Energy and others. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53 for a description of the agreement with the power marketer and an explanation of the Deposit.

The Managing Shareholder is currently paid a management fee for the administration of the Trusts and will continue to receive a fee in connection with its administration of Trust IV following the consummation of the Sale.

Ridgewood Power Management provides managerial and operating services to Indeck Maine and other projects owned by the Trusts. Concurrent with the Sale and as a condition to the execution and delivery of the Purchase and Sale Agreement, approximately 30 days prior to the scheduled date of closing, Covanta is to offer employment to employees of Ridgewood Power

Management working at the sites of the projects owned by Indeck Maine, subject to and in accordance with the terms set forth in an Employee Transfer Agreement, including, without limitation, the payment by Covanta of retention amounts to such employees estimated to total $1,105,118. The participants in the Plan do not receive any benefits under the Employee Transfer Agreement.

•	Fairness of the Transaction; Opinion of Ewing Bemiss & Co. to the Managing Shareholder, Trust IV, Trust V and Indeck Maine (page 27)

In deciding to approve the Sale, the Managing Shareholder, on behalf of each of Trust IV and Trust V, considered the opinion of its financial advisor, Ewing Bemiss, that, as of November 11, 2008, and based on and subject to the matters described therein, the aggregate proceeds from the Sale to be received by the Trusts is fair from a financial point of view. The full text of this opinion is attached as Annex G to this consent statement. We urge shareholders to read the opinion of Ewing Bemiss in its entirety. See “THE TRANSACTION – Fairness of the Transaction” on page 27.

•	The Purchase and Sale Agreement (page 42)

The Purchase and Sale Agreement provides that the Sellers will sell and transfer their Interests in Indeck Maine to Covanta, and Covanta will acquire all of the Sellers’ Interests, for the purchase price, which includes a payment of $52 million plus a Net Working Capital payment, and is reduced by (i) a retention amount, which amount represents an estimate of aggregate payments to be made by Covanta to employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine as retention bonuses and severance payments and (ii) a vacation accrual amount, which amount represents an estimate of vacation payments for employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine that accrued and were unused prior to the closing of the Sale.

In addition, coincident with the closing, Indeck Maine will transfer to the Sellers (i) certain accounts receivable for RPS Attributes sold but not yet paid for, and (ii) produced but unsold RPS Attributes related to electricity produced prior to the closing of the Sale that have not been sold and paid for prior to the closing of the Sale. The Purchase and Sale Agreement provides, among other things, a detailed description of the conditions to the completion of the Sale contemplated by the Purchase and Sale Agreement, termination provisions, representations and warranties made by each of the parties thereto, indemnity provisions relating to the breach of such representations and warranties, and warranties and covenants relating to the conduct of Indeck Maine’s business by the Sellers until the closing of the Sale.

•	Conditions to Closing of the Sale (page 43)

The closing of the Sale is subject to various closing conditions, including the approval of the shareholders of each of Trust IV and Trust V. If these conditions are not met or waived by January 31, 2009 (or February 28, 2009 in certain instances as provided in the Purchase and Sale Agreement) each of the Sellers and Covanta have the right to terminate the Purchase and Sale Agreement.

It is anticipated that the closing of the Sale will take place within five days after the date on which all of the closing conditions to be satisfied prior to closing are either satisfied or waived by the party for whose benefit the particular closing condition exists. The Managing Shareholder currently anticipates that closing will occur in the first quarter of 2009. No assurance can be given that the closing will occur at all, or that if it does occur, that it will occur on or about the date currently anticipated by the Managing Shareholder.

•	Representations and Warranties (page 46)

The Purchase and Sale Agreement includes representations and warranties from each of the Sellers and Covanta as to their respective organization, authority to execute and deliver the Purchase and Sale Agreement and certain related agreements and to perform their respective obligations under the Purchase and Sale Agreement and certain related agreements. Additionally, the Sellers represent and warrant to Covanta regarding the business and assets of Indeck Maine. Except for certain representations and warranties of the Sellers regarding ownership of the Interests and related matters, the representations and warranties terminate at closing, or the earlier termination of the Purchase and Sale Agreement.

•	Casualty and Condemnation Events (page 51)

If following the signing of the Purchase and Sale Agreement and prior to closing of the Sale, one or more casualty or condemnation events at either of Indeck Maine’s projects results in a loss of 20% or less of that project, the Sellers must cause Indeck Maine to restore, repair or replace the assets subject to that event. If one or more casualty or condemnation events at either project results in loss of more than 20% of that project, the Sellers must either cause Indeck Maine to restore, repair or replace the assets subject to that event or request an equitable adjustment to the purchase price (depending upon, among other factors, the extent of the effect of those events on such project(s)). If the Sellers are not able to agree to such an equitable adjustment, Covanta may choose either to proceed with the Sale at the last price offered by the Sellers, or to terminate the Purchase and Sale Agreement, which would result in a termination of the Sale. Any restoration, repair or replacement as a result of a casualty or condemnation event would be undertaken with the Sellers’ funds (as opposed to Indeck Maine’s funds), subject to reimbursement from proceeds recovered from any insurance covering the project impacted. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” beginning on page 42.

•	Termination of the Purchase and Sale Agreement (page 45)

The Sellers and Covanta may terminate the Purchase and Sale Agreement by mutual written consent at any time prior to closing, even if the shareholders of the Trusts have approved the Sale. The Purchase and Sale Agreement may be terminated by the Sellers or Covanta if, among other reasons, (i) the other party has breached any representation, warranty or covenant contained in the Purchase and Sale Agreement in any material respect, so long as the non-breaching party has notified the other party of the breach and the breach has continued without cure for a period of sixty days after the notice of breach or (ii) the closing does not occur by January 31, 2009, unless extended to February 28, 2009 as provided in the Purchase and Sale Agreement.

While the Managing Shareholder believes that closing conditions will be satisfied by the foregoing applicable dates, certain conditions are beyond the control of the Sellers or Covanta and there can be no assurance the conditions to closing will be met on a timely basis.

The Sellers may terminate the Purchase and Sale Agreement if (i) the Sellers are unable to obtain approval of the Sale by shareholders of each of the Trusts or (ii) prior to receipt of approval of the Sale by shareholders of each of the Trusts, Sellers have received a superior proposal for the Interests, subject to the terms and conditions set forth in the Purchase and Sale Agreement, and the Sellers agree to pay to Covanta an amount equal to 5% of the purchase price as a termination fee upon closing of such superior proposal if such closing occurs within one year after termination.

•	Failure to Approve or Close the Sale (page 34)

If the shareholders of the Trusts do not approve the Sale, the Sale will not close and the Purchase and Sale Agreement will terminate. Certain conditions to the closing of the Sale are discussed under “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS” beginning on page 42. If holders of a majority of the shares of each Trust do not timely consent, the Sale will not close.

•	The Additional Agreements (page 37)

If the shareholders of the Trusts approve the Sale, certain transactions pursuant to additional agreements among some or all of the Sellers and others will be effected in connection with the Sale. These additional agreements are discussed under “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS” beginning on page 42.

•	Regulatory Matters (page 55)

The Purchase and Sale Agreement provides that the closing of the Sale is subject to, among other things, the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of the Federal Energy Regulatory Commission or FERC.

Covanta filed its notification report pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on September 8, 2008 and Trust V and Trust IV filed their notifications on September 9, 2008. Each of Trust IV, Trust V and Covanta requested early termination of the statutory 30 day waiting period which ended on October 9, 2008. Effective on September 16, 2008, Covanta and Trust IV, and effective on September 19, 2008, Trust V, received approval from the Federal Trade Commission of the early termination of the statutory 30 day waiting period which otherwise would have ended on October 9, 2008.

On September 4, 2008, Covanta, Indeck Maine, Indeck Energy and Ridgewood Maine submitted to FERC, a joint application under Section 203(a) of the Federal Power Act, requesting approval to transfer ownership of Indeck Maine and requesting expedited consideration of the matter, and such approval was granted on October 20, 2008. As a result of the First Amendment to the Purchase and Sale Agreement, if necessary, in consultation with FERC staff, the parties to the joint application under Section 203(a) of the Federal Power Act may file an amended application with FERC, which, if filed, would be subject to the approval of FERC.

•	Appraisal Rights (page 62)

Neither Delaware law nor the Amended and Restated Declaration of Trust for Trust IV, dated as of August 31, 1995, as amended, or the Trust IV Declaration of Trust, entitles shareholders to seek appraisal of the fair value of their shares in connection with the Sale.

•	Nature of Our Business After the Sale (page 6)

Following the closing of the Sale, the Managing Shareholder intends to continue to operate the remaining businesses of Trust IV in the ordinary course. In addition to its investment in Indeck Maine, Trust IV also has investments in Ridgewood Providence Power Partners, L.P. and Ridgewood Maine Hydro Partners, L.P., or Maine Hydro. The Managing Shareholder is currently marketing Maine Hydro for sale. In the event that a sale and purchase agreement is entered into with respect to Maine Hydro, it is currently anticipated that the approval of the shareholders of Trust IV would not be required. However, in the event that it is ultimately determined that obtaining shareholder approval for such sale is necessary or appropriate, any consent solicitation seeking such approval would be separate from this consent solicitation.

•	Federal Income Tax Consequences (page 56)

Ridgewood Maine intends to report the assignment by Indeck Maine to Ridgewood Maine of the accounts receivable attributable to the sale of the RPS Attributes and the assignment of the produced but unsold RPS Attributes as a current distribution of non-cash property from a partnership to a partner. As such, Ridgewood Maine will not incur any tax liability in connection with the distributions. Rather, Ridgewood Maine will inherit a tax basis in the accounts receivable equal to their face value and Ridgewood Maine will inherit a zero tax basis in the produced but unsold RPS Attributes. Upon the collection by Ridgewood Maine of the cash attributable to these assets, Ridgewood Maine will recognize income or expense to the extent that amounts collected differ from their recorded basis. Further, these distributions will cause Ridgewood Maine to reduce its adjusted tax basis in its membership interests in Indeck Maine by an amount equal to the Indeck Maine’s adjusted tax basis in the accounts receivable.

Upon the Sale of its Interests in Indeck Maine, Ridgewood Maine anticipates incurring gains equal to the difference between its allocable share of the purchase price and its tax basis in the Interests (as adjusted for the distributions discussed above). As part of the Sale, Ridgewood Maine and/or the Trusts will be required to hold back certain amounts of the purchase price to secure obligations under the Purchase and Sale Agreement or other agreements to which they are a party. For income tax purposes, however, such amounts will be treated as having been paid to Ridgewood Maine and, therefore, increase Ridgewood Maine’s taxable gains on the Sale of the Interests. It is anticipated that the exchange of the Indeck Maine Notes into Senior Preferred Membership Interests will not generate any taxable income to the Trusts or their shareholders.

Since Ridgewood Maine and the Trusts are treated for income tax purposes as partnerships, neither Ridgewood Maine nor the Trusts will incur any income tax liability in connection with the Sale of the membership interests. Rather, all of the gains will be allocated to the shareholders of the Trusts who will be required to pay tax on their respective allocable share of the gains. It is anticipated that such gains will be taxed as capital gains at long term capital gains rates; however, a portion of the gains will be taxed at ordinary income tax rates to the extent that the gains are attributable to depreciation recapture of property held by Indeck Maine.

A portion of the distributions to shareholders will be remitted to the State of Maine to satisfy the requirements of Maine’s 8.5% withholding on gains attributable to a sale of partnership interests, to the extent applicable.

Following the Sale, Ridgewood Maine intends on liquidating. Generally, distributions made upon the liquidation of Ridgewood Maine will not cause Trust IV or its shareholders to recognize taxable gain for U.S. income tax purposes unless, and to the extent that, the amount distributed to Trust IV exceeds Trusts IV’s tax basis in its Ridgewood Maine membership interests (as adjusted for all taxable income or loss allocated to Trust IV including its allocable share of the income or losses attributable to the Sale).

For a more detailed explanation of the U.S. federal income tax consequences to the Sale and the subsequent transfers relating to Ridgewood Maine and the Trusts, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 56.

Tax matters are complex, and the tax consequences of the Sale and their effect on you will depend on the facts of your particular situation. You are urged to consult with your own tax advisor with respect to your own individual tax consequences.

•	Information Regarding Legal Proceedings of the Trusts (page 7)

Information regarding the legal proceedings of the Trusts is discussed under “PARTIES INVOLVED IN THE TRANSACTION – The Trusts – Legal Proceedings” on page 7.

QUESTIONS AND ANSWERS ABOUT THE SOLICITATION

Q:	Who is soliciting my consent?

A: The consent being sought by this consent statement is being solicited on behalf of Trust IV by Ridgewood Renewable Power, as the Managing Shareholder of Trust IV.

Q:	What am I being asked to approve?

A: The Trusts request that their respective shareholders approve the Sale. Approval of the Sale will constitute approval of the sale to Covanta of all of Ridgewood Maine’s Interests in Indeck Maine and the allocation of the proceeds of the Sale between the Sellers.

Q:	Will a meeting be held to vote on the Sale?

A: No. This consent statement and the accompanying consent card are furnished so that the shareholders of Trust IV may take action by shareholder consent as specified herein (and in accordance with the Trust IV Declaration of Trust) without the necessity of holding a special meeting of shareholders.

Q:	Who is entitled to consent to approve the Sale?

A: Only shareholders of record as of the record date will be entitled to notice of, and to consent to approve, the Sale.

Q:	When is the record date?

A: The record date for determining shareholders entitled to notice of, and consent to, the request for approval of the Sale is [          ] [  ], 2008, the date on which we transmit to shareholders this consent statement and the accompanying notice of consent.

Q:	What number of consents is required to approve the Sale?

A: The written unrevoked consent of the holders of a majority of the shares of each of the Trusts, in each case excluding the Management Share held by the Managing Shareholder, outstanding as of the record date is required to approve the Sale.

Q:	How many consents do I have?

A: If you consent, your consent will apply to each Trust IV share you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

If you are also a shareholder of Trust V, you will receive a separate consent statement and consent card with respect to your interests in Trust V and will need to separately complete and timely submit those consents.

Q:	How long is the solicitation period?

A: The period during which consents will be solicited pursuant to this consent statement will begin on the date hereof and will continue until [          ] [  ], 2008, unless extended by the Managing Shareholder, in its sole discretion, to a later date, which date will not be later than [          ],

[          ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

Shareholders are asked to give their written consent to the proposal to approve the Sale no later than [          ], 2008 unless extended by the Managing Shareholder, by returning the enclosed consent card by faxing it to (201) 447-0474 or by mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

Q:	What should I do now?

A: After carefully reading and considering the information contained in this consent statement, please give your consent by signing, dating and returning the enclosed consent card by mail or by faxing it to (201) 447-0474.

Q:	May I change my consent after I have mailed or faxed my signed consent card?

A: If you submit a consent card checking the box on the card indicating that you wish to approve, not approve or abstain with respect to your shares, and then you wish to revoke or change your consent, you will need to fax or mail your written revocation or new consent so that it is received by the Managing Shareholder, at (201) 447-0474 or at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, respectively, prior to the expiration of the solicitation period.

Q:	How are consents counted?

A: If you properly sign the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented thereby will be counted as consenting to the approval of the Sale. If you properly sign the enclosed consent card but do not indicate how you would like to exercise your consent by so indicating on the card, the shares represented thereby will be counted as consenting to the approval of the Sale. If you properly sign the enclosed consent card and affirmatively elect to abstain from consenting, it will have the same effect as not consenting to the Sale. If you do not timely return your consent card, it will have the same effect as not consenting to the approval of the Sale.

Q:	What if I do not consent to approve the Sale?

A: If holders of a majority of the shares do not timely consent, the Sale will not close.

Q:	How does the Managing Shareholder recommend that I exercise my consent?

A: The Managing Shareholder has approved the Sale. After evaluating the factors discussed below in “THE TRANSACTION – Recommendation of the Managing Shareholder” on page 34 and consulting with its advisors, the Managing Shareholder determined that the Sale is advisable and in the best interests of the shareholders of the Trusts. Accordingly, the Managing Shareholder has approved the Sale and recommends that the shareholders of the Trusts approve the Sale.

Q:	Where and when will the consents be tabulated?

A: The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the close of the solicitation period.

Q:	Besides approval by the shareholders of each of Trust IV and Trust V, what other conditions are there to the close of the Sale?

A: Besides the approval by the shareholders of each of the Trusts, the closing of Sale is subject to, among other things, the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Approval, and the approval of the Federal Energy Regulatory Commission. With respect to HSR Approval, effective on September 16, 2008, Covanta and Trust IV, and effective on September 19, 2008, Trust V, received approval from the Federal Trade Commission of the early termination of the statutory 30 day waiting period which otherwise would have ended on October 9, 2008. The approval of the Federal Energy Regulatory Commission, or FERC, was obtained on October 20, 2008. As a result of the First Amendment to the Purchase and Sale Agreement, if necessary, in consultation with FERC staff, the parties to the joint application under Section 203(a) of the Federal Power Act may file an amended application with FERC, which, if filed, would be subject to the approval of FERC.

Q:	How can I find out the result of the consent solicitation?

A: The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Q:	What will I receive if the Sale is approved and consummated?

A: As soon as practicable following the consummation of the Sale, you will receive a portion of any net proceeds of the Sale allocated to Trust IV that is proportionate to your ownership of Trust IV, less amounts described in the first paragraph set forth under “THE TRANSACTION – Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy” on page 35.

Q:	Who bears the cost of the consent solicitation?

A: The Trusts are paying for the distribution and solicitation of the consents. As a part of this process, the Trusts will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares. See “THE TRANSACTION – Fees and Expenses of the Sale” on page 38. The Managing Shareholder, on behalf of the Trusts, may solicit consents through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, although the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Trusts currently do not expect to use an outside solicitation firm.

Q:	Who can help answer my other questions?

A: Shareholders who wish further information may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

FORWARD-LOOKING STATEMENTS

This consent statement, and many of the documents to which we refer you in this consent statement, including documents incorporated by reference, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Sellers, the expected completion and timing of the Sale and other information relating to the Sale. There are forward-looking statements throughout this consent statement, including, among others, under the headings “SUMMARY TERM SHEET” and “THE TRANSACTION” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this consent statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the requirements that the shareholders approve the Sale;

•	the occurrence of events, changes or other circumstances that could give rise to the termination of the Purchase and Sale Agreement;

•	the satisfaction of the conditions to consummate the Sale, including the receipt of the required shareholder approval and regulatory approvals;

•	the failure to satisfy other conditions to the Sale;

•	the inability to collect distributed accounts receivable or sell distributed RPS Attributes;

•	the outcome of any legal proceedings against us and others that have been or may be instituted following announcement of the Purchase and Sale Agreement; and

•	the tax consequences of the Sale.

Shareholders and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements. You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

PARTIES INVOLVED IN THE TRANSACTION

The parties to the Purchase and Sale Agreement are:

•	Ridgewood Maine, L.L.C., or Ridgewood Maine, a Delaware limited liability company and Indeck Energy Services, Inc., or Indeck Energy, an Illinois corporation, as Sellers,

•	Covanta Energy Corporation, or Covanta, a Delaware corporation, as Purchaser, and

•	for limited purposes, Indeck Maine Energy, LLC, or Indeck Maine, as the company to be sold by the Sellers to Covanta pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement.

The Sellers

Ridgewood Maine, L.L.C.

Ridgewood Maine is owned 50% by Trust V and 50% by Trust IV. Ridgewood Renewable Power LLC serves as the Managing Shareholder for each of the Trusts. Ridgewood Maine was formed to purchase, on behalf of the Trusts, the membership interests of Indeck Maine, to participate in the management of Indeck Maine, and to perform any business related thereto. As of the date hereof, the activities of Ridgewood Maine are limited to its ownership interest in, and the business conducted through, Indeck Maine. Ridgewood Maine is managed by Ridgewood Penobscot Management Corporation, an affiliate of the Managing Shareholder of the Trusts. The principal office address of Ridgewood Maine is 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939. The telephone number at the principal office is (201) 447-9000.

Indeck Energy Services, Inc.

Indeck Energy, an Illinois limited liability company unaffiliated with the Trusts, is a privately held developer, owner and operator of renewable and conventional energy projects. The company is headquartered in Buffalo Grove, IL. The principal office address of Indeck Energy is 600 North Buffalo Grove Road, Suite 300, Buffalo Grove, Illinois 60089. The telephone number at the principal office is (847) 520-3212.

The Purchaser

Covanta Energy Corporation

Covanta is an owner and operator of waste to energy and power generation projects, which are located predominantly in the United States. Covanta is a wholly-owned subsidiary of Covanta Holding Corporation, a New York Stock Exchange listed developer, owner and operator of infrastructure for the production of energy from waste, as well as other waste disposal and renewable energy production businesses in the United States, Europe and Asia. The principal office address of Covanta is 40 Lane Road, Fairfield, New Jersey 07004. The telephone number at the principal office is (973) 882-9000.

The Assets

The assets being purchased under the Purchase and Sale Agreement are 100% of the limited liability company membership interests in Indeck Maine, as well as the Senior Preferred Membership Interests that will be owned by the Sellers as of the closing date, which are described under the heading “THE TRANSACTION – The Interests” on page 14. In addition, coincident with the closing, Indeck Maine will transfer to the Sellers (i) certain accounts receivable for RPS Attributes sold but not yet paid for, and (ii) produced but unsold RPS Attributes related to electricity produced prior to the closing of the Sale that have not been sold and paid for prior to the closing of the Sale.

The Business

Indeck Maine, an Illinois limited liability company, owns and operates two biomass electric generating projects located in Jonesboro, Maine and West Enfield, Maine. The two plants of Indeck Maine use wood chips, bark, tree limbs and tops, saw mill and other wood products and forest-related biomass as fuel, which is burned in circulating fluidized bed boilers to make steam which drives turbine generators. This fuel supply is obtained using a systematic procurement effort from a number of local suppliers. These suppliers are active participants in the Maine regional wood products industry. Indeck Maine does not have any employees, as Ridgewood Power Management, LLC, an affiliate of the Managing Shareholder, provides managerial and operating services to Indeck Maine.

The Trusts

Ridgewood Electric Power Trust IV

Trust IV is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors. The Managing Shareholder has direct and exclusive control over the management and operations of Trust IV.

Trust IV sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which terminated in September 1996. After payment of offering fees, commissions and expenses, the offering provided approximately $39.5 million for investments and operating expenses.

Trust IV has focused primarily on small-scale electricity generation projects using renewable sources of fuel. These projects allow Trust IV to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. The projects in which Trust IV has investments are located in the United States. Besides its investment in Indeck Maine, at October 31, 2008, Trust IV also has investments in the following entities:

•	Ridgewood Providence Power Partners, L.P., or Ridgewood Providence, which owns and operates nine landfill-gas-fired reciprocating engine/generator sets located in the State of Rhode Island with a total capacity of 13.8 megawatts, or MW; and

•	Ridgewood Maine Hydro Partners, L.P., or Maine Hydro, which owns and operates hydroelectric projects located in Maine with an aggregate rated capacity of approximately 11.3 MW and sells electricity primarily to either Central Maine Power Company or Bangor Hydro-Electric Company under long-term power contracts.

The Managing Shareholder is currently marketing Maine Hydro for sale. In the event that a sale and purchase agreement is entered into with respect to Maine Hydro, it is currently anticipated that the approval of the shareholders of Trust IV would not be required. However, in the event that it is ultimately determined that obtaining shareholder approval for such sale is necessary or appropriate, any consent solicitation seeking such approval would be separate from this consent solicitation.

Ridgewood Electric Power Trust V

Trust V is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the United States and abroad. The Managing Shareholder has direct and exclusive control over the management and operations of Trust V.

Trust V sold whole and fractional shares of beneficial interests pursuant to a private placement offering, which terminated in April 1998. After payment of offering fees, commissions and expenses, the offering provided approximately $76 million for investments and operating expenses.

Trust V has focused primarily on small-scale electricity generation projects using renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allow Trust V to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. The projects in which Trust V has investments are located in the United States and in Egypt. Besides its investment in Indeck Maine, as of October 31, 2008, Trust V also has investments in the following entities:

•	Ridgewood US Hydro Corporation, or US Hydro, which owns and operates seven hydroelectric generating projects located in Virginia, New York, California and Rhode Island with total capacity of 15 MW and sells electric output either to local utilities pursuant to power contracts or at open market prices.

•	Maine Hydro, which the Managing Shareholder is currently marketing for sale.

•	Ridgewood Near East Holdings, LLC, or Ridgewood Near East, which develops and operates electric power and water purification plants for resort hotels along the Red Sea in Egypt. The Managing Shareholder has obtained the consent of the Trust V shareholders to sell the operating assets of Ridgewood Near East. If the sale of Ridgewood Near East’s holdings is not completed by November 15, 2008, the purchase price, currently in escrow, will be returned to the buyers and the buyers may terminate the sale and purchase agreement without penalty. On November 13, 2008 the buyers indicated that it was likely they would terminate the sale and purchase agreement, but also indicated a willingness to negotiate the terms of a new transaction at a lower price.

Legal Proceedings

On August 16, 2006, the Trusts and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trusts and several affiliated entities, Perelson Weiner LLP, in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trusts and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trusts and other plaintiffs alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200,000. Discovery is ongoing and no trial date has been set. The costs and expenses of this litigation, including adverse judgments, if any, are being paid for by the Managing Shareholder and affiliated management companies and not the underlying investment funds, including the Trusts.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, or Ridgewood Renewable Power, is a New Jersey limited liability company that is controlled by Robert E. Swanson, who is the manager, chairman and, together with his family trusts, owner of all of its membership interests. Information about the management of Ridgewood Power Management is set forth at “MANAGEMENT OF THE TRUSTS – The Managing Shareholder – Ridgewood Renewable Power LLC” on page 62.

The Managing Shareholder serves as the managing shareholder of the following Delaware trusts:

•	Ridgewood Electric Power Trust I, or Trust I;

•	Ridgewood Electric Power Trust II;

•	Ridgewood Electric Power Trust III, or Trust III;

•	Trust IV;

•	Trust V;

•	The Ridgewood Power Growth Fund, or Growth Fund;

•	Ridgewood/Egypt Fund; and

•	Ridgewood Power B Fund/Providence Expansion, or B Fund.

The Managing Shareholder has approved the actions to which you are being asked to consent. Closing of the Sale is contingent upon the approval of the Sale by the shareholders of each of the Trusts and the satisfaction or waiver of the conditions required to be satisfied prior to the closing of the Sale contained in the Purchase and Sale Agreement.

SOLICITATION OF CONSENTS OF SHAREHOLDERS

The Proposal; Purpose of the Solicitation

The consent being sought by this consent statement is being solicited by the Managing Shareholder, on behalf of Trust IV. The Managing Shareholder, on behalf of Trust IV, requests that the shareholders of Trust IV approve the sale of 100% of the limited liability company membership interests of Indeck Maine owned by the Sellers and of the Senior Preferred Membership Interests to be issued to the Sellers prior to closing, as described under the heading “THE TRANSACTION – The Interests” on page 14, pursuant to the Purchase and Sale Agreement and the Sellers Omnibus Agreement, in accordance with which the proceeds thereof will be distributed to Ridgewood Maine and Indeck Energy as set forth under the heading “THE TRANSACTION – The Sale; Consideration for the Sale” on page 13. See “THE TRANSACTION – The Interests” on page 14 for a description of the Interests. These transactions are referred to as the Sale.

If you are also a shareholder of Trust V, you will receive a separate consent statement and consent card with respect to your shares of Trust V and will need to separately complete and timely submit such consent.

Legal Authority

The business and operations of Trust IV are governed by the Delaware Statutory Trust Act. The Delaware Statutory Trust Act broadly permits the governing instrument of a Delaware trust to regulate the trust’s activities. Section 3806(b)(3) of the Delaware Statutory Trust Act permits a Delaware trust’s governing instrument to “contain any provision relating to the management of the business and affairs of the statutory trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of” the Delaware Statutory Trust Act, including “the sale, lease, exchange, transfer, pledge or other disposition of all or any part of the assets of the statutory trust or the assets of any series, or the dissolution of the statutory trust.” The Delaware Statutory Trust Act also permits the governing instrument of a Delaware trust to include provisions regarding record dates and shareholder meetings. Pursuant to Section 3806(b)(5) of the Delaware Statutory Trust Act, the governing instrument may “set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote.” The governing instrument of Trust IV contains such provisions governing the sale of trust assets and action by consent without a meeting. The Managing Shareholder, on behalf of Trust IV, is seeking shareholder approval of the Sale by written consent instead of by a vote taken at a meeting of shareholders.

Consents Required

The Managing Shareholder, on behalf of Trust IV, is seeking shareholder approval of the Sale because the approval of the shareholders of Trust IV and Trust V is required under the Purchase and Sale Agreement.

The written unrevoked consents from the holders of a majority of the shares of Trust IV outstanding as of the record date, but excluding the Management Share held by the Managing Shareholder, must be timely delivered to the Managing Shareholder to effect the Sale. You have one consent for each Trust IV share you own as of the record date. If you consent, your consent will apply to each Trust IV share you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

The solicitation period will begin on the date hereof and will continue until [          ], [  ], 2008, unless extended by the Managing Shareholder, in its sole discretion, to a later date, which date will not be later than [          ], [  ], 2008. The deadline for the delivery to the Managing Shareholder of written consents is 5:00 p.m. Eastern Time on the last day of the solicitation period, as may be extended by the Managing Shareholder. Shareholders are asked to give their written consent to the proposal to approve the Sale no later than [          ], 2008, unless extended by the Managing Shareholder, by returning the enclosed consent card by faxing it to (201) 447-0474 or mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

If you are also a shareholder of Trust V, you will receive a separate consent statement and consent card with respect to your interests in Trust V and will need to separately complete and timely submit that consent.

Record Date

The record date for determining shareholders entitled to notice of, and consent to, the Sale is the date on which Trust IV transmits to shareholders this consent statement and the accompanying notice of consent. Only shareholders of record as of that date will be entitled to notice of, and to consent to, the proposal. On the record date, 476.8875 shares, held by approximately [     ] shareholders, of Trust IV were outstanding and eligible to consent to the Sale. Trust IV has no other class of securities outstanding entitled to consent to the approval of the Sale.

Date, Time and Place of Tabulation of Consents

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the expiration of the solicitation period. The solicitation period is currently scheduled to expire at 5:00 p.m. Eastern time on [          ], [  ], 2008, but the Managing Shareholder may extend the solicitation period to a later date (but not later than [          ], [  ], 2008) if the Managing Shareholder does not receive approval for the proposal on or prior to the expiration of the original solicitation period.

All properly executed or submitted consents received in time for the tabulation of consents will be counted as consents by the holder. If you sign and timely return a consent card, unless you properly revoke or change your consent, your shares represented by the consent card will be counted as consents to the approval of the Sale.

Tabulation inspectors appointed for the tabulation of consents to the proposal will tabulate the written consents. Failure to execute and timely deliver a consent card will constitute a rejection of the Sale. The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Shareholders who have questions or requests for assistance in completing and submitting consent cards should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

Revocability of Consents

You can revoke or change your consent card at any time before the expiration of the solicitation period, if you:

•	send a written, dated notice to the Managing Shareholder, at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, stating that you would like to revoke your consent; and

•	date, sign and submit a new consent card that is received by the Managing Shareholder no later than [ ], 2008, the expiration of the solicitation period (unless the Managing Shareholder extends the solicitation period in which case the deadline for such submission would be extended until immediately prior to the expiration of such extended solicitation period).

The delivery of a subsequently dated consent card which is properly marked, dated, signed and delivered to the Managing Shareholder will constitute a revocation of any earlier consent. If you have instructed a custodian, trustee or other person to consent to approve the Sale, not to approve the Sale or to abstain with respect to the Sale, with respect to your shares, you must follow the directions provided by such person to change those instructions.

Effectiveness of Consents

The actions proposed in this consent statement will be adopted when properly completed, unrevoked consents are signed by the holders of a majority of the shares of Trust IV outstanding as of the record date (other than the Management Share held by the Managing Shareholder), and such consents are submitted to, and tabulated by, the Managing Shareholder. The failure to execute a consent has the same effect as not consenting to the approval of the Sale.

Abstentions

Abstentions will have the same effect as not consenting to the approval of the Sale.

Cost of Solicitation of Consents

The Trusts are paying for distributing and soliciting the consents. As a part of this process, they will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares, and such expenses will be allocated among the parties. See “THE TRANSACTION – Fees and Expenses of the Sale” on page 38. The Managing Shareholder may solicit consents, on behalf of the Trusts, through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, but the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Trusts currently do not expect to use an outside consent solicitation firm.

Shareholder Proposals

Neither the Delaware Statutory Trust Act nor the Trust IV Declaration of Trust require Trust IV to hold annual meetings as Trust IV does not have a board of directors or similar body and the Managing Shareholder serves in that role for the life of Trust IV, except in certain circumstances. Trust IV has not held annual meetings.

Under the Trust IV Declaration of Trust, however, the Managing Shareholder may call meetings of the shareholders on matters pertaining to the Trust’s business and activities. Shareholders holding 10% or more of the outstanding shares entitled to vote on the matter may also call meetings by giving notice to the Trust demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request meeting the requirements of the preceding sentence, the Trust will mail to all shareholders entitled to vote on the matter written notice of the place and purposes of the meeting and the meeting will be held on a date not less than 15 days nor more than 45 days after the Trust mails the notice of meeting to the shareholders.

The Managing Shareholder may also solicit consents or shareholders holding 10% or more of the outstanding shares entitled to vote on the matter may demand a solicitation of consents by giving notice to the Trust stating the purpose of the consent and including a form of consent. The Trust will effect a solicitation of consents by giving those shareholders who may vote a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which will be not less than 15 days nor more than 45 days after the Trust transmits the notice of solicitation for consents. If shareholders holding 10% or more of the outstanding shares entitled to vote on the matter demand a solicitation, the Trust will transmit the notice of solicitation not later than 20 days after receipt of the demand.

Recommendation of the Managing Shareholder

The Managing Shareholder has approved the Sale and recommends that the shareholders of each of the Trusts approve the Sale.

THE TRANSACTION

The Sale; Consideration for the Sale

Pursuant to the Sale, the Sellers will sell to Covanta all of the limited liability company membership interests of Indeck Maine and all of the Senior Preferred Membership Interests to be issued to the Sellers prior to closing upon conversion of the notes described above, and Indeck Maine will distribute to the Sellers certain of its assets. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Sellers as a result of the Sale is approximately $65,943,009, calculated as follows:

•	an Initial Amount equal to $52,000,000 in cash from Covanta, plus

•	a payment from Covanta estimated to be approximately $6,533,000 for Net Working Capital, as provided for in the Purchase and Sale Agreement and described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42, plus

•	the assignment by Indeck Maine to the Sellers certain of its accounts receivable, estimated to be approximately $8,472,000, resulting from the sale of certain Renewable Portfolio Standard Attributes, or RPS Attributes (assuming full collection), plus

•	the assignment of any produced but unsold RPS Attributes, estimated to be worth approximately $100,000 (assuming full realization), minus

•	a retention amount equal to $1,105,118, which amount represents an estimate of aggregate payments to be made by Covanta to all employees of Ridgewood Power Management LLC (a Delaware limited liability company that is an affiliate of the Managing Shareholder and which provides staff to the projects owned by trusts managed by the Managing Shareholder) working at the sites of the projects owned by Indeck Maine, as retention bonuses and severance payments, minus

•	a vacation accrual amount equal to $56,873, which amount represents an estimate of vacation payments for employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine that are accrued and unused prior to the closing of the Sale.

At closing, Covanta will make the Net Working Capital payment based on an estimate provided by the Sellers. The Purchase and Sale Agreement provides for a true-up payment of the difference between the estimated Net Working Capital paid at closing and the actual Net Working Capital at closing, as agreed with Covanta. That payment will be made generally within 90 days after closing.

The Managing Shareholder’s calculation of proceeds contains estimates and assumptions, including an assumed closing date of January 31, 2009. Actual amounts to be received by the Sellers may vary, and such variance may be material. Factors affecting the estimates and assumptions include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel.

Pursuant to the Seller’s Omnibus Agreement, as amended, between Ridgewood Maine and Indeck Energy and, for certain limited purposes, the Managing Shareholder, or the Sellers Omnibus

Agreement, in the event the Sale closes or alternatively, in the event of the closing of a superior proposal to the Sale, the proceeds of the Sale or the superior proposal, will be allocated between the Sellers as follows:

•	first, to the payment of transaction costs attributable to the Sale, generally allocated 55% from the proceeds otherwise to be received by Ridgewood Maine and 45% from the proceeds otherwise to be received by Indeck Energy;

•	second, to Ridgewood Maine and Indeck Energy according to their pro rata ownership of the Senior Preferred Membership Interests to be issued to the Sellers prior to the closing date in the estimated amount of $22,803,275; and

•	third, all remaining proceeds of the Sale will be paid 55% to Ridgewood Maine and 45% to Indeck Energy, except that a total of $2,500,000 of the Sellers’ proceeds will be held in escrow by Ridgewood Maine, at closing, to reserve for any amounts that may be due back to Covanta resulting from the Net Working Capital true-up and will be distributed in accordance with the Sellers Omnibus Agreement, to the Sellers, as well as any payments received from Covanta as a result of the true-up. Any amounts due from Covanta as a result of the true-up of Net Working Capital will be remitted into the account and then distributed to the Sellers when made by Covanta.

The Interests

Ridgewood Maine previously loaned funds to Indeck Maine in an aggregate principal amount of $8,150,500, plus interest thereon, pursuant to a series of promissory notes issued from time to time by Indeck Maine and currently held by Ridgewood Maine. Indeck Energy and its predecessors also have loaned funds to Indeck Maine in the aggregate principal amount of $8,150,500, plus interest thereon, pursuant to a series of promissory notes issued from time to time by Indeck Maine and currently held by Indeck Energy. We refer to these notes as the Indeck Maine Notes. Effective as of the date that is three days prior to the scheduled closing date of the Sale, Ridgewood Maine and Indeck Energy will each contribute all of the Indeck Maine Notes held by them to Indeck Maine in exchange for the issuance to each Seller of 500 units of a new class of membership interests in Indeck Maine, or Senior Preferred Membership Interests. Such Senior Preferred Membership Interests will have an aggregate fair market value equal to the aggregate amount of principal and accrued interest under the contributed Indeck Maine Notes as of the date of contribution.

Ridgewood Maine and Indeck Energy together own all of the limited liability company membership interests in Indeck Maine and as of the date of closing of the Sale, will also own all of the Senior Preferred Membership Interests in Indeck Maine. The limited liability company membership interests in Indeck Maine and the Senior Preferred Membership Interests in Indeck Maine are collectively referred to as the Interests.

Background of and Reasons for the Transaction

Reasons for the Transaction

As part of its role as Managing Shareholder, with assistance from advisors and consultants, the Managing Shareholder evaluates the operating assets it manages, from both a short-term and long-term perspective. Based on evaluations conducted in the summer of 2007, in August 2007, after receiving advice from Ewing Bemiss & Co., or Ewing Bemiss, as described below, the Managing Shareholder began a review of whether it should market certain of these assets for sale or whether it was necessary at such time to consider alternatives to finance the operations of such assets. This analysis included an evaluation of the history of the Trusts’ involvement in Indeck Maine and the implications for future ability of Indeck Maine to make cash distributions to its members.

The Trusts made their original investment in Indeck Maine in 1997 and since that time until 2005 the projects of Indeck Maine have experienced significant periods of little or no operation or revenue generation and were not cumulatively profitable during that period. Low electricity prices resulting from low fossil fuel prices contributed to the Indeck Maine projects’ inability to operate profitably. Extended stretches of inactivity during this period, as well as the passage of time, also brought about the need to make substantial investments in maintenance notwithstanding the lack of meaningful revenue. Additional investment was advisable to improve the reliability of the Indeck Maine projects so that they could operate continuously as designed.

Under the Massachusetts Electric Restructuring Act of 1997, or the Act, all retail electricity suppliers in Massachusetts are required to purchase a minimum percentage of their electricity supplies from qualified new renewable generation units or make a cash payment to Massachusetts in lieu of compliance with the requirement. In July 2002, Indeck Maine received a “Statement of Qualification” from the Massachusetts Division of Energy Resources, or Massachusetts DOER, pursuant to these renewable portfolio standards, or RPS. Because the projects owned by Indeck Maine were qualified as new renewable generation units, Indeck Maine can provide electricity supplies that allow retail electricity suppliers to reduce or avoid the cash payment to Massachusetts in lieu of compliance with the requirements of the Act. As evidence of Indeck Maine’s supplying this qualifying electricity to the electricity grid, Indeck Maine receives certificates representing RPS Attributes that can be sold separately from electricity it generates. The sale of these RPS Attributes generates RPS Attribute revenue which became an additional revenue stream when the RPS program in Massachusetts was implemented in 2003. Since RPS Attribute revenue is tied to the output of electricity by the Indeck Maine projects, greater output leads to greater RPS Attribute revenue.

Operations were reinitiated in 2002 and both Indeck Maine projects were in routine operation beginning in 2005. As a result of improved operations, higher electricity prices and RPS Attribute revenue, Indeck Maine became profitable in 2005 and has remained profitable through 2007.

While Indeck Maine, since 2005, generated sufficient revenue to be profitable, the business of Indeck Maine must incur substantial costs in its operations. For the year ended December 31, 2007, total revenues were approximately $35.8 million and operating costs were approximately $32 million. A significant portion of these operating costs are fixed in nature meaning that such costs are incurred at the same level without regard to the operating level or profitability of the Indeck Maine projects. Indeck Maine sells its electricity on the open market at prices available from time-to-time and has no long-term or fixed price arrangements for the sale of its electricity output. The Managing Shareholder can provide no assurance that future electricity prices will be at a level that permits profitable operation of the Indeck Maine projects. During periods of the Trusts’ ownership of their interest in Indeck Maine, electricity prices have been at levels that did not permit profitable operation. Historically, electricity prices available to Indeck Maine have been heavily influenced by the price of natural gas and have historically been subject to volatility similar to that of natural gas. Indeck Maine’s electricity revenues for the year ended December 31, 2007 were approximately $21.4 million or about 60% of total revenue of these projects, with the balance of the revenue being generated by the sale of RPS Attributes. In addition, the equipment used in the Indeck Maine plants must be extensively maintained. The current practice of Indeck Maine is to cease operating its projects for two to three weeks twice each year for maintenance.

Changes in revenue, expenses or maintenance requirements could cause Indeck Maine to become unprofitable and to require additional capital in order to continue to operate. If such circumstances were to occur, and Indeck Maine was unable to secure additional capital, it might have to cease operations even though the need for additional capital might be modest and/or temporary. During the period from 1998 to 2005, the Sellers invested an additional $16.3 million in the form of member loans to provide financial support for operating losses and for the improvements to the Indeck Maine projects. The Trusts are closed to new investment, do not have ready access to additional sources of capital and there can be no assurance that Indeck Energy will be willing to advance additional capital to Indeck Maine. In these circumstances, and given the history of capital requirements of Indeck Maine, Indeck Maine should maintain substantial and permanent reserves of sufficient size to provide for a range of these possibilities. While the appropriate size of these reserves is difficult to estimate and would change over time to reflect changing circumstances, the Managing Shareholder believes that reserves of between $8 million and $10 million would be appropriate. No such reserves were available as of September 30, 2008, and if a demand for additional funding were required, Indeck Maine would likely have to utilize its available working capital, which would then have to be replenished from operating cash flow.

Because the only source of new funds available to Indeck Maine is cash flow from operations, a significant amount of funds that would otherwise be available for distribution to the members of Indeck Maine, including, indirectly, the Trusts, must be retained by Indeck Maine as reserves and held on a permanent basis. In addition, since the revenue of Indeck Maine can materially change without having a material impact on operating costs, the earnings of Indeck Maine available for distribution to the members, including, indirectly, the Trusts, are likely to remain volatile, thereby making it difficult for Indeck Maine to provide and maintain a steady, reliable stream of distributions. The Managing Shareholder believes that if the Indeck Maine projects were part of a portfolio of projects, the risks of pricing, operations and potential capital requirements could be spread across many projects.

After consideration of the projected operating history and results of Indeck Maine and the lack of access to capital by the Trusts, the Managing Shareholder determined that Indeck Maine would need to maintain the substantial and permanent reserves described above to provide for operations and maintenance contingencies as well as price volatility in its revenue stream. This combination of required reserves and exposure to price volatility made it unlikely that Indeck Maine would be able to produce a steady, reliable stream of cash distributions for investors in the Trusts for extended periods. Since such cash distributions are an important objective of the Trusts, the inability of Indeck Maine to provide such cash distributions makes Indeck Maine a less attractive investment for the Trusts to hold.

The member loans advanced from 1998 to 2005 were made in equal amounts by the Trusts through Ridgewood Maine and by Indeck Energy though neither party was (or is) obligated to make such investments. Had the Trusts been required to make these investments without the additional investment from Indeck Energy, it would have imposed significant burdens on the Trusts. If similar additional investments are required in the future and if Indeck Energy chose not to participate, such investments would likely impose a substantial burden on the Trusts. Given the Trusts limited access to new sources of funds, relatively small required amounts could have a significant impact on the financial position of the Trusts and of Indeck Maine. The history of the Indeck Maine projects indicates that there exists a risk that market or operating problems affecting the projects could cause such a requirement to arise and it is possible that, in those circumstances, Indeck Energy would not provide the investment support Indeck Energy has provided in the past.

Indeck Maine has no business other than the ownership and operation of its projects. Operation of the projects is performed by Ridgewood Power Management and Indeck Maine has no management team and no employees. The Indeck Maine projects have an electricity generating capacity that is largely fixed and so cannot grow through increasing production at its current facilities and the nature of the equipment used does not lend itself to incremental increases in capacity. Expanding its business by increasing production would require Indeck Maine to expand its capacity by building new facilities, which it has neither the capital nor the management to do. Indeck Maine does not have specialized business processes or proprietary technology or other factors that would give the company a competitive advantage in its markets. The product sold by Indeck Maine is electricity, which is a commodity for which Indeck Maine must take whatever price the electricity market provides, with no ability to negotiate or demand a higher price. The output of the Indeck Maine projects qualifies for an additional revenue stream from RPS Attribute sales, but there is no basis on which Indeck Maine can forecast or demonstrate a strategy for, or pattern of sustainable growth, that the Managing Shareholder believes, after consultation with Ewing Bemiss, would make it a suitable candidate for a public offering of its equity on a stand-alone basis. The Managing Shareholder believes that the Indeck Maine projects are suitable vehicles for cash flow generation, though, as described above, better suited to be part of a portfolio of projects rather than as a stand-alone asset.

In an attempt to address these risks and provide for cash flow to the Trusts, the Managing Shareholder considered a number of alternatives. A public offering of the ownership of Indeck Maine was not considered an attractive alternative because (i) it is unlikely that the existing investors would have a near-term opportunity to sell their ownership interest in Indeck Maine as a publicly traded entity, or otherwise realize additional cash distributions, (ii) the lack of intrinsic growth potential in the projects make them unattractive as a candidate for a public offering of its equity on a stand-alone basis (as described above) and (iii) the business of Indeck Maine is not of a sufficient size to attract the attention necessary for a successful public offering. A private offering of a part of the ownership of Indeck Maine was not considered an attractive alternative because of the additional complexity in the management of the business likely to result. A large loan facility for Indeck Maine was not considered attractive because (a) financial leverage would create additional risk, (b) debt would likely come with significant restrictions on cash distributions to the members and (c) the volatile nature of the revenue streams of Indeck Maine and the limited financial resources of the Trusts would likely make such a debt facility difficult to obtain and, if obtainable, would likely be on unattractive terms.

An outright sale of all of the Trusts’ interest in Indeck Maine, if successful, would provide the Trusts’ shareholders with a significant cash distribution and remove the operating and price risk of owning and operating the Indeck Maine projects. For a variety of reasons, the Managing Shareholder believed that Indeck Maine represented a business that buyers would find attractive. Among these reasons are:

•	By operating routinely during the period from 2005 through 2007, the Indeck Maine projects were able to establish a reliable fuel supply network, a verifiable record of operating costs, a verifiable record of major maintenance costs and were able to make a number of modifications to its operating equipment designed to improve operating performance.

•	Renewable energy incentive programs such as those in Massachusetts and Connecticut began to mature in 2004 and provided an important new source of revenue to Indeck Maine.

•	Prices at which Indeck Maine has been able to sell its electrical output have recently increased significantly due to increases in fossil fuel prices, particularly the price of natural gas. Natural gas is the dominant fuel for electricity generation in the markets in which Indeck Maine sells its output and market prices for electricity, including those prices realized by Indeck Maine, generally follow prices of natural gas.

•	Recently, interest in the investment community in energy generated from renewable sources has increased substantially. This has been brought about by a number of causes primary of which are:

•	increases in the prices of fossil fuels;

•	increased awareness of the environmental impact of the burning of fossil fuels; and

•	the perceived growing political instability in certain of the fossil fuel-producing regions of the world.

This interest has led to generally more favorable sentiment regarding the prospects for non-fossil fuel energy projects and businesses. Such interest and sentiment has translated to rapid growth in the renewable energy sector including a number of well-funded parties seeking to build large businesses capable of achieving economies of scale and/or public offering potential. As currently configured, the Managing Shareholder believed that the Sellers could not pursue such a strategy because the Indeck Maine projects do not have characteristics conducive to growth. It is possible that the projects can contribute to the growth of an investor pursuing an acquisition/growth strategy and the Sellers could capture some of this growth potential value by offering the projects for sale.

•	Biomass-fired electricity generating projects like those of Indeck Maine are common in the U.S. The Managing Shareholder, with the advice of its financial advisor, believed that the Indeck Maine projects represented assets that would attract a number of prospective bidders and so would be well suited to an auction process. Such an auction process would provide the Sellers with the greatest likelihood of obtaining the best available exit strategy from this investment.

The Managing Shareholder also considered whether the Trusts’ shareholders’ interest would be better served by continuing to hold their interest in Indeck Maine. The plausible circumstances in which cash flow and value improvement might take place for the holders of Indeck Maine as a stand-alone business are, in the view of the Managing Shareholder, limited to (i) significant and sustained increases in the price of electricity in the market into which Indeck Maine sells its electricity and/or (ii) significant improvement in the regulatory incentive environment for the projects (e.g., new incentive programs for which the Indeck Maine projects qualify). While both of these prospects are possible, the Managing Shareholder believes the uncertainty surrounding these possibilities is significant and the risk associated with capitalizing on these events through the holding of a single, small business such as Indeck Maine is substantial. The Managing Shareholder also noted that publicly traded companies might be available that could take advantage of such events. Should Trust shareholders believe that sustained increases in electricity prices or significant improvements in regulatory incentive programs are likely, shareholders may individually decide to invest (outside of the Trusts) in such companies.

The Managing Shareholder concluded that the best immediate opportunity to provide increased cash distributions to the Trusts’ shareholders, as well as reduce the potential business risk of holding a long-term operating asset, was through the sale of the Trusts’ entire interest in Indeck Maine. This approach was also favored by Indeck Energy who had as an objective for its holding of Indeck Maine the receipt of cash payments. The inability of Indeck Maine to historically make cash distributions meant that Indeck Energy’s objectives were not being met and has made Indeck Energy very interested in seeking alternatives.

Background of the Transaction

Early in 2007, the Managing Shareholder began to consider the sale of certain assets owned by trusts managed by the Managing Shareholder. The Managing Shareholder considered the possibility of engaging a financial advisor at that time and contacted Ewing Bemiss to discuss the possibility of engaging them as its financial advisor. The Managing Shareholder was, at that time, familiar with Ewing Bemiss from its role as one of the leading investment banks in the renewable power sector – the sector in which the Managing Shareholder operates. The Managing Shareholder had, prior to that time, brief interactions with Ewing Bemiss as a potential investor in asset sales in which Ewing Bemiss acted as financial advisor to sellers in such sales and found Ewing Bemiss to be knowledgeable and professional. Randall Holmes, Douglas Wilson and Stephen Galowitz, officers of the Managing Shareholder met with Mary Bacon, Clay Cheshire and Kyle Harder of Ewing Bemiss at the offices of Ewing Bemiss on March 15, 2007, to discuss the possibility of engaging Ewing Bemiss as an advisor.

As a result of its experience in the renewable energy sector, the Managing Shareholder had come to understand the specialized nature of the renewable power sector and that investors in the renewable power sector are generally knowledgeable and sophisticated. By having conducted and advised on a large number of mergers and acquisitions in the renewable power sector, Ewing Bemiss had developed relationships with a wide breadth of these investors and had also built an organization and infrastructure capable of conducting sophisticated and detailed sale processes and providing appropriate investment banking advice, including issuing fairness opinions. While having the experience and resources to conduct such a sale process, Ewing Bemiss was of a size that the Managing Shareholder believed would make the Trusts substantial clients for Ewing Bemiss and so would be a priority for the firm. The Managing Shareholder believed that engaging a larger firm as a small client might have sacrificed advisor attention but would not have delivered greater expertise or reputation in the sector and to have engaged a smaller firm would have sacrificed support resources and breadth of industry relationships without gaining additional expertise or other advantages. Within the highly specialized niche of renewable power, the Managing Shareholder believed that Ewing Bemiss was both a highly qualified investment bank and struck the right balance between advisory resources and firm size. The Managing Shareholder was aware of no firm at that time that was comparable on this basis and thus did not consider other financial advisors.

Ewing Bemiss met with representatives of the Managing Shareholder and the trusts on July 31, 2007, to discuss the various portfolios of assets held by the trusts managed by the Managing Shareholder, and current views of market value and the risks and benefits associated with the sale of those assets. In conjunction with management, Ewing Bemiss continued to analyze the various assets managed by the Managing Shareholder, including valuation and qualifications of strengths and risks in various marketing strategies. The Managing Shareholder and Ewing Bemiss worked together on financial models and compiled information and diligence materials for the anticipated marketing efforts. On November 14 and 15, 2007, Doug Wilson traveled to Maine with Henry Berling and Mary Bacon of Ewing Bemiss to tour the facilities of Indeck Maine and interview plant staff in preparation for a potential sale.

Discussions and analysis continued throughout the fall of 2007 and the early winter of 2008. Ewing Bemiss entered into an engagement letter with Ridgewood Maine on February 8, 2008, that designated Ewing Bemiss as the exclusive financial advisor to Ridgewood Maine and the Trusts relating to a possible sale of Indeck Maine and provided for Ewing Bemiss to consider providing a fairness opinion in connection with such a transaction. Ewing Bemiss and the Managing Shareholder agreed that a broad confidential auction process for the sale of the interests of Indeck Maine was the best strategy to achieve a fair value with acceptable terms for Ridgewood Maine’s shareholders.

Ewing Bemiss worked with the Managing Shareholder to prepare a comprehensive confidential information memorandum and develop a financial model that projected Indeck Maine’s future operations. In addition, Ewing Bemiss coordinated with Ridgewood Maine and the Managing Shareholder’s legal advisors to create a data room containing the relevant due diligence information for selected bidders. Ewing Bemiss prepared a list of potential buyers comprised of those entities that had previously directly contacted Ridgewood Maine and the Managing Shareholder on an unsolicited basis, Ewing Bemiss contacts known to have an interest in renewable power generation projects and those entities identified through Ewing Bemiss’ research of numerous databases and other trade information sources specific to the power generation and renewable energy industry.

On February 15, 2008, Ewing Bemiss began contacting potential buyers for the purpose of soliciting indications of interest in the purchase of Ridgewood Maine. Ewing Bemiss distributed a confidential information memorandum to potential buyers that expressed interest and that entered into confidentiality agreements. The confidential information memorandum described Ridgewood Maine in detail and outlined a timeline potential buyers should follow. Ewing Bemiss contacted a total of 119 potential buyers and distributed 47 copies of the confidential offering memorandum.

On behalf of Ridgewood Maine, Ewing Bemiss received 15 initial, non-binding indications of interest from potential buyers on or about March 14, 2008. Ewing Bemiss met with representatives of the Managing Shareholder including Doug Wilson, Randall Holmes and Matthew Swanson and members of the Day Pitney legal team at the offices of Day Pitney in New York on March 20, 2008, to discuss the initial bids in detail and to select the potential buyers who would be invited to continue in the process. Ridgewood Maine agreed to invite the six potential buyers with the most attractive and credible offers to participate in continued due diligence.

The Managing Shareholder selected the six bidders to proceed based on the level of purchase price and assessment of closing risks. The six selected bidders each presented bids in excess of $64.5 million in enterprise value and each indicated an all cash price at closing with no financing contingency. The ability to pay all cash out of existing funds at closing substantially reduces closing risk. Additionally, the top five candidates had mean bids of $74.5 million or greater. Eight of the nine other bids had indicated a purchase price of $62.5 million and below. In addition, four of those parties had bids that were subject to securing financing. One party that did not move forward indicated a purchase price of $71.5 million, but that price was subject to financing. While the Managing Shareholder and Ewing Bemiss were in discussions with that party to better understand the risks in their financing, such party withdrew from the process.

For reasons unrelated to Ridgewood Maine, two of the six selected potential buyers elected not to continue in the process. The remaining four potential buyers attended management presentations, toured the facilities and accessed the data room which contained contracts, relevant financial and operating data and corporate documents. The facility tours and presentations took place from April 2, 2008 through April 16, 2008. Over the following six weeks, management and Ewing Bemiss responded to numerous information requests and questions, participated in conference calls with the selected potential buyers and accommodated subsequent visits to the facilities by potential buyers and their consultants. During the course of this stage, two parties showed higher levels of interest in acquiring Indeck Maine and the other two bidders dropped out of the process.

Final proposals, each of which included a marked-up purchase and sale agreement, were received from two potential buyers on, or about, May 20, 2008. Over the next week, Ewing Bemiss representatives including Mary Bacon and Henry Berling clarified various terms of the purchase and sale agreements, including purchase price, and held discussions with the two potential buyers. The purchase and sale agreement of the potential buyer competing with Covanta’s proposal was extensively altered and included a significant number of terms unacceptable to the Managing Shareholder, including those relating to representations and warranties and indemnification, among others. Ewing Bemiss communicated with this potential buyer that its offer could not be considered unless it adopted the original language in the purchase and sale agreement supplied to it. Day Pitney prepared an outline memorandum that was circulated to Covanta on May 23, 2008, to frame a discussion of open points in the purchase and sale agreement. A conference call was held on May 27, 2008, to discuss certain open items. Participants on the call included Doug Wilson and Randall Holmes from the Managing Shareholder, Frank Lawatsch, Paul Belval and Lane Watson from Day Pitney, Mary Bacon and Henry Berling from Ewing Bemiss, Deepak Gupta, Sheila Bilder, and Matthew Mulcahy from Covanta, Robert Pender and Alina Zagaytova from Hogan & Hartson LLP (counsel to Covanta) and Parker Weil from Merrill Lynch (financial advisors to Covanta). The discussion points included matters involving employees of Indeck Maine and working capital arrangements. On May 28, 2008, Covanta circulated a response to the discussion points of the purchase and sale agreement. On the same day there was a conference call with the same participants to go over Covanta’s position on the items highlighted in the May 23, 2008 memorandum.

The memorandum of May 23, 2008, and the discussions and responses of May 27, 2008 and May 28, 2008, focused on the desire of the Sellers for representations and warrantees in the purchase and sale agreement to not survive the closing, for limitations on post-closing indemnities from the Sellers, to limit the ability of Covanta to terminate the purchase and sale agreement prior to closing as a result of material adverse changes, to provide for the Sellers to terminate the purchase and sale agreement in the event of a superior proposal that met certain conditions and to better understand how Covanta planned to transfer employees working at the Indeck Maine projects into employment with Covanta. Such non-price transaction terms are important for the Trusts because of the desire of the Trusts to distribute the proceeds from a sale as quickly and completely after a sale as possible. Furthermore, the Trusts do not have access to capital that would allow them to provide credit support for representations, warranties and indemnities that extend beyond transaction closing other than holding back sales proceeds from distributions to the shareholders of the Trusts. After extensive discussion of these points, Covanta made what the Managing Shareholder believed were reasonable accommodations of the Sellers’ requests which were communicated in a letter from Covanta on May 28, 2008. These positions became the basis for further negotiations. It was agreed on the call that Covanta would provide another mark-up of the purchase and sale agreement that would reflect the changes agreed to on the call.

Ewing Bemiss met with representatives of the Managing Shareholder including Randall Holmes, Doug Wilson, Robert Swanson and Bob Gold and members of the Day Pitney legal team including Frank Lawatsch and Paul Belval at the offices of the Managing Shareholder on May 28, 2008, to discuss the selection of the final potential buyer. The parties focused on discussions of the price and terms of both proposals and assessed the closing risks for each potential buyer. Ewing Bemiss contacted both potential buyers subsequent to the meeting to finalize any open points and seek any improvements to their respective positions. The primary transaction terms on which the Managing Shareholder judged the offer from Covanta to be superior to the alternate bidder were that the alternate bidder proposed the survival of Sellers’ representations and warranties for a period after the closing of the sale, additional Sellers’ indemnifications, an expanded list of the Sellers’ representations and warranties, limitations on the ability of the Sellers to consider a superior proposal and requirements to amend agreements with persons unaffiliated with the Trusts or the

Managing Shareholder in ways that the Managing Shareholder did not believe would be acceptable to the third-party. Also, the extent of the comments from the alternate bidder suggested to the Managing Shareholder that negotiations with the alternate bidder would be difficult and protracted. Even recognizing that the offered terms were to be the basis for negotiations rather than final positions, when taken as a whole, the transaction terms offered by Covanta better recognized the nature of the structure and constraints of the Trusts and indicated that the Covanta offer contained less transaction risk to closing than the offer of the alternate bidder.

Following the discussions with Ewing Bemiss, both potential buyers improved their prices over the final bid submission and, at that point, the prices were highly competitive with one another. The alternate buyer also made improvements to their offer with respect to the required representations and warranties, but was unable to make sufficient improvements in the transaction terms, taken as a whole and set out in its mark-up of the purchase and sale agreement, to warrant further consideration. Covanta made a final increase in its offer of $1 million and the Managing Shareholder awarded the transaction to Covanta shortly thereafter on the basis that the Managing Shareholder believed Covanta’s offer to be, on the whole, the most beneficial to the Sellers. The Managing Shareholder elected to move forward with Covanta and enter into an exclusivity period of 30 days. This decision was reported to Covanta in a phone call on May 29, 2008. Also on that date, Robert Pender circulated a revised mark-up of the purchase and sale agreement as well as a draft exclusivity letter. Covanta, Indeck Energy and Ridgewood Maine exchanged drafts of the exclusivity letter over the next week. On June 2, 2008, Frank Lawatsch, Paul Belval, Doug Wilson, Randall Holmes and Mary Bacon met in the Managing Shareholder’s offices with certain representatives of Covanta (some of whom participated in person and some by phone), including Matthew Mulcahy, Deepak Gupta and Sheila Bilder as well as Hogan & Hartson representative Robert Pender and Merrill Lynch representative Parker Weil to continue to refine the purchase and sale agreement issues and comment on the exclusivity letter.

Ridgewood Maine, Indeck Energy and Covanta entered into an exclusivity agreement dated June 4, 2008, that ran through July 3, 2008. Final due diligence commenced and there was a meeting on June 4, 2008 in the Managing Shareholder’s office at which Martin Leys, Deepak Gupta, Sami Kabbani and others from Covanta conducted detailed due diligence of the financial accounts and engaged in discussions of an agreement with a power marketer providing for, among other things, the sale of RPS Attributes by Indeck Maine to the power marketer. Teri Pagano, a representative of the Managing Shareholder, briefed Sami Kabbani and Deepak Gupta on Indeck Maine’s transmission agreements and a number of historic and RPS Attribute sales documents were delivered to Covanta. The Managing Shareholder including Doug Wilson, Ewing Bemiss including Mary Bacon, and Day Pitney including Frank Lawatsch, Paul Belval and Lane Watson met with Covanta including Deepak Gupta and Sheila Bilder, and representatives from Hogan & Hartson, Robert Pender and Alina Zagaytova at Day Pitney’s offices in New York to review the open issues in the draft purchase and sale agreement on June 6, 2008, and to agree to a schedule for continued final due diligence and drafting of ancillary documents. Over the next three weeks, Covanta continued its final due diligence while continuing to work on the open items in the purchase and sale agreement and ancillary documents. Several conference calls with members of each deal team, Ewing Bemiss, and the respective legal counsel were held and drafts of the agreements were circulated throughout the month of June. On June 17, 2008, there was a conference call that included Doug Wilson of the Managing Shareholder and Kevin Crossman, manager of Indeck Maine, as well as Deepak Gupta and John Walker of Covanta to review the operating procedures at Indeck Maine during the period from the signing of the purchase and sale agreement through closing. A call took place later on June 17, 2008, between the Managing Shareholder, Covanta, Day Pitney and Hogan & Hartson on the purchase and sale agreement and associated documents including an agreement with a power marketer involving the sale of RPS Attributes produced by the Indeck Maine projects as well as other projects owned by one of the Trusts and other trusts managed by the Managing Shareholder. Another call on June 26, 2008, took place with the Managing Shareholder, including Doug Wilson, and Randall Holmes, Day Pitney including Frank Lawatsch, Paul Belval, and Lane Watson and Ewing Bemiss including Mary Bacon. Participants from Covanta included Deepak Gupta, Sami Kabbani and Sheila Bilder and Hogan & Hartson participants included Robert Pender and Alina Zagaytova and, during the initial discussion regarding the application of Massachusetts law and regulation of RPS Attributes and litigation involving the actions of Massachusetts DOER, regarding RPS Attributes, Mary Ann Sullivan from Hogan & Hartson. Continued discussion of the necessary amendments and subsequent agreements related to the power marketer, description of the litigation involving Indeck Maine and the Massachusetts DOER, employee transfer agreement, accountant litigation claim against Perelson Weiner by the Managing Shareholder and its managed entities, the FERC and Hart-Scott-Rodino Antitrust Trust Improvements Act of 1976, or HSR, filing coordination between counsel, and general discussion of the remaining items in the purchase and sale agreement as well as extension of the exclusivity agreement continued. Based on these discussions, Hogan & Hartson provided another mark up of the purchase and sale agreement and ancillary documents to both deal teams and the parties met in Day Pitney’s offices in New York on July 1, 2008. Participants included Doug Wilson and Randall Holmes from the Managing Shareholder, Frank Lawatsch, Paul Belval and Lane Watson from Day Pitney and Mary Bacon from Ewing Bemiss. Attendees from Covanta included Deepak Gupta and Matthew Mulcahy and Robert Pender and Alina Zagaytova from Hogan & Hartson. The parties worked through the items, spending the majority of the time on litigation items as well as the power marketing agreement amendment and related agreements. The exclusivity letter was extended through August 4, 2008.

On July 8, 2008, Day Pitney circulated revised versions of the purchase and sale agreement and ancillary documents. Additionally on July 10, 2008, there was a conference call with Deepak Gupta, Bob Grace of Sustainable Energy Advantage (consultant to Covanta), Mary Ann Sullivan of Hogan & Hartson, Doug Wilson, and Dan Gulino of the Managing Shareholder to discuss the legislative situation in Massachusetts. On July 15, 2008, a conference call among Doug Wilson, Frank Lawatsch, Paul Belval, Deepak Gupta, Robert Pender and Alina Zagaytova covered issues surrounding the power marketer agreement amendment, proposed consent of the power marketer and Back Up Agreement. A series of additional conference calls and delivery of information continued on a variety of subjects including a review of the settlement of litigation brought by Indeck Maine against the Massachusetts DOER, involving two third party operators of electricity generating facilities regarding the application of the Massachusetts RPS Attributes regulations to vintage generating units as well as a countersuit brought by the third party operators against Indeck Maine and the Massachusetts DOER challenging the application of the same regulations to the projects of Indeck Maine. There were also discussions of the interpretation and application of new legislation adopted in Massachusetts concerning the existing RPS Attributes generated by the Indeck Maine projects. Covanta continued its investigation into the Massachusetts regulation, conducting additional analysis and speaking with the Massachusetts DOER. During the weeks of July 14, 2008 and July 23, 2008, detailed discussions regarding the structure and practical workings of the agreement with a power marketer regarding the sale of RPS Attributes by Indeck Maine and those produced by electric generating facilities at Johnston, Rhode Island and owned by Trust I, Trust III, Trust IV and B Fund, or collectively, the Ridgewood Trusts, required several additional conference calls. The Managing Shareholder including Doug Wilson and Randall Holmes met with Covanta in Covanta’s offices in New Jersey on July 31, 2008, to review the structure of the Sale and the proposed arrangements reflected in the Back Up Agreement and Agency Agreement to accommodate changes in the arrangements with the power marketer. At this meeting, Messrs. Holmes and Wilson reviewed for Covanta’s benefit the amendment to the agreement with the power marketer dated July 31, 2008, and its implications for the Sale. Covanta participants included Anthony Orlando, Mark Pytosh, Sami Kabbani, Deepak Gupta, and Sheila Bilder. Covanta agreed to work within the structure of the Back Up Agreement coupled with an Agency Agreement in regards to the needed documentation with the power marketer. Covanta reported on July 29, 2008, that they had satisfactorily concluded their diligence on the Massachusetts RPS legislation. The Managing Shareholder also reported to Covanta that a settlement had been reached in regard to the litigation regarding Massachusetts RPS status on terms that Ridgewood Maine and Covanta previously agreed would be satisfactory to Covanta.

Given the time necessary to complete these arrangements and finalize the purchase and sale agreement, the parties agreed to extend the exclusivity period through August 11, 2008. On August 1, 2008, Doug Wilson and Randall Holmes and Covanta representatives, including Deepak Gupta, Sami Kabbani, participated in a conference call with the power marketer describing Covanta’s anticipated relationship with the power marketer after closing of the Sale and the proposed Agency Agreement mechanics. The historic relationship between the Managing Shareholder and the power marketer was also discussed.

On August 8, 2008, the deal teams from Covanta, including Matthew Mulcahy, Deepak Gupta and Sheila Bilder and Hogan & Hartson representatives Robert Pender and Alina Zagaytova, the Managing Shareholder representatives Doug Wilson and Randall Holmes, Ewing Bemiss representative Mary Bacon and Day Pitney representatives Frank Lawatsch, Paul Belval and Lane Watson, met in New York at Day Pitney’s offices to continue work on finalization of the transaction documents. The remaining issues were limited to the Back Up Agreement and minor issues in the purchase and sale agreement primarily related to consent issues tying back to the amendment to the power marketer agreement and Back Up Agreement. Substantial progress was made on all documents. The parties moved toward finalizing all ancillary agreements as well as the schedules over the following 10 days. The exclusivity agreement was extended a final time to August 31, 2008, to ensure adequate time to receive signatures from all parties to the documents.

As negotiated, the proposed Purchase and Sale Agreement included terms that met key objectives of the Managing Shareholder, including: (i) an attractive all cash purchase price, (ii) limited post-closing liabilities of the Sellers, and (iii) no financing contingencies on the part of Covanta. However, as part of the proposed Purchase and Sale Agreement, Covanta insisted on having the right to terminate the Purchase and Sale Agreement, without penalty, if closing did not occur on or before October 31, 2008. The Managing Shareholder believed that a closing by this date was achievable, but recognized that factors outside of its control could prevent this deadline from being met. As a result, at several points during the negotiations, the Managing Shareholder attempted to extend this date past October 31, 2008, but Covanta would not agree. The Managing Shareholder was faced with the decision whether to enter into the proposed Purchase and Sale Agreement with Covanta, or to terminate the negotiations with Covanta and restart the auction process to seek another buyer. The Managing Shareholder believed that engaging in a new auction cycle with potential new buyers would consume a significant amount of additional time, since the initial auction process had already required six months up to that point. Furthermore, by mid-August, the capital markets demonstrated increasing instability, with credit markets becoming more restrictive and equity markets having experienced sizable declines in value since early June, when the original transaction terms with Covanta were agreed upon. The deterioration of available credit was of particular concern to the Managing Shareholder, since it believed that more restrictive credit terms would negatively impact any potential buyer’s assessment of the value of Indeck Maine. In light of these challenging market conditions, the Managing Shareholder determined that it was unlikely to successfully negotiate an alternative transaction on terms more favorable to those of the proposed Purchase and Sale Agreement with Covanta. For all the foregoing reasons, the Managing Shareholder believed that terminating negotiations with Covanta in order to remarket Indeck Maine to obtain a more favorable transaction presented an unacceptable risk there could end up not being any sale alternative within a reasonable timeframe. Therefore the Managing Shareholder concluded that it was in the best interests of the shareholders of the Trusts to enter into the proposed Purchase and Sale Agreement with Covanta and strive to close the transaction within the time period provided. The parties finalized the transaction documents on August 19, 2008 and signatures to the agreements were released from escrow on August 22, 2008.

In 2007, prior to the initiation of the sale process, there were numerous communication among the Sellers and within the management team of the Managing Shareholder concerning the possible sale of Indeck Maine. On August 14, 2007, Doug Wilson met with Gerry DeNotto, Joseph Oskorep and Larry Lagowski of Indeck Energy in their offices in Buffalo Grove, IL to discuss the prospects for Indeck Maine including a possible sale. A follow-up meeting was held at Indeck’s offices on September 19, 2007, which included Doug Wilson, Randall Holmes, Gerry DeNotto, Joseph Oskorep and Larry Lagowski. Those discussions produced the letter agreement that later formed the basis for the Sellers Omnibus Agreement. Also, throughout the period from the summer of 2007 through the conclusions of the negotiations and signing of the Purchase and Sale Agreement described above, the Managing Shareholder held meetings, generally weekly, including from time to time, Robert Swanson, Matthew Swanson, Randall Holmes, Doug Wilson, Robert Gold, Jeffrey Strasberg, Daniel Gulino, Stephen Galowitz, (each officers or affiliates of the Managing Shareholder), Frank Lawatsch and Paul Belval of Day Pitney, counsel to the Trusts, and Andrew West (financial consultant retained by the Managing Shareholder for the benefit of the Trusts) to review developments. Throughout the bidding and negotiation process, Doug Wilson had numerous update conversations with Joseph Oskorep of Indeck Energy to keep Indeck Energy apprised of the ongoing negotiations with Covanta.

On October 2, 2008, the Managing Shareholder determined that it was unlikely to be able to meet the October 31, 2008 termination date principally because the process of soliciting the required consents from Trust IV and Trust V shareholders could not be completed in time. On October 6, 2008, Doug Wilson notified Deepak Gupta of Covanta that, based on the expected time required to close the Sale, an extension of the voluntary termination date was being requested by the Sellers. Mr. Gupta indicated that Covanta would be willing to discuss an extension, but did not commit to an extension. Mr. Wilson notified Indeck Energy on October 7, 2008 of the circumstances with respect to the termination date and of the Managing Shareholder’s attempt to arrange an extension. By October 15, 2008, the Managing Shareholder had developed a detailed timeline providing for the time required to meet the closing requirements and Doug Wilson and Jeffrey Strasberg met at the offices of Covanta with Deepak Gupta and Sheila Bilder to review this timeline. The Managing Shareholder proposed a new termination date of December 31, 2008 and the Covanta representatives indicated that they would take the information provided and the proposed new termination date under advisement. The Managing Shareholder provided an updated timeline (though with the same termination date) to Covanta on October 22, 2008.

On October 28, 2008, Deepak Gupta and Matthew Mulcahy of Covanta, through a phone call with Doug Wilson informed the Managing Shareholder that Covanta was unwilling to extend the termination date on the then existing terms of the Purchase and Sale Agreement. Covanta offered to extend the termination date if a variety of changes were made to the Purchase and Sale Agreement, including a change in the terms of the transaction that would reduce the total estimated proceeds of the Sale from approximately $91.4 million to approximately $65.9 million. This proposal was subject to the negotiation of amendments to the existing agreements acceptable to the parties. Mr. Wilson indicated that the Sellers would consider this proposal. Mr. Wilson informed Mr. Gerry DeNotto and Mr. Joseph Oskorep of Indeck Energy of the changes proposed by Covanta on October 28, 2008, and Indeck Energy responded on October 30, 2008 that they were conditionally willing to accept the proposed changes subject to final documentation.

On October 31, 2008, the Managing Shareholder provided Covanta an updated timeline in a conference call that included Doug Wilson of the Managing Shareholder and Deepak Gupta, Matthew Mulcahy and Sheila Bilder of Covanta. The Managing Shareholder proposed February 28, 2009 as a new termination date and delivered a draft of the amendment to the Purchase and Sale Agreement to Covanta on November 2, 2008. Changes made to the terms of the Purchase and Sale Agreement impose additional requirements on the Trusts to meet the closing requirements. The Managing Shareholder believes that these requirements can be met but will require the Trusts to perform additional tasks and so require more time. On November 6, 2008, Covanta responded to the proposed amendment of the Managing Shareholder, and on November 7, 2008, a call was held including Doug Wilson, Frank Lawatsch of Day Pitney, counsel to the Managing Shareholder and the Trusts, Deepak Gupta, Matthew Mulcahy, Sami Kabbani and Sheila Bilder of Covanta and Robert Pender of Hogan & Hartson, counsel to Covanta. During this period, certain arrangements regarding working capital calculations, accounts receivable and renewable attribute certificates were agreed so that the transaction documents could be put in their final form.

On November 6, 2008, the Managing Shareholder conducted a conference call to discuss current conditions in the market for assets such as the projects of Indeck Maine and the prospects for changes in those market conditions. Parties on the call included Robert Swanson, Matthew Swanson, Randall Holmes, Robert Gold, Doug Wilson, Jeffrey Strasberg, Stephen Galowitz and Daniel Gulino of the Managing Shareholder, Frank Lawatsch and Paul Belval of Day Pitney, and Mary Bacon of Ewing Bemiss. Ms. Bacon led a discussion of the current market conditions, which she described as very difficult. Ms. Bacon indicated that Ewing Bemiss drew its view on the market for renewable generating assets in part from its position of representing parties currently engaged in selling assets and being in various stages of those sales though without specific indications of the sellers, the assets or the processes. Ms. Bacon reported that the number of qualified buyers of assets like the projects of Indeck Maine has fallen dramatically in recent months and that prices for such assets have also been substantially reduced. Buyers relying on project financing debt to make acquisitions were common and active until earlier in 2008 and had the effect of driving up asset prices during that time. Debt market conditions have, it is believed, forced most of these buyers out of the market. Ewing Bemiss indicated that it is their view that transactions for the sale of renewable energy generating plants are likely to be completed in the current market and that there remains some investor appetite for such projects, but the balance of negotiating leverage has shifted dramatically in favor of buyers over sellers and there remain variations in this balance of negotiating leverage depending on the specific circumstances of the assets being sold. Ms. Bacon attributed these changes to the recent historic, worldwide repricing of assets and to the general seizing of the credit markets during the current world financial crisis. Regarding prospects for changes in the market for renewable generation assets, neither Ewing Bemiss nor the Managing Shareholder are able to identify a factor or set of factors that could reliably lead to a material improvement in capital market conditions generally or the market for renewable generation assets specifically over a reasonable time horizon. While this does not preclude an improvement over a six-to-twelve month time horizon, there does not appear to be a basis to expect such an improvement.

Based on the foregoing analysis, the underlying risk of continued ownership of Indeck Maine, as well as the risk of further deterioration in capital and credit markets, the Managing

Shareholder concluded that there was substantial risk to the Sellers of terminating the sale process and then immediately seeking alternate bids for Indeck Maine or instead waiting for improvements in the capital and credit markets to recommence the sale process. In the judgment of the Managing Shareholder, if the Sellers sought alternative bids for Indeck Maine, there was a substantial risk that the proposed transaction with Covanta would no longer remain available. If the Sellers were then unsuccessful in securing an alternative superior transaction, the Sellers might be forced to continue to hold Indeck Maine indefinitely. Additionally, the Managing Shareholder had already secured a provision in the Purchase and Sale Agreement giving the Sellers the right to terminate the agreement and accept a superior proposal, subject to the payment of a break-up fee, if such an opportunity presents itself prior to closing with Covanta. Since the Managing Shareholder believes that the marketplace of investors for projects such as Indeck Maine is small and well-informed, potential alternative buyers will become aware of the terms of this transaction and have the opportunity to make a superior proposal for the Sellers to consider.

On November 10 and 11, 2008, representatives of Covanta, principally Matthew Mulchahy, Sheila Bilder and Sami Kabbani, Hogan & Hartson, principally Robert Pender, the Managing Shareholder, principally Randall Holmes and Doug Wilson, and Day Pitney, principally Frank Lawatsch and Paul Belval, engaged in numerous telephone conversations with each other to negotiate the final terms of the amendment to the Purchase and Sale Agreement and other transaction documents. At the same time, the Managing Shareholder, principally Doug Wilson, had several telephone conversations with Joseph Oskorep of Indeck Energy regarding the proposed amendments to the Purchase and Sale Agreement and other transaction documents. On November 11, 2008, Covanta and Ridgewood Maine signed the amendment to the Purchase and Sale Agreement and other transaction documents to which they are parties and on November 12, 2008, Indeck Energy signed the Purchase and Sale Agreement and other transaction documents to which it is a party, and all the agreements became effective on that date.

The Purchase and Sale Agreement, as amended, provides for the payment of consideration set forth under the heading “THE TRANSACTION – The Sale; Consideration for the Sale” on page 13 and that either Covanta or the Sellers may terminate the Purchase and Sale Agreement if the Sale does not occur on or before January 31, 2009 (unless extended to February 28, 2009 as provided in the Purchase and Sale Agreement), as described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement – Termination” on page 42.

Fairness of the Transaction

Ewing Bemiss provides financial advice to the Managing Shareholder, Trust IV, Trust V and Indeck Maine. The Managing Shareholder (in its capacity as the Managing Shareholder of each of the Trusts) selected Ewing Bemiss for the reasons set forth under the heading “THE TRANSACTION – Background of and Reasons for the Transaction – Background of the Transaction” on page 14.

Prior to the discussions between the Managing Shareholder and Ewing Bemiss in early 2007, no material relationship existed between the parties. Ewing Bemiss has since assisted the Managing Shareholder in its analysis of the renewable power projects and businesses under consideration for sale. In addition to the engagement of Ewing Bemiss as advisor to Ridgewood Maine for the purpose of selling Indeck Maine, Ewing Bemiss has also been engaged by the Managing Shareholder on behalf of certain trusts it manages to advise with respect to the sale of the hydroelectric generating projects owned by those trusts (which include the Trusts), to advise the Managing Shareholder with respect to the organizational structure of the ownership of certain landfill gas-fueled electricity generating stations owned by trusts managed by the Managing Shareholder (including Trust IV) and anticipates that Ewing Bemiss may be engaged to advise with respect to a potential financing and/or sale of certain landfill gas-fueled electricity generating stations either currently existing or as may be developed and owned by trusts managed by the Managing Shareholder (which include Trust IV).

Ridgewood Maine instructed Ewing Bemiss, in its capacity as an investment banker who engages in the valuation of businesses as a core part of its service offerings, to provide its opinion related to the fairness, from a financial point of view, of the proceeds from the Sale to be received by the Trusts. In order to assess the fairness of the proceeds from the Sale to be received by the Trusts, Ewing Bemiss and the Managing Shareholder discussed the need to assess the fairness of the enterprise value of the transaction as a whole and the sales proceeds to be received by the Trusts.

As of November 13, 2008, Ewing Bemiss has received a $75,000 fee for its fairness opinion in connection with the Sale, retainer payments totaling $75,353 in connection with the Sale engagement and $230,333 in connection with hydroelectric and landfill gas-fueled project engagements. The hydroelectric project sale engagement provides for Ewing Bemiss to receive a contingent fee equal to $300,000 plus 1% of any sales proceeds up to $13,000,000, plus a contingent fee equal to 5% of any sales proceeds greater than $13,000,000 and a fee of $50,000 if and when Ewing Bemiss issues a fairness opinion with respect to such a transaction. It is expected that Ewing Bemiss will receive a contingent fee in connection with services provided in connection with the landfill gas-fueled project engagement and a fixed fee if any related fairness opinion is issued. If the Sale of Indeck Maine occurs, Ewing Bemiss will be paid total fees estimated at $1,303,290, including the fairness opinion fee, based on the purchase price provided in the Purchase and Sale Agreement.

Ewing Bemiss issued a fairness opinion to the Trusts as of August 22, 2008 addressing the fairness of the Sale at that time. The enterprise value for Indeck Maine offered by Covanta on August 22, 2008 was $89.8 million. Ewing Bemiss determined that the earlier consideration to be received by the Trusts was fair from a financial point of view, as of that date. Ewing Bemiss assessed the value based on generally accepted valuation techniques, including a selected public comparables analysis, a discounted cash flow analysis and comparisons to recently completed merger and acquisition transactions as well as its own specific experience in the renewables industry. Ewing Bemiss relied on financial projections provided to it by Ridgewood Maine at that time.

From August 22, 2008 to November 10, 2008, dramatic changes occurred both in the specific power markets and commodity markets, directly relating to Indeck Maine’s revenue sources, as well as the general financial markets. Largely driven by declines in commodity gas forecasts, merchant retail power prices in the NEPOOL, into which Indeck Maine sells its power, declined from a 2009 projected rate of $75.43 per MWh to $56.84 per MWh from projections made by management of the Trusts. RPS Attributes prices have experienced a similar downward trend, falling from $49.93 from management’s projections to $32 in November. These two components comprise Indeck Maine’s revenue, which is projected to decline more than 25%. This decline has a compound effect on its forecasted profitability due to the large component of fixed and capital costs required to operate the Indeck Maine projects, taking the 2009 projected EBITDA down from $13.6 million to effectively break even. These forecasts were to reflect the current market conditions and those revised projections are found in Annex H. Similar reductions in value can be seen throughout the comparable energy market. The mean public market stock prices for the groups of public comparable stocks used in the fairness analysis discussed below fell 36% to 40% over this same time frame.

In addition to the power and RPS Attributes price declines over this short period, the general financial and credit markets have experienced a significant disruption. The failure of commercial banks, investment banks and many large entities in the mortgage industry including Fannie Mae and Freddie Mac has precipitated a general state of decline in the worldwide capital markets. The U.S. is considered by many to be in a recession and facing an economic crisis not seen for the past eighty years. The U.S. and worldwide stock markets have reflected the doubt and uncertainty in the U.S. and world economies during this period as well. The Dow Jones Industrial Average has fallen from 11,628 to 8,944 from August 22 to November 7, 2008. The level of decline in the banking sector has had significant impact on the merger and acquisition environment. The credit market has tightened dramatically, with lenders reportedly exercising extreme caution for new loans, restricting access to capital to fund merger transactions. The combined effect of the financial markets translates into a very difficult merger and acquisition market. The probability of success for Indeck Maine to run an auction process in today’s market to improve upon Covanta’s revised price is considered to be very low. This is due to several factors 1) a reduced pool of bidders due to economic uncertainty; 2) dramatically reduced availability of bank credit to assist in financing such a transaction, particularly an entity with market power price/RPS Attributes risks eliminating a large pool of capital from the market; and 3) increased return expectations due to the conservative environment which drives prices down. The other participants in the original auction for Indeck Maine made their initial bid at the time prices for power and RPS Attributes were significantly higher than today’s market and it is highly likely that their pricing would decline along the lines of Covanta’s revised offer, reflecting the current power and RPS Attributes pricing environment as well as the general U.S. financial climate. The possibility exists that market prices could fall further, causing a further reduction in purchase price.

In its opinion dated November 11, 2008, Ewing Bemiss concluded that the aggregate proceeds from the Sale implies an enterprise value of approximately $65.9 million, or 10.1x trailing twelve months as of September 30, 2008 Earnings Before Interest, Taxes and Depreciation, or EBITDA, 1.4x trailing twelve month revenue, 2.1x projected 2009 revenue, and $1.3 million per MW of projected total installed capacity of 49 MW. Therefore, Ewing Bemiss concluded that, subject to the terms of its fairness opinion, the aggregate proceeds from the Sale is fair from a financial point of view. The Managing Shareholder did not consider asking for a fairness opinion from Ewing Bemiss regarding distribution of proceeds of the Sale to the shareholders of the Trusts because such an opinion would, among other things, require Ewing Bemiss to make numerous assumptions concerning the amount and timing of such payments, which the Managing Shareholder believed would be uncertain.

In arriving at its assessment of value and fairness, Ewing Bemiss used generally accepted valuation techniques, including a selected public company analysis, discounted cash flow analysis, and comparisons to selected merger and acquisition transactions, as described below to calculate a range of values for Indeck Maine as compared to the purchase consideration offered by Covanta.

Selected public company analysis involves comparing the subject company, in this case Indeck Maine, to similar actively traded publicly held companies based on selected financial metrics. Although they are not perfect comparables, Ewing Bemiss selected a group of public companies with similar business characteristics, risks and opportunities. Ewing Bemiss used multiple databases to identify companies with similar characteristics in business activities or markets served by Indeck Maine. Ewing Bemiss identified eight renewable energy companies and 15 independent power producers as well as selected power producers that operate in the same market. Ewing Bemiss used current market price quotes to develop multiples of enterprise value relative to selected financial metrics, including Revenue and EBITDA (earnings before interest, taxes, depreciation and amortization), for each of the comparable companies. While a public company analysis provides a useful metric, certain key differences exist between Indeck Maine and the comparable company set Ewing Bemiss identified which influence financial metrics, namely size and growth characteristics.

The following table shows a summary of the trading multiples for the group of publicly traded renewable energy companies and independent power producers. Public company data does not include forecasts of EBITDA and revenues and therefore trailing twelve month information is the metric available and therefore utilized. Price Earnings ratios are not utilized because Ewing Bemiss does not consider this ratio to be a valid metric for the analysis related to the Indeck Maine business primarily due to the varied capital structures employed by the various comparable companies as well as their differing tax positions do not provide for an accurate comparison. On a trailing twelve months operating cash flow or EBITDA multiple basis, the public comparable groups’ mean multiples are 7.9x and 6.6x as shown below. The implied enterprise value for Indeck Maine from the two groups of selected publicly traded companies on this basis would suggest a range of enterprise value of $43.2 million to $51.4 million as compared to the $65.9 million enterprise value in the Covanta offer for Indeck Maine.

								Enterprise Value
		Stock	Price/					as a Multiple of					LTM
		Price	52-Week	Equity	Enterprise	P/E Ratio		Revenue		EBITDA		LTM	EBITDA
		11/7/2008	High	Value	Value	LTM		LTM		LTM		Revenue	Margin
		($)%		($000’s)	($000’s)	($)		(x)		(x)		($000’s)	(%)

Renewable Energy Companies
3i Group Plc (LSE:III)		8.13	45.7	3,024,314	5,478,321	3.0	x	3.4	x	4.7	x	1,593,368	73.5
Algonquin Power Income Fund (TSX:APF.UN)		2.56	35.5	189,066	580,780	8.6	x	3.3	x	7.3	x	174,008	45.4
Boralex Inc. (TSX:BLX)		6.64	41.8	251,187	341,604	17.2	x	2.0	x	6.3	x	169,482	32.2
Canadian Hydro Developers Inc. (TSX:KHD)		2.68	39.6	384,987	792,099	NM		NM		NM		59,927	58.6
Covanta Holding Corporation (NYSE:CVA)		20.30	66.8	3,131,843	5,212,671	17.3	x	3.2	x	9.2	x	1,645,821	32.8
Great Lakes Hydro Income Fund (TSX:GLH.UN)		14.73	84.1	711,178	1,227,367	17.7	x	8.3	x	11.9	x	147,166	70.2
Innergex Renewable Energy Inc. (TSX:INE)		6.00	50.7	142,300	200,653	NM		NM		NM		4,615	NM
Renegy Holdings, Inc. (NasdaqCM:RNGY)		1.27	13.6	7,884	59,581	NM		33.8	x	NM		1,765	NM
	Median:		43.7			17.2	x	3.3	x	7.3	x		52.0
	Mean:		47.2			12.7	x	4.1	x	7.9	x		52.1
Independent Power Producers
Allegheny Energy Inc. (NYSE:AYE)		27.30	41.7	4,615,174	8,523,707	9.5	x	2.5	x	7.3	x	3,464,401	33.9
Calpine Corp. (NYSE:CPN)		9.66	41.4	4,085,881	14,130,881	1.3	x	1.6	x	9.9	x	9,027,000	15.7
CMS Energy Corp. (NYSE:CMS)		9.85	54.5	2,221,221	9,162,221	22.3	x	1.4	x	6.3	x	6,651,000	21.8
Constellation Energy
Group, Inc. (NYSE:CEG)		23.25	21.5	4,148,405	9,152,805	5.1	x	0.4	x	4.8	x	21,095,100	9.0
Edison International (NYSE:EIX)		33.19	57.1	10,813,667	21,544,667	8.8	x	1.6	x	5.6	x	13,620,000	28.0
Emera Inc. (TSX:EMA)		18.98	94.4	2,123,308	3,861,067	13.8	x	3.4	x	8.1	x	1,145,962	40.7
EPCOR Power L.P. (TSX:EP.UN)		14.67	70.2	790,793	1,413,711	18.5	x	3.2	x	7.9	x	443,383	41.1
Integrys Energy Group, Inc. (NYSE:TEG)		43.62	80.9	3,333,571	5,862,771	12.8	x	0.5	x	7.7	x	12,590,500	5.9
Maxim Power Corp. (TSX:MXG)		2.39	39.9	130,726	193,599	10.4	x	1.7	x	6.2	x	113,328	27.7
Mirant Corporation (NYSE:MIR)		15.85	37.2	2,942,933	3,065,933	NM		3.0	x	NM		1,035,000	NM

								Enterprise Value
		Stock	Price/					as a Multiple of					LTM
		Price	52-Week	Equity	Enterprise	P/E Ratio		Revenue		EBITDA		LTM	EBITDA
		11/7/2008	High	Value	Value	LTM		LTM		LTM		Revenue	Margin
		($)%		($000’s)	($000’s)	($)		(x)		(x)		($000’s)	(%)

Northland Power Income Fund (TSX:NPI.UN)		8.89	77.9	554,190	643,485	10.9	x	4.1	x	8.5	x	158,234	47.9
NRG Energy, Inc. (NYSE:NRG)		21.75	47.5	5,068,777	12,912,777	6.9	x	1.9	x	5.0	x	6,690,000	37.7
Reliant Energy Inc.
(NYSE:RRI)		5.33	18.5	1,864,445	3,884,809	1.7	x	0.3	x	1.7	x	12,435,167	18.8
The AES Corporation (NYSE:AES)		6.61	29.3	4,446,864	24,063,864	3.6	x	1.6	x	5.5	x	15,407,000	28.0
TransAlta Corp. (TSX:TA)		18.95	58.8	3,744,943	6,579,615	16.5	x	2.5	x	8.4	x	2,608,626	34.5
	Median:		47.5			9.9	x	1.7	x	6.8	x		28.0
	Mean:		51.4			10.2	x	2.0	x	6.6	x		27.4
Indeck Maine Energy, LLC*					65,493			1.4	x	10.1	x	47,504	13.73

*	LTM financial results through September 2008

A discounted cash flow analysis is a valuation technique that derives a valuation of a company by calculating the present value of estimated future cash flows of that company. In Ewing Bemiss’ extensive experience working with renewable energy electric generating companies, the primary valuation method employed by active participants in the market is discounted cash flow. Present value refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate. Discount rates are based on several factors which account for varying levels of risk. Key factors which influence discount rates are estimates of operating risk, opportunity cost and expected returns. Through its recent direct experience in the renewable industry, Ewing Bemiss has access to the imputed discount rates used in the acquisition of a number of private biomass energy projects and other renewable energy generation projects on which it worked directly. These transactions were of similar size and characteristics but did not involve public entities and therefore did not have any public disclosure of financial data. The discount rates employed by buyers on these specific biomass and other renewable energy transactions with similar characteristics to Indeck Maine ranged from 9% to 11% on an unlevered, after tax basis. These entities had similar overall risk profiles to Indeck Maine and its future market. These entities produced and sold renewable energy from biomass, sold power on a non-contracted basis, had similar exposure to fuel price risk and similar operating risks, among other factors. Based on the discount rates employed in these recent transactions, Ewing Bemiss employed a discounted rate of between 9% to 11% on an unlevered after tax basis for the analysis.

Ewing Bemiss performed a discounted cash flow analysis by calculating the present value of projected free cash flows of Indeck Maine for the fiscal years 2009 through 2019. The projected free cash flows used in this analysis were based on estimates and projections prepared by the Managing Shareholder, on behalf of Indeck Maine, during the marketing process and are set forth in Annex H attached hereto, and determined by the Managing Shareholder to be accurate and complete in all material respects and a reasonable basis for Ewing Bemiss’ evaluation. The projections were adjusted to eliminate the Bangor Hydro electric purchase contract to which buyers ascribed no value and to update market electricity and RPS Attributes pricing which have declined approximately 25% to 35% respectively from August to November. These updated prices had a significant negative effect on the discounted cash flow valuation. Ewing Bemiss assumed a 6.0x EBITDA terminal value, which implies that Indeck Maine is a going concern beyond the forecast period with moderate growth in profitability, and grew revenues and costs at 2% and 3%, respectively. The finite capacity of a combined 50 MW limits the projected increase in cash flows to growth in revenue from price increases and RPS Attributes pricing growth, offset by any increasing costs, rather than an increase in the volume of electricity production. Higher terminal multiples would imply more aggressive growth likely in either volume of electricity sold or much higher power prices (or both) without corresponding increases in costs. Terminal values employed by other buyers of very similar assets in the renewable energy market on recent transactions in which Ewing Bemiss was involved were in the range of 5.0x to 6.0x.

The values generated from the discounted analyses present a range of value of $1.9 million to $2 million as compared to the $65.9 million enterprise value in the Covanta offer for Indeck Maine. These discounted cash flow values are severely impacted by the fall in power and RPS Attributes prices. Due to the high level of fixed costs and capital expenditures to keep the projects operating at capacity, the drop in revenue has a more dramatic impact on operating cash flow and therefore value. A buyer of the facilities is likely to discount this methodology in times of power price and RPS Attributes price uncertainty and consider their long term view of the power markets and the strategic value for acquiring these baseload renewable generating projects into their operating portfolio of assets. In the present market price volatility, Ewing Bemiss discounts this methodology.

Selected merger and acquisition transaction analysis involves a comparison of a certain company to similar target companies involved in recent merger and acquisition transactions. Although it is very unlikely to find a transaction that is identical, Ewing Bemiss used multiple databases to identify transactions deemed similar in terms of targets that involved biomass driven electricity generation. Since many recent transactions involving biomass facilities did not disclose transaction size and other financial information including EBITDA, and many of the targets held idle biomass facilities or development projects, Ewing Bemiss expanded its search to include transactions for natural gas facilities in markets with similar electric pricing as Indeck Maine, which also generated few results with disclosed financial metrics such as transaction value and relevant financial information such as EBITDA. As a result, natural gas generation comparables were disregarded in considering comparable analysis to this Sale.

Based on the information available, Ewing Bemiss limited the analysis to biomass facilities and used capacity as a benchmarking metric. Ewing Bemiss used the transaction price to estimate the enterprise value of the target companies and calculated multiples of enterprise value relative to each target’s electricity generation capacity in terms of megawatts. While merger and acquisition comparables provide useful benchmarks, a capacity multiple does not account for variances in power markets and conditions of the acquired facilities and as such Ewing Bemiss viewed this metric to have limited validity with respect to its analysis.

The following table presents the valuation multiples for the targets in the selected merger and acquisition transactions.

			Enterprise		Enterprise
Date			Value	Capacity	Value/
Announced	Target Name/Business Description	Acquirer Name	($ MM)	(MW)	Capacity

4/10/08	Sierra Pacific Industries, Loyalton Biomass Plant	Renegy Holdings, Inc.	$13.0	20	0.7x
	Biomass power plant in California
4/10/08	Ione Biomass Plant	Renegy Holdings, Inc.	$5.4	18	0.3x
	Idle biomass power plant in California
3/17/08	Pacific Northwest Biomass Corp.	Run of River Power Inc.	$2.4	30	0.1x
	Owner and operator of biomass power plant development projects
2/20/08	Primary Power International	Fortistar	ND	119	NA
	Five biomass projects in Michigan and Alberta, Canada
2/11/08	Western Biomass Power Corp.	Run of River Power Inc.	$1.5	NA	NA
	Wood waste biomass power plant development project

11/29/07	Springfield Power, LLC	Marubeni Sustainable Energy	ND	16	NA
	Wood waste biomass power plant in Springfield, New Hampshire
11/26/07	Susanville Biomass Plant	Renegy Holdings Inc.	$1.3	13	0.1x
	Idle wood waste biomass power plant in California
8/27/07	Western Biomass Power Corp.	Run of River Power	$2.2	NA	NA
	Engages in wood waste biomass power generation development projects in Canada
5/29/07	AES Central Valley, LLC, Two Plants	Covanta Holding Corp.	$51.0	75	0.7x
	Two biomass power plants in California
			Median		0.3x
			Average		0.4x
8/21/08	Indeck Maine Energy, LLC	Covanta Holding Corp.	$65.9	49	1.3x

In summary, Ewing Bemiss’ analysis based on the Selected Public Company and Discounted Cash Flow methods described above produce the following values as compared to the enterprise value of the Sale. As noted above, the merger and acquisition comparable transaction analysis has less validity due to the limited data available and the Discounted Cash Flow analysis is less reliable in a volatile electric and RPS Attributes pricing environment. The proceeds of the Sale of $65.9 million is superior in terms of total value using the three methods employed.

	Range	Mean

Implied Enterprise Value:
Selected Public Company Analysis	$43.2 to $51.4 million	$47.3 million
Discounted Cash Flow Analysis	~ $2.0 million	NM
Indeck Maine Energy Net Enterprise Value		$65.9 million

The full text of the opinion of Ewing Bemiss is attached as Annex G to this consent statement. We urge shareholders to read the opinion of Ewing Bemiss in its entirety and the related analysis prepared by Ewing Bemiss.

Recommendation of the Managing Shareholder

After evaluating the various alternatives and the factors listed above under the caption “Background of and Reasons for the Transaction” and consulting with its advisors, including Ewing Bemiss, the Managing Shareholder determined that there were no significant negative factors relating to the proposed Sale that made the Sale inadvisable, and that the Sale was therefore advisable and in the best interests of the shareholders of the Trusts. Accordingly, the Managing Shareholder has approved the Sale. The Managing Shareholder recommends that you approve the Sale.

Failure to Approve or Close the Sale

If the shareholders of each Trust do not approve the transaction, the Sale will not close and the Purchase and Sale Agreement will terminate.

If the Sale is not consummated, it is anticipated that the business of Indeck Maine will continue to operate in substantially the same manner as it is currently conducted. As a result, Indeck Maine would continue to be subject to inherent risks characteristic of such a business, including risks associated with changes in environmental regulations, market prices for both the electricity and the RPS Attributes it produces and the price it pays for wood fuel. The supply of available RPS Attributes is anticipated to increase in the coming years. If this increase in supply results in a decrease in the market prices for RPS Attributes, such a decline would impact the profitability of Indeck Maine, and, if severe enough, could result in a suspension of its operations.

Additionally, because Indeck Maine has limited capital and has limited access to new capital, Indeck Maine utilizes debt financing from its investors and from third parties. Debt financing could increase the variability of results and increases the financial risk of continued ownership. Indeck Maine could require additional funding in the future for a number of reasons, including funding capital expenditures and significant repairs. If such financing is required, there is no assurance that Indeck Maine will be able to obtain such funding on acceptable terms, or at all. In the event that Indeck Maine requires additional funding and is unable to obtain such funding, the operations of Indeck Maine would be materially and adversely impacted.

It is anticipated that if the Sale were not to occur, the Managing Shareholder would initiate further efforts to locate a buyer for the Indeck Maine business. There can be no assurance that the efforts to locate a new buyer would be successful or that, if a new buyer can be found, such new buyer would be willing to pay consideration as high or higher than the consideration to be received by the Sellers in the Sale.

The approval of the shareholders of each Trust of the Sale will not obligate any party, including the Sellers or the Managing Shareholder, to close the Sale if the other conditions in its favor set forth in the Purchase and Sale Agreement are not met or waived.

As a result of the various conditions to the closing of the Sale, there is no assurance that the Sale will be consummated even if the Trusts obtain the requisite approval from their respective shareholders.

Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy

If the shareholders of each of the Trusts approve the Sale, and if the Sale is subsequently consummated, the Managing Shareholder intends to distribute to the shareholders of each of the Trusts Ridgewood Maine’s portion of the proceeds, less:

•	payments due to the Managing Shareholder equal to 1% of amounts to be distributed to shareholders from the Sale pursuant to each Trust’s Declaration of Trust;

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to the Sale and the related agreements including, but not limited to:

•	Estimated transaction expenses related to the Sale of $2,135,060.

•	$6,000,000 from Trust IV’s proceeds, to potentially fund an escrow deposit that may be required pursuant to the Backup Certificate Agreement, as amended, or the Backup Certificate Agreement, attached to this consent statement as Annex B. (To the extent that this deposit is not made, or it is subsequently returned to Trust IV, it will be available for distribution to Trust IV shareholders.)

•	Potential liability of the Trusts under the Certificate Sale Support Agreement, as amended, or the Certificate Sale Support Agreement, attached to this consent statement as Annex E.

•	Potential liability of the Sellers to true-up the obligations of the Sellers of the difference between estimated Net Working Capital paid at closing, as estimated by the Sellers, and the actual Net Working Capital at closing, as provided for in the Purchase and Sale Agreement and described under the heading “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42.

•	Potential joint and several liabilities of the Trusts under their guarantees of the obligations pursuant to an agreement with a power marketer for the sale of RPS Attributes (See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53).

•	Advances which may be made by the Trusts to Indeck Maine pursuant to Section 11.2 of the Purchase and Sale Agreement resulting from casualty or condemnation event(s) (See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – The Purchase and Sale Agreement” on page 42).

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to litigation matters and any claims or liabilities involving the related Trust, and any adverse settlement or other disposition of such matters and, in the case of Trust V, the liquidation and dissolution of Trust V;

•	amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses related to the ongoing operating activities of the related Trust; and

•	in the case of Trust IV only, the repayment to the Managing Shareholder of a $3,000,000 loan made by the Managing Shareholder to Trust IV, plus estimated interest of $78,750 through January 31, 2009 (See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES” on page 39).

A portion of the distributions to shareholders will be remitted to the State of Maine to satisfy the requirements of Maine’s 8.5% withholding on gains attributable to a sale of partnership interests, to the extent applicable (See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES – Maine Income Taxes and Withholding Obligations” on page 56). Such payments are reflected as a portion of net proceeds as the payments will be made, as applicable, on behalf of the shareholders.

The table below shows the anticipated amount of net proceeds of the Sale to each of the Trusts and to Indeck Energy assuming a closing date of January 31, 2009. This table contains estimates; actual amounts as of the closing may vary and such variance may be material. Factors affecting the estimates include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel. The proceeds paid to Ridgewood Maine are distributed equally to each of the Trusts by Ridgewood Maine in accordance with their respective ownership of Ridgewood Maine. The proceeds received by the Trusts do not represent the actual amounts to be distributed to shareholders as a result of the Sale due to additional expenses and contingencies described above and in the footnotes to the following table and in “THE TRANSACTION – Fees and Expenses of the Sale” on page 38.

			Indeck
	Trust IV	Trust V	Energy	Total

Proceeds of Sale (1)	$17,564,246	$17,564,246	$30,814,517	$65,943,009
Estimated Transaction Expenses (2)	(1,067,530)	(1,067,530)	(903,730)	(3,038,790)

Estimated Net Direct Proceeds (3)	16,496,716	16,496,716	$29,910,787	$62,904,219

Adjustments (4)	1,266,132	1,491,811
Repayment of loan to Managing Shareholder (5)	(3,078,750)	—

Estimated Net Proceeds (2)(3)	$14,684,098	$17,988,527

Estimated Net Proceeds Per Investor Share (3)(6)	$30,484	$19,090

(1)	The proceeds of the Sale are calculated as set forth under “THE TRANSACTION – The Sale; Consideration for the Sale” on page 13.

(2)	See “THE TRANSACTION – Fees and Expenses of the Sale” on page 38 for a discussion of the fees anticipated to be incurred by the Trusts in connection with the Sale.

(3)	Additional amounts discussed above in this section will further reduce actual amounts available for distribution to shareholders.

(4)	Represents the estimated deposit reimbursement to be received at January 31, 2009 from Indeck Energy and others pursuant to the terms of the Certificate Sale Support Agreement.

(5)	The proceeds of the Sale allocated to Trust IV will be reduced by the repayment of a loan in the principal amount of $3,000,000 made by the Managing Shareholder to Trust IV, plus estimated interest of $78,750 through January 31, 2009. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53.

(6)	Estimated net proceeds allocated to investor shares of beneficial interest, on a per share basis.

No assurances can be given as to the amount, or timing, of distributions, if any, to shareholders of the Trusts. The amount, and timing, of any disbursements is not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursements, including: the amounts which the above table indicates will reduce the proceeds from the Sale, the status of potentially required deposits, the change in the sales proceeds, if any, as a result of the Net Working Capital true-up, the ultimate collection of Indeck Maine accounts receivable transferred to the Sellers at the closing, and proceeds from the subsequent sale of produced but unsold RPS Attributes transferred to the Sellers at closing, the sale of other Trust assets, the status of litigation, estimates of wind-down expenses of Trust V and the estimated expenses associated with operating a liquidating trust, as applicable, if such a trust is established. See “THE TRANSACTION – Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy” on page 35.

Distributions by the Trusts

The Declaration of Trust of each Trust provides that cash flow of each respective Trust, less reasonable reserves which the Trust deems necessary to cover anticipated expenses, including, without limitation, such amount, if any, reasonably determined by the Managing Shareholder to be sufficient to cover the costs and expenses of ongoing litigation matters and the ultimate settlement or other disposition of such matters, is to be distributed to shareholders and the Managing Shareholder of the particular Trust (which, for each Trust, is the Managing Shareholder) from time to time as the Trust deems appropriate and attributable to their respective shareholdings.

Pursuant to the each Trust’s Declaration of Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share. After “payout,” proceeds from distributions from asset sales are allocated 80% to the holders of investor shares and 20% to the Managing Shareholder.

Because “payout” has not occurred and is not anticipated to occur by the time of, or as a result of, the Sale, the proceeds of the Sale allocable to shareholders of the Trusts, less any funds that are held back, will be distributed 99% to the holders of investor shares and 1% to the Managing Shareholder, as holder of the Management Share. See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES – Relationship with, and Payments to, the Managing Shareholder and its Affiliates” on page 39 for a discussion regarding the Management Share and such payments.

The Additional Agreements

If the shareholders approve the transaction, by doing so, they will be approving the Sale and that will result in the Trusts’ participation in certain transactions pursuant to additional agreements among some or all of the Sellers and others. These additional agreements are:

•	the Backup Certificate Agreement, as amended, by and among Indeck Maine, Ridgewood Providence, Ridgewood Rhode Island Generation, LLC, or Ridgewood Rhode Island, Linwood 0708 LLC, or Linwood, Rhode Island LFG Genco, LLC, or Genco, and for certain limited purposes, Ridgewood Power Management, and Covanta, which provides for Indeck Maine to sell a portion of its RPS Attributes (as described below) after the closing of the Sale to certain of its former affiliates in order to satisfy obligations under an agreement with a power marketer to sell RPS Attributes to the power marketer (copies of the Backup Certificate Agreement and the First Amendment to the Backup Certificate Agreement are attached to this consent statement as Annex B);

•	the Guaranty of Covanta, as amended, pursuant to which Covanta will guarantee Indeck Maine’s obligations under the Backup Certificate Agreement (copies of the Guaranty of Covanta and the First Amendment to the Guaranty of Covanta are attached to this consent statement as Annex C);

•	the Sellers Omnibus Agreement, as amended, by and among Ridgewood Maine, Indeck Energy and for certain limited purposes the Managing Shareholder, which sets out certain agreements between the Sellers and the Managing Shareholder regarding the Sale, including the allocation and distribution of the Sale proceeds among the Sellers (copies of the Sellers Omnibus Agreement and the First Amendment to the Sellers Omnibus Agreement are attached to this consent statement as Annex D);

•	the Certificate Sale Support Agreement, as amended, by and among Linwood, Ridgewood Rhode Island, Ridgewood Providence, Genco, Indeck Energy, Trust I, Trust III, Trust IV, Trust V, B Fund and the Managing Shareholder, which allocates certain responsibilities and liabilities related to the Backup Certificate Agreement and the underlying agreement with the power marketer among its parties (copies of the Certificate Sale Support Agreement and the First Amendment to the Certificate Sale Support Agreement are attached to this consent statement as Annex E); and

•	the Agency Agreement, as amended, or the Agency Agreement, by and among Ridgewood Providence, Ridgewood Rhode Island, Linwood, Ridgewood Power Management and Indeck Maine, which provides for Indeck Maine to deliver the RPS Attributes sold under the Backup Certificate Agreement to be delivered directly to the power marketer (copies of the Agency Agreement and the First Amendment to the Agency Agreement are attached to this consent statement as Annex F).

See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS” on page 42.

Fees and Expenses of the Sale

The costs of the solicitation, including the preparation of the consent statement and the related costs of filings, printing and mailing fees and postage, as well as the fee for the fairness opinion of Ewing Bemiss (outlined below), bonus payments other than the Retention Amount, and a financial consultant engaged for the benefit of the Trusts are borne solely by the Trusts. All other transaction expenses related to the Sale will be generally allocated 55% to the Trusts and 45% to Indeck Energy, and will be deducted from the proceeds of the Sale prior to distribution to the Sellers. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Sellers Omnibus Agreement” on page 52. Expenses allocated to the Trusts will be allocated equally between the Trusts, in accordance with their respective equal equity interests in Ridgewood Maine.

The Trusts have paid Ewing Bemiss a total fee in the amount of $75,000 for the fairness opinion and the Trusts and Indeck Energy will also pay to Ewing Bemiss, out of the proceeds of the Sale at the time of the closing of the Sale, a success fee equal to 1.5% of the total purchase price received up to and including $50,000,000, plus 3% of the purchase price received over $50,000,000, or a total of $1,228,290, based on the proceeds of the Sale, less any payments already paid.

The costs of the solicitation to be borne solely by the Trusts are estimated to total $1,030,500. Transaction expenses to be shared by both of the Trusts and Indeck Energy are estimated to be an aggregate of $2,008,290 and include, but are not limited to, fees and expenses incurred by the Sellers relating to the Ewing Bemis success fee and legal and accounting services provided in connection with the Sale.

INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND
OTHER PARTIES

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendations of the Managing Shareholder for the approval of the Sale, you should be aware that Trust IV and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of Trust V (and its respective shareholders). Also, such interests may be in addition to, or different from, the interests of the Managing Shareholder and its executive officers. Neither the Managing Shareholder nor either of the Trusts have independent directors, and thus determinations regarding the Sale have been made for both Trusts solely by the Managing Shareholder. However, the interests of the Managing Shareholder and the shareholders of the Trusts are aligned in that it is in the interests of both the Managing Shareholder and the shareholders to obtain the highest possible consideration for the assets being sold in the transaction and as between the Trusts, each Trust receives one-half of the proceeds of the Sale allocated to the Trusts, which is based on the Trusts’ existing ownership interests in Ridgewood Maine.

The Managing Shareholder is entitled to a share of the net proceeds of the Sale distributed to the shareholders of each of the Trusts by virtue of the Management Share it holds in each of the Trusts. Because “payout” has not occurred, and is not anticipated to occur with respect to the Trusts by the time of, or as a result of, the closing of the Sale, the aggregate net proceeds of the Sale allocable to shareholders of the Trusts, less any funds that are held back will be allocated 99% to the holders of investor shares of beneficial interest of the Trusts and 1% to the Managing Shareholder as holder of the Management Share.

The Managing Shareholder has adopted the Senior Executive Bonus Plan, or the Plan, to provide for the payment by the Managing Shareholder from its assets (and not the assets of any trust managed by the Managing Shareholder) cash bonuses to participants in the Plan. The purpose of the Plan is to motivate participants in the Plan to remain in their positions during the sale of any trust assets.

Under the Plan, once the relevant trust reaches payout, the Managing Shareholder will notionally credit the Plan, depending on the trust, with either 25% or 30% of the payment received by the Managing Shareholder from a trust resulting from the sale of trust assets. A payment is a distribution received by the Managing Shareholder after the Trust is in payout. See “THE TRANSACTION – Distributions by the Trusts” on page 37 for a discussion regarding payout. If any payment were to be received by the Managing Shareholder from either Trust IV or Trust V, the Plan would be paid an amount equal to 25% of such payment.

Participants in the Plan also receive bonus payments in the aggregate at the rate of 30% of any payment received by the Managing Shareholder for sales of assets owned by it and not a trust, an RRP Payment. Cash bonuses are generally paid upon payment of the payment to the Managing

Shareholder or upon receipt by the Managing Shareholder of proceeds from the sale of assets owned by the Managing Shareholder and not a trust, except where the transaction documents require the Managing Shareholder to hold the payment or RRP Payment for some period of time.

The Plan generally requires that the participant remain in the employ of the Managing Shareholder until the sale of assets that generates the payment, except in the case of termination of employment as a result of death or disability or termination of employment by the Managing Shareholder without cause. If the participant terminates his employment voluntarily or his employment is terminated for cause, the participant will lose the right to receive a cash bonus for any asset sale that is consummated subsequent to such termination, except that the participant will remain entitled to receive any cash bonus related to an asset sale that is consummated after termination of employment but was subject to a binding agreement of sale prior to termination of employment.

The initial participants are Randall D. Holmes, President and Chief Executive Officer of the Managing Shareholder and the Trusts (50% of the bonus pool), Douglas R. Wilson, Senior Vice President of the Managing Shareholder and former chief Financial Officer of the Trusts (25% of the bonus pool) and one other executive officer of the Managing Shareholder who is not, and has not been, an executive officer of any of the Trusts.

If a participant is subsequently disqualified from receiving a bonus under the Plan, the bonus that would otherwise have been payable to such participant will be reallocated among the other participants based on their respective proportionate interests in the Plan, unless the participant is Mr. Holmes or his heirs, in which event, that portion of the bonus pool will revert to the Managing Shareholder.

The Sale does not, as of the date of this consent statement generate any such payments to the Managing Shareholder by Trust IV or Trust V, and accordingly, no amounts are expected to be paid to the Plan as a result of the Sale. However, the Sale increases the likelihood that the Managing Shareholder may be required to make incentive payments to the Plan as a result of future sales of assets, if any.

Any payments under the Plan will be borne by the Managing Shareholder and not by any of the trusts. Under the Plan, the three officers have also agreed to be employed by any purchasers of assets from the Trusts as requested by the Managing Shareholder for up to one year. To the extent that the pay any of them receives from any such purchaser is less than the base salary that person currently receives from the Managing Shareholder, the Managing Shareholder has agreed to pay that person 75% of the difference, if any, for one year, even if such officer leaves the employ of the purchaser prior to the end of such one year period, except in the event of death or disability. Covanta is not expected to hire any of these officers. As a part of participation in the Plan, each participant is required to execute a release in favor of the Managing Shareholder and its affiliates and a confidentiality agreement.

The Managing Shareholder and its affiliates own, directly or indirectly, investor shares of beneficial interest of each of the Trusts and will receive a pro rata share of the distributions of each of the Trusts based upon its their ownership of such shares of the Trusts. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 65.

In accordance with each Trust’s Declaration of Trust, upon or prior to the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of each Trust an amount equal to any deficit in the capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2007, the last date such calculation was made, the Managing

Shareholder would have been required to contribute $206,873 to Trust IV and $105,646 to Trust V if the Trusts had been making liquidating distributions.

In August 2008, the Managing Shareholder made a loan to Trust IV in the principal amount of $3,000,000 to fund Trust IV’s required deposit pursuant to an agreement with the power marketer, as security for the performance under such agreement by Indeck Maine, Linwood 0708 LLC (which succeeds to certain obligations of Indeck Maine following the closing of the Sale) and the Ridgewood affiliated entities that own landfill gas generating projects in Rhode Island. The proceeds of the Sale allocated to Trust IV will be reduced by the repayment of the loan, plus estimated interest of $78,750 through January 31, 2009. Upon the closing of the Sale, $1,266,132 of the funds contributed by Trust IV to the Deposit will be returned to Trust IV, in cash, by Indeck Energy and others. See “THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS – Renewable Energy Certificate Sales” on page 53 for a description of the agreement with the power marketer and an explanation of the Deposit.

The Managing Shareholder is currently paid a management fee for the administration of the Trusts and will continue to receive a fee in connection with its administration of Trust IV following the consummation of the Sale.

Ridgewood Power Management, which is an affiliate of the Managing Shareholder and the Trusts, provides managerial and operating services to Indeck Maine. Approximately 30 days prior to the scheduled date of closing, Covanta is to offer employment to employees of Ridgewood Power Management (an affiliate of the Managing Shareholder) working at the sites of the projects owned by Indeck Maine, subject to and in accordance with the terms set forth in an Employee Transfer Agreement, including, without limitation, the payment of bonuses and severance payments estimated to be $1,105,118, which we refer to as the Retention Amount. The participants in the Plan do not receive any benefits under the Employee Transfer Agreement.

THE PURCHASE AND SALE AGREEMENT AND THE ADDITIONAL AGREEMENTS

This section of the consent statement describes the material provisions of the Purchase and Sale Agreement and other related agreements but does not purport to describe all of the Purchase and Sale Agreement or such other agreements. The following summary is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, the Backup Certificate Agreement, the Sellers Omnibus Agreement, and the Certificate Sale Support Agreement, each as amended, which are attached as Annexes A, B, D and E, respectively, and are incorporated by reference into, this consent statement. We urge you to read the full text of these agreements because they are the legal documents that govern the Sale. We have included these agreements in this consent statement to provide you with information about the terms of the agreements.

The Purchase and Sale Agreement

In connection with the Sale, the Purchase and Sale Agreement was entered into by the Sellers and Covanta on August 18, 2008 and was amended on November 11, 2008. Copies of the Purchase and Sale Agreement and the First Amendment to the Purchase and Sale Agreement are attached to this consent statement as Annex A.

Pursuant to the Sale, the Sellers will sell to Covanta all of the limited liability company membership interests of Indeck Maine and all of the Senior Preferred Membership Interests to be issued to the Sellers prior to closing upon conversion of the notes described above, and Indeck Maine will distribute to the Sellers certain of its assets. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Sellers as a result of the Sale is approximately $65,943,009, calculated as follows:

•	an Initial Amount equal to $52,000,000 in cash from Covanta, plus

•	a payment from Covanta estimated to be approximately $6,533,000 for Net Working Capital, as provided for in the Purchase and Sale Agreement and as described below, plus

•	the assignment by Indeck Maine to the Sellers of certain of its accounts receivable, estimated to be approximately $8,472,000, resulting from the sale of certain RPS Attributes (assuming full collection), plus

•	the assignment of any produced but unsold RPS Attributes, estimated to be worth approximately $100,000 (assuming full realization), minus

•	a retention amount equal to $1,105,118, which amount represents an estimate of aggregate payments to be made by Covanta to all employees of Ridgewood Power Management LLC (a Delaware limited liability company that is an affiliate of the Managing Shareholder and which provides staff to the projects owned by trusts managed by the Managing Shareholder) working at the sites of the projects owned by Indeck Maine, as retention bonuses and severance payments, minus

•	a vacation accrual amount equal to $56,873, which amount represents an estimate of vacation payments for employees of Ridgewood Power Management LLC working at the sites of the projects owned by Indeck Maine that are accrued and unused prior to the closing of the Sale.

At closing, Covanta will make the Net Working Capital payment based on an estimate provided by the Sellers. The Purchase and Sale Agreement provides for a true-up payment of the difference between the estimated Net Working Capital paid at closing and the actual Net Working Capital at closing. That payment will be made generally within 90 days after closing.

The Managing Shareholder’s calculation of proceeds contains estimates and assumptions, including an assumed closing date of January 31, 2009. Actual amounts to be received by the Sellers may vary, and such variance may be material. Factors affecting the estimates and assumptions include, without limitation, collections of accounts receivable transferred to the Sellers, changes in the operating performance of Indeck Maine, changes in the assumed closing date, changes in the amounts received from the sale of electricity produced by Indeck Maine prior to closing, the sale of RPS Attributes by Indeck Maine prior to closing, and changes in the cost of fuel.

Under the Purchase and Sale Agreement, the purchase price is the Initial Amount plus closing Net Working Capital, less the Retention Amount and the vacation accrual amount. Net Working Capital represents current assets less current liabilities of Indeck Maine measured in accordance with generally accepted accounting principles, but excluding, as applicable: deposits with customers relating to the production of RPS Attributes; certain accounts receivable relating to the sale of RPS Attributes; current liabilities relating to intercompany notes payable; amounts relating to produced, but unsold, RPS Attributes; off-balance sheet arrangements, contractual obligations and commitments not required to be recorded in accordance with generally accepted accounting principles.

Concurrent with the Sale, and as a condition to the execution and delivery of the Purchase and Sale Agreement, approximately 30 days prior to the scheduled date of closing, Covanta is to offer employment to employees of Ridgewood Power Management working at the sites of the projects owned by Indeck Maine, subject to and in accordance with the terms set forth in an Employee Transfer Agreement, including, without limitation, the payment of the Retention Amount.

Subject to and upon closing, Linwood, a newly formed Delaware limited liability company managed by the Managing Shareholder and owned by Trust IV, will assume and discharge Indeck Maine’s rights, obligations and liabilities arising on and after the closing under the agreement with a power marketer to sell RPS Attributes derived from electricity generated at Indeck Maine’s biomass fueled generating units, or Projects, and from methane gas powered electricity generating plants owned by two of Indeck Maine’s affiliates, Ridgewood Providence and Ridgewood Rhode Island, and located in Johnston, Rhode Island. The other parties and the Trusts have consented, to the extent required, to this assignment and assumption and have agreed to accept Linwood’s performance of Indeck Maine’s obligations under such agreement in the place of Indeck Maine arising on and after closing. Indeck Maine has agreed with Linwood, Ridgewood Providence and Ridgewood Rhode Island, subject to certain limitations, to deliver the RPS Attributes associated with power generated after closing needed for Linwood to perform its obligations under this agreement in the Backup Certificate Agreement (described below).

Closing Conditions

The Sellers’ obligations to complete the Sale are subject to the satisfaction (or waiver) of various closing conditions. These closing conditions, which are more fully set forth in Section 8.2 of the Purchase and Sale Agreement, include the following:

•	Covanta’s representations and warranties must be accurate as of closing.

•	Covanta must have materially performed and complied with all of its covenants, agreements and obligations under the Purchase and Sale Agreement through closing.

•	The Sellers must have received all of the requisite approvals listed in the Purchase and Sale Agreement.

•	Covanta must have received all of the requisite approvals listed in the Purchase and Sale Agreement.

•	There must not be any injunction, judgment, order, decree or ruling in effect preventing the completion of the Sale.

•	Any applicable approvals required from, or any waiting periods imposed by, any governmental authority necessary to complete the Sale (including, under the Hart-Scott-Rodino Antitrust Trust Improvements Act of 1976, or the HSR Act, and under Section 203(a) of the Federal Power Act) must have been received or expired or otherwise been terminated, respectively.

•	The shareholders of each of Trust IV and Trust V must have approved the Sale.

•	Certain agreements related to the Sale (including those described in this section) must be in full force and effect.

•	Covanta must have delivered the requisite certificates and a preliminary non-binding tax allocation schedule to the Sellers (as applicable).

Covanta’s obligations to complete the Sale are subject to the satisfaction (or waiver) of various closing conditions. These closing conditions, which are more fully set forth in Section 8.1 of the Purchase and Sale Agreement, include the following:

•	The representations and warranties of each of the Sellers must be accurate as of closing.

•	Each of the Sellers must have materially performed and complied with all of its covenants, agreements and obligations under the Purchase and Sale Agreement through closing.

•	Covanta must have received all of the requisite approvals listed in the Purchase and Sale Agreement.

•	The Sellers must have received all of the requisite approvals listed in the Purchase and Sale Agreement.

•	There must not be any injunction, judgment, order, decree or ruling in effect preventing the completion of the Sale or that materially affects Indeck Maine or either of the projects owned by Indeck Maine or the real property and improvements that are part of, or are used (or usable) in connection with such projects.

•	Any applicable approvals required from, or any waiting periods imposed by, any governmental authority necessary to complete the Sale (including, under the HSR Act and under Section 203(a) of the Federal Power Act) must have been received or expired or otherwise been terminated, respectively.

•	The Indeck Maine Notes must have been discharged in full and cancelled.

•	Certain agreements related to the Sale (including those described in this section) and certain indemnifications running to Covanta from the Managing Shareholder (with respect to litigation involving the Trusts’ former accountants) and from Ridgewood Providence and Ridgewood Rhode Island, owners of landfill gas generating projects in Rhode Island (with respect to the agreement with the power marketer described above), must be in full force and effect.

•	The Sellers must have obtained all requisite third-party consents (or waivers), permits, approvals, notices and other authorizations.

•	The Amended and Restated Operating Agreement between Indeck Maine and Ridgewood Power Management must have been terminated.

•	The Sellers must have notified the power marketer described above that the assignment of Indeck Maine’s rights and obligations under the agreement with that power marketer is effective at the closing.

•	The Sellers must have delivered the requisite transfer documents and closing certificates to Covanta.

•	Indeck Maine must have contracted with Bangor Hydro-Electric Company to extend its firm point-to-point transmission service for 2009.

The closing is anticipated to occur five days after the date on which all of the closing conditions which are to be satisfied prior to closing are either satisfied or waived by the party for whose benefit the particular closing condition exists, unless otherwise agreed to by the parties to the Purchase and Sale Agreement. The Managing Shareholder currently anticipates that closing will occur in the first quarter of 2009. No assurance can be given that the Sale will occur at all, or that if it does occur, that it will occur on or about the date currently anticipated by the Managing Shareholder.

Termination

The Purchase and Sale Agreement may be terminated at any time prior to closing by the following parties upon any of the following events:

•	By the mutual written consent of the Sellers and Covanta.

•	By either Covanta or the Sellers upon a material breach by the other party of any representation, warranty or covenant in the Purchase and Sale Agreement and the breach continues without cure for a period of 60 days after notice of the breach.

•	By either Covanta or the Sellers if the closing does not occur on or before January 31, 2009, unless extended to February 28, 2009, as provided in the Purchase and Sale Agreement, or the Termination Date, due to the failure of the other party to satisfy any of the closing conditions for which it is responsible, unless the failure results primarily from the non-breaching party breaching any representation, warranty or covenant or failing to fulfill any of its obligations under the Purchase and Sale Agreement.

•	By either Covanta or the Sellers upon the valid issuance of an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the closing, that is not terminated, lifted, vacated or otherwise rendered irrelevant within 90 days after issuance (except that the party seeking to terminate the Purchase and Sale Agreement must use commercially reasonable efforts to prevent the entry of, and to remove, such order, judgment or decree).

•	By either Covanta or the Sellers if any law is enacted by any governmental authority that, directly or indirectly, prohibits the consummation of the Sale;

•	By either Covanta or the Sellers, if the other party becomes bankrupt or insolvent.

•	By either Covanta or the Sellers, if either party has receives notice from any person from whom any consent, permit, approval, release or other authorization is required to satisfy their conditions to close the Sale that such person refuses to grant such waiver, consent, permit, approval, release or other authorization and such person’s refusal cannot be remedied or otherwise addressed by the Termination Date.

•	By the Sellers, if the Sellers cannot obtain the approval of the shareholders of the Trusts to an equitable adjustment of the purchase price for the interests in Indeck Maine using commercially reasonable efforts, if such an adjustment becomes necessary under the Purchase and Sale Agreement as a result of a casualty or condemnation of one of the projects owned by Indeck Maine.

•	By the Sellers at any time before obtaining the approval of the shareholders of the Trusts for a superior proposal for the Sale from another party, provided that Covanta had been given notice of a proposed alternate transaction and the right, exercisable by written notice within a period 10 days of such notice, to match the terms of any such superior proposal and provided that the Sellers pay to Covanta a termination fee equal to five percent of the purchase price upon closing of such superior proposal if such closing occurs within one year after termination.

•	By Covanta in the event that the Sellers and Covanta fail to reach agreement on an equitable adjustment of the purchase price within the 30 days following an election by the Sellers not to cause or failure to complete the restoration, repair or replacement of a major casualty or a condemnation.

•	By Covanta in the event of a willful and material breach by the Sellers (directly or indirectly, though any director, officer or counsel) of the exclusivity covenants set forth in the Purchase and Sale Agreement.

•	By Covanta in the event that the Sellers commence negotiation or discussions with any third party that has made an unsolicited bona fide written proposal for an alternate transaction that the Managing Shareholder has determined in good faith constitutes or is reasonably likely to lead to a superior proposal.

Representations and Warranties

Section 3 of the Purchase and Sale Agreement contains representations and warranties of each of the Sellers (solely as to itself and not with respect to the other Seller) that are made as of the effective date of the Purchase and Sale Agreement and at closing, and which were confirmed as of November 11, 2008. These representations and warranties include, without limitation, representations regarding organization, standing and corporate power, due execution, valid delivery and binding effect of the Purchase and Sale Agreement, compliance with laws, non-contravention with other agreements or arrangements, payment of brokers’ fees, and debt due from Indeck Maine to the Sellers.

Such warranties terminate immediately after the closing, and the Sellers will not be liable to Covanta or any other person, and will be released from all liabilities and obligations under the Purchase and Sale Agreement immediately after the closing.

Section 4 of the Purchase and Sale Agreement contains joint and several representations and warranties of the Sellers to Covanta as to Indeck Maine and the projects of Indeck Maine as of the effective date of the Purchase and Sale Agreement and as of the closing. These representations and warranties include, without limitation, representations regarding the following:

•	The organization, standing and corporate power of Indeck Maine.

•	The ownership by the Sellers of good and valid title to all of the Interests in Indeck Maine, free and clear of liens or other encumbrances.

•	Indeck Maine’s compliance with laws.

•	Non-contravention with other agreements or arrangements.

•	Compliance with permits and other governmental approvals and authorizations held by Indeck Maine and limitations on restrictions to transfer such permits, approvals and authorizations.

•	Rights in Indeck Maine as to its profits and losses and with respect to agreements and understandings with, or relating to, the management of, or any shareholder or equity rights in, Indeck Maine.

•	Rights in the real property of Indeck Maine and assets located at the Indeck Maine project sites.

•	The absence of ownership by Indeck Maine of any assets, interests or business including any interests in any joint venture, partnership, proprietorship, corporation or other business entity, other than those related to the projects owned by Indeck Maine and other than as set forth in the agreement with the power marketer.

•	The absence of undisclosed written contracts or agreements providing for the sale of any amount of capacity, energy or environmental attributes from the projects owned by Indeck Maine (whether or not entered into in the ordinary course of business), and the disclosure in the Purchase and Sale Agreement of all material contracts to which Indeck Maine is a party.

•	The absence of any pending or, to Sellers’ knowledge, threatened actions, suits, claims, demands or other proceedings that would be reasonably likely to result in a material adverse effect on Indeck Maine or either project.

•	The validity and effect of all insurance policies held by Indeck Maine insuring the projects owned by Indeck Maine and the absence of the receipt by Indeck Maine of any notice of termination or cancellation on any such policy.

•	The absence of any direct hiring of any employees by Indeck Maine since 1999, the disclosure in the Purchase and Sale Agreement of a list of all benefit plans in which the Ridgewood Power Management employees who operate the projects owned by Indeck Maine participate, and the provision that no such benefit plan would reasonably result in a payment or the provision of benefits as a result of the Sale.

•	Compliance by Indeck Maine with environmental laws, possession of all environmental permits needed to operate its business and the projects owned by Indeck Maine (other than as set forth in the Purchase and Sale Agreement), and the absence to Seller’s knowledge of any environmental liabilities that could have a material adverse effect on any project that is not disclosed in the Purchase and Sale Agreement.

•	The absence of the receipt by Indeck Maine of notice of any pending or threatened condemnation proceeding that could reasonably be expected to have a Material Adverse Effect, as such term is defined in the Purchase and Sale Agreement, other than as set forth in the Purchase and Sale Agreement.

•	The completeness and accuracy in all material respects of the Indeck Maine minute books and financial records previously provided by the Sellers to Covanta.

•	The fair presentation of the financial condition of Indeck Maine, consistent with generally accepted accounting principles, by the Indeck Maine balance sheet as of September 30, 2008 that was delivered to Covanta.

•	Indeck Maine’s liabilities as of the closing, which, to the Seller’s knowledge, will only include liabilities included in the balance sheet described above, current liabilities incurred in the ordinary course of business, and liabilities incurred in compliance with the Purchase and Sale Agreement that are not in excess of $500,000 (except as set forth in the Purchase and Sale Agreement).

•	Indeck Maine having filed (or having caused to be filed) all required tax returns, those tax returns are true and correct in all material respects, and all taxes required to be paid by Indeck Maine have been fully paid or disclosed and fully provided for in Indeck Maine’s financial statements.

•	The absence, to the knowledge of the Sellers, of either the Sellers or Indeck Maine having taken any action since May 31, 2008 that would breach the provisions in the Purchase and Sale Agreement relating to the operation of the projects owned by Indeck Maine.

Except for the warranty as to title to the Interests, such warranties terminate immediately after the closing, and the Sellers will not be liable to Covanta or any other person, and will be released from all liabilities and obligations under the Purchase and Sale Agreement immediately after the closing.

Section 5 of the Purchase and Sale Agreement contains representations and warranties of Covanta that are made as of the effective date of the Purchase and Sale Agreement, and at closing. These representations and warranties include, without limitation, representations regarding organization, standing and corporate power, compliance with laws, non-contravention with other agreements or arrangements, as well as each of the following:

•	Covanta’s status as a party to an agreement with Merrill Lynch & Co. requiring the payment of fees in connection with the Sale.

•	The absence of any liability or obligation of Covanta to pay any fees or commissions to any other broker, finder or agent with respect to the Sale for which the Sellers could become liable or obligated.

•	No action, suit, claim, demand or other proceeding is pending or, to Covanta’s knowledge, threatened that would be reasonably likely to result in a material adverse effect on Covanta’s ability to execute and deliver the Purchase and Sale Agreement and the other agreements to which Covanta is a party or to perform its obligations or that questions the validity of the Purchase and Sale Agreement or the other agreements to which Covanta is a party or of any action taken or to be taken pursuant to or in connection with the provisions of the Purchase and Sale Agreement or other agreements described in this section.

•	Covanta has no knowledge of any breach by the Sellers of any representation or warranty contained in the Purchase and Sale Agreement, or of any condition or circumstance that would excuse Covanta from performance of its obligations under the Purchase and Sale Agreement or the other agreements to which Covanta is a party.

•	Covanta has sufficient funds available to it to pay the purchase price on the closing date and to pay the working capital payment and to enable Covanta to perform all of its obligations under the Purchase and Sale Agreement and the other agreements to which Covanta is a party.

Covenants

During the period commencing on the Effective Date and ending at the time of the closing, or the Interim Period, the Sellers agree to operate and maintain the business of Indeck Maine in the ordinary course, unless otherwise contemplated by the Purchase and Sale Agreement or with the prior written consent of Covanta. During the Interim Period, the Sellers will not permit Indeck Maine to take any of the following actions without the consent of Covanta:

•	Amend its organizational documents or undertake any recapitalization, reorganization, liquidation, dissolution or winding up.

•	Except as provided in the Sellers Agreement, issue any equity Interests.

•	Sell, lease, transfer or otherwise dispose of, any assets, other than as used, consumed or replaced in the ordinary course of business consistent with good engineering practices, or materially encumber, pledge, mortgage or suffer to be imposed on any assets any material encumbrance other than permitted encumbrances.

•	Terminate, materially amend, permit the lapse of or fail to renew or otherwise materially modify any material project contract or permit other than in the ordinary course of business, as required by any governmental authority, as may be required in connection with any applicable law, or as may be required in connection with transferring the Sellers’ rights or obligations thereunder to Covanta.

•	Enter into or assign any project contract requiring payments by or to Indeck Maine in excess of $250,000 or, except as set forth in the Purchase and Sale Agreement, incur indebtedness in excess of $250,000 that would remain outstanding after the closing, other than in the ordinary course of the Indeck Maine’s business or in response to an emergency situation.

•	Make any tax election or revoke any tax election, change the method of tax accounting, amend any tax Return, settle or compromise any claim, notice, audit report or assessment in respect of taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, or make any other agreement with respect to an amount of taxes in excess of $10,000.

•	Elect to be taxed as a corporation for federal or any state income tax purposes.

•	Make any expenditure to operate and maintain the projects owned by Indeck Maine in excess of $250,000 per individual expenditure, other than (i) in the ordinary course of the Indeck Maine’s business or (ii) in response to an emergency situation.

•	Make any capital expenditure in excess of $250,000 per individual expenditure that is not in accordance with the capital commitments included in the Purchase and Sale

Agreement, except for (i) those capital expenditures necessitated by good engineering practice, with respect to which the Sellers shall advise Covanta of the proposed incurrence thereof not less than ten days prior to the time the capital expenditures are to be made, (ii) capital expenditures made in the ordinary course of the Indeck Maine’s business and (iii) capital expenditures made in response to an emergency situation.

•	Except as set forth in the Purchase and Sale Agreement, hire or engage any person as an employee or service provider; or make any wage or benefit adjustment for any person performing services for Indeck Maine, except as required by applicable laws.

•	Change any of its financial accounting methods, policies or practices, except as required by generally accepted accounting principles.

•	Make any loans or advances to any person or entity, or make any guarantee for the benefit of any person or entity.

•	Declare, make or pay any dividends or equity distributions to the Sellers, or pay any other return of or on the capital investments of the Sellers, including any payment of principal of or interest on the Indeck Maine Notes other than (i) as provided in the Sellers Omnibus Agreement, and (ii) the transfer by Indeck Maine pursuant to the terms of the Backup Agreement of all of its right, title and interest in and to the Deposit described below.

•	Except as set forth in the Purchase and Sale Agreement, pay, discharge, settle, satisfy or compromise any (i) liabilities or obligations, except in the ordinary course of business, or (ii) claims or any actions or proceedings or otherwise waive any rights, which in either case would result in a material adverse effect on the Indeck Maine or any project owned by Indeck Maine.

•	Acquire, merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any assets or business of, any person or any other business organization or division thereof.

•	Enter into any agreement, or otherwise become obligated, to take any of the foregoing actions.

•	Make any material change to the timing, duration, scope, cost or nature of any scheduled outage for the projects owned by Indeck Maine.

In the event that (a) one or more casualty events results in costs to restore the affected project that are less than or equal to 20 percent of the value of the affected project or (b) one or more condemnations results in proceeds less than or equal to 20 percent of the value of the affected project, 20 percent or less of the total land area of the affected project is subject to that condemnation and ingress and egress to the affected project are not materially adversely affected by that condemnation, the Sellers will cause Indeck Maine to restore, repair or replace the affected project prior to the closing an in any event no later than 90 days following that casualty or condemnation. On the other hand, if one or more casualty events results in costs to restore the affected project that are more than 20 percent of the value of the affected project or one or more condemnations results in proceeds equal to more than 20 percent of the value of the affected project, more than 20 percent of the total land area of the affected project is subject to that condemnation or ingress and egress to the affected project are materially adversely affected by that condemnation, or a Major Loss, the Sellers have the option to cause Indeck Maine to repair, replace or restore the assets relating to that Major Loss.

If Sellers choose to repair, replace or restore those assets, Covanta may either:

•	choose to make completion of those repairs, replacements or restoration a closing condition and the closing will be postponed by a reasonable time for that completion, as agreed by Covanta and the Sellers; or

•	allow the closing to occur prior to the completion of those repairs, replacements or restoration, provided that the Sellers must agree to cause the completion of those repairs, replacements or restoration after the closing.

If the Sellers elect not to cause the repair, replacement or restoration of the assets subject to a Major Loss or fail to complete that repair, replacement or restoration by the date agreed upon by the Sellers and Covanta, then the Sellers and Covanta will negotiate in good faith in an effort to agree upon an equitable adjustment to the purchase price to reflect the effects of the Major Loss. In the event that Sellers and Covanta are unable to reach agreement on such an equitable adjustment within 30 days, Covanta will have the option to either proceed with the closing with an adjustment to the purchase price equal to the Sellers’ last offer of equitable adjustment (and in that event, the Sellers will assign over all of the insurance and condemnation proceeds attributable to that Major Loss less expenses incurred by the Sellers) or terminate the agreement.

In all other respects, the risk of loss, damage or condemnation during the Interim Period shall be borne by the Sellers.

Neither the Sellers nor Indeck Maine may solicit other offers to acquire the Interests or otherwise acquire control of Indeck Maine, its assets or any of the projects owned by Indeck Maine. In the event that the Sellers receive a proposal for such an alternate transaction, they will notify Covanta within 24 hours. If the Sellers conclude that the proposal is or could become superior to the Sale, they will provide notice to Covanta, and Covanta will have 10 days after receiving that notice to match that proposal. If Covanta does not submit a matching proposal or if the Sellers and Covanta are unable to reach an agreement on a matching proposal within five business days, the Sellers may terminate the Purchase and Sale Agreement upon the payment to Covanta of a termination fee equal to five percent of the purchase price, if the closing of such superior proposal occurs within one year after such termination.

Covanta and the Sellers agree in the Purchase and Sale Agreement to report all items of income, gain, or loss consistent with the principles set forth in Situation 2 of Revenue Ruling 99-6 whereby:

•	Indeck Maine will be treated as terminating pursuant to Internal Revenue Code Section 708(b)(1)(A);

•	the Sellers shall report the gain or loss on the Sale of the Interests in accordance with Internal Revenue Code Section 741; and

•	Covanta will treat the acquisition as if the Indeck Maine made a liquidating distribution of its assets to the Sellers and, immediately following such liquidating distribution, Covanta acquired by purchase all of Indeck Maine’s assets.

Within 90 days after the closing date, Covanta is required to prepare and deliver to the Sellers an allocation schedule allocating the purchase price and any such other relevant items among Indeck Maine’s assets.

Indemnification

Subject to the limitations set forth in the Purchase and Sale Agreement, Covanta will indemnify each Seller, its affiliates, successors and assigns, and all of their respective shareholders against losses that result from:

•	any third party claim against any Seller based on Covanta’s ownership or operation of Indeck Maine on or after the date of closing;

•	all environmental liabilities arising on or after the date of closing; and

•	a breach of Covanta’s obligations under the Employee Transfer Agreement;

however, such indemnities shall in no event exceed, in the aggregate, 20% of the purchase price, subject to exceptions for fraud and payments due under the Employee Transfer Agreement.

Sellers will indemnify Covanta for liabilities arising out of certain of Indeck Maine’s pre-closing obligations under RPS Attributes sales agreements.

The Purchase and Sale Agreement and the separate confidentiality agreement between Covanta and the Managing Shareholder, dated February 19, 2008, requires Covanta to maintain the confidentiality of information relating to the Managing Shareholder, the Trusts, Indeck Maine and the projects owned by Indeck Maine and the negotiations regarding acquisition of Indeck Maine by Covanta, with certain exceptions.

No party may assign its rights under the Purchase and Sale Agreement without the prior written consent of the other parties thereto, except for certain assignments by Covanta.

Sellers Omnibus Agreement

In connection with the Sale, the Sellers, and for limited purposes, the Managing Shareholder, have entered into a Sellers Omnibus Agreement, dated as of August 19, 2008, as amended, which we refer to as the Sellers Omnibus Agreement. Subject to the provisions of the Sellers Omnibus Agreement and effective three days prior to the scheduled closing date, each of the Sellers will contribute all of its Indeck Maine Notes to Indeck Maine in exchange for units of a new class of membership interests in Indeck Maine, the Senior Preferred Membership Interests. Indeck Maine will cancel the Indeck Maine Notes upon the issuance of the Senior Preferred Membership Interests, and distributions to the Sellers will be changed to account for the Senior Preferred Membership Interests at that time.

Pursuant to the Sellers Omnibus Agreement, each of Ridgewood Maine and Indeck Energy have authorized the Managing Shareholder to act on its behalf in connection with the preparation of the Purchase and Sale Agreement or of an alternative agreement reflecting a superior proposal to the Sale.

In the event the Sale closes, or alternatively, in the event of the closing of a superior proposal to the Sale, the proceeds of the Sale or the superior proposal will be allocated between the Sellers as follows: first, to the payment of transaction costs attributable to the Sale, generally allocated 55% from the proceeds received by Ridgewood Maine and 45% from the proceeds received by Indeck Energy; second, to Ridgewood Maine and Indeck Energy according to their pro rata ownership of Senior Preferred Membership Interests to be issued to the Sellers prior to the closing date in the estimated amount of $22,803,275 as of January 31, 2009; and third, all remaining proceeds of the Sale will be paid 55% to Ridgewood Maine and 45% to Indeck Energy, except that a total of $2,500,000 of the Sellers’ proceeds ($1,375,000 for the account of Ridgewood Maine and $1,125,000 for the account of Indeck Energy) will be held in escrow by Ridgewood Maine, at closing, to reserve for any amounts that may be due back to Covanta resulting from the Net Working Capital true-up, and will be distributed in accordance with the Sellers Omnibus Agreement, to the Sellers, as well as any payments received from Covanta as a result of the true-up. Any amounts due from Covanta as result of the true-up of Net Working Capital will be remitted into escrow and then distributed to the Sellers when made by Covanta. Amounts collected from transferred accounts receivable as well the amounts collected from the sale of transferred RPS Attributes will be remitted into escrow and distributed in accordance with the Sellers Omnibus Agreement.

Renewable Energy Certificate Sales

Under a pre-existing agreement, a power marketer purchases RPS Attributes from Indeck Maine and methane gas powered electric generating plants owned through entities owned indirectly by Trust I, Trust III, Trust IV and B Fund located in Johnston, Rhode Island, which we refer to collectively as the Rhode Island Projects. RPS Attributes are the attributes used by utilities and other entities that serve retail electric customers to comply with the RPS laws in certain states that require that a defined amount of the power sold in that state come from renewable generators. The agreement provides the power marketer with options to purchase the RPS Attributes on an annual basis, with the last option being exercisable for 2009.

In connection with the Sale, Indeck Maine and the other parties amended the above agreement with the power marketer to provide for, among other things, the assignment of Indeck Maine’s obligations to Linwood as of the closing of the Sale and the release of certain collateral provided by Indeck Maine, Trust IV, Trust V and B Fund to secure the obligations under that agreement. In exchange for those and other agreements in that amendment, Trust IV deposited $3,000,000 and Trust V deposited $3,120,000, which we refer to together with funds already on deposit pursuant to the agreement with the power marketer as the Deposit, into an account that serves as security to the power marketer for the performance by Indeck Maine and the entities that own the Rhode Island Projects of their respective obligations to sell RPS Attributes derived from electric power generated at their plants. As of October 31, 2008, the Deposit totals approximately $9,121,000, plus accrued interest. Upon the closing, the Deposit will be re-allocated as provided in the Certificate Sale Support Agreement, and as a result, as of January 31, 2009, it is estimated that $1,266,132 and $1,491,811 will be returned in cash to Trust IV and Trust V, respectively, by Indeck Energy and others. The funding of the Deposit by Trust IV referred to above was accomplished by Trust IV borrowing $3,000,000 from the Managing Shareholder, which loan is to be repaid at the closing of the Sale.

Backup Certificate Agreement

Indeck Maine, Ridgewood Providence, Ridgewood Rhode Island, Linwood, Genco, and for limited purposes, Covanta, have entered into a Backup Certificate Agreement, dated as of August 19, 2008, as amended, which we refer to as the Backup Agreement. The operative provisions of the Backup Agreement shall become effective upon the closing. Subject to such provisions of the Backup Agreement, Indeck Maine has agreed to sell to Ridgewood Providence, Ridgewood Rhode Island, Linwood and Genco, a portion of its RPS Attributes associated with power generated after the closing, to be used in satisfaction of Ridgewood Providence’s, Ridgewood Rhode Island’s and Linwood’s obligations under the agreement with the power marketer to provide the power marketer with the RPS Attributes required to satisfy its option to purchase additional RPS Attributes for 2008 (and for 2009, if the power marketer so elects). If the power marketer fails to exercise its option for 2009, the related provisions in the Backup Agreement will have no further force or effect.

In the event that Indeck Maine delivers fewer RPS Attributes than it is required to deliver under the Backup Agreement, Indeck Maine will pay damages to Ridgewood Providence, Ridgewood Rhode Island, Linwood and Genco, as calculated in the Backup Agreement. Pursuant to the Backup Agreement, Covanta will deliver to Ridgewood Providence, Ridgewood Rhode Island, Linwood and Genco a guaranty, which we refer to as the Covanta Guaranty, of the obligations of Indeck Maine to pay those damages under the Backup Agreement, with an amount guaranteed not to exceed 80 percent of the Deposit and not to exceed $3,000,000.

Pursuant to an Agency Agreement dated as of August 19, 2008, as amended, among Ridgewood Providence, Ridgewood Rhode Island, Linwood, Ridgewood Power Management and Indeck Maine, Indeck Maine will deliver its RPS Attributes under the Backup Agreement directly to the power marketer in satisfaction of Ridgewood Providence’s, Ridgewood Rhode Island’s and Linwood’s obligations under the agreement with the power marketer and will be paid directly by the power marketer for those RPS Attributes.

Under the Purchase and Sale Agreement and the Backup Agreement, Ridgewood Providence, Ridgewood Rhode Island and Linwood must obtain Covanta’s or Indeck Maine’s consent to amend the agreement with the power marketer if that amendment would impact Indeck Maine’s rights and obligations under the Backup Agreement or the Agency Agreement. Ridgewood Providence, Ridgewood Rhode Island, Linwood and Genco must deposit $6,000,000 in escrow for the benefit of Indeck Maine, which we refer to as the Backup Deposit, if they enter into an amendment that materially reduces their contractual incentives or remedies of the power marketer under such agreement, which Backup Deposit will serve as collateral for their obligations to Indeck Maine under the Backup Agreement. Ridgewood Providence, Ridgewood Rhode Island, Linwood Genco, Indeck Maine and Capital One N.A., as escrow agent, entered into an escrow agreement, dated as of August 19, 2008, to arrange for Capital One to hold the Backup Deposit in escrow if the Backup Deposit were to be required.

Certificate Sale Support Agreement

The Certificate Sale Support Agreement, dated as of July 31, 2008, as amended, by and among Linwood, Ridgewood Rhode Island, Ridgewood Providence, Genco, Trust I, Trust III, Trust IV, Trust V, B Fund, Indeck Energy and Ridgewood Power Management provides for the allocation of title to the Deposit, the allocation of the Backup Deposit as described above, and the allocation of any liability among the parties to the Certificate Sale Support Agreement and the Backup Agreement in the event of a default thereunder whereby damages are payable.

Prior to the closing, title to the Deposit is allocated as set forth in Schedule 1 to the Certificate Sale Support Agreement. After the closing, the amount in the Deposit is to be reallocated as set forth in Schedule 2(b) to the Certificate Sale Support Agreement and as a result, it is estimated that as of January 31, 2009, Indeck Energy and others will transfer $1,266,132 to Trust IV and $1,491,811 to Trust V after the close of the Sale.

In addition, the Certificate Sale Support Agreement calls for each of its parties to be responsible for payments under the Backup Agreement or losses under the agreement with the power marketer that are caused by a breach of those agreements. Linwood is responsible for payments due to Indeck Maine for RPS Attributes purchased under the Backup Agreement (to the extent Indeck Maine is not paid directly by the power marketer) and for losses incurred by the other parties under the agreement with the power marketer as a result of Indeck Maine’s failure to deliver RPS Attributes under the Backup Agreement. To the extent that the Backup Deposit is required to be funded, the Certificate Sale Support Agreement provides for Ridgewood Providence to deposit

27.23% of that amount and for Ridgewood Rhode Island to deposit 72.77% of that amount. Finally, the Certificate Sale Support Agreement requires Trust V to indemnify Trust IV for 50% of any losses incurred by Trust IV as a result of its ownership of Linwood and requires Linwood to use commercially reasonable efforts to collect amounts due on certain RPS Attributes, to hold the RPS Attributes and related accounts receivable as agent for Sellers, and to pay these amounts to Sellers as provided in the Sellers Omnibus Agreement.

REGULATORY MATTERS

Covanta filed its notification report pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on September 8, 2008 and Trust V and Trust IV filed their notifications on September 9, 2008. Each of Trust IV, Trust V and Covanta requested early termination of the statutory 30 day waiting period which ends on October 9, 2008. Effective on September 16, 2008, Covanta and Trust IV, and effective on September 19, 2008, Trust V, received approval from the Federal Trade Commission, or FERC, of the early termination of the statutory 30 day waiting period which otherwise would have ended on October 9, 2008.

On September 4, 2008, Covanta, Indeck Maine, Indeck Energy and Ridgewood Maine submitted to the FERC a joint application requesting approval to transfer ownership of Indeck Maine and requesting expedited consideration of the matter, and such approval was granted on October 20, 2008. As a result of the First Amendment to the Purchase and Sale Agreement, if necessary, in consultation with FERC staff, the parties to the joint application under Section 203(a) of the Federal Power Act may file an amended application with FERC, which, if filed, would be subject to the approval of FERC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General Discussion

This section is a discussion of the material United States federal income tax consequences that pertain to shareholders of the Trusts upon: (i) the exchange of the Indeck Maine Notes into Senior Preferred Membership Interests; (ii) the assignment by Indeck Maine to Ridgewood Maine of all of its rights to certain of the accounts receivable attributable to the sale of RPS Attributes and all of its rights to the produced but unsold RPS Attributes; (iii) the Sale by Ridgewood Maine and Indeck Energy of all of their membership interests in Indeck Maine to Covanta; and (iv) the dissolution and liquidation of Ridgewood Maine.

The information in this discussion reflects the tax return positions that the Managing Shareholder intends to take on the United States federal income tax return of Ridgewood Maine and, since Ridgewood Maine is treated as a partnership, the Trusts’ United States federal income tax returns. While the Managing Shareholder believes that the Internal Revenue Service (IRS) will accept these reporting positions, we have not received any opinion of counsel with respect to same and, accordingly, there can be no assurance that the IRS will not challenge any of the reporting positions described in this discussion nor that any challenge will not be sustained by the courts. If the IRS successfully challenges these return positions after an audit of the income tax returns of Ridgewood Maine and/or the Trusts or any shareholder, the IRS may compute the tax effect on each of Trusts’ shareholders and assess additional tax liability (plus penalties and interest) on each of Trusts’ shareholders for the year of the Sale.

The information in this discussion is based on the federal income tax laws as in effect on the date of this consent statement. The laws include the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as expressed in private letter rulings that are not binding on the IRS except for a taxpayer that receives the ruling, and published court decisions. There is a risk that future legislation, regulations, administrative interpretations or court decisions will significantly change the current law or adversely affect existing interpretations of the federal income tax laws. Any change could apply retroactively to transaction preceding the date of the change.

This section only applies to shareholders that are U.S. Holders. For purposes of this consent statement, a U.S. Holder is any shareholder that is: (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons or has a valid election in effect under applicable United States treasury regulations to be treated as a United States person, or (iv) an estate that is subject to United States federal income tax on its income regardless of source.

This section does not discuss all aspects of United States federal income taxation that might be relevant to a specific U.S. Holder in light of his, her or its own particular investment or tax circumstances. In particular, except as otherwise expressly provided, the following discussion has only limited application to shareholders that are corporations, partnerships, limited liability companies, estates, trusts, nonresident aliens or to shareholders who are subject to specialized tax treatment, including individual retirement and other tax-deferred accounts, banks and other financial institutions, insurance companies, tax-exempt organizations, dealers, brokers or traders in securities or currencies and persons subject to the alternative minimum tax.

This section does not address any foreign, state and local income tax considerations except where specifically identified, and those consequences may be materially different from the United States federal income tax consequences described in this summary. Each shareholder should consult his, her or its own tax advisor regarding the application of the income tax laws of his, her or its state of residence.

A shareholder that is itself a partnership or limited liability company and whose partners or investors include foreign persons should consult with its own tax advisor regarding any special United States tax consequences to it and its partners or investors that may result from the Sale described in this consent statement.

Shareholders which are Keogh plans, pension and profit sharing plans or other employee benefit plans qualifying under Code Section 401(a), which we refer to herein as “Qualified Plans,” individual retirement accounts described in Code Section 408 (IRAs) or charitable organizations generally exempt from taxation under Code Section 501(c), which we refer to herein as “Exempt Organizations,” which are otherwise exempt from the imposition of federal income tax should be aware that generally any income resulting from their interests in Trust V has been, and will continue to be, subject to taxation as unrelated business taxable income. Shareholders which are Exempt Organizations should consult their own tax advisors regarding the tax treatment of the proposed transaction.

This discussion is not intended to be, and it should not be construed by shareholders as tax advice. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations. The following discussion is not a substitute for careful tax planning by each shareholder in consultation with his, her or its own tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU THAT WILL RESULT FROM THE SALE DESCRIBED IN THIS CONSENT STATEMENT, WITH REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU.

Pass-Through Treatment of Income Generally

Each of Indeck Maine, Ridgewood Maine and the Trusts are treated for United States federal income tax purposes as a “partnership”. Generally, a partnership incurs no federal income tax liability; instead, each partner of a partnership is required to take into account such partner’s allocable share of items of income, gain, loss and deduction of the partnership in computing such partner’s United States federal income tax liability, even if no cash distributions are made. Accordingly, each shareholder reports his, her, or its allocable share of the income, gains, deductions, and/or losses, if any, earned by Ridgewood Maine, including in connection with the Sale of the membership interests in Indeck Maine by Ridgewood Maine.

Exchange of the Indeck Maine Notes for Senior Preferred Membership Interests

Cancellation of Debt Income Analysis

Generally, when a partnership transfers partnership interests in the partnership to a creditor in satisfaction of partnership debt, the partnership recognizes cancellation-of-debt income in the amount that would be recognized if the debt were satisfied with an amount of money equal to the fair market value of the partnership interest. Upon the exchange of the Indeck Maine Notes, Ridgewood Maine will receive the Senior Preferred Membership Interests providing Ridgewood Maine with a liquidation preference upon the Sale of the membership interests in Indeck Maine.

Ridgewood Maine intends to take the reporting position that the fair market value of the liquidation preference and, therefore, the fair market value of the membership interests that Ridgewood Maine will receive in this exchange, will equal the principal and accrued interest due under the Indeck Maine Notes. Accordingly, neither Ridgewood Maine nor the Trusts should incur any cancellation-of-debt income in connection with the exchange of the Indeck Maine Notes.

Recognition of Gain on Deemed Distribution of Money Analysis

When a partnership liability is converted into partnership interests, there is effectively a decrease in the partnership’s liabilities and a corresponding decrease in each partner’s share of partnership liabilities for each partner who is treated as having an allocable share of such converted partnership liability. A decrease in a partner’s share of partnership liabilities is generally treated as a deemed distribution of money by the partnership to such partner and this deemed distribution is taxable to the partner if, and only to the extent that, the deemed distribution exceeds such partner’s adjusted tax basis in his, her or its partnership interests. When a partnership liability is converted into partnership interests, however, the converting partner increases his, her or its adjusted basis in its partnership interests by an amount equal to such partner’s basis in the liability immediately prior to the conversion. Accordingly, if any partner’s basis in his, her or its allocable share of any converted partnership liability equals or exceeds the amount of the converted partnership liability, the deemed distribution should be non-taxable. Ridgewood Maine’s tax basis in the Indeck Maine Notes is the same as the outstanding principal and accrued interest on the Indeck Maine Notes, and, therefore, upon the conversion of the Indeck Maine Notes into the Senior Preferred Membership Interests, Ridgewood Maine intends on taking the position that such conversion will be non-taxable.

Distribution of Accounts Receivables and RPS Attributes

As contemplated by the Purchase and Sale Agreement, Indeck Maine will assign to Ridgewood Maine all of its rights to certain of the accounts receivable resulting from the sale of the RPS Attributes and all of its rights to any and all produced but unsold RPS Attributes. Indeck Maine intends to treat these assignments as current distributions. Generally, a current distribution of non-cash property from a partnership to one of its partners is not taxable to the distributee partner. Instead, the distributee accepts the property with a tax basis equal to the partnership’s tax basis in the property immediately prior to the distribution and the distributee reduces its tax basis in its partnership interests (but not below zero) by the tax basis in the distributed property. Indeck Maine’s tax basis in the accounts receivable resulting from the sale of the RPS Attributes is equal to the face value of the accounts receivable and Indeck Maine has no tax basis in the produced but unsold RPS Attributes. Accordingly, when Indeck Maine distributes such assets to Ridgewood Maine: (a) Ridgewood Maine will inherit a tax basis in the accounts receivable attributable to the sale of the RPS Attributes equal to their face value; (b) Ridgewood Maine will inherit a zero tax basis in the produced but unsold RPS Attributes; and (c) Ridgewood Maine’s tax basis in its membership interests in Indeck Maine will be reduced (but not below zero) by the tax basis in the accounts receivable attributable to the sale of the RPS Attributes. Upon the collection by Ridgewood Maine of the cash attributable to these assets, Ridgewood Maine will recognize income or expense to the extent that amounts collected differ from their recorded basis.

Sale of Indeck Maine

Determination of Taxable Income Generally

As contemplated by the Purchase and Sale Agreement, each of Ridgewood Maine and Indeck Energy will sell all of their Interests in Indeck Maine to Covanta. Consistent with the principles set forth in IRS rulings, Ridgewood Maine and Indeck Energy will treat the Sale as a sale of partnership interests and Covanta will treat the Sale as an acquisition of all of the assets of Indeck Maine.

Generally, upon the sale of partnership interests by a partner, the selling partner recognizes gain or loss from the sale or exchange of a capital asset. The amount of gain is equal to the excess, if any, of the amount realized from the disposition over the partner’s adjusted tax basis in its partnership interests. The amount of loss is equal to the excess, if any, of the partner’s adjusted tax basis in his, her or its partnership interests over the amount realized from the disposition. Ridgewood Maine estimates that the sale of the Senior Preferred Membership Interests will not generate any taxable gain or loss. This is because the amount realized attributable to such Interests will equal its adjusted tax basis in such Interests. Further, Ridgewood Maine estimates that the sale of the other Interests will generate a taxable capital gain. This is because its amount realized on the sale of such Interests is expected to exceed its tax basis in such Interests (as adjusted as a result of Ridgewood Maine’s allocable share of the taxable income or loss attributable to current year operations and the distributions of the accounts receivable attributable to the sale of the RPS Attributes). For United States federal income tax purposes, individuals and partnerships are taxed at favorable long-term capital gains rates (currently for most types of capital assets, at a maximum rate of 15%) on gains from the disposition of capital assets that are held by a taxpayer for more than 12 months. Since Ridgewood Maine has held these Interests for more than 12 months, the Managing Shareholder expects to report the capital gain as long-term capital gains.

Notwithstanding, any gains earned in connection with the sale of partnership interests are generally subject to ordinary income tax rates to the extent that the partnership owns substantially appreciated inventory and/or unrealized receivables as of the date of the sale. Indeck Maine will not have any substantially appreciated inventory as of the date of the Sale. However, Indeck Maine will have unrealized receivables (notwithstanding that the accounts receivable attributable to the sale of the RPS Attributes will have been distributed prior to the Sale). This is because, for these purposes, the Internal Revenue Code defines unrealized receivables to include property that is subject to recapture as a result of the depreciation deductions allowed with respect to the property. Since Indeck Maine does have property subject to recapture, it will have unrealized receivables and, accordingly, a portion of the gains earned by Ridgewood Maine upon the Sale of the Interests will be taxed at ordinary income tax rates.

Regardless of how the income is characterized (whether long-term capital gains or ordinary income), each shareholder will be obligated to report his, her or its allocable share of income on his, her or its income tax return. For those shareholders who, like us, are calendar year taxpayers, such income will be taken into income in the calendar year in which the Sale closes.

Impact of Application of Change in Accounting Method

Indeck Maine currently depreciates its productive assets for tax purposes over a 20-year life. It is possible that, under IRS regulations, these assets should have been depreciated over only a five-year life. As part of its preparation of its 2008 tax returns, Indeck Maine intends to file with the IRS an Application for a Change in Accounting Method requesting a change relative to depreciation from 20 years to 5 years. This application for the change in accounting method will either result in approval of the five year life or alternatively in the IRS leaving the life at 20 years. Failing to make this application could result in the IRS taking the position, on a potential audit, that the depreciation expense under the current 20-year life was incorrect and such erroneous depreciation expense would be compared with the correct depreciation expense under the 5-year life with the IRS potentially requiring Indeck Maine to reduce the basis in its assets by the difference between the depreciation reported resulting in an increase in gain without a corresponding depreciation deduction for such under reported depreciation.

Impact of Holdbacks from Distributions on Taxable Income

If the shareholders of each of the Trusts approve the Sale, and if the Sale is subsequently consummated, the Managing Shareholder intends to distribute to the shareholders of each of the Trusts Ridgewood Maine’s portion of the proceeds, less: amounts described under “THE TRANSACTION – Distribution of Proceeds of the Sale to Shareholders of the Trusts and to Indeck Energy” on page 35. For purposes of this consent statement, we refer to all of these amounts as holdbacks.

While the holdbacks will reduce the amount of net proceeds distributed to the shareholders following the Sale, the holdbacks, in certain circumstances, may not reduce the taxable income of Ridgewood Maine for the year of the Sale and, accordingly, the taxable income of the Trusts and the shareholders for the year of the Sale may be greater than the amount of net proceeds actually received by them during such year. This is because some of the holdbacks may not generate a taxable loss or deduction to Ridgewood Maine during the year of the Sale. Instead, some of the holdbacks are deposits to secure obligations and/or liabilities of Ridgewood Maine under certain agreements to which Ridgewood Maine is a party. In the event that these holdbacks are later distributed to the shareholders, however, the shareholders should receive the holdbacks tax-free and in the event that the holdbacks are used to satisfy obligations and liabilities of Ridgewood Maine, the shareholders should be entitled to an ordinary deduction or capital loss (depending on what the holdback was used to satisfy) at such later date.

Dissolution of Ridgewood Maine

Following the Sale of its membership interests in Indeck Maine, it is anticipated that Ridgewood Maine will dissolve and make final liquidating distributions to the Trusts.

With respect to the dissolution of and liquidating distributions made by Ridgewood Maine, as a general rule, when a partner receives a liquidating distribution, such partner will recognize gain only to the extent the cash (and the fair market value of any marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized on a liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

In a typical liquidation of a partnership, a partner’s basis in such partner’s partnership interests will substantially equal the amount of such partner’s liquidating distributions, primarily because the basis of the partnership interests will have been increased by the partner’s share of any gain or decreased by the partner’s share of any loss of the partnership in the year of the liquidating distribution (including gain or loss attributable to the sale of the partnership’s assets). In such a case, little or no additional gain or loss is likely to be recognized as a result of receiving liquidating distributions. However: (i) if and to the extent that a partner’s tax basis is less than the amount of cash received upon liquidation, such partner will have additional gain and (ii) if and to the extent that a partner’s tax basis is more than the amount of cash received upon liquidation and the partner receives no property other than cash, such partner will have loss.

Accordingly, after taking into consideration the basis adjustments to the Trusts’ membership interests in Ridgewood Maine as a result of the Sale of its interests in Indeck Maine, the Trusts’ tax basis is less than the amount of money the Trusts receive in connection with the liquidation of Ridgewood Maine (including the holdbacks since the Trusts will be treated as having actually received its allocable share of the holdbacks), the Trusts may have additional gain which would be passed through to the shareholders and which the shareholders would be required to report as additional income. Any such additional gain generally should be characterized as a capital gain.

Individual Tax Liabilities Will Vary

The actual taxes paid by any particular shareholder will depend upon the circumstances when the shareholder acquired his, her or its interests in the Trusts, and the extent and nature of the shareholder’s other income and loss, including whether the shareholder:

•	has losses from dispositions of other capital assets in the current year;

•	has suspended passive activity losses from prior years;

•	has taxable income from other sources; and

•	is subject to the alternative minimum tax.

Maine Income Taxes and Withholding Obligations

Under Maine tax law, every pass-through entity (including partnerships, LLCs, and subchapter S corporations) that transacts business in the state of Maine must withhold Maine income tax on the proportionate quarterly share of the pass-through entity’s apportioned Maine source income that is allocated to each nonresident member unless that nonresident member’s Maine source income from the entity for the previous year was less than $1,000 or will be less than $1,000 for the current year. Other withholding exemptions may also apply depending on circumstances. The withholding obligation also applies upon the sale of an interest in a partnership doing business in Maine by a nonresident individual or by an upper tier pass-through entity. Currently, the withholding rate in Maine is 8.5% for nonresident non-corporate members.

In connection with the Sale, Ridgewood Maine will be subject to withholding in Maine for the Trusts’ shareholders who are not residents of Maine. Such withholding will reduce the amount of the net proceeds available for distribution; however, the shareholders of the Trusts will be able to claim a credit for any and all taxes otherwise due in Maine for their allocable share of the withheld taxes.

Foreign, State (Other than Maine), Local and Other Tax Consequences

In addition to United States federal income taxes and the Maine income taxes, a shareholder may be subject to other taxes, including state (other than Maine), local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a shareholder is a resident. Although an analysis of those various taxes is not presented here, each shareholder should consider their potential impact on the proposed transaction.

It is the responsibility of each shareholder to investigate the tax impact on him, her or it of the proposed transaction under the laws of all pertinent jurisdictions. Accordingly, each shareholder is urged to consult his, her or its own tax counsel or other advisor with regard to those matters. It is the responsibility of each shareholder to file all state, local and foreign, as well as United States federal tax returns that may be required of him, her or it.

The foregoing discussion of some of the consequences relating to U.S. federal income taxes and state, local and foreign taxes, in each case, to the extent discussed in this consent statement is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any shareholder. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations.

APPRAISAL RIGHTS

Neither of Delaware law nor the Trust IV Declaration of Trust entitles the shareholders of Trust IV to seek appraisal of the fair value of their shares in Trust IV in connection with the Sale.

MANAGEMENT OF THE TRUSTS

General

The Managing Shareholder, Ridgewood Renewable Power, is controlled by Robert E. Swanson, who is its manager and chairman and who, together with his family trusts, owns all of its membership interests. The Trusts do not have a board of directors nor an audit committee or nominating committee. Instead, the Managing Shareholder effectively performs the functions that the board of directors or the audit or nominating committee would otherwise perform. Information regarding the executive officers of the Trusts is set forth below.

As Managing Shareholder of the Trusts, Ridgewood Renewable Power has direct and exclusive control over the management and operations of the Trusts. The Managing Shareholder may resign as Managing Shareholder of the Trusts without cause, and may be removed as Managing Shareholder, as provided in the respective Declarations of Trust of the Trusts.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power, via a predecessor corporation, was founded in 1991 by Robert E. Swanson. The Managing Shareholder has direct and exclusive control over the management of the operations of the Trusts. With respect to project investments, the Managing Shareholder locates potential projects, conducts appropriate due diligence and negotiates and completes the transactions in which the investments are made by the Trusts.

In addition, the Managing Shareholder performs (or arranges for the performance of) the operation and maintenance of the projects invested in by the Trusts and the management and administrative services required for Trust operations. Among other services, the Managing Shareholder administers the accounts and handles relations with the shareholders, including tax and other financial information. The Managing Shareholder also provides each Trust with office space, equipment and facilities and other services necessary for its operation.

As compensation for its management services, the Managing Shareholder is entitled to (i) an annual management fee, payable monthly, equal to, the case of Trust IV, 3% of the Trust’s prior year net asset value and (ii) a 20% interest in the cash distributions made by each Trust in excess of certain threshold amounts expressed in terms of shareholder returns. The Managing Shareholder is also entitled to receive reimbursement from each Trust for operating expenses incurred by the Trusts, or on behalf of each Trust and paid by the Managing Shareholder, as the Managing Shareholder. The Managing Shareholder has arranged for administrative functions required to be performed for the Trusts to be performed by an affiliate, Ridgewood Power Management, and at Ridgewood Power Management’s costs, such costs are reimbursed to Ridgewood Power Management by the Trusts. The Managing Shareholder also serves as the managing shareholder (or managing member as appropriate) of a number of affiliated trusts and investment vehicles similar to

Trust IV and, through Ridgewood Power Management, provides services to those entities similar to those provided to the Trusts.

Affiliates of the Managing Shareholder act on behalf of a number of investment vehicles in the oil and gas and venture capital sectors in a manner similar to that for which the Managing Shareholder serves on behalf of the Trusts.

Each of the Trusts granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow for such Trust.

Executive Officers of the Trusts

The officers of the Trusts have the duties and powers usually incidental to similar officers of a Delaware business corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which is entitled to remove any officer at any time. Unless otherwise specified by the Managing Shareholder, the President of each such entity has full power to act on its behalf. The Managing Shareholder expects that most actions taken in the name of the Trusts will be taken by the officers of such entity and the other principal officers in their capacities as officers of the relevant entity under the direction of the Managing Shareholder rather than as officers of the Managing Shareholder. Set forth below is certain information concerning Mr. Swanson and other executive officers of the Trusts.

		Position with the Trusts and the
Name	Age	Managing Shareholder	Officer Since

Randall D. Holmes	61	President and Chief Executive Officer	2004

Robert E. Swanson	61	Chairman	1997

Jeffrey H. Strasberg	51	Executive Vice President and Chief Financial Officer	2007

Daniel V. Gulino	48	Senior Vice President, General Counsel and Secretary	2000

Randall D. Holmes has served as President and Chief Executive Officer of the Trusts, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies since January 2006 and served as Chief Operating Officer of the Trusts, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies from January 2004 until January 2006. Prior to such time, Mr. Holmes served as the primary outside counsel to and has represented the Managing Shareholder and its affiliates since 1991. Immediately prior to being appointed Chief Operating Officer, Mr. Holmes was counsel to Downs Rachlin Martin PLLC (“DRM”). DRM is one of the primary outside counsel to the Trusts, the Managing Shareholder and its affiliates. He has maintained a minor consulting relationship with DRM in which he may act as a paid advisor to DRM on certain matters that are unrelated to the Trusts. Such relationship will not require a significant amount of Mr. Holmes’ time and it is expected that such relationship will not adversely affect his duties as President and Chief Executive Officer. Mr. Holmes is a graduate of Texas Tech University and the University of Michigan Law School. He is a member of the New York State Bar.

Robert E. Swanson has served as Chairman of the Trusts, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies since their inception. From their inception until January 2006, Mr. Swanson also served as their Chief Executive Officer. Mr. Swanson is the controlling member of the Managing Shareholder, as well as Ridgewood Energy and Ridgewood Capital, affiliates of the Trusts. Mr. Swanson has been President and registered principal of Ridgewood Securities since its formation in 1982, has served as the Chairman of the Board of Ridgewood Capital since its organization in 1998 and has served as President and Chief Executive Officer of Ridgewood Energy since its inception in 1982. Mr. Swanson is a member of the New York State and New Jersey State Bars, the Association of the Bar of the City of New York and the New York State Bar Association. He is a graduate of Amherst College and Fordham University Law School.

Jeffrey H. Strasberg has served as Executive Vice President and Chief Financial Officer of the Trusts, the Managing Shareholder and Ridgewood Power trusts and limited liability companies since May 2007. Mr. Strasberg also serves as Senior Vice President and Chief Financial Officer of Ridgewood Capital and affiliated limited liability companies and Ridgewood Securities and has done so since April 2005. Mr. Strasberg joined Ridgewood Capital in 1998 where his initial responsibilities were to serve as interim Chief Financial Officer of various portfolio companies in which Ridgewood Capital Trusts had interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

Daniel V. Gulino has served as Senior Vice President and General Counsel of the Trusts, the Managing Shareholder and Ridgewood Power trusts and limited liability companies since 2000 and was appointed Secretary in February 2007. Mr. Gulino also serves as Senior Vice President and General Counsel of Ridgewood Energy, Ridgewood Capital, Ridgewood Securities and affiliated Ridgewood Power trusts and limited liability companies and has done so since 2000. Mr. Gulino is a member of the New Jersey State and Pennsylvania State Bars. He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law.

Management Agreement

The Managing Shareholder has entered into Management Agreements with each of the Trusts, each of which details how the Managing Shareholder is to render management, administrative and investment advisory services to each Trust. Specifically, the Managing Shareholder performs (or may arrange for the performance of) the management and administrative services required for the operation of the related Trust. Among other services, the Managing Shareholder administers the accounts and handles relations with shareholders, provides the Trust with office space, equipment and facilities and other services necessary for its operation, and conducts the Trust’s relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required.

The Managing Shareholder is also responsible for making investment and divestment decisions, subject to the provisions of the related Trust’s Declaration of Trust. The Managing Shareholder is obligated to pay the compensation of the personnel and administrative and service expenses necessary to perform the foregoing obligations. The respective Trust pays all other expenses of the Trust, including, as applicable, transaction expenses, valuation costs, expenses of preparing and printing periodic reports for shareholders and the SEC, postage for Trust mailings, SEC fees, interest, taxes, legal, accounting and consulting fees, litigation expenses and other expenses properly payable by the Trust. The Trusts reimburse the Managing Shareholder for all such Trust expenses paid by the Managing Shareholder.

Each shareholder in each Trust consented to the terms and conditions of the Management Agreement by subscribing to acquire shares in the Trusts. The Management Agreement is subject to termination at any time on 60 days prior notice by a majority in interest of the shareholders or the

Managing Shareholder. The Management Agreement is subject to amendment by the parties upon the approval of a majority in interest of the investors.

As compensation for the Managing Shareholder’s performance under the Management Agreement, the Trusts are obligated to pay the Managing Shareholder an annual management fee. The annual management fee is paid to the Managing Shareholder and the Managing Shareholder has an equity participation in the Trusts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of investor shares of beneficial interest of Trust IV as of October 31, 2008 (no person owns more than 5%) by:

•	each executive officer of Trust IV (there are no directors); and

•	all of the executive officers of Trust IV, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 476.8875 shares of Trust IV outstanding at October 31, 2008.

Name of beneficial owner	Number of shares (1)	Percent

Ridgewood Renewable Power LLC (Managing Shareholder) Robert E. Swanson, controlling member	2.0331	*

Executive officers of Trust IV, as a group	2.0331	*

*	Represents less than one percent.

(1)	Does not include a management share in Trust IV representing the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder of Trust IV. The management share owned by the Managing Shareholder is the only issued and outstanding management share of Trust IV. The management rights of the Managing Shareholder are described in further detail in “MANAGEMENT OF THE TRUSTS” on page 62.

HOUSEHOLDING OF CONSENT STATEMENT

In some instances, we may deliver to multiple shareholders sharing a common address only one copy of this consent statement and its attachments. However, if you are a shareholder of record at such address and you wish to receive a separate copy of this consent statement and its attachments or future consent statements (as applicable), you may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, or by calling him at telephone number (201) 447-9000. We will deliver separate copies of this consent statement and its attachments immediately upon written or oral request. If you participate in householding and would like to receive a separate copy of the consent statement and its attachments, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

WHERE YOU CAN FIND MORE INFORMATION

Trust IV files annual, quarterly and current reports, consent statements and other information with the SEC. You may read and copy any reports, consent statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Trust IV’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS

If you have any questions about this consent statement or the Sale or need assistance with the consent procedures, you should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Ridgewood, New Jersey
[          ], 2008

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD AND RETURN IT BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE CONSENT CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR CONSENT PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

Shareholders should not rely on information other than that contained in this consent statement. We have not authorized anyone to provide information that is different from that contained in this consent statement. This consent statement is dated [          ], 2008. No assumption should be made that the information contained in this consent statement is accurate as of any date other than that date, and the mailing of this consent statement will not create any implication to the contrary.

Annex A

PURCHASE AND SALE AGREEMENT
BETWEEN
RIDGEWOOD MAINE, L.L.C.,
INDECK ENERGY SERVICES, INC.,
COVANTA ENERGY CORPORATION,
and for certain limited purposes
INDECK MAINE ENERGY, LLC
as of August 19, 2008

1.	Definitions	A-6
2.	Purchase And Sale Of Interests	A-17
	2.1 Purchase and Sale of Interests	A-17
	2.2 Closing	A-17
	2.3 Payments to Sellers	A-17
3.	Representations And Warranties as to Sellers and Interests	A-18
	3.1 Organization of Sellers	A-18
	3.2 Authorization of Transaction	A-18
	3.3 Noncontravention	A-18
	3.4 Brokers’ Fees	A-19
	3.5 No Other Indebtedness	A-19
4.	Representations And Warranties as to Company and Projects	A-19
	4.1 Organization of Company	A-19
	4.2 Equity Interests	A-19
	4.3 Title to Assets	A-20
	4.4 Noncontravention	A-20
	4.5 Legal and Other Compliance; Permits	A-20
	4.6 Project Contracts	A-21
	4.7 Insurance	A-22
	4.8 Litigation	A-22
	4.9 Employees and Employee Benefits	A-22
	4.10 Environmental Matters	A-22
	4.11 Condemnation	A-23
	4.12 Company Balance Sheet	A-23
	4.13 Books and Records	A-23
	4.14 No Undisclosed Liabilities	A-23
	4.15 Taxes	A-24
	4.16 Operations	A-24
	4.17 Disclaimers	A-24
5.	Representations And Warranties Of Buyer	A-25
	5.1 Organization of Buyer	A-25
	5.2 Authorization of Transaction	A-25
	5.3 Noncontravention	A-26
	5.4 Brokers’ Fees	A-26
	5.5 Litigation	A-26
	5.6 No Knowledge of Sellers’ Breach	A-26
	5.7 Availability of Funds	A-26
	5.8 “As Is” Sale	A-26
	5.9 Purchase for Investment	A-27
	5.10 Qualified Buyer	A-27
	5.11 Defense Production Act	A-27

6.	Covenants of Sellers	A-27
	6.1 General	A-27
	6.2 Notices, Consents and Approvals	A-27
	6.3 Operation of Business	A-28
	6.4 Full Access	A-30
	6.5 Intentionally Left Blank	A-31
	6.6 Interim Period Notice; Schedule Update	A-31
	6.7 Further Assurances	A-31
	6.8 Insurance	A-31
	6.9 Access after Closing	A-31
	6.10 Exclusivity	A-32
	6.11 Affiliate Transactions	A-33
	6.12 Bank Statements	A-33
	6.13 Disclosure of Violations or Defaults	A-33
	6.14 Replacement Insurance Policies	A-33
	6.15 Interim Period Notice	A-33
	6.16 Assignment, Assumption, Release and Amendment Agreement	A-33
7.	Covenants of Buyer	A-34
	7.1 General	A-34
	7.2 Notices, Consents and Approvals	A-34
	7.3 Interim Period Notice	A-35
	7.4 Further Assurances	A-35
	7.5 Access after Closing	A-35
	7.6 Discharge of Environmental Liabilities	A-35
	7.7 Use of Name	A-36
8.	Conditions To Obligation To Close	A-36
	8.1 Conditions to Obligation of Buyer to Close	A-36
	8.2 Conditions to Obligation of Sellers to Close	A-38
9.	Confidentiality	A-39
	9.1 Confidentiality	A-39
10.	Taxes	A-40
	10.1 Liability for Taxes	A-40
11.	Risk of Loss; Indemnification; Remedies	A-42
	11.1 Survival of Representations and Warranties; Survival of Covenants and Agreements	A-42
	11.2 Risk of Loss	A-43
	11.3 Effect of Closing	A-44
	11.4 Indemnity by Buyer	A-45
	11.5 [Intentionally Left Blank]	A-45
	11.6 Limitations on Liability	A-45
	11.7 Waiver and Release by Seller	A-46
	11.8 Remedies	A-46
	11.9 Matters Involving Third Parties	A-47
	11.10 Net of Insurance	A-47

12.	Termination	A-48
	12.1 Termination of Agreement	A-48
	12.2 Effect of Termination	A-49
13.	Miscellaneous	A-49
	13.1 Press Releases and Public Announcements	A-49
	13.2 No Third Party Beneficiaries	A-49
	13.3 No Joint Venture	A-49
	13.4 Entire Agreement	A-49
	13.5 Succession and Assignment	A-49
	13.6 Counterparts	A-49
	13.7 Headings	A-50
	13.8 Notices	A-50
	13.9 Governing Law	A-51
	13.10 Change in Law	A-51
	13.11 Consent to Jurisdiction	A-51
	13.12 Amendments and Waivers	A-51
	13.13 Severability	A-51
	13.14 Expenses	A-51
	13.15 Construction	A-52
	13.16 Incorporation of Exhibits and Schedules	A-52
	13.17 Specific Performance	A-52
	13.18 Good Faith Covenant	A-52

EXHIBITS

Exhibit A	—	The Projects
Exhibit B	—	Form of Transfer and Assignment Agreement
Exhibit C	—	Agency Agreement
Exhibit D	—	Form of Employee Transfer Agreement
Exhibit E	—	RRP Indemnification Agreement
Exhibit F	—	Backup Agreement
Exhibit G	—	Sellers Omnibus Agreement
Exhibit H	—	Form of Sellers’ Title Company Affidavit
Exhibit I	—	Form of Daily Production Report
Exhibit J	—	Form of Buyer Guaranty
Exhibit K	—	Section 4.2(c) Indemnification Agreement
Exhibit L	—	Escrow Agreement

SCHEDULES
Schedule 1	—	Sellers’ Existing Interests
Schedule 2	—	Demand Notes and Additional Interests
Schedule 3	—	Sellers’ Approvals
Schedule 3.3	—	Noncontravention — Sellers
Schedule 4	—	Buyer’s Approvals
Schedule 4.3(a)	—	Permitted Encumbrances
Schedule 4.3(b)	—	Title Commitments
Schedule 4.3(c)	—	Real Property
Schedule 4.3(d)	—	Assets at Project Sites not owned by the Company
Schedule 4.4	—	Noncontravention — Company
Schedule 4.5(a)	—	Legal Compliance
Schedule 4.5(b)(i)	—	Permits
Schedule 4.5(b)(ii)	—	Permits — Noncompliance
Schedule 4.6(a)	—	Project Contracts
Schedule 4.6(b)	—	Defaults
Schedule 4.7	—	Insurance
Schedule 4.8	—	Litigation
Schedule 4.9(a)	—	Operating Employee Plans
Schedule 4.9(d)	—	Post-Retirement Benefits
Schedule 4.9(e)	—	Operating Employee Plan Commitments
Schedule 4.10	—	Environmental Matters
Schedule 4.11	—	Condemnation
Schedule 4.14	—	No Undisclosed Liabilities
Schedule 4.15	—	Taxes
Schedule 4.16	—	Covenants
Schedule 5	—	Capital Commitments
Schedule 6.3(e)	—	Transaction-related Expenses
Schedule 6.3(j)	—	New Employees/Service Providers
Schedule 6.3(n)	—	Settlements
Schedule 6.11	—	Affiliate Transactions
Schedule 6.12	—	Bank Statements
Schedule 8.1(i)	—	Third Party Consents

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is entered into as of August 19, 2008 (the “Effective Date”), by and among Ridgewood Maine, L.L.C., a Delaware limited liability company (“RM”), and Indeck Energy Services, Inc., an Illinois corporation, (“IES” and together with RM, “Sellers”), Covanta Energy Corporation, a Delaware corporation (“Buyer”) and solely for purposes of Sections 6.2, 6.3, 6.4, 6.10(a), 6.11 through 6.14 and 6.16 hereof, Indeck Maine Energy, LLC, an Illinois limited liability company, (the “Company”). Buyer and Sellers are each referred to herein as a “Party” or, collectively as the “Parties.”

WHEREAS, Sellers own all of the limited liability company membership interests set forth on Schedule 1 hereto (the “Existing Interests”) as of the date of this Agreement, and as of the Closing Date (as defined below) will also own all of the preferred membership units set forth on Schedule 2 hereto to be issued pursuant to the Sellers Omnibus Agreement (the “Additional Interests,” and together with the Existing Interests, the “Interests”) in the Company, which is engaged in the business of owning and operating two biomass-fueled electricity generating projects, as set forth on Exhibit A (the “Projects”), for the purpose of the generation and sale of electricity and associated products; and

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Interests on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants, representations, warranties, and mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Definitions.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Account” mean the Account as such term is defined in the Certificate Purchase Agreement.

“Accountant Claim” means the answer and counterclaim filed in the Superior Court of New Jersey, Bergen County by Perelson Weiner LLP (as defendant) against Ridgewood Renewable Power LLC, Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust II, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power Growth Fund, Ridgewood/Egypt Fund, Ridgewood Power B Fund/Providence Expansion, Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P. Ridgewood Maine Hydro Partners, LP, Ridgewood UK, LLC (as plaintiffs), docket number L-6067-06, as well as any other claims, counterclaims, or cross-claims that have or may in the future be brought against the Company by Perelson Weiner LLP or any of its Affiliates, beneficiaries, assigns or any third parties and that arise out of the same facts.

“Additional Interests” is defined in the Recitals.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Agency Agreement” means the Agency Agreement of even date herewith in the form of Exhibit C hereto.

“Agreement” is defined in the introductory paragraph.

“Allocation Schedule” is defined in Section 10.1(h).

“Alternate Transaction” is defined in Section 6.10(a).

“Ancillary Agreements” means each of (1) the Assignment, Assumption, Release and Amendment Agreement and the Backup Agreement, (2) the Employee Transfer Agreement, (3) the RRP Indemnification Agreement, (4) the Letter Agreement, (5) the Agency Agreement, (6) the Buyer Guaranty, (7) the Sellers Omnibus Agreement, and (8) the Section 4.2(c) Indemnification Agreement.

“Assets” means all the material properties and assets (whether real, personal, or mixed, whether tangible or intangible) that the Company owns, uses or holds for use in connection with the operation of the Projects, including all of the properties and assets reflected in the Company’s Balance Sheet or purchased or acquired by the Company since the date of the Company Balance Sheet, but excluding properties and assets disposed of in the ordinary course of business.

“Assignment, Assumption, Release and Amendment Agreement” means the Assignment, Assumption, Release and Amendment of Certificate of Purchase and Sale Agreement, among Constellation, the Company, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, RPMC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Linwood, dated as of July 31, 2008.

“Backup Agreement” means the Backup Certificate Agreement among the Company, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood and Rhode Island LFG Genco, LLC in the form of Exhibit F hereto.

“Bank Statements” is defined in Section 6.12.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are legally closed for business in New York, New York.

“Buyer” is defined in the introductory paragraph.

“Buyer Guaranty” means the Guaranty Agreement of Buyer with respect to the Company for the benefit of certain parties to the Backup Agreement, in the form of Exhibit J hereto.

“Buyer Indemnified Parties” means, collectively, Buyer, its Affiliates, its and their successors and permitted assigns, and all of their respective shareholders, trustees, directors, managers, members, officers, employees, agents and representatives.

“Buyer Project Company” is one or more direct or indirect wholly-owned subsidiaries of Buyer set up by Buyer to hold the Interests following the Closing.

“Buyer’s Observers” is defined in Section 6.4(b).

“Capital Commitments” means either (i) binding contractual commitments to make capital expenditures relating to the Projects incurred by or on behalf of the Company on or after the Purchase Price Date, or (ii) planned capital expenditures relating to the Projects as of the Effective Date, which planned capital expenditures would be incurred by or on behalf of the Company, in each case as set forth in Schedule 5.

“Certificate Purchase Agreement” means the Certificate Purchase and Sale Agreement dated April 30, 2003, among the Company, Constellation and the other parties thereto, as amended by that certain letter agreement dated January 25, 2006, by Amendment No. 1 thereto dated as of October 31, 2006 and by the Assignment, Assumption, Release and Amendment Agreement.

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986 as amended from time to time or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code as amended from time to time or any successor law.

“Commercially Reasonable Efforts” means efforts that are (a) commonly used by a prudent Person in the same business as Buyer or Sellers, as applicable, in a comparable situation and, (b) in the exercise of reasonable judgment, considering the facts known at the time the effort is engaged in, could have been expected to reach the expected result to the extent such result and the efforts required to attain such result are consistent with applicable Laws, safety, reliability, efficiency, expedition and economy.

“Company” is defined in the Recitals.

“Company Balance Sheet” is defined in Section 4.12.

“Confidentiality Agreement” means the Confidentiality Agreement between Covanta Energy Corporation and Ridgewood Renewable Power, LLC (Ewing Bemiss & Co., on behalf of Ridgewood Renewable Power, LLC), dated February 19, 2008.

“Constellation” means Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc.

“Contract” means any contract, agreement, purchase order, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other legally binding arrangement, whether oral or written.

“Daily Production Report” means a daily production report of the Company, a form of which is attached as Exhibit I hereto.

“Demand Notes” means those certain notes payable by the Company to RM and IES as set forth on Schedule 2.

“Disclosing Party” is defined in the definition of Proprietary Information.

“Effective Date” is defined in the introductory paragraph.

“Emergency Situation” means any unplanned occurrence or condition at either of the Projects that Sellers conclude in good faith involves an imminent threat of significant economic loss, interruption of the continuous operations of a Project or otherwise requires immediate action to prevent an immediate threat to health, safety, or the operational integrity of a Project, including, but not limited to, occurrences and conditions that are adverse to such Project’s status with respect to its Permits and the Environment.

“Employee Transfer Agreement” means the Employee Transfer Agreement of even date herewith in the form of Exhibit D hereto.

“Environment” means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life) and any other environmental medium or natural resource.

“Environmental Claim” means a claim by any Person based upon a breach of Environmental Laws or an Environmental Liability alleging loss of life, injury to persons, property or business, damage to natural resources or trespass to property, whether or not such loss, injury, damage or trespass arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date.

“Environmental Laws” means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq; the Solid Waste Disposal Act, as amended, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. § 2601 et. seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. § 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et. seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. § 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. § 1531 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. § 300(f) et seq.; and all analogous or comparable state statutes and regulations.

“Environmental Liabilities” means any Liability under or related to Environmental Laws arising as a result of or in connection with: (i) any violation or alleged violation of Environmental Law with respect to the ownership, operation or use of the Projects; (ii) any claim by any Person caused (or allegedly caused) by the presence, exposure to, or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Projects; (iii) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences after the Closing Date) of Hazardous Substances that are present or have been Released at, on, in, under, adjacent to or migrating from the Projects; (iv) compliance with Environmental Laws with respect to the ownership, operation or use of the Projects; (v) any claim by any Person arising from or relating to the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances in connection with the ownership, operation or use of the Projects; and (vi) the investigation and/or remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged, Released, recycled, or the arrangement of such activities, in connection with the ownership, operation or use of the Projects, at any Offsite Disposal Facilities.

“Equity Interests” of the Company means (i) the limited liability company interests or other equity securities of the Company, including, with respect to the Company, the Interests, (ii) Options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any limited liability company interests or other equity securities of the Company, (iii) securities convertible into or exercisable or exchangeable for limited liability company interests or other equity securities of the Company, and (iv) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“ERISA Affiliate” is defined in Section 4.9(b).

“Escrow Agreement” means the Escrow Agreement of even date hereof in the form of Exhibit L hereto.

“Event of Loss” is defined in Section 11.2.

“Exhibits” means the exhibits to this Agreement.

“Existing Interests” is defined in the Recitals.

“FERC” means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good Engineering Practices” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric generating industry during the relevant time period, or any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Engineering Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region or as required by any Governmental Authority or standards setting agency including but not limited to FERC, the System Operator, the North American Electric Reliability Corporation and the Electric Reliability Organization.

“Governing Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any limited liability agreements or other comparable documents to those listed in (a) above, adopted or filed in connection with the creation, formation, or organization of a Person that is not a corporation; and (c) any amendment to any of the foregoing.

“Governmental Authority” means any federal, state, local or other governmental, regulatory or administrative agency (including the FERC, the Federal Trade Commission and the Department of Justice), commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hazardous Substance” means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance that may give rise to liability pursuant to, or is listed or regulated under, or the human exposure to which or the Release of which is controlled or limited by applicable Environmental Laws; and (c) any materials or substances defined in Environmental Laws as “hazardous”, “toxic”, “pollutant”, or “contaminant”, or words of similar meaning or regulatory effect.

“IES” is defined in the introductory paragraph.

“Improvements” means all material buildings, structures (including all fuel handling and storage facilities), utility facilities, machinery and equipment, fixtures, construction work in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, and including all generating units, located on and affixed to a Site.

“Indebtedness” means, for any Person, indebtedness, obligations or other liabilities: (a) created, issued or incurred by such Person for borrowed money (including, without limitation, by loan or the issuance and sale of debt securities or the sale of assets of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets of such Person from such Person), (b) of such Person to pay the deferred purchase or acquisition price of assets of such Person or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered, (c) of such Person or others secured by a Lien on the assets of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (d) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (e) of such Person in respect of surety bonds or similar instruments, (f) of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) assets of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and (g) in respect of contingent obligations of such Person which guarantee or in effect guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly. With respect to the Company and the Sellers, “Indebtedness” shall not include any amounts expended by Sellers on behalf of the Company as contemplated in Section 11.2(g).

“Initial Amount” is defined in Section 2.1(b).

“Interest Rate” means 4.26% per annum.

“Interests” is defined in the Recitals.

“Interim Period” means that period of time commencing on the Effective Date and ending at the time of the Closing.

“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge” means (i) with respect to Sellers, the actual knowledge, after due inquiry, of Randall D. Holmes, Douglas R. Wilson, Jeffrey H. Strasberg and Kevin Crossman at the Effective Date, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate, and with respect to IES only, for purposes of Section 6.15, Joseph Oskorep, (ii) with respect to Buyer, the actual knowledge, after due inquiry, of Matthew Mulcahy, Deepak Gupta, Sami Kabbani and Martin Leys at the Effective

Date, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

“Laws” means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitutions, ordinances, common law, or treaties, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

“Letter Agreement” means the letter agreement between each Seller and Buyer of even date herewith regarding certain post-Closing covenants, in the form initialed by the Sellers and Buyer as of the date hereof.

“Liability” or “Liabilities” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, deed of trust, pledge, assessment, lien, security interest, charge, claim, levy, equitable interest, Option, easement, encumbrance, restriction on transfer, right of first refusal, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for security for the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

“Linwood” means Linwood 0708 LLC, a Delaware limited liability company.

“LLC Agreement” means the Amended and Restated Operating Agreement of the Company made as of June 11, 1997 between the Sellers.

“Losses” is defined in Section 11.4.

“Major Loss” is defined in Section 11.2(c).

“Market Rules and Procedures” means all criteria, rules, tariff provisions, standards, procedures, manuals, business practices or other documentation, obligations or understandings that are imposed by a power pool, System Operator, regional transmission organization or other similar entity applicable to the Projects and obligations associated therewith.

“Material Adverse Effect” means, with respect to the Company or a Project (as the case may be and as specified in the provisions in which this defined term is used) any change, effect, event, condition, occurrence or state of facts that is, or would likely be, materially adverse to the business, operations, assets, properties, condition (financial or otherwise), liabilities or results of operations of the Company or any of the Projects (as the case may be and as specified in the provisions in which this defined term is used); provided, however, that any such change, event or effect resulting from or arising out of changes in economic conditions generally or in the power industry, or changes in general regulatory or political conditions affecting the power industry, in each case, unless such change specifically adversely targets the Company or any of the Projects, shall not constitute a Material Adverse Effect.

“Net Working Capital” shall mean the net working capital of the Company, which shall be an amount equal to $8,956,817.

“Offsite Disposal Facility” means a location, other than a Project or a Site, that receives or received Hazardous Substances for treatment, storage, and/or disposal by the Company.

“Operating Debt” means the amounts due in the ordinary course from the Company to RPMC for reimbursement of operating expenses pursuant to the Amended and Restated Operating Agreement between the Company and RPMC.

“Operating Employee Plans” is defined in Section 4.9(a).

“Operating Employees” means the employees of RPMC who are involved in the day-to-day physical or “hands-on” operation and maintenance of either Project and the supervisors of such employees who are on-site at either Project.

“Option” with respect to any Person means any security, right, subscription, warrant, option, phantom equity rights or other Contract that gives the right to (i) purchase or otherwise receive or be issued any equity interest of such Person or any security of any kind convertible into or exchangeable or exercisable for any equity interest of such Person, or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of the equity interests of such Person, including any rights to participate in the equity or income of such Person, the right to receive distributions or the right to participate in or direct the election of any directors or officers of such Person or the manner in which any equity interests of such Person are voted.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Party” and “Parties” are defined in the introductory paragraph.

“Permits” means all certificates, licenses, permits, registrations, authorizations, approvals, consents, orders, decisions and other actions of a Governmental Authority pertaining to a particular Project, or the ownership, operation or use thereof.

“Permitted Encumbrance” means any of the following: (i) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due; (ii) encumbrances in the nature of zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by any Governmental Authority; (iii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, that, in the case of clauses (i) through (iii), inclusive, secure obligations to the extent that payment thereof is not in arrears or otherwise due and that have been incurred under Good Engineering Practices; (iv) any Lien or title imperfection with respect to any Project created by or resulting from any act or omission of Buyer; (v) all exceptions set forth in the title commitments attached as Schedule 4.3(b) (“Title Commitments”) or discoverable based on a review of the land records of the respective towns in which each Project is located on or prior to the Purchase Price Date, none of which materially detract from the operation or use of such property in the business of the Company as conducted on the Effective Date; (vi) any Lien arising from a purchase money security interest of a third party; (vii) any Lien arising temporarily as a result of the Company’s replacement of any loss arising from the circumstances described in

Section 11.2(b), (c) and (d) so long as such Lien is removed prior to or at the Closing; and (viii) matters set forth on a Schedule, including but not limited to Schedule 4.3(a).

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Plan” means any bonus, deferred compensation, incentive compensation, employment, change in control, retention, stock purchase, restricted stock, stock option, severance, hospitalization or other medical, life or other insurance, employee welfare, supplemental unemployment benefit, fringe benefit, profit-sharing, pension or retirement plan, program, policy, agreement or arrangement or any other employee benefit plan, program, agreement or arrangement, including without limitation any “employee pension benefit plan” and any “employee welfare benefit plan” as those terms are defined in section 3 of ERISA.

“Project Contracts” means the contracts and agreements listed in Schedule 4.6(a).

“Projects” is defined in the Recitals.

“Proprietary Information” means all information about any Party (the “Disclosing Party”) or its or the Company’s properties (including without limitation the Projects) or operations furnished to any other Party (the “Receiving Party”) or its Representatives by the Disclosing Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that (a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a nonconfidential basis from a Person, other than the Disclosing Party or its Representatives, who, to the Receiving Party’s actual knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or (d) the Disclosing Party discloses to others on a non-confidential basis.

“Purchase Price” is defined in Section 2.1(b).

“Purchase Price Date” means May 31, 2008.

“Qualified Plan” is defined in Section 4.9(c).

“Real Property” is defined in Section 4.3.

“Receiving Party” is defined in the definition of Proprietary Information.

“Related Persons” is defined in Section 11.7.

“Release” means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

“Releasee(s)” is defined in Section 11.7.

“Remediation” means any or all of the following activities to the extent required to address the presence or Release of Hazardous Substances: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice (or an oral notice that is appropriately documented or memorialized) from a Governmental Authority with competent jurisdiction under Environmental Laws or a written opinion of a licensed professional, as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

“Retention Amount” means $1,114,597.20.

“RM” is defined in the introductory paragraph.

“RPMC” means Ridgewood Power Management LLC, a Delaware limited liability company.

“RRP” means Ridgewood Renewable Power, LLC, a New Jersey limited liability company.

“RRP Indemnification Agreement” means the Indemnification Agreement of even date herewith in the form of Exhibit E hereto.

“Schedule” means a schedule to this Agreement.

“Schedule Update” is defined in Section 6.6(b).

“SEC” means the Securities and Exchange Commission.

“Section 4.2(c) Indemnification Agreement” means the Indemnification Agreement of even date herewith in the form of Exhibit K hereto.

“Securities Act” is defined in Section 5.9.

“Sellers” is defined in the introductory paragraph.

“Sellers Omnibus Agreement” means the agreement attached in the form of Exhibit G hereto.

“Sellers Indemnified Parties” is defined in Section 11.4.

“Site” means the Real Property and Improvements forming a part of, or used or usable in connection with, any Project. Any reference to a Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at such Site, and any reference to items “at a Site” shall include all items “at, on, in, upon, over, across, under and within” such Site.

“Superior Proposal” means a bona fide, unsolicited written Alternate Transaction presented to either Seller on such terms that RRP, as the managing shareholder of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, determines in good faith, with advice from outside legal and financial advisors, that (A) failure to recommend such an Alternate Transaction would be inconsistent with its fiduciary duties, and (B) that such Alternate Transaction, if consummated in accordance with its terms (including, among other things, all of the terms and conditions of the acquisition proposal, including any termination fees, expense reimbursement provisions, conditions and risks to consummation), would be more favorable from a financial point of view to the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V than the offer presented by Buyer and (i) which shall not be subject to a financial contingency, the cash for which is fully committed or reasonably determined to be available and (ii) is reasonably capable of completion without undue delay, each as determined by RRP as the managing shareholder of the Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V. For purposes of clarification, the issuance by RM of the Confidential Information Memorandum dated February 28, 2008 and any discussions and negotiations with recipients thereof and bidders in response to such memorandum through June 2, 2008 do not constitute a solicitation hereunder by Sellers.

“Surveys” is defined in Section 4.3.

“System Operator” means the operator of a transmission system for electric power and related products and services, and the administrator of regional market settlement systems for electric power and related products and services as provided for under applicable Market Rules and Procedures.

“Taking” is defined in Section 11.2.

“Tax” or “Taxes” means (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any payments to any federal, state, local or foreign taxing authorities in lieu of any such tax, and (ii) any transferee liability of another Person under Treasury Regulation Section 1.1502-6 (or any similar provision of Law relating to Taxes), as transferee, successor, by contract or otherwise, in respect of any items described in (i); provided, however, that Tax or Taxes does not refer to income taxes payable by the partners of Sellers or the holders of equity interests of such partners.

“Tax Audit” is defined in Section 10.1(e).

“Tax Returns” means any return, declaration, report, claim for refund, election, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; provided, however, that Tax Returns does not refer to any income tax returns filed or required to be filed by the partners of Sellers or the holders of equity interests of such partners.

“Termination Fee” is defined in Section 12.1(d).

“Third Party” means a Person who is not a Party or an Affiliate of a Party.

“Third Party Claim” is defined in Section 11.9(a).

“Title Commitments” is defined in the definition of Permitted Encumbrances.

“Title Company” means Stewart Title Guaranty Company, and in the event that Stewart Title Guaranty Company is unable or unwilling to provide the Title Commitments, then “Title Company” shall mean another nationally-recognized title insurance company selected by Buyer.

“Title Company Affidavit” means an affidavit in the form attached as Exhibit H hereto.

“Termination Date” is defined in Section 12.1(b).

“Transfer and Assignment Agreement” means the Transfer and Assignment Agreement, substantially in the form attached as Exhibit B, for the sale and purchase of the Interests.

“Transfer Taxes” is defined in Section 10.1(g).

“Vacation Accrual Amount” means $47,137.00

“Working Capital Payment” means a payment in an amount equal to Net Working Capital.

2.  Purchase And Sale Of Interests.

2.1 Purchase and Sale of Interests.

(a) In exchange for the consideration described in Section 2.1(b) and Section 2.3, and subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Section 8), at Closing, Sellers shall sell, assign, transfer and convey the Interests to Buyer free and clear of all Liens, and Buyer shall accept the Interests from Sellers, all pursuant to a Transfer and Assignment Agreement in the form attached hereto as Exhibit B.

(b) In consideration for the sale, assignment, transfer and conveyance described in Section 2.1(a), at the Closing, Buyer shall pay to Sellers, and Sellers shall accept from Buyer, an aggregate amount equal to (i) Eighty Two Million Dollars ($82,000,000) (the “Initial Amount”) plus (ii) the Working Capital Payment, plus (iii) interest on the Initial Amount and the Working Capital Payment accruing at the Interest Rate from the Purchase Price Date to and including the Closing Date, minus (iv) the Retention Amount, minus (v) the Vacation Accrual Amount (such aggregate amount being referred to herein as the “Purchase Price”). The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds to Sellers in accordance with written instructions of Sellers given to Buyer at least three (3) Business Days prior to the Closing.

2.2 Closing.  Unless otherwise agreed to by the Parties, the purchase and sale of the Interests contemplated by this Agreement (the “Closing”) shall take place at the offices of Day Pitney LLP, 7 Times Square, New York, New York, commencing at 9:00 a.m. Eastern time on the date that is five (5) days (or, if the fifth day is not a Business Day, then the next Business Day following such fifth day) following the date on which all of the conditions set forth in Sections 8.1 and 8.2 have either been satisfied or waived by the Party for whose benefit such condition exists, such satisfaction or waiver to conform to Section 13.12 and shall be deemed to have been closed as of 5:00 p.m. on such date. The date of Closing is hereinafter called the “Closing Date.”

2.3 Payments to Sellers.  Sellers shall notify Buyer of the allocation of the amounts due hereunder to each Seller pursuant to the Sellers Omnibus Agreement in an instrument signed by both Sellers, which shall be delivered to Buyer at least three (3) Business Days prior to the date on which such payment is due. Payment by Buyer of such amounts in accordance with such instrument shall satisfy its obligations to make payments to either Seller hereunder.

3.  Representations And Warranties as to Sellers and Interests.

Each Seller represents and warrants to Buyer, solely as to itself and not with respect to the other Seller, that each of the statements set forth below is true and correct in all respects as of the Effective Date and shall be true and correct as of the Closing Date, provided that an exception or qualification set forth in any Schedule with respect to a particular representation and warranty shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make Buyer reasonably aware that such exception or qualification is applicable to such other representations and warranties whether or not such exception or qualification is so numbered:

3.1 Organization of Sellers.  Such Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be qualified, except for jurisdictions where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on such Seller’s ability to execute and deliver the Agreement or to perform its obligations hereunder. Copies of the Governing Documents of such Seller have been heretofore made available to Buyer and are accurate and complete.

3.2 Authorization of Transaction.  Such Seller has the power and authority (including full limited liability company or corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to the terms hereof (including the satisfaction of the closing conditions in Section 8.2), to perform its obligations hereunder. All limited liability company or corporate actions or proceedings to be taken by or on the part of such Seller to authorize and permit the due execution and valid delivery by such Seller of this Agreement and the instruments required to be duly executed and validly delivered by such Seller pursuant hereto and thereto, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the transactions contemplated herein, have, subject to the terms hereof (including the satisfaction of the closing conditions in Section 8.2), been duly and properly taken. This Agreement has been duly executed and validly delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms and conditions, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement thereof is in a proceeding at law or in equity).

3.3 Noncontravention.  Subject to the satisfaction of the closing conditions in Section 8.2 and the other terms and conditions hereof, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, shall (a) violate any Law to which such Seller is subject or any provision of the Governing Documents of such Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of the Interests owned as of the date hereof and as of the Closing Date by such Seller), except for matters that shall not have a material adverse effect on such Seller’s ability to execute and deliver this Agreement or to perform its obligations hereunder or as disclosed in Schedule 3.3.

3.4 Brokers’ Fees.  Such Seller is party to an agreement with Ewing Bemiss & Co. requiring the payment of fees in connection with the transactions contemplated by this Agreement for which Buyer shall not be liable or obligated. Such Seller has no Liability or obligation to pay any fees or commissions to any other broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

3.5 No Other Indebtedness.  The Demand Notes that such Seller purports to own are reflected on Schedule 2 and such Demand Notes, together with the Operating Debt, constitute all of such Seller’s direct and indirect right, title and interest in or to Indebtedness of the Company as of the date hereof.

4.  Representations And Warranties as to Company and Projects.

The Sellers jointly and severally represent and warrant to Buyer that each of the statements set forth below is true and correct in all respects as of the Effective Date and shall be true and correct as of the Closing Date, provided that an exception or qualification set forth in any Schedule with respect to a particular representation and warranty shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make Buyer reasonably aware that such exception or qualification is applicable to such other representations and warranties whether or not such exception or qualification is so numbered:

4.1 Organization of Company.  The Company is duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified to do business and is in legal existence in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be qualified, except for jurisdictions where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Copies of the Governing Documents of the Company, as amended and in effect on the date hereof, have been heretofore made available to Buyer and are accurate and complete.

4.2 Equity Interests.

(a) Sellers own beneficially and of record and have good and valid title to all of the Existing Interests as set forth on Schedule 1 hereto as of the date hereof, and will own beneficially and of record and have good and valid title to all of the Interests as set forth on Schedule 1 and Schedule 2 hereto as of the Closing Date, in each case free and clear of all Liens. The Existing Interests constitute all of the issued and outstanding Equity Interests in the Company as of the date hereof and are free and clear of all Liens, and the Interests will constitute all of the issued and outstanding Equity Interests in the Company as of the Closing Date and will be free and clear of all Liens (in each case other than those of Buyer created by this Agreement). The Existing Interests have been duly authorized, are validly issued, fully paid and nonassessable, were issued free of any preemptive or other similar rights, and were not issued in violation of the Securities Act or any other applicable Laws, and the Additional Interests, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued free of any preemptive or other similar rights, and will not be issued in violation of the Securities Act or any other applicable Laws. Other than the Existing Interests held by Sellers, as of the date hereof, no Person owns or holds any interest in the profits or losses of the Company, any rights to affect the management of the Company or any rights to receive distributions from the Company, and as of the Closing Date, other than the Interests held by Sellers, no Person will own or hold any interest in the profits or losses of the Company, any rights to affect the management of the Company or any rights to receive distributions from the Company. There are no equity holder agreements, voting trusts, proxies, commitments or other agreements or understandings relating to the issuance, sale, or transfer of any Equity Interests in the Company, other than this Agreement, the LLC Agreement and the Sellers Omnibus Agreement;

(b) Except as set forth in the LLC Agreement and the Sellers Omnibus Agreement, there are no outstanding Options issued or granted by, or binding upon, either Sellers or the Company for any Person to purchase or sell or otherwise acquire or dispose of any Equity Interests in the Company, other than Buyer’s rights under this Agreement; and

(c) Except as set forth in the Certificate Purchase Agreement, the Company does not hold and has never had any assets, interests or business including any interests in any joint venture, partnership, proprietorship, corporation or other business entity, other than those related to the Projects.

4.3 Title to Assets.  Schedule 4.3(c) lists all real property, Improvements, easements, rights of way and other interests in real property owned by the Company and each Project (“Real Property”). All such Real Property is owned of record by the Company with good and marketable fee simple title free and clear of all Liens other than Permitted Encumbrances. Except as set forth on Schedule 4.3(d), all of the Assets located at the Project Sites, other than such property belonging to contractors pursuant to one or more Contracts, is owned of record by the Company with good and marketable title free and clear of all Liens other than Permitted Encumbrances. The Assets constitute all of the material assets and properties necessary and appropriate for the conduct of the business of the Projects as currently being conducted. There are no existing real property leasing arrangements of any nature relating to the Assets. Sellers have delivered to Buyer surveys for the Real Property, in each case prepared by Michael Baker Jr., Inc. dated September 29, 1989 (“Surveys”). The Surveys show the Real Property, and there have been no changes in the boundary lines or, other than the addition of (i) buildings for the storage of ash on each Site, (ii) an attachment to the cooling tower building for the circulating pumps on the Jonesboro Site, and (iii) the attachment to the side stream building for the sludge dumpster on the Jonesboro Site, in the buildings or other Improvements shown on the Surveys since the date of the Surveys.

4.4 Noncontravention.  Subject to the satisfaction of the closing conditions in Section 8.2 and the other terms and conditions hereof, neither the execution and the delivery of this Agreement and the Ancillary Agreements to which the Company or Sellers are a party nor the consummation of the transactions contemplated hereby and thereby, shall (a) violate any Law to which the Company is subject or any provision of the Governing Documents of the Company, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is bound or to which any of the Assets of the Company is subject or properties are bound (or result in the imposition of any Lien, except for Permitted Encumbrances, upon any of such Assets), except for matters that shall not have a Material Adverse Effect on the Company and on any Project or as disclosed in Schedule 4.4.

4.5 Legal and Other Compliance; Permits.

(a) The Company is in compliance with all current Laws applicable to the Company and each Project, other than as disclosed in Schedule 4.5(a) and other than with respect to matters covered by Section 4.10 and where the violation thereof is not reasonably likely to have a Material Adverse Effect on the Company and any Project, and to Sellers’ Knowledge there are no such violations as of the date hereof (whether or not the same would have a Material Adverse Effect on the Company and any Project).

(b) Schedule 4.5(b)(i) sets forth all Permits that are material to the ownership or operation of each Project owned or operated by the Company. The Company is in compliance with the terms of all current Permits held by the Company, other than as disclosed in Schedule 4.5(b)(ii) and where the violation of the terms thereof is not reasonably likely to have a Material Adverse Effect on the Company and any Project, and to Sellers’ Knowledge there are no such violations as of the date hereof (whether or not the same would have a Material Adverse Effect on the Company and any Project). To Sellers’ Knowledge, there are no transfers or reissuances of, or consents to, Permits required in order to effect the purchase and sale of the Interests to Buyer in accordance with the terms of this Agreement.

4.6 Project Contracts.

(a) Except for those contracts and agreements included in the Project Contracts set forth on Schedule 4.6(a), the Company is not a party to any written contract or agreement that provides for the sale of any amount of capacity, energy or environmental attributes from the Projects (whether or not entered into in the ordinary course of business). Schedule 4.6(a) also sets forth a true, correct and complete list of the following Project Contracts to which the Company is a party or by which the Company or any of its Assets are bound:

(1) all Project Contracts requiring payments by or to the Company in excess of $50,000 for each individual Contract;

(2) all Contracts with Sellers or any Affiliate of Sellers other than the Company;

(3) all fuel supply and fuel related Contracts;

(4) all ash, reclamation and waste disposal Contracts;

(5) all trucking and transportation Contracts;

(6) all water and water related Contracts;

(7) all transmission and interconnection Contracts;

(8) all Contracts related to Indebtedness;

(9) all joint venture Contracts, partnership agreements, limited liability company or other Contracts (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or the Projects with any other Person;

(10) all material Contracts entered into other than in the ordinary course of business consistent with past practice and not otherwise listed on Schedule 4.6(a) of Sellers’ Disclosure Schedule.

(b) Except as disclosed in Schedule 4.6(b), (i) each of the Project Contracts listed on Schedule 4.6(a) constitutes a legal, valid, enforceable and binding obligation of the Company and (ii) the Company is not in breach or default in any material respect under any of such Project Contracts that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on any Project and, to Sellers’ Knowledge, the other parties to such Project Contracts are not in breach or default in any material respect under any of such Project Contracts. To the Knowledge of Sellers no condition or event exists or has occurred that, with notice or lapse of time or both, would constitute a default or a basis for a claim of excusable delay or non performance, or permit termination, modification or acceleration, by any party under any Project Contract that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on any Project.

4.7 Insurance.  Except as set forth in Schedule 4.7, all policies of fire, liability, and other forms of insurance owned or held by the Company insuring the Projects are in full force and effect, and shall either (a) remain in full force and effect through the Closing Date, or (b) if no longer commercially available or if cancelled by the insurance company, be replaced with policies of comparable quality and comparable insurers as of the Closing Date. All premiums with respect to policies that remain in full force and effect through the Closing Date have been or will be paid up to and including the Closing Date, and no written notice of cancellation or termination has been received with respect to any such policy that was not replaced on substantially similar terms prior to the date of such cancellation. True, correct and complete copies of such insurance policies have been made available to Buyer. Except as described in Schedule 4.7, as of the date of this Agreement, or with respect to any policies that may be replaced by the Company prior to the Closing Date as described in this Section 4.7, the Company has not been refused any insurance with respect to the Projects.

4.8 Litigation.  Except as disclosed in Schedule 4.8, no action, suit, claim, demand or other proceeding is pending or, to Sellers’ Knowledge threatened, that would be reasonably likely to result in a Material Adverse Effect with respect to the Company or any Project.

4.9 Employees and Employee Benefits.

(a) Since 1999, the Company has not directly hired any employees. Schedule 4.9(a) sets forth a list of all Plans in which Operating Employees participate (the “Operating Employee Plans”). No Plan is maintained, participated in or directly contributed to by the Company. To Sellers’ Knowledge, the Operating Employee Plans are the only Plans in which any Operating Employee is eligible to participate or has any vested benefits as of the date of this Agreement.

(b) No Plan maintained, contributed to or participated in by the Company, or any entity treated as a single employer with the Company under Code Section 414 (an “ERISA Affiliate”) is a “defined benefit plan” within the meaning of ERISA Section 3(35) or a “multiemployer plan” within the meaning of ERISA Section 3(37). Neither the Company, nor any ERISA Affiliate have fully or partially withdrawn from a multiemployer plan within the past six years or incurred, or could reasonably be expected to incur, any liability pursuant to Title IV of ERISA.

(c) Each Operating Employee Plan intended to be a qualified plan pursuant to Code Section 401(a) (a “Qualified Plan”) has been determined to be so qualified and has been administered in compliance with its terms. Each Qualified Plan complies with the terms of ERISA, the Code and all other applicable law.

(d) Except as set forth in Schedule 4.9(d), the Company does not have any liability in respect of health, medical or life insurance benefits attributable to any employee’s post-retirement period, except for coverage under Code Section 4980B.

(e) Except as set forth on Schedule 4.9(e), no Operating Employee Plan exists that, as result of the execution of this Agreement (whether alone or in connection with subsequent events), would reasonably result in (i) payment of any money or property to any Operating Employee, (ii) the provision of any benefits or other rights to a Operating Employee, or (iii) the increase, acceleration or provision of any payment, benefit or other right to any Operating Employee. No amount so disclosed is an “excess parachute payment” within the meaning of Code Section 280G.

4.10 Environmental Matters.  Except where such matters, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Project, and except that, with respect to all such matters solely relating to the period prior to January 1, 2000, Sellers shall make the following representations and warranties qualified solely to the Knowledge of Sellers,

(i) the Company has not received any written notice from any Governmental Authority that it is not in compliance with Environmental Laws or has failed to obtain material Permits required for the ownership or operation of the Company’s Projects under Environmental Laws; (ii) the Company has not received any written notice from any Governmental Authority that the Company’s Projects are listed under the Comprehensive Environmental Response, Compensation Liability Information Systems or, to the Knowledge of Sellers, any similar state list; (iii) the Company has not received any written notice from any Person reasonably alleging Liability for any Environmental Claims; (iv) Company has complied and is in compliance with, and the Real Property and all Improvements thereon are in compliance with, all Environmental Laws; (v) Company has no liability, known or unknown, contingent or absolute, under any Environmental Law, nor is Company responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise; (vi) Company has been duly issued, and maintains all Permits related to Environmental Laws necessary to operate the business of Company and the Projects as currently operated, Company has timely filed applications for all Environmental Permits, and (vii) except as set forth in Schedule 4.10, no Real Property, and to the Sellers’ Knowledge no property to which Hazardous Substance originating on or from such properties or the businesses of the Company has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or, to the Knowledge of Sellers, on any other governmental database or list of properties that may or do require Remediation under Environmental Laws, nor to the Sellers’ Knowledge have the Seller or Company arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Substance at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws. Sellers have no Knowledge of any matters that could give rise to Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect on any Project that is not disclosed or identified in Schedule 4.10.

4.11 Condemnation.  Except as set forth in Schedule 4.11, the Company has not received a written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority all or any part of the Projects or the Assets that could reasonably be expected to have a Material Adverse Effect on any Project.

4.12 Company Balance Sheet.  The Company has delivered to Buyer an unaudited balance sheet as of the Purchase Price Date (the “Company Balance Sheet”). The Company Balance Sheet fairly presents the financial condition of the Company as of such date and is in accordance with GAAP, subject to normal recurring year-end adjustments (the effect of which shall not, individually or in the aggregate, be materially adverse) and the absence of disclosures required by GAAP. Except as contemplated in the Sellers Omnibus Agreement, since the Purchase Price Date, the Company has not made any equity distribution to Sellers or paid any other returns of or on the capital investment of Sellers in the Company, including any payment of principal of or interest on the Demand Notes.

4.13 Books and Records.  The minute books of the Company, as previously made available to Buyer and its representatives, includes accurate records of all actions of the manager and members, where applicable, of the Company. The books of account and other financial records of the Company, which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions.

4.14 No Undisclosed Liabilities.  Except as set forth in Schedule 4.14, to such Seller’s Knowledge, the Company has no liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP except for (a) as of the Purchase Price Date, liabilities as are reflected or reserved against in the Company Balance Sheet (in an amount no greater than the dollar amount set forth thereon) or which would be set forth only in a footnote thereto, (b) current liabilities incurred in the ordinary course of business since the Purchase Price Date and prior to the Effective Date, and (c) liabilities as of the Closing Date incurred since the Effective Date pursuant to Section 6.3 plus liabilities incurred not in breach of Section 6.3 or Section 13.14 since the Effective Date that do not individually or in the aggregate exceed $500,000.00.

4.15 Taxes.  The Company has filed or caused to be filed, within the times and manners prescribed by Laws (taking into account all properly granted extensions and amnesty periods), all Tax Returns required to be filed by, or with respect to, the Company. All such Tax Returns are true and complete in all material respects. All Taxes payable by or due from the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company. Except as set forth in Schedule 4.15: (i) no examination of any Tax Return of the Company is currently in progress or to Sellers’ Knowledge, threatened or proposed; (ii) there are no outstanding agreements, consents, or waivers extending the statutory period of limitations applicable to any Tax Return of the Company; (iii) there is no suit, audit, claim or assessment pending or proposed to the Company in writing with respect to Taxes of the Company; and (iv) there are no written assessments of Taxes from any taxing authority against the Company. The Company is not a party to any Tax sharing or Tax indemnity agreements or similar arrangements, other than this Agreement, pursuant to which the Buyer or the Company would have any obligation to make payments after Closing. The Company has not made any election, pursuant to Treasury Regulation Section 301.7701-3, to be classified as an association and is therefor taxed as a partnership for U.S. federal income tax purposes.

4.16 Operations.  Except as set forth on Schedule 4.16, to the Knowledge of Sellers, neither the Sellers nor the Company has taken or failed to take any act since the Purchase Price Date to the Effective Date which would have constituted a material breach of any covenant under Section 6.3 herein had Section 6.3 been in effect since the Purchase Price Date to the Effective Date.

4.17 Disclaimers.

(a) EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4, THE ASSETS AND INTERESTS ARE “AS IS, WHERE IS,” AND EACH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PROJECTS, TITLE, CONDITION, VALUE OR QUALITY OF THE PROJECTS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PROJECTS INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF THE PROJECTS OR THE ABILITY OF THE COMPANY TO SELL THE PROJECTS’ ENVIRONMENTAL ATTRIBUTES, ELECTRIC ENERGY, CAPACITY OR OTHER PRODUCTS.

(b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4, EACH SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS, THE PROJECTS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ASSETS OR THE PROJECTS, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION,

WHETHER THE COMPANY POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE ITS PROJECTS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4, EACH SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS.

(c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND THIS SECTION 4, EACH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ASSETS, THE PROJECTS OR THE SUITABILITY OF THE PROJECTS FOR OPERATION AS POWER PLANTS OR AS SITES FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY, AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY OR ON BEHALF OF SUCH SELLER OR BY ANY BROKER OR INVESTMENT BANKER, INFORMATION PROVIDED DURING DUE DILIGENCE, AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO BUYER, SHALL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ASSETS OR THE PROJECTS.

5.  Representations And Warranties Of Buyer.

Buyer represents and warrants to Sellers that the statements contained in this Section 5 are true and correct as of the Effective Date and shall be true and correct as of the Closing Date, provided that an exception or qualification set forth in any Schedule with respect to a particular representation and warranty shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make Buyer reasonably aware that such exception or qualification is applicable to such other representations and warranties whether or not such exception or qualification is so numbered:

5.1 Organization of Buyer.  Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Governing Documents of Buyer have been heretofore delivered to Sellers and are accurate and complete.

5.2 Authorization of Transaction.  Buyer has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements to which Buyer is a party and, subject to receipt of all the approvals set forth on Schedule 4, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of Buyer to authorize and permit the due execution and valid delivery by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party and the instruments required to be duly executed and validly delivered by Buyer pursuant hereto and thereto, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement and the Ancillary Agreements to which Buyer is a party has been duly executed and validly delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement thereof is in a proceeding at law or in equity).

5.3 Noncontravention.  Subject to the satisfaction of the closing conditions in Section 8.1 and the other terms and conditions hereof, neither the execution and the delivery of this Agreement and the Ancillary Agreements to which Buyer is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) violate any Law to which Buyer is subject or any provision of the Governing Documents of Buyer or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except for matters that shall not have a material adverse effect on Buyer’s ability to execute and deliver this Agreement and the Ancillary Agreements to which Buyer is a party or to perform its obligations hereunder and thereunder.

5.4 Brokers’ Fees.  Buyer is party to an agreement with Merrill Lynch & Co. requiring the payment of fees in connection with the transactions contemplated by this Agreement for which Sellers shall not be liable or obligated. Buyer has no Liability or obligation to pay any fees or commissions to any other broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

5.5 Litigation.  No action, suit, claim, demand or other proceeding is pending or, to Buyer’s Knowledge, threatened that would be reasonably likely to result in a material adverse effect on Buyer’s ability to execute and deliver this Agreement and the Ancillary Agreements to which Buyer is a party or to perform its obligations hereunder and thereunder or that questions the validity of this Agreement or the Ancillary Agreements to which Buyer is a party or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or of the Ancillary Agreements to which Buyer is a party.

5.6 No Knowledge of Sellers’ Breach.  Buyer has no Knowledge of any breach by Sellers of any representation or warranty contained in Section 3 or Section 4, or of any condition or circumstance that would excuse Buyer from performance of its obligations under this Agreement or the Ancillary Agreements to which Buyer is a party.

5.7 Availability of Funds.  Buyer has sufficient funds available to it to pay the Purchase Price on the Closing Date and to enable Buyer to perform all of its obligations under this Agreement, the Backup Agreement and the Buyer Guaranty.

5.8 “As Is” Sale.  The representations and warranties set forth in Section 3 and Section 4 constitute the sole and exclusive representations and warranties of each Seller in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Interests, the Company, the Assets or the Projects or their transfer other than those incorporated in this Agreement. Except for the representations and warranties expressly set forth in Section 3 and Section 4, Buyer disclaims reliance on any representations, warranties or guarantees, either express or implied, by either Seller including but not limited to any representation or warranty expressed or implied in any oral, written or electronic response to any information request provided to Buyer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3 AND SECTION 4, BUYER ACKNOWLEDGES AND AGREES THAT THE ASSETS AND THE INTERESTS ARE “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT PRIOR TO THE EXECUTION OF THIS AGREEMENT, BUYER HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT

EXAMINATION OF THE ASSETS AND THE PROJECTS, AND THAT BUYER IS RELYING ON ITS OWN EXAMINATION OF THE ASSETS AND THE PROJECTS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY OR ON BEHALF OF SELLERS OR ANY BROKER OR INVESTMENT BANKER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES IN SECTION 4.2 (EQUITY INTERESTS), THE OTHER REPRESENTATIONS AND WARRANTIES OF SELLERS SET FORTH IN THIS AGREEMENT TERMINATE AS OF THE CLOSING DATE OR TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 12.1, AND THAT FOLLOWING THE CLOSING DATE OR SUCH TERMINATION, AS THE CASE MAY BE, BUYER SHALL HAVE NO RECOURSE AGAINST SELLERS WITH RESPECT TO ANY BREACH OF SUCH REPRESENTATIONS AND WARRANTIES.

5.9 Purchase for Investment.  Buyer acknowledges that the Existing Interests have not been, and the Additional Interests will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. Buyer is not an “underwriter” (as such term is defined in the Securities Act), and is purchasing the Interests solely for investment with no present intention to distribute any of the Interests to any Person, and Buyer shall not sell or otherwise dispose of any of the Interests, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations thereunder and any applicable state securities laws. Buyer is an “accredited investor” as defined under Regulation D promulgated under the Securities Act.

5.10 Qualified Buyer.  Buyer is qualified to obtain any Permits and the approvals set forth in Schedule 4 necessary for Buyer to consummate the transactions contemplated by this Agreement.

5.11 Defense Production Act.  Buyer is not a “foreign person” for purposes of Section 721 of the Defense Production Act, 50 U.S. App. § 2170, as amended.

6.  Covenants of Sellers.

Sellers and the Company (where specified) agree as follows:

6.1 General.  Prior to the Closing, each of the Sellers shall use Commercially Reasonable Efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable after the Effective Date (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

6.2 Notices, Consents and Approvals.

(a) Sellers shall file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed on their part under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Sellers shall use Commercially Reasonable Efforts to make any such filings, as promptly as possible after the Effective Date, to respond promptly to any requests for additional information made by either of such agencies, and to cause any waiting periods under the Hart-Scott-Rodino Act to terminate or expire at the earliest possible date after the date of filing. Sellers shall bear their own costs for the preparation of any filing. Sellers shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement to expire or terminate at the earliest possible time.

(b) Sellers and Buyer shall jointly prepare and file or cause to be filed with the Federal Energy Regulatory Commission an application pursuant to Section 203(a) of the Federal Power Act, requesting approval for the transactions contemplated hereby. Sellers and Buyer shall use

Commercially Reasonable Efforts to make any such filings, as promptly as possible after the Effective Date. Sellers and Buyer shall bear their own costs for the preparation of any filing.

(c) RM shall seek shareholder approval from each of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, to the extent necessary, to consummate the transactions as contemplated by this Agreement.

(d) Prior to the Closing, Sellers and the Company shall use Commercially Reasonable Efforts to (i) promptly prepare, support, assist in preparing, join in and file any filings, applications and all other necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents and (iii) obtain and not oppose, directly or indirectly, all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company or either Seller is a party or by which any of them or any of their properties is bound. Buyer shall cooperate with all such efforts by Seller and the Company. Buyer shall have the right to review in advance all information relating to the transactions contemplated by this Agreement that appear in any filing made by Sellers in connection with the transactions contemplated hereby.

(e) On or before the Closing, Sellers and the Company shall use their Commercially Reasonable Efforts to renew or extend any applicable Permit that has expired or will expire prior to or within ninety days after the Closing Date.

(f) Sellers and the Company shall provide prior notice to Buyer of, and Buyer shall have the right, without the obligation, to attend, all meetings between Sellers, the Company their agents or Representatives, and Governmental Authorities regarding any Permits, Environmental Claims or Remediation.

6.3 Operation of Business.  During the Interim Period, Sellers shall cause the Company, and the Company agrees, to operate and maintain the Projects in the ordinary course consistent with Good Engineering Practices (including the continued scheduling and performance of regular and customary maintenance and maintenance overhauls), unless otherwise contemplated by this Agreement or with the prior written consent of Buyer such consent to be requested or provided only if consistent with applicable laws. Without limiting the generality of the foregoing, neither Seller shall, without prior approval from the Buyer, during the Interim Period, cause or permit the Company to, nor shall the Company (where applicable):

(a) amend its organizational documents or any recapitalization, reorganization, liquidation, dissolution or winding up of the Company;

(b) except as provided in the Sellers Omnibus Agreement, issue any Equity Interests;

(c) sell, lease (as lessor), transfer or otherwise dispose of, any Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Good Engineering Practices, or materially encumber, pledge, mortgage or suffer to be imposed on any Assets any material encumbrance other than Permitted Encumbrances;

(d) terminate, materially amend, permit the lapse of or fail to renew or otherwise materially modify any material Project Contract or Permit other than in the ordinary course of business, as required by any Governmental Authority, as may be required in connection with any applicable Law, or as may be required in connection with transferring Sellers’ rights or obligations thereunder to Buyer pursuant to this Agreement;

(e) enter into or assign any Project Contract requiring payments by or to the Company in excess of $250,000 or, except as set forth on Schedule 6.3(e), incur Indebtedness in an aggregate principal amount exceeding $250,000 that would remain outstanding after the Closing, other than (i) in the ordinary course of the Company’s business or (ii) in response to an Emergency Situation;

(f) make any Tax election or revoke any Tax election, change the method of Tax accounting, amend any Tax Return, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or make any other agreement with respect to an amount of Taxes in excess of $10,000.00;

(g) elect to be taxed as a corporation for federal or any state income Tax purposes;

(h) make any expenditure to operate and maintain the Projects in excess of $250,000 per individual expenditure, other than (i) in the ordinary course of the Company’s business or (ii) in response to an Emergency Situation;

(i) make any capital expenditure in excess of $250,000 per individual expenditure that is not in accordance with the Capital Commitments, except for (i) those capital expenditures necessitated by Good Engineering Practice, with respect to which Sellers shall advise Buyer of the proposed incurrence thereof not less than ten days prior to the time the capital expenditures are to be made, (ii) capital expenditures made in the ordinary course of the Company’s business and (iii) capital expenditures made in response to an Emergency Situation;

(j) except as set forth in Schedule 6.3(j), hire or engage any Person as an employee or service provider of the Company; or make any wage or benefit adjustment for any Person performing services for the Company, except as required by applicable Laws;

(k) change any of its financial accounting methods, policies or practices, except as required by GAAP;

(l) make any loans or advances to any Person, or make any guarantee for the benefit of any Person;

(m) declare, make or pay any dividends or equity distributions to Sellers, or pay any other return of or on the capital investments of Sellers in the Company, including any payment of principal of or interest on the Demand Notes other than (i) as provided in the Sellers Omnibus Agreement, and (ii) the transfer by the Company pursuant to the terms of the Backup Agreement of all of its right, title and interest in and to the Account;

(n) except as set forth on Schedule 6.3(n), pay, discharge, settle, satisfy or compromise any (i) liabilities or obligations, except in the ordinary course of business, or (ii) claims or any actions or proceedings or otherwise waive any rights, which in either case would result in a Material Adverse Effect on the Company or any Project;

(o) acquire, merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any assets or business of, any Person or any other business organization or division thereof;

(p) enter into any agreement, or otherwise become obligated, to take any of the foregoing actions; or

(q) make any material change to the timing, duration, scope, cost or nature of any scheduled outage for the Projects.

With respect to the actions, events and occurrences described in clauses (e), (h), (i), (j) and (n) above, Sellers shall promptly notify Buyer of any Emergency Situation that excuses Sellers from obtaining Buyer’s approval thereunder, which notice shall include Sellers’ proposed response to that Emergency Situation and a good faith estimate of the cost of Sellers’ proposed response. Buyer may, in its sole discretion, propose an alternative response to such Emergency Situation, in all cases within 24 hours of receipt of Sellers’ notice and proposal. If Sellers conclude in good faith that Buyer’s alternative proposal for such Emergency Situation conforms to Good Engineering Practices and that such proposal can be implemented within a time period, at a cost and with a likelihood of success better than or comparable to Sellers’ original proposal, then Sellers shall implement Buyer’s alternative proposal for such Emergency Situation without further action required. If Buyer fails to propose an alternative response to such Emergency Situation as described above within 24 hours of receipt of Sellers’ notice and proposal or if Sellers conclude in good faith that (i) Buyer’s alternative proposal for such Emergency Situation does not conform to Good Engineering Practices or (ii) such proposal cannot be implemented within a time period, at a cost and with a likelihood of success better than or comparable to Sellers’ original proposal, then Sellers shall implement Sellers’ proposed response for such Emergency Situation without further action required.

The parties acknowledge and agree that (i) nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company’s operations during the Interim Period and prior to the Closing Date, (ii) prior to the Closing Date, the Sellers and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Company’s operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Buyer will be required with respect to any matter set forth in the Agreement to the extent the requirement of such consent would violate any applicable laws.

6.4 Full Access.

(a) During the Interim Period, each Seller shall cause the Company, and the Company agrees to (i) permit Buyer and Representatives of Buyer during normal business hours to have access upon reasonable notice, in a manner so as not to interfere with the normal business operations of the Company or RPMC, to the Sites, Assets, all premises, properties, management, personnel, books, records (including Tax records) and documents associated with the Projects and to permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (ii) provide Buyer with copies of the Daily Production Report (similar in form and content to those currently produced by the Company, as provided in Exhibit I attached hereto) for each of the Projects, which shall be provided on the Tuesday following the end of the week for which it is reporting, and (iii) furnish Buyer with a copy of each material report, schedule or other document filed or received by Sellers or the Company with respect to the Projects with a Governmental Authority. During the Interim Period, Sellers shall keep Buyer reasonably and promptly informed on any significant operating matters with respect to the Company and the Projects. Notwithstanding the foregoing, and without limiting the generality of the confidentiality provisions set forth in Section 9, Sellers shall not be obligated to cause the Company, nor shall the Company be obligated, to: (A) provide any information that the Company or the Company’s counsel believes constitutes or could be deemed to constitute a waiver of the attorney-client privilege, or (B) supply Buyer with any information or records that the Company or its Affiliates are under a legal obligation not to supply, in the case of (A) and (B) above, however, the parties agree that they shall use their Commercially Reasonable

Efforts to cause such information or records to be provided to Buyer in a manner that does not cause such violation or waiver of privilege.

(b) During the Interim Period, at the sole cost and expense of Buyer, each Seller shall cause the Company, and the Company agrees, to permit designated Representatives of Buyer (the “Buyer’s Observers”) to observe all operations of the Projects and such observation shall be permitted on a cooperative basis in the presence of personnel of the Company during normal business hours and upon reasonable advance notice; provided that Buyer’s Observers shall not interfere with the operation of either Project.

6.5 [Intentionally Left Blank]

6.6 Interim Period Notice; Schedule Update.

(a) Sellers shall notify Buyer promptly if any information comes to their attention prior to the Closing that is likely to (i) excuse Sellers from the performance of their obligations under this Agreement or (ii) cause any condition to the Closing set forth in Sections 8.1 or 8.2 not to be satisfied.

(b) From time to time prior to the Closing Date, each Seller shall supplement or amend and deliver updates to the Schedules (each a “Schedule Update”) that are necessary to complete or correct any information in such Schedules or in any representation or warranty of such Seller that has been rendered inaccurate since the Effective Date. Any Schedule Update delivered pursuant to this Section 6.6 shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition hereunder.

6.7 Further Assurances.  At any time and from time to time after the Closing, at the request of Buyer and at Buyer’s expense, Sellers shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Sellers and Buyer may reasonably agree is necessary to transfer, convey and assign to Buyer, and to confirm Buyer’s title to or interest in the Interests.

6.8 Insurance.  Each Seller agrees that after the Closing it will use and will cause its Affiliates to use Commercially Reasonable Efforts to cooperate with all reasonable requests of Buyer or the Company to facilitate or permit such parties to make claims on or after the Closing under any insurance policies of the Company in place, and related to claims relating to the period, prior to the Closing, provided that (i) Buyer or the Company shall pay any applicable deductibles related to such policies, and (ii) neither Sellers nor their respective Affiliates are required to take any actions that could expose any of them to claims or cause them to incur unreimbursed costs.

6.9 Access after Closing.  For a period of one year after the Closing Date, Buyer shall have reasonable access to all of the records, books and documents of Sellers related to the Company and Projects to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of the Company or Projects prior to the Closing Date (including, without limitation, liabilities with respect to Taxes); provided that Sellers shall have the right, at their sole cost and expense to retain copies of such records, books and documents, subject to their obligation to keep such information confidential in accordance with Section 9. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs or expenses incurred by it or Sellers pursuant to this Section 6.9. If Sellers shall desire to dispose of any records, books or documents that may relate to operations of the Company or Projects before the Closing prior to the expiration of such one-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at the Buyer’s expense, to segregate and remove such records, books or documents as Buyer may select. Buyer acknowledges that one or both of Sellers and/or certain of their Affiliates may liquidate their assets and dissolve, and notwithstanding the foregoing, nothing set forth in this Section 6.9 shall be deemed to restrict or limit in any way any right of Sellers and any Affiliate of Sellers to liquidate their assets and dissolve prior to the conclusion of such one-year period.

6.10 Exclusivity.

(a) Until the Closing Date or earlier termination of this Agreement pursuant to Section 12, neither Sellers nor the Company, except in connection with the operation of the Projects in the ordinary course of business (including in satisfaction of any contractual obligations), shall, nor shall any of them permit its respective Affiliates, officers, directors, employees, representatives and agents to, directly or indirectly, encourage, solicit, or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Buyer or any of its Affiliates) in furtherance of, or any proposal for the acquisition (whether by purchase of the Equity Interests or Assets) of the Company or the Projects, any merger, consolidation, business combination, reorganization, recapitalization, or similar transaction involving the Company or the Projects or any other transaction or series of transactions that would result in any person or business entity other than Buyer or its Affiliates acquiring control of the Company, the Assets and/or the Projects (an “Alternate Transaction”). Without limiting the obligations under the preceding sentence, in the event that (1) Sellers receive a proposal for an Alternate Transaction, then Sellers shall (i) promptly (but in no event in less than twenty four hours) notify Buyer in writing of such Alternate Transaction, (ii) include in such notification the terms of any such proposal or offer that it may receive with respect thereto (and provide Buyer with a copy thereof in writing), including the identity of the soliciting party, and (iii) keep Buyer informed with respect to the status of the foregoing, and (2) RRP as the managing shareholder of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V determines that the Alternate Transaction of which Buyer was previously notified constitutes or is reasonably likely to lead to a Superior Proposal, then Sellers shall promptly (but in no event in less than twenty four hours) notify Buyer in writing of such determination. Neither Sellers nor the Company shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Buyer.

(b) Sellers shall use Commercially Reasonable Efforts to require any Third Party (or its agents, employees or advisors), in possession of Proprietary Information about Sellers, the Company or the Projects that was furnished by or on behalf of Sellers or the Company, to return or destroy all such information in accordance with the applicable confidentiality agreements to which such Third Parties are a party.

(c) Notwithstanding the foregoing provisions of paragraph 6.10(a), Sellers and RRP may, subject to Sellers’ compliance with Section 6.10(a) above and prior to obtaining the shareholder approval of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, engage in negotiations or discussions regarding an Alternate Transaction with any third party that has made an unsolicited bona fide written proposal for an Alternate Transaction, which RRP as the managing shareholder of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, has determined in good faith (after consultation with its outside legal counsel and financial advisors) constitutes or is reasonably likely to lead to a Superior Proposal. For purposes of clarification, the issuance by RM of the Confidential Information Memorandum dated February 28, 2008 and any discussions and negotiations with recipients thereof and bidders in response to such memorandum through June 2, 2008 do not constitute a solicitation hereunder by Sellers.

(d) In the event Sellers provide notice to Buyer regarding a proposed Superior Proposal pursuant to Section 6.10(a) above, Buyer shall have a right exercisable by written notice to Sellers within a period of ten (10) days following Sellers’ notice to match all of the terms of any such proposal (a “Matching Proposal”). In the event that Buyer makes a binding Matching Proposal to Sellers, Sellers shall negotiate in good faith with Buyer to amend this Agreement to reflect such Matching Proposal. If the Agreement is not amended and executed and delivered by Sellers and Buyer within five (5) Business Days of the date on which Buyer gave notice of the Matching Proposal, then Sellers may reject such Matching Proposal and proceed with the negotiation and consummation of the Superior Proposal.

6.11 Affiliate Transactions.  Sellers and the Company shall cause (i) all accounts, whether payables or receivables, between the Company, on the one hand, and Sellers or any of its Affiliates, on the other hand, to be paid or released in full prior to the Closing; and (ii) except as set forth on Schedule 6.11, all other Contracts between the Company, on the one hand, and Sellers or any of its Affiliates, on the other hand, to be terminated with no further liability or other force or effect after the Closing.

6.12 Bank Statements.  No later then five (5) Business Days prior to the Closing Date, the Sellers and the Company shall deliver daily to Buyer, for the period from the Purchase Price Date and through such date, copies of all bank statements pertinent to the Company’s bank accounts as listed on Schedule 6.12 (the “Bank Statements”). Sellers and Company shall further continue to deliver such Bank Statements to Buyer for each subsequent Business Day until the Closing. In addition to and notwithstanding the agreements of the Parties set forth in Section 6.4 herein, the Company shall give Buyer and its authorized representatives reasonable access to the books and records of the Company and assistance to Buyer, as Buyer may reasonably request during normal business hours, in conducting its review and verification of the cash transactions set forth in such Bank Statements.

6.13 Disclosure of Violations or Defaults.  Sellers and the Company shall promptly inform Buyer of (a) any violations of current Laws applicable to the Company and each Project or terms of current Permits held by the Company each as described in Section 4.5 of this Agreement of which Sellers have Knowledge from the date hereof up to, and including, the Closing Date, and (b) any condition or event of which Sellers have Knowledge from the date hereof up to, and including, the Closing Date that, with notice or lapse of time or both, would constitute a material default, or permit termination, modification or acceleration, by any party under any Project Contract.

6.14 Replacement Insurance Policies.  Sellers or the Company shall promptly provide copies of any replacement insurance policies that the Company obtains following the date hereof as contemplated in Section 4.7.

6.15 Interim Period Notice.  Each Seller shall promptly notify Buyer if any information comes to its attention prior to the Closing that it believes is likely to (i) excuse such Seller from the performance of its obligations under this Agreement or any Ancillary Agreements to which it is a party, or (ii) cause any condition to the Closing set forth in Sections 8.1 or 8.2 not to be satisfied.

6.16 Assignment, Assumption, Release and Amendment Agreement.  With respect to the Interim Period, notwithstanding the provisions of Section 6.3 above, the Company shall not, and Sellers shall cause their Affiliates not to, amend or modify any term, condition or covenant of the Certificate Purchase Agreement unless (a) Sellers give or cause their Affiliates to give Buyer prior written notice of any such proposed amendment or modification, including a copy of the proposed documentation to effect such amendment or modification, and (b) Sellers comply, or cause their Affiliates to comply, with the following procedures, upon Buyer’s reasonable opportunity to review such notice (together with all necessary and appropriate documentation), which opportunity to review will in no event be longer than ten (10) Business Days after receipt of such notice and all such necessary and appropriate documentation that may be reasonably requested by Buyer:

(i) in the event that Buyer reasonably determines that such proposed amendment or modification of the Certificate Purchase Agreement could reasonably be expected to have an adverse impact on the Company’s rights or obligations under any material term, condition or covenant of the Backup Agreement or the Agency Agreement prior to or on and after the Closing, the Company shall not, and Sellers shall not permit their Affiliates to amend or modify any such material term, condition or covenant of the Certificate Purchase Agreement having such adverse impact on the Company without obtaining Buyer’s prior written consent to any such amendment or modification, such consent of Buyer not to be unreasonably withheld, conditioned or delayed; and

(ii) in the event that Buyer reasonably determines that clause (i) above does not apply to such proposed amendment or modification of the Certificate Purchase Agreement and that such proposed amendment or modification could reasonably be expected to materially reduce the contractual incentives or remedies for performance of any terms, conditions or covenants of Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC or Linwood under the Certificate Purchase Agreement prior to or on and after the Closing (including any reduction in or modification to collateral, terms of guaranties or other security arrangements other than an immaterial reduction in or modification to collateral, terms of guaranties or other security arrangements), the Company shall not, and Sellers shall not permit their Affiliates to amend or modify any such term, condition or covenant of the Certificate Purchase Agreement without providing to Buyer or, with respect to the period on and after Closing, to the Company, on the later of (Y) the Closing Date or (Z) prior to execution of the first such amendment or modification, a one-time cash deposit in the amount of $6,000,000, to be held as collateral security pursuant to the Backup Agreement to secure the performance of Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood and Rhode Island LFG Genco, LLC under the Backup Agreement and the Agency Agreement.

7.  Covenants of Buyer.

Buyer agrees as follows:

7.1 General.  Prior to the Closing, Buyer shall use Commercially Reasonable Efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable after the Effective Date (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

7.2 Notices, Consents and Approvals.

(a) Buyer shall file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Buyer shall use Commercially Reasonable Efforts to make any such filings, as promptly as possible after the Effective Date, to respond promptly to any requests for additional information made by either of such agencies, and to cause any waiting periods under the Hart-Scott-Rodino Act to terminate or expire at the earliest possible date after the date of filing. Buyer shall pay all filing fees under the Hart-Scott-Rodino Act and shall bear its own costs for the preparation of any filing. Buyer shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this

Agreement to expire or terminate at the earliest possible time. Notwithstanding the foregoing, Buyer shall not be required to agree to engage in (i) any divestitures or hold separate orders with respect to any assets, properties, or businesses of the Buyer or the Company or (ii) any conduct provisions, limitations on the ownership or operation of the Company, or any other remedies. On the basis of a preliminary review of materials provided by Sellers in due diligence, Buyer does not as of the date of execution of this Agreement, anticipate any anti-competitive concerns associated with the acquisition which would materially delay, condition or prevent approval of the transaction.

(b) Sellers and Buyer shall jointly prepare and file or cause to be filed with the Federal Energy Regulatory Commission an application pursuant to Section 203(a) of the Federal Power Act, requesting approval for the transactions contemplated hereby. Sellers and Buyer shall use Commercially Reasonable Efforts to make any such filings, as promptly as possible after the Effective Date. Sellers and Buyer shall bear their own costs for the preparation of any filing.

(c) Prior to the Closing, Buyer shall cooperate with Seller and use Commercially Reasonable Efforts to (i) promptly prepare, support, assist in preparing, join in and file any filings, applications and all other necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents and (iii) obtain and not oppose, directly or indirectly, all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Buyer is a party or by which it or any of its properties is bound. Sellers shall have the right to review in advance all information relating to the transactions contemplated by this Agreement that appear in any filing made by Buyer in connection with the transactions contemplated hereby.

7.3 Interim Period Notice.  Buyer shall promptly notify Sellers if any information comes to its attention prior to the Closing that it believes is likely to (i) excuse Buyer from the performance of its obligations under this Agreement or any Ancillary Agreements to which it is a party, or (ii) cause any condition to the Closing set forth in Sections 8.1 or 8.2 not to be satisfied.

7.4 Further Assurances.  At any time and from time to time after the Closing, at the request of either Seller, Buyer shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Sellers and Buyer may reasonably agree is necessary to transfer, convey and assign to Buyer, and to confirm Buyer’s title to or interest in the Interests.

7.5 Access after Closing.  For a period after the Closing Date equal to the applicable statute of limitations, Sellers shall have reasonable access to all of the records, books and documents of Buyer related to the Company and Projects to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of the Company or Projects prior to the Closing Date (including, without limitation, liabilities with respect to Taxes and Sellers’ use of tax credits available to them pursuant to 26 U.S.C. § 45). Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by them or Buyer pursuant to this Section 7.5. If Buyer shall desire to dispose of any records, books or documents that may relate to operations of the Company or Projects before the Closing prior to the expiration of such period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers’ expense, to segregate and remove such records, books or documents as Sellers may select.

7.6 Discharge of Environmental Liabilities.  Buyer agrees and covenants that, after the Closing, Buyer shall not, and shall not permit the Company to, prejudice or impair Sellers’ rights under the Environmental Laws or interfere with Sellers’ ability to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. Buyer further agrees to provide to Sellers draft copies of all material plans and studies prepared in connection with any investigation or Remediation associated with pre-Closing occurrences prior to their submission to the Governmental Authority with jurisdiction under Environmental Laws. Sellers shall have the right, without the obligation, to attend all meetings between Buyer, its agents or Representatives, and such Governmental Authorities. Buyer shall promptly provide to Sellers copies of all material written information, plans, documents and correspondence submitted to or received from such Governmental Authorities relating to Buyer’s or the Company’s discharge of any Environmental Liabilities associated with pre-Closing occurrences.

7.7 Use of Name.  Buyer and its Affiliates (including the Company following the Closing) are prohibited from using any name which includes “Ridgewood” or “Indeck” for any purpose following the Closing, provided that after the Closing Date, Buyer and its Affiliates (including the Company) shall be permitted to use names which include “Ridgewood” or “Indeck” solely for the purposes of (i) for a period of sixty (60) days, communicating Buyer’s acquisition of the Interests in the Company to the Projects’ vendors and business prospects and (ii) to the extent reflected on Project Permits and filings with Governmental Authorities, operating the Projects, provided Buyer promptly applies for within thirty (30) days of Closing and diligently pursues amendments and modifications to the Company’s Permits and any other applicable filings with any Governmental Authority, for a name change to remove any references to “Ridgewood” or “Indeck” from its name with relevant Governmental Authorities.

8.  Conditions To Obligation To Close.

8.1 Conditions to Obligation of Buyer to Close.  The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Sellers set forth in Section 3 and Section 4 shall be true and correct in all material respects at and as of the Closing Date;

(b) Performance by Sellers.  Sellers shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the Closing;

(c) Buyer’s Approvals.  Buyer shall have received the approvals set forth in Schedule 4;

(d) Sellers’ Approvals.  Sellers shall have received the approvals set forth in Schedule 3;

(e) Absence of Litigation.  There shall not be any injunction, judgment, order, decree or ruling in effect that prevents consummation of the transactions contemplated by this Agreement or that has a Material Adverse Effect on the Company and on any Project;

(f) Regulatory Compliance.  Any applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement (including, under the Hart-Scott-Rodino Act and under Section 203(a) of the Federal Power Act) shall have expired or otherwise been terminated;

(g) Demand Notes.  The Demand Notes shall have been discharged in full and cancelled by the Company and evidence thereof, in form and substance reasonable satisfactory to Buyer, shall have been delivered to Buyer;

(h) Agreements in Effect.  Each of the following shall be, or have been, duly executed by all parties thereto and all terms therein shall be valid and in full force and effect: (1) the Assignment, Assumption, Release and Amendment Agreement and the Backup Agreement, (2) the Employee Transfer Agreement, (3) the RRP Indemnification Agreement, (4) the Letter Agreement, (5) the Agency Agreement, (6) the Sellers Omnibus Agreement, (7) the Section 4.2(c) Indemnification Agreement, and (8) the Escrow Agreement;

(i) Third Party Consents.  The consents (or waivers in lieu thereof), permits, approvals, notices and other authorizations set forth on Schedule 8.1(i) of Sellers’ Disclosure Schedule, shall have been obtained or made by Sellers and shall be in full force and effect;

(j) Termination.  The Amended and Restated Operating Agreement between the Company and RPMC shall have been terminated and evidence thereof, in form and substance reasonable satisfactory to Buyer shall have been delivered to Buyer; and

(k) Notice.  Sellers shall have executed and delivered a notice to Constellation of the consummation of the Transaction Effective Date (as such term is defined in the in the Assignment, Assumption, Release and Amendment Agreement) as contemplated in Section 1 of the Assignment, Assumption, Release and Amendment Agreement and Sellers shall have provided a written copy of such notice to Buyer.

(l) Sellers’ Closing Deliveries.  Sellers shall deliver each of the following documents, duly executed by Sellers or their Affiliates where applicable, to Buyer:

(1) a Transfer and Assignment Agreement in the form attached hereto as Exhibit B;

(2) a certificate of good standing for the Company from the State of Illinois, dated as of a recent date;

(3) a certificate of good standing for each Seller from its State of incorporation or formation, dated as of a recent date;

(4) a certificate, dated as of the Closing Date, signed by a duly authorized officer of each Seller, certifying that the conditions specified in Sections 8.1(a),(b),(d),(e),(f),(g),(h),(i),(j) and (k) have been fulfilled;

(5) copies of the requisite resolutions or actions of each Seller’s manager or board of directors, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of each Seller as being duly adopted and in full force and effect;

(6) the Seller’s Title Company Affidavit in the form attached hereto as Exhibit H executed by each Seller;

(7) the Agency Agreement in the form attached as Exhibit C hereto;

(8) UCC-3 termination statements (or other appropriate instruments) signed by Constellation and filed in all jurisdictions where Constellation recorded financing statements or other liens or security interests held by Constellation against the Company or the Projects pursuant to the Security Agreement dated April 30, 2003 between the Company and Constellation and releasing such financing statements or other liens or security interests (if any); and

(9) written confirmation from the bank holding the Account of the amount on deposit in such Account as of the Closing, such amount to be in an amount at least equal to the amount required by Section 5.2 of the Assignment, Assumption, Release and Amendment Agreement

Buyer may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

8.2 Conditions to Obligation of Sellers to Close.  The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Buyer set forth in Section 5 shall be true and correct in all material respects at and as of the Closing Date;

(b) Performance by Buyer.  Buyer shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

(c) Sellers’ Approvals.  Sellers shall have received the approvals set forth in Schedule 3;

(d) Buyer’s Approvals.  Buyer shall have received the approvals set forth on Schedule 4;

(e) Absence of Litigation.  There shall not be any injunction, judgment, order, decree or ruling in effect that prevents consummation of the transactions contemplated by this Agreement or the Backup Agreement;

(f) Regulatory Compliance.  Any applicable waiting periods (and any extensions thereof) imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement (including, under the Hart-Scott-Rodino Act and under Section 203(a) of the Federal Power Act) shall have expired or otherwise been terminated;

(g) Trust Consents.  The transactions contemplated by this Agreement shall have been consented to by the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V, as RM deems necessary or appropriate;

(h) [Intentionally Left Blank];

(i) Agreements in Effect.  Each of the following shall be, or have been, duly executed by all parties thereto and all terms therein shall be valid and in full force and effect: (1) Assignment, Assumption, Release and Amendment Agreement, the Backup Agreement and the Buyer Guaranty, (2) the Employee Transfer Agreement, (3) the Agency Agreement, and (4) the Escrow Agreement; and

(j) Buyer’s Closing Deliveries.  Buyer shall make the payment of the Purchase Price required to be made by Buyer pursuant to Section 2.1(b) and shall deliver the following documents, each duly executed by Buyer:

(1) a Transfer and Assignment Agreement in the form attached hereto as Exhibit B, duly executed by Buyer;

(2) a certificate of good standing for Buyer from the State of Delaware, dated as of a recent date;

(3) a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer, certifying that the conditions specified in Sections 8.2(a),(b),(d),(e),(f) and (i) have been fulfilled;

(4) a preliminary (non-binding) draft of the Allocation Schedule in form and substance reasonably acceptable to Sellers; and

(5) copies of the requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary of Buyer as being duly adopted and in full force and effect;

Sellers may waive any condition specified in this Section 8.2 if they execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

9.  Confidentiality

9.1 Confidentiality.

(a) Each Receiving Party and each Representative thereof shall treat and hold as confidential all of the Proprietary Information, and refrain from using any of the Proprietary Information except in connection with this Agreement and the transactions contemplated hereby. In the event that the Receiving Party or any Representative thereof is requested or required including, without limitation, (i) pursuant to any rule or regulation of any stock exchange or other self-regulatory organization upon which any of the Receiving Party’s securities are listed or (ii) by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process (other than the processes associated with the approvals and consents of, and filings with, any Governmental Authority required to consummate the transactions contemplated in this Agreement) to disclose any Proprietary Information, the Receiving Party shall notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or a waiver of compliance with the provisions of this Section 9. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any Representative thereof is, on the advice of counsel, compelled to disclose any Proprietary Information pursuant to any such request or requirement, then the Receiving Party or such Representative may disclose the Proprietary Information so requested or required to be disclosed; provided that the Receiving Party shall use Commercially Reasonable Efforts to obtain, at the request of the Disclosing Party, an order or other assurance that confidential treatment shall be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate. If this Agreement is terminated pursuant to Section 12.1, then each Receiving Party shall deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Proprietary Information that are in his or its possession.

(b) The obligations of the Parties contained in this Section 9 shall be in full force and effect for three (3) years from the date hereof and shall survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of the Interests or the Assets. Nothing in this Section 9 shall in any way alter Buyer’s obligations under the Confidentiality Agreement.

(c) Notwithstanding the foregoing, the Receiving Party may provide Proprietary Information to the FERC, the SEC, the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Receiving Party to undertake the transactions contemplated herein. The Parties consent to the disclosure of such Proprietary Information to the extent that the Receiving Party reasonably determines that such disclosure is reasonably necessary in order to obtain such consents, waivers or approvals, provided, however, that the Receiving Party shall provide the Disclosing Party with a draft language of such disclosures at least forty-eight (48) hours prior to any disclosure of such Proprietary Information and the Disclosing Party shall use Commercially Reasonable Efforts to negotiate with the Receiving Party on a mutually acceptable language.

(d) The Parties acknowledge that the information required to be provided to the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V in order to obtain the approvals described in Section 8.2(g) may include Proprietary Information of one of more of the Parties and that such information shall become publicly available by virtue of its dissemination to such shareholders and its filing with the SEC. The Parties consent to the disclosure of such Proprietary Information to the extent that RRP or its Affiliates reasonably determine that such disclosure is reasonably necessary in order to obtain such shareholder approvals and to comply with applicable Laws related thereto, provided, however, that Sellers shall provide Buyer with draft language of any disclosures which is confidential information of Buyer or its Affiliates or involves the characterization of Buyer or its Affiliates at least forty-eight (48) hours prior to any disclosure of such Proprietary Information and Sellers shall use Commercially Reasonable Efforts to negotiate with Buyer on a mutually acceptable language with respect to such disclosures.

10.  Taxes

10.1 Liability for Taxes.

(a) Buyer shall be responsible for and pay all Taxes arising or resulting from the Buyer’s ownership of the Company after the Closing Date.

(b) Buyer shall pay to Sellers the amounts of any refund, abatement or credit of Taxes received by the Buyer for Taxes that are attributable to the Sellers’ ownership of the Company or any Interest on or prior to the Closing.

(c) Sellers shall pay to Buyer the amounts of any refund, abatement or credit of Taxes received by Sellers for Taxes that are attributable to the Buyer’s ownership of the Company or any Interest after the Closing.

(d) Sellers shall cause the Company to prepare and timely file and to remit any Taxes that are due in respect of the following Tax Returns on or before the Purchase Price Date with respect to the Company or in respect to its business, assets or operations: (i) all Tax Returns for any taxable period ending on or before the Closing Date; and (ii) all other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date. Buyer shall prepare and timely file or shall cause to be prepared and timely filed by the Company all Tax Returns that are required to be filed by or with respect to the Company or in respect to its business, assets or operations for taxable years or periods beginning and ending after the Closing Date. Buyer shall remit or cause to be remitted by the Company any Taxes due in respect of such Tax Returns. With respect to any Tax Returns of the Company that relate to periods that begin before and end after the Closing Date, (i) Buyer shall prepare or cause to be prepared such Tax Returns in a manner consistent with past practices, if any, except as otherwise required by applicable Law, and (ii) not less than fifteen days prior to the due date for such Tax Returns (including proper extensions), Buyer shall present such Tax Returns to Sellers for their comments (provided that in the event that it is not practical for any such Tax Returns to be prepared fifteen days prior to the due date, including proper extensions, Buyer shall present such Tax Return to Sellers for their comments as soon as such Tax Return has been prepared), Buyer shall consider in good faith any comment received from Sellers no later than five days prior to the due date for such Tax Return. Sellers shall be responsible for (and shall pay to Buyer within five days of a written request of such amount) that portion of such Taxes that are allocable to the portion of such period that ends on the Purchase Price Date and Buyer shall be responsible for the payment of such Taxes relating to the portion of such period beginning immediately after the Purchase Price Date. Notwithstanding any other provision of this Section 10.1 to the contrary, Sellers’ obligation to remit or otherwise incur any liability with respect to any Taxes shall not apply to the extent that such Taxes are reflected as an accrued liability or in a reserve on the Company Balance Sheet and such failure to comply with such obligation is not a violation of applicable Laws.

(e) Buyer and Sellers agree to cooperate and share, before, at and after the Closing, all required information on a timely basis in order to timely file all Tax Returns, reports, returns, schedules and any other documents required to be filed with respect to Taxes and all claims for refunds of Taxes and for the preparation of any audit, and for the prosecution or defense of any claim or proceeding relating to any proposed adjustment. Buyer and Sellers agree to retain or cause to be retained all Tax Returns, and books and records pertinent to the Company and the Interests until the applicable period for assessment under applicable Law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Governmental Authority. After the Closing, Buyer and Sellers shall give each other reasonable notice prior to transferring, discarding or destroying any such Tax Returns, and books and records relating to Tax matters, and Buyer and Sellers shall allow each other upon request to take possession of such Tax Returns, and books and records at the requesting Party’s expense. Buyer and Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or the Interests for any Tax purpose. Sellers shall have the sole right to represent the Company’s interests in any audit or examination by any Governmental Authority (“Tax Audit”) relating to taxable periods ending on or before the Closing and to employ counsel of its choice at its expense. In the case of a period that begins before and ends after Closing, Sellers shall be entitled to participate at its expense in any Tax Audit relating in any part to Taxes attributable to the portion of such period deemed to end on or before the Closing Date, but Buyer shall control the Tax Audit. None of Buyer, any of its Affiliates or the Company may settle or otherwise dispose of any Tax Audit for which Sellers may have a liability under this Agreement, or that may result in an increase in Sellers’ liability under this Agreement, without the prior written consent of Sellers, which consent may not be unreasonably withheld. At Sellers’ request, Buyer shall cause the Company to make or join with Sellers in making elections with respect to its Tax Returns for periods ending on or before the Closing, provided that the making of such election does not have a Material Adverse Effect on the Company for any post-Closing Tax period.

(f) Any payment by Buyer or Sellers under this Section 10.1 shall be deemed an adjustment to the Purchase Price.

(g) All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, but expressly excluding Taxes measured by net income (the “Transfer Taxes”), resulting from the transfer of the Interests pursuant to this Agreement shall be borne by Buyer. Each Party will cooperate, at such Party’s expense, to take such commercially reasonable actions as will minimize or reduce the amount of Transfer Taxes.

(h) Buyer and Sellers agree to report all items of income, gain, or loss consistent with the principles set forth in Situation 2 of Revenue Ruling 99-6 whereby: (i) the Company shall be treated as terminating pursuant to Code Section 708(b)(1)(A); (ii) Sellers shall report the gain or loss on the sale of the Interests in accordance with Code Section 741; and (iii) Buyer shall treat the acquisition as if the Company made a liquidating distribution of its Assets to Sellers and, immediately following such liquidating distribution, Buyer acquired by purchase all of the Company’s Assets. The Parties agree that the Purchase Price and any other relevant items shall be allocated among the Assets in accordance with Section 1060 of the Code and the Treasury regulations thereunder. Within 90 days after the Closing Date, Buyer shall prepare and deliver to Sellers an allocation schedule allocating the Purchase Price and any such other relevant items among the Assets (the “Allocation Schedule”). The Allocation Schedule shall be final and binding on the parties unless, within 30 days after delivery thereof to the Sellers, the Sellers deliver a written notice to Buyer of its objections to the Allocation Schedule, in which case Buyer and Sellers shall attempt in good faith to resolve such dispute between them. If Buyer and Sellers are unable to resolve such dispute within thirty days thereafter, then Buyer and Sellers shall submit all such disputed items for resolution to an independent accountant mutually selected by Buyer and Sellers whose decision shall be final and binding upon all Parties. The fees of the independent accountant shall be shared equally by Buyer and Sellers. Buyer and Sellers shall (i) be bound by the Allocation Schedule for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with the Allocation Schedule, and (iii) take no position inconsistent with the Allocation Schedule on any Tax Return or in any proceeding before any taxing authority, provided, however, that nothing contained herein shall prevent Buyer and Sellers from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Schedule, and neither Buyer nor Sellers shall be required to litigate before any court, any proposed deficiency or adjustment by any Governmental Authority challenging the Allocation Schedule. Notwithstanding anything to the contrary in this Agreement, the parties agree that the draft Allocation Schedule and the final Allocation Schedule shall provide that: (i) an amount of the Purchase Price that is allocated to the unrealized receivables of the Company shall not exceed the face value of such unrealized receivables as of the Closing Date, and (ii) an amount of the Purchase Price that is allocated to the inventory of the Company shall not exceed the book value of such inventory as of the Closing Date.

(i) All tax credits accruing under 26 U.S.C. § 45 on or prior to the Closing Date shall be allocated to and for the benefit of Sellers, all such tax credits accruing after the Closing Date shall be allocated to and for the benefit of Buyer.

11.	Risk of Loss; Indemnification; Remedies.

11.1 Survival of Representations and Warranties; Survival of Covenants and Agreements.  The representations and warranties of Sellers set forth in Section 3 and Section 4 and the representations and warranties of Buyer set forth in Section 5 shall terminate at the Closing or the earlier termination of this Agreement pursuant to Section 12.1, except that the representations and warranties set forth in Section 4.2 (Equity Interests) shall survive indefinitely. Subject to the survival provisions set forth in this Section 11.1 and the covenants of the Parties contained in this Agreement which by their terms survive the Closing, the representations, warranties and covenants contained herein shall terminate at the Closing or the termination of this Agreement pursuant to Section 12.1.

11.2 Risk of Loss.  Except as otherwise provided in this Section 11.2, during the Interim Period all risk of loss or damage to the property included in the Assets shall, as between Buyer and Sellers, be borne by Sellers. If during the Interim Period any Assets are damaged by fire or other casualty (each such event, an “Event of Loss”), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a “Taking”), then the following provisions of this Section 11.2 shall apply:

(a) The Sellers shall promptly notify Buyer within five (5) Business Days following the occurrence of any Event of Loss or Taking (or the commencement of any action by any Government Authority in the pursuit of any Taking) of which such Seller becomes aware.

(b) The occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace the affected Project(s) are reasonably estimated to be an amount less than or equal to twenty percent (20%) of the value of the affected Project(s), and/or (ii) any one or more Takings, as a result of which (w) the aggregate condemnation proceeds equal an amount less than or equal to twenty percent (20%) of the value of the affected Project(s) and (x) (A) less than twenty percent (20%) of the total land area of any one Project is affected and (B) ingress and egress to and from the affected Project(s) is not materially adversely affected, shall have no effect on the transactions contemplated hereby provided that, Sellers shall cause the Company to restore, repair or replace the affected Project prior to the Closing, and in no event later than ninety (90) days following such Event of Loss or Taking.

(c) Upon the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, the Project(s) are reasonably estimated to be an amount in excess of twenty percent (20%) of the value of the affected Project(s), or (ii) any one or more Takings, as a result of which (y) the aggregate condemnation proceeds equal an amount in excess of twenty percent (20%) of the value of the affected Project(s) or (z) (A) more than twenty percent (20%) of the total land area of any one Project is affected or (B) ingress and egress to and from the affected Project(s) is materially adversely affected (a “Major Loss”), Sellers shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to Buyer, to cause the Company to restore, repair or replace the damaged Assets prior to Closing. If Sellers elect to cause the Company to restore, repair or replace the Assets relating to a Major Loss, which election shall be made by notice to Buyer prior to the Closing Date and as soon as practicable following the occurrence of the Major Loss, Buyer shall have the option of (x) making the completion of the repair, replacement or restoration of the damaged Assets a condition to the Closing and the Closing Date shall be postponed at its election for the amount of time reasonably necessary to complete the restoration, repair or replacement of such damaged Assets, such time period to be agreed upon by Buyer and Sellers, or (y) allowing the Closing to occur prior to the completion of the repair, replacement or restoration of such damaged Assets; provided that Sellers shall have agreed to cause the completion of such repair, replacement or restoration, together with a credit support for Seller’s obligations reasonably acceptable to Buyer, which covenant shall survive the Closing. If Sellers elect not to cause the restoration, repair or replacement of the Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of Section 11.2(d) shall apply.

(d) In the event that Sellers elect not to cause the restoration, repair or replacement of a Major Loss, or in the event that Sellers, having elected to cause repair, replacement or restoration of the Major Loss, fail to cause its completion within the period of time agreed upon by the Parties pursuant to Section 11.2(c), or in the event that a Major Loss is the result of one or more Takings, then the Parties shall, within thirty (30) days following Sellers’ election not to cause the restoration, repair or replacement, failure to complete, or the occurrence of such Takings, as the case may be, attempt to negotiate in good faith an equitable adjustment in the Purchase Price to reflect the impact of the Major Loss, as mitigated by any repair, replacement or restoration work actually completed by Sellers on the Assets being sold to Buyer and proceed to Closing. To assist Buyer in its evaluation of any and all Events of Loss, Sellers shall provide Buyer such information as Buyer may reasonably request in connection therewith.

(e) In the event that the Parties fail to reach agreement on an equitable adjustment of the Purchase Price within the thirty (30) days provided in Section 11.2(d), then Buyer shall have the right to elect, exercisable by notice to Sellers within fifteen (15) days immediately following the expiration of the thirty (30) day period, to either (i) proceed with the consummation of the transaction at Closing, with a reduction in the Purchase Price consistent with Sellers’ last offer of equitable adjustment communicated to Buyer, in which event Sellers shall assign over or deliver to Buyer at Closing all condemnation proceeds or insurance proceeds that Sellers receive, or to which Sellers become entitled by virtue of the Event of Loss or Taking, less any costs and expenses reasonably incurred by Sellers in connection with such Event of Loss or Taking or in obtaining such condemnation proceeds or insurance proceeds and less the reduction in the Purchase Price made pursuant to this clause (i), or (ii) terminate this Agreement pursuant to Section 12.1(e).

(f) Notwithstanding the foregoing, the Parties acknowledge that any equitable adjustment of the Purchase Price provided in Section 11.2(d) or 11.2(e) may require the approval of the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V. In the event such approval is required and the Sellers are unable to obtain that approval using Commercially Reasonable Efforts, Sellers may terminate this Agreement pursuant to Section 12.1(c).

(g) In the event that Sellers, prior to Closing and as a result of any Event of Loss, expended Sellers’ funds (i.e., not working capital or other funds of the Company) for the repair or replacement of items that were covered by insurance carried by the Company, then following the Closing, it is understood that Sellers shall be entitled to receive reimbursement for the full amount of such funds as named loss payees under the insurance carried by the Company. As loss payees, Sellers shall have the right to submit, adjust and settle any claim submitted to the Company’s insurance carrier. Buyer and Sellers shall cooperate with one another in good faith with respect to any such insurance claims submitted by any of them to the same insurance carrier and shall reasonably cooperate to avoid any action by either Sellers or Buyer that may have a material adverse effect on an insurance claim of Sellers or Buyer with respect hereto.

11.3 Effect of Closing.  Upon the Closing, any condition to the obligations of either Party hereunder that has not been satisfied, or any representation, warranty or covenant that has been breached or left unsatisfied by either Party shall be deemed waived by the Parties and each Party shall be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same, except that such waiver and release shall not apply with respect to Section 4.2 (Equity Interests), which shall survive the

Closing pursuant to Section 11.1 hereof. Nothing in this Section 11.3 shall be deemed to affect any provision herein that expressly survives the Closing or pertains to matters that shall occur after the Closing.

11.4 Indemnity by Buyer.  Buyer shall indemnify, defend and hold harmless each Seller, its Affiliates, its and their successors and permitted assigns, and all of their respective shareholders, trustees, directors, managers, members, officers, employees, agents and representatives (collectively, “Sellers Indemnified Parties”) against and in respect of all Liabilities, obligations, judgments, Liens (except for Permitted Encumbrances), injunctions, charges, orders, decrees, rulings, damages, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, and amounts paid in settlement (including reasonable consultants’, attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the “Losses”) that result from:

(a) any Third Party Claim against any Seller based on or relating to Buyer’s ownership or operation of the Company, including without limitation Buyer’s ownership, operation or use of the Projects, on or after the Closing Date;

(b) all Environmental Liabilities, arising on or after the Closing Date; and

(c) a breach of Buyer’s obligations under the Employee Transfer Agreement.

11.5 [Intentionally Left Blank].

11.6 Limitations on Liability.

(a) None of Sellers Indemnified Parties shall be entitled to recover from Buyer any indemnity under Section 11.4, (i) for any amount in excess of the actual compensatory damages, court costs and reasonable attorneys fees, suffered by such Sellers Indemnified Party and (ii) unless the aggregate amount of all Losses actually suffered by the Sellers Indemnified Parties exceeds $250,000, at which time the Sellers Indemnified Parties shall be entitled to indemnification for the entire amount of such Losses. Sellers on behalf of each of such Sellers Indemnified Parties waives any right to recover incidental, indirect, special, exemplary, punitive or consequential damages, including lost revenues or profits, even if such damages are foreseeable or the damaged Sellers Indemnified Party has advised Buyer of the possibility of such damages and regardless of whether any such damages are deemed to result from the failure or inadequacy of any exclusive or other remedy. In no event shall Buyer ever be required to indemnify Sellers or any Sellers Indemnified Parties for Losses pursuant to Section 11.4 in any amount exceeding, in the aggregate, twenty (20%) of the Purchase Price.

(b) None of the Sellers Indemnified Parties shall be entitled to any indemnity under Section 11.4 for a specific incident or event until and unless the amount of Losses actually suffered by the Sellers Indemnified Party exceeds $25,000 with respect to such individual incident or event, or a series of related incidents or events, and thereafter the entire amount of such Losses shall be eligible for indemnification, subject to the other limitations set forth herein. No Losses in an amount equal to or less than $25,000 for an individual incident or event, or a series of related incidents or events, shall be included in calculating the minimum aggregate amount contemplated in Section 11.6(a).

(c) The limitations set forth in this Section 11.6 shall not apply (1) in cases of fraud, or (2) any failure of Buyer to make payments as set forth in Section 2.4 or Section 2.5 of the Employee Transfer Agreement.

(d) No Sellers Indemnified Party entitled to indemnification hereunder or otherwise to damages in connection with or with respect to the transactions contemplated in this Agreement shall settle, compromise or take any other action with respect to any claim, demand, assertion of liability or legal proceeding that could materially prejudice or otherwise materially adversely affect the ability of Buyer to defend or otherwise settle or compromise with respect to such claim, demand, assertion of liability or legal proceeding without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Each Sellers Indemnified Party entitled to indemnification hereunder or otherwise to reimbursement for Losses in connection with the transactions contemplated in this Agreement shall use Commercially Reasonable Efforts to mitigate all Losses upon becoming aware of any event or circumstance that could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder or in connection herewith.

(f) No Party shall have recourse whatsoever against any of the shareholders, trustees, directors, managers, members, officers, employees or representatives of the other Parties (including for such purposes, the shareholders, trustees, directors, managers, members, officers, employees, agents or representatives of any Affiliate of a Party). Without limiting the generality of the foregoing, Buyer, on behalf of itself and its Affiliates, and Sellers, on behalf of themselves, their Affiliates and Sellers Indemnified Parties, each hereby fully and irrevocably waives any right, claim or entitlement whatsoever against such trustees, directors, managers, members, officers, employees or representatives relating to any and all Losses suffered or incurred by any of them arising from, based upon, related to, or associated with this Agreement.

11.7 Waiver and Release by Seller.  Effective as of the Closing, each Seller, on behalf of itself, its members and shareholders and each of its and their past, present and future Affiliates, beneficiaries, successors and assigns (“Related Persons”), hereby releases and forever discharges the Company and each of their respective past, present and future Affiliates, subsidiaries, members, successors and assigns, and their respective managers, officers, directors and employees (each individually, a “Releasee” and collectively, “Releasees”), from any and all claims, demands, proceedings, causes of action, court orders, obligations, contracts, agreements (express or implied), debts and liabilities under or relating to the Interests, the Projects, the Company or any of their predecessors in interest, whether known or unknown, suspected or unsuspected, both at law and in equity, which Sellers or any of its Related Persons now has, has ever had or hereafter has against the respective Releasees as a result of any act, circumstance, occurrence, transaction, event or omission on or prior to the Closing Date. Notwithstanding the foregoing, Sellers do not release, and this Section 11.7 shall not be deemed to affect, any claim of Sellers or their Related Persons or any obligation of Buyer pursuant to this Agreement or the Ancillary Agreements to which it is a party.

11.8 Remedies.  Except as provided in Section 13.17, from and after the Closing, any remedies set forth in the Ancillary Agreements to which Buyer is a party, shall constitute Buyer’s, its Affiliates’ and Buyer Indemnified Parties’ sole and exclusive remedies for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and to the Ancillary Agreements (if applicable), and is in lieu of any and all other rights and remedies that Buyer, its affiliates and Buyer Indemnified Parties may have under this Agreement and the Ancillary Agreements to which Buyer is a party, or otherwise for monetary relief with respect to any breach or failure to perform. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Section 11 or in the Ancillary Agreements to which such Party is a party. Nothing herein shall prevent either Party from terminating this Agreement in accordance with Section 12.

11.9 Matters Involving Third Parties.

(a) If any Third Party shall notify a Sellers Indemnified Party with respect to any matter (a “Third Party Claim”) that may give rise to a claim for indemnification against any Buyer under this Section 11, then such Sellers Indemnified Party shall promptly notify Buyer thereof in writing; provided that no delay on the part of such Sellers Indemnified Party in notifying Buyer shall relieve Buyer from any obligation hereunder unless (and then solely to the extent) Buyer is prejudiced thereby.

(b) Buyer shall have the right to defend the Sellers Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Sellers Indemnified Party so long as (i) within thirty (30) days after receiving such notice, Buyer shall give written notice to the Sellers Indemnified Party stating whether it disputes the claim for indemnification and whether it shall defend against any Third Party Claim or liability at its own cost and expense, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief and settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Sellers Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Sellers Indemnified Party, and (iii) Buyer conducts the defense of the Third Party Claim actively and diligently; provided that if the claim is one that cannot by its nature be defended solely by Buyer, the Sellers Indemnified Party shall make available all information and assistance reasonably available and necessary for the defense of the Third Party Claim as Buyer may reasonably request and shall cooperate with Buyer, in such defense.

(c) So long as Buyer is conducting the defense of the Third Party Claim in accordance with Section 11.9(b), (i) the Sellers Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Sellers Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Buyer (which consent shall not unreasonably be withheld, conditioned or delayed), and (iii) Buyer shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Sellers Indemnified Party from all liability thereunder.

(d) In the event any of the conditions in Section 11.9(b) is or becomes unsatisfied, however, (i) the Sellers Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Sellers Indemnified Party need not consult with, or obtain any consent from, Buyer in connection therewith), (ii) Buyer shall reimburse the Sellers Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (iii) Buyer shall remain responsible for any Losses the Sellers Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 11.

11.10 Net of Insurance.  Any calculation of a Loss under this Section 11 shall, in each case, give full effect to any and all insurance proceeds received or payable to the Sellers Indemnified Party in respect of the Loss. Any such Loss shall not take into account, and shall not be increased to reflect, the Tax consequences to the Sellers Indemnified Party of the receipt of (or the right to receive) the indemnification payments.

12.	Termination.

12.1 Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Either Buyer or Sellers may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing if any of the following has occurred: (i) the other Party has breached any representation, warranty or covenant contained in this Agreement in any material respect, the non-breaching Party has notified the other Party of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; (ii) the Closing shall not have occurred on or before October 31, 2008 (the “Termination Date”) by reason of the failure of any condition precedent under Section 8.1 or Section 8.2, unless the failure results primarily from the non-breaching Party itself breaching any representation, warranty, or covenant or failing to fulfill any of its obligation contained in this Agreement; (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety (90) days of the issuance thereof, provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 12.1(b) shall have used Commercially Reasonable Efforts to prevent the entry of and to remove such order, judgment or decree; (iv) any Law shall have been enacted by any Governmental Authority that, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; or (v) the other Party becomes bankrupt or insolvent; (vi) either Sellers or Buyer have received from any Person from whom any waiver, consent, permit, approval, release or other authorization is required to satisfy Sellers’ and Buyer’s conditions in Section 8.1 or Section 8.2, a notice of such Person’s refusal to grant such waiver, consent, permit, approval, release or other authorization and such Person’s refusal cannot be remedied or otherwise addressed by the Termination Date;

(c) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if Sellers are unable, using Commercially Reasonable Efforts, to obtain the approval of the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V to an equitable adjustment of the Purchase Price as contemplated by Section 11.2(f);

(d) Sellers may terminate this Agreement at any time before obtaining the approval of the shareholders of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V for a Superior Proposal, provided Sellers have complied with Sections 6.10(a) and (d) hereof and Buyer has not matched the terms of such Superior Proposal. In the case that Sellers terminate this Agreement pursuant to this Section 12.1(d), Sellers shall pay to Buyer an amount equal to 5% of the Purchase Price (“Termination Fee”) in accordance with Section 12.2 hereof.

(e) Buyer may terminate this Agreement (i) by giving written notice to Sellers pursuant to Section 11.2(e), or (ii) in case of a willful and material breach by Sellers (directly or indirectly, through any director, officer, or counsel of Sellers) of Section 6.10 (Exclusivity) or (iii) within five (5) business days after the delivery by Buyer to Sellers of a written notice of termination of this Agreement in the event that Sellers commence negotiations or discussions with any third party pursuant to the terms of Section 6.10(c) hereof.

12.2 Effect of Termination.  If any Party terminates this Agreement pursuant to Section 12.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Parties (except for any Liability of any Party then in breach or any Liability of one Seller to the other and except as otherwise expressly provided herein). Notwithstanding the foregoing, if Sellers terminate this Agreement pursuant to section 12.1(d) or Buyer terminates this Agreement pursuant to Section 12.1(e)(iii), Sellers shall pay to Buyer the Termination Fee, such amount to be payable to Buyer if an Alternate Transaction is closed within one year of such termination, and shall be paid by wire transfer in immediately available funds upon the closing of such Alternate Transaction.

13.	Miscellaneous

13.1 Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without first affording the non-disclosing Parties the opportunity to review and comment on such press release or public announcement; provided that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party shall provide the other Parties with the opportunity to review in advance the disclosure).

13.2 No Third Party Beneficiaries.  Except as contemplated in Section 11 hereof, this Agreement shall not confer any rights or remedies upon any Third Party.

13.3 No Joint Venture.  Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to any Party. No Party is or shall act as or be the agent or Representative of any other Party.

13.4 Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), together with any other documents among the Parties referred to herein, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, provided that the Confidentiality Agreement dated as of February 19, 2008 shall remain in full force and effect without regard to any provision of this Agreement.

13.5 Succession and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed, except that Buyer may, at its sole expense, assign its rights under this Agreement to one or more Buyer Project Company; provided, however, that no assignment shall in any way affect a Party’s obligations or liabilities under this Agreement. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder. Each Party agrees, at the assigning Party’s expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such permitted assignment, transfer, pledge or other disposition of rights and interests hereunder so long as the nonassigning Party’s rights under this Agreement are not thereby materially altered, amended, diminished or otherwise impaired.

13.6 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.7 Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.8 Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to Sellers:

Ridgewood Renewable Power, LLC
947 Linwood Avenue
Ridgewood, NJ 07450
Fax: (201) 447-0474

Attn: Randall D. Holmes

Copy to:

Day Pitney LLP
7 Times Square
New York, NY 10036-7311
Fax: (212) 916 2940

Attn: Frank E. Lawatsch

and

Indeck Energy Services, Inc.
600 North Buffalo Grove Road, Suite 300
Buffalo Grove, Illinois 60089
Fax: (847) 520-3235

Attn: Joseph M. Oskorep

Copy to:

Indeck Energy Services, Inc.
600 North Buffalo Grove Road, Suite 300
Buffalo Grove, Illinois 60089

Attn: Gerry F. DeNotto

If to Buyer:

Covanta Energy Corporation

40 Lane Road
Fairfield, NJ 07004
Attn: General Counsel
Tel: (973) 882-7160

Fax: (973) 882-7357

Copy to:

Hogan & Hartson LLP
Columbia Square
555 Thirteenth St. NW
Washington, DC 20004
Attn: Robert B. Pender
Tel: (202) 637-6814
Fax: (202) 637-5910

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

13.10 Change in Law.  If and to the extent that, during the Interim Period, any laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes.

13.11 Consent to Jurisdiction.  Each of Sellers and Buyer consents to the nonexclusive jurisdiction of any local, state or federal court located within the City of New York, New York, for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. Sellers and Buyer each accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any objection as to venue, and any defense of forum non conveniens.

13.12 Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.13 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.14 Expenses.  Each of Buyer and Sellers shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses, except as otherwise provided in Section 11), except that Buyer shall pay any filing fees under the Hart-Scott-Rodino Act. By way of example, the Sellers’ transaction costs and expenses incurred in connection with the closing of the transactions contemplated hereby and under the Ancillary Agreements, shall not be costs or expenses of the Company or shall be reimbursed to the Company by the Sellers at or prior to Closing.

13.15 Construction.  Ambiguities or uncertainties in the wording of this Agreement shall not be construed for or against any Party, but shall be construed in the manner that most accurately reflects the Parties’ intent as of the Effective Date. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

13.16 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

13.17 Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

13.18 Good Faith Covenant.  The Parties agree that their actions and dealings with each other shall be subject to an express covenant of good faith and fair dealing.

[Signature Page Follows]

[Signature Page to Purchase and Sale Agreement]

IN WITNESS WHEREOF, the Parties and the Company have duly executed and delivered this Purchase and Sale Agreement as of the date first written above.

BUYER:

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando
Name:     Anthony J. Orlando

Title:	President and Chief Executive Officer

SELLERS:

RIDGEWOOD MAINE, L.L.C.

By:	Ridgewood Penobscot Management Corporation, Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

INDECK ENERGY SERVICES, INC.

By:	/s/ Joseph M. Oskorep
Name:     Joseph M. Oskorep

Title:	Vice President & Controller

Solely for purposes of Sections 6.2, 6.3, 6.4, 6.10(a), 6.11 through 6.14 hereof and 6.16; such obligations to terminate on and after the Closing:

INDECK MAINE ENERGY, LLC

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President and Chief Executive Officer

The following attachments to this agreement are omitted. The registrant agrees to furnish supplementally a copy of each such omitted attachment to the Staff of the Securities and Exchange Commission upon request by the Staff.

EXHIBITS

Exhibit A	—	The Projects
Exhibit B	—	Form of Transfer and Assignment Agreement
Exhibit C	—	Agency Agreement*
Exhibit D	—	Form of Employee Transfer Agreement
Exhibit E	—	RRP Indemnification Agreement
Exhibit F	—	Backup Certificate Agreement*
Exhibit G	—	Sellers Omnibus Agreement*
Exhibit H	—	Form of Sellers’ Title Company Affidavit
Exhibit I	—	Form of Daily Production Report
Exhibit J	—	Form of Buyer Guaranty*
Exhibit K	—	Section 4.2(c) Indemnification Agreement
Exhibit L	—	Escrow Agreement

SCHEDULES
Schedule 1	—	Sellers’ Existing Interests
Schedule 2	—	Demand Notes and Additional Interests
Schedule 3	—	Sellers’ Approvals
Schedule 3.3	—	Noncontravention — Sellers
Schedule 4	—	Buyer’s Approvals
Schedule 4.3(a)	—	Permitted Encumbrances
Schedule 4.3(b)	—	Title Commitments
Schedule 4.3(c)	—	Real Property
Schedule 4.3(d)	—	Assets at Project Sites not owned by the Company
Schedule 4.4	—	Noncontravention — Company
Schedule 4.5(a)	—	Legal Compliance
Schedule 4.5(b)(i)	—	Permits
Schedule 4.5(b)(ii)	—	Permits — Noncompliance
Schedule 4.6(a)	—	Project Contracts
Schedule 4.6(b)	—	Defaults
Schedule 4.7	—	Insurance
Schedule 4.8	—	Litigation
Schedule 4.9(a)	—	Operating Employee Plans
Schedule 4.9(d)	—	Post-Retirement Benefits
Schedule 4.9(e)	—	Operating Employee Plan Commitments
Schedule 4.10	—	Environmental Matters
Schedule 4.11	—	Condemnation
Schedule 4.14	—	No Undisclosed Liabilities
Schedule 4.15	—	Taxes
Schedule 4.16	—	Covenants
Schedule 5	—	Capital Commitments
Schedule 6.3(e)	—	Transaction-related Expenses
Schedule 6.3(j)	—	New Employees/Service Providers
Schedule 6.3(n)	—	Settlements
Schedule 6.11	—	Affiliate Transactions
Schedule 6.12	—	Bank Statements
Schedule 8.1(i)	—	Third Party Consents

*	The fully executed form of this attachment is filed as a separate exhibit to this report.

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into as of November 11, 2008 by and among Ridgewood Maine, L.L.C., a Delaware limited liability company (“RM”), and Indeck Energy Services, Inc., an Illinois corporation, (“IES” and together with RM, “Sellers”), Covanta Energy Corporation, a Delaware corporation (“Buyer”), and solely for purposes of Sections 6.2, 6.3, 6.4, 6.10(a), 6.11 through 6.14 and 6.16 of the Agreement (defined below), Indeck Maine Energy, LLC, an Illinois limited liability company, (the “Company” and together with Sellers and Buyer, the “Parties”).

WHEREAS, Sellers, Buyer and, for limited purposes, the Company, are parties to that certain Purchase and Sale Agreement dated as of August 19, 2008 (the “Agreement”) which provides, among other things, for the sale of all of Sellers’ membership interests in the Company to Buyer; and

WHEREAS, the Parties wish to amend the Agreement in accordance with Section 13.12 thereof, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

1. New Defined Terms.   Section 1 of the Agreement is amended to add the following terms:

“Adjustment Documents” is defined in Section 2.4(d).

“Amendment” means the First Amendment to Purchase and Sale Agreement, entered into as of November 11, 2008, by and among the Parties.

“Closing Date Balance Sheet” is defined in Section 2.4(c).

“Closing Net Working Capital” means the net working capital of the Company as of the Closing Date based on the Closing Date Balance Sheet.

“Dominion Agreement” is defined in Section 2.4(b).

“Dominion REC Rights” is defined in Section 2.4(b).

“Estimated Net Working Capital” means the estimated net working capital of the Company as of the expected Closing Date, as calculated in accordance with Schedule 2.4(b).

“Estimated Working Capital Payment” means a payment in an amount equal to Estimated Net Working Capital.

“Independent Accounting Firm” is defined in Section 2.4(e).

“Initial Purchase Price” is defined in Section 2.1(b).

“GIS Transfer Account” is defined in Section 2.4(b).

“Net Working Capital Adjustment” is defined in Section 2.4(a).

“NEPOOL” means the New England Power Pool.

“Objection Notice” is defined in Section 2.4(d).

“Pre-Closing REC Rights” is defined in Section 2.4(b).

“Transfer and Assignment of Renewable Energy Credits” is defined in Section 2.4(b).

2. Deleted Defined Terms.  Section 1 of the Agreement is amended to delete the following terms in their entirety:

“Interest Rate” means 4.26% per annum.

“Net Working Capital” shall mean the net working capital of the Company, which shall be an amount equal to $8,956,817.

“Working Capital Payment” means a payment in an amount equal to Net Working Capital.

3. Amended Defined Terms.   The following defined terms in Section 1 of the Agreement are amended in their entirety to read as follows:

“GAAP” means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediate prior fiscal year.

“Retention Amount” means $1,105,117.98.

“Vacation Accrual Amount” means $56,873.00.

4. Exhibits to the Agreement.

(a) The Agreement is amended by deleting Schedule 5 “Capital Commitments” to the Agreement and replacing it with a new Schedule 5 “Capital Commitments” in the form attached as Exhibit A hereto.

(b) Exhibit C to the Agreement is amended by adding to it the amendment to the Agency Agreement in the form of Exhibit C hereto.

(c) Exhibit D to the Agreement is amended by adding to it the amendment to the Employee Transfer Agreement in the form of Exhibit D hereto.

(d) Exhibit F to the Agreement is amended by adding to it the amendment to the Backup Agreement in the form of Exhibit E hereto.

(e) Exhibit G to the Agreement is amended by adding to it the amendment to the Sellers Omnibus Agreement in the form of Exhibit F hereto.

(f) Exhibit J to the Agreement is amended by adding to it the amendment to the Buyer Guaranty in the form of Exhibit G hereto.

(g) The Agreement is amended by adding a new Exhibit M thereto in the form of Exhibit H hereto.

5. Section 2.1(b) of the Agreement is amended in its entirety to read as follows:

“(b) In consideration for the sale, assignment, transfer and conveyance described in Section 2.1(a), at the Closing, Buyer shall pay to Sellers, and Sellers shall accept from Buyer, an aggregate amount equal to (i) Fifty Two Million Dollars ($52,000,000) (the “Initial Amount”) plus (ii) the Estimated Working Capital Payment, minus (iii) the Retention Amount, minus (iv) the Vacation Accrual Amount (such aggregate amount being referred to herein as the “Initial Purchase Price”). The Initial Purchase Price shall be payable at the Closing by wire transfer of immediately available funds to Sellers in accordance with written instructions of Sellers given to Buyer at least three (3) Business Days prior to the Closing.

Following the Closing, the Initial Purchase Price shall be adjusted as provided in Section 2.4, and the Initial Purchase Price as so adjusted shall be the “Purchase Price.””

6. Section 2 of the Agreement is amended to add a new Section 2.4 to read in its entirety:

“2.4  Working Capital Adjustment.

(a) The Initial Purchase Price shall be increased or decreased dollar-for-dollar by the amount that the Closing Net Working Capital on the Closing Date, as finally determined as provided in this Section 2.4, is more than or less than the Estimated Net Working Capital (the “Net Working Capital Adjustment”).

(b) Not less than five (5) days prior to the Closing Date, Sellers shall provide to Buyer a statement showing Sellers’ good faith calculation of the Estimated Net Working Capital, together with a description in reasonable detail as to the method of such calculation. The Estimated Net Working Capital, Closing Net Working Capital and the Net Working Capital Adjustment shall be calculated in accordance with the nature of the items (but not the amounts) indicated on Schedule 2.4(b), except that in no event will any valuation be attributable to, and Buyer shall not purchase, any renewable energy credits or associated attributes (including Certificates, as defined in the Assignment, Assumption, Release and Amendment Agreement) which result from the production of electricity by the Company prior to the Closing Date and which have not been sold to, and fully paid for by, any person prior to the Closing Date (“Pre-Closing REC Rights”). Notwithstanding the foregoing, the Company shall retain any Pre-Closing REC Rights associated with the production of electricity by the Company between January 1, 2009 and the Closing Date to the extent that those Pre-Closing REC Rights satisfy the Company’s obligations under the Massachusetts New Renewable Generation Attribute Purchase and Sale Agreement dated April 24, 2008 (the “Dominion Agreement”) between the Company and Dominion Energy Marketing, Inc. (the “Dominion REC Rights”), and the Estimated Net Working Capital, Closing Net Working Capital and the Net Working Capital Adjustment will each include the value of the Dominion REC Rights under the Dominion Agreement. At Closing, Sellers shall cause the Company to transfer to Linwood or such other entity as they may determine in their sole discretion any and all Pre-Closing REC Rights in excess of the Dominion REC Rights pursuant to the Transfer and Assignment of Renewable Energy Credits in the form of Exhibit M hereto (the “Transfer and Assignment of Renewable Energy Credits”). Prior to Closing Sellers shall cause Linwood or such other entity as they may determine in their sole discretion to establish a NEPOOL Generation Information System account in its name or such other name as Sellers may determine in their discretion (the “GIS Transfer Account”), and at the Closing Sellers shall cause the Company to transfer to such GIS Transfer Account on the Closing Date any and all Pre-Closing REC Rights in excess of the Dominion REC Rights that may be transferred to such account pursuant to the Transfer and Assignment of Renewable Energy Credits. Buyer agrees to execute and deliver or to cause the Company to execute and deliver to Linwood or such other entity as they may determine in their sole discretion at any time following the Closing such documents as are reasonably necessary to effect the transfer of Pre-Closing REC Rights in excess of the Dominion REC Rights to Linwood or such other entity as contemplated by this Section 2.4(b). In addition, the Buyer and Sellers agree that: (1) in no event shall any valuation be attributable to, and Buyer shall not purchase, the cash deposit made to Constellation pursuant to the Certificate Purchase Agreement as amended; and (2) in no event shall the calculation of either the Estimated Net Working Capital or the Closing Net Working Capital include any receivable from Linwood or such other entity as contemplated by this Section 2.4(b).

(c) In order to conclusively determine the Closing Net Working Capital and the Net Working Capital Adjustment as of the Closing Date, as soon as reasonably practicable after the Closing Date

(but not later than sixty (60) days thereafter), Sellers will (at Sellers’ expense) prepare or cause to be prepared a balance sheet of the Company as of the Closing Date prepared in accordance with GAAP, consistent with the Company’s past practices and this Section 2.4 (the “Closing Date Balance Sheet”). Buyer shall cooperate with Sellers in connection with the preparation of the Closing Date Balance Sheet, and shall provide Sellers with reasonable access to any of the books, records, schedules, analyses, working papers and other information relating to the Company. The Closing Date Balance Sheet shall be supported by such analysis, data and schedules as may be reasonably requested by Buyer.

(d) Sellers shall provide to Buyer on or prior to the date on which the Closing Date Balance Sheet is due pursuant to Section 2.4(c) : (i) the Closing Date Balance Sheet, (ii) a statement of the calculation of the Closing Net Working Capital as of the Closing Date and (iii) a statement of the calculation of the resulting Net Working Capital Adjustment (collectively, the “Adjustment Documents”). The Adjustment Documents shall be final and binding on the Parties, and deemed accepted by Buyer unless, within thirty (30) days after Buyer’s receipt thereof, Buyer provides Sellers with a written notice of objection with respect to the Adjustment Documents (an “Objection Notice”). The Objection Notice shall specify in reasonable detail each item of the Adjustment Documents that Buyer disputes, the nature of any objection so asserted, and the portions of the Adjustment Documents, if any, that Buyer does not dispute. During the 30-day period following the receipt of the Adjustment Documents by Buyer, Sellers shall deliver any and all information Buyer may reasonably request in connection with Buyer’s review of the Adjustment Documents, including Sellers’ working papers relating to the preparation of the Adjustment Documents.

(e) During the 30-day period following the date on which the Objection Notice is received by Sellers, Sellers and Buyer shall meet in an effort to resolve any objections contained therein. If Sellers and Buyer are unable to resolve the dispute within such 30-day period, then any disputed matter set forth in the Objection Notice which remains unresolved shall be submitted for final determination to PricewaterhouseCoopers LLP, or another nationally recognized accounting firm which may be mutually agreed upon by Sellers and Buyer (the “Independent Accounting Firm”). The Independent Accounting Firm shall investigate only those items that are in dispute and shall not assign a value to any item that is (i) greater than the greatest value for such item claimed by either Buyer or Sellers or (ii) lower than the lowest value for such item claimed by either the Buyer or Sellers. The Independent Accounting Firm’s determination shall be based only upon written submissions by Buyer and Sellers, and not upon an independent review by the Independent Accounting Firm. Neither Sellers nor Buyer shall have any ex-parte communications (other than responding to requests of the Independent Accounting Firm for additional information) or meetings with the Independent Accounting Firm without the prior consent of the other Party. Within thirty (30) days after the Independent Accounting Firm’s appointment, the Independent Accounting Firm shall render a written report as to the resolution of each disputed matter set forth in the Objection Notice and as to the calculation of the Closing Net Working Capital and Net Working Capital Adjustment and statement of the calculation of the Purchase Price. The Independent Accounting Firm shall have exclusive jurisdiction over, and resort to the Independent Accounting Firm shall be the sole recourse and remedy of the parties against one another or any other Person with respect to, any disputes arising out of or relating to the Adjustment Documents and the Net Working Capital Adjustment. The Independent Accounting Firm’s determination shall be conclusive and binding on all parties and shall be enforceable in a court of law.

(f) The Independent Accounting Firm’s fees and expenses shall be borne by Sellers and Buyer in inverse proportion (as a percentage of the absolute dollar amount disputed) as Sellers and Buyer prevail on the matters resolved by the Independent Accounting Firm. The allocation of such fees and expenses shall be determined by the Independent Accounting Firm at the time of the Independent Accounting Firm’s resolution of the disputed matters set forth in the Objection Notice.

(g) The Adjustment Documents and the Net Working Capital Adjustment shall become final and binding upon the Parties upon the earlier of (i) the failure by Buyer to object thereto within the period permitted under, and otherwise in accordance with, the requirements of Section 2.4(d), (ii) a written agreement between Buyer and Sellers with respect thereto or (iii) the decision by the Independent Accounting Firm with respect to disputes.

(h) Any increase or reduction to the Initial Purchase Price effected by the Net Working Capital Adjustment as determined pursuant to this Section 2.4 shall be paid by Buyer or Sellers (as appropriate) to the other by wire transfer in immediately available funds within five (5) Business Days after the Net Working Capital Adjustment has become binding hereunder together with a rate of interest thereon equal to three and a half percent 3.5% per annum (compounded at the end of each calendar month) from and including the Closing Date until but excluding the date of actual payment.”

7. The Agreement is amended by adding to the Schedules to the Agreement a new Schedule 2.4(b) “Working Capital Calculation” in the form attached as Exhibit B hereto.

8. Amendments to Existing Schedules to the Agreement.

(a) Item 14 of Schedule 4.6(a) to the Agreement is amended in its entirety as follows:

“14. Certificate Purchase and Sale Agreement between Constellation Power Source, Inc., Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P. and Ridgewood Rhode Island Generation, LLC and Ridgewood Power Management, LLC (as agent for Seller) dated as of April 30, 2003, as amended by that certain letter agreement dated January 25, 2006, by Amendment No. 1 to Certificate Purchase and Sale Agreement dated as of October 31, 2006, by the Assignment, Assumption, Release and Amendment of Certificate Purchase and Sale Agreement by and among Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc., Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Ridgewood Power Management LLC as agent, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Linwood 0708 LLC dated as of July 31, 2008, and by the Waiver, Consent and Amendment of Certificate Purchase and Sale Agreement by and among Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc., Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Ridgewood Power Management LLC as agent, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion, Linwood 0708 LLC and Rhode Island LFG Genco, LLC dated as of October 15, 2008.”

(b) Item 32 of Schedule 4.6(a) of the Agreement is amended in its entirety as follows:

“32. Backup Certificate Agreement among Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Ridgewood Power Management LLC, Rhode Island LFG Genco, LLC and Buyer dated as of August 19, 2008, as amended by First Amendment to Backup Certificate Agreement among Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Ridgewood

Power Management LLC, Rhode Island LFG Genco, LLC and Buyer dated as of November 11, 2008.”

(c) Item 34 of Schedule 4.6(a) to the Agreement is amended in its entirety as follows:

“34. Massachusetts New Renewable Generation Attribute Purchase and Sale Agreement between Indeck Maine Energy, L.L.C. and Conectiv Energy Supply, Inc. dated as of April 2, 2008, as amended by Amendment No. 1 dated as of August 22, 2008; Confirmation of trade for 22,000 MWh of 2008 NEPOOL GIS-issued renewable energy certificates from Indeck Maine Energy, L.L.C. to Conectiv Energy Supply, Inc., dated April 2, 2008.”

(d) Item 38 of Schedule 4.6(a) to the Agreement is amended in its entirety as follows:

“38. Agency Agreement among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC and Ridgewood Power Management, LLC dated as of August 19, 2008, as amended by First Amendment to Agency Agreement among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC and Ridgewood Power Management, LLC dated as of November 11, 2008.”

(e) Schedule 4.6(a) to the Agreement is amended by adding the following additional Items 40 and 41:

“40. New England Power Pool Agreement dated September 1, 1971, as subsequently amended and restated, and as executed by Indeck Maine Energy, LLC as of June 3, 1997.”

41. Letter Agreement among Constellation Energy Commodities Group, Inc., Indeck Maine Energy, LLC, Linwood 0708 LLC, Ridgewood Rhode Island Generation, LLC, Ridgewood Providence Power Partners, L.P. and Ridgewood Power Management LLC, as agent, dated as of October 31, 2008.”

(f) Item 3 of Schedule 6.11 of the Agreement is amended in its entirety as follows:

“3. Backup Certificate Agreement among Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Ridgewood Power Management LLC, Rhode Island LFG Genco, LLC and Buyer dated as of August 19, 2008, as amended by First Amendment to Backup Certificate Agreement among Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Ridgewood Power Management LLC, Rhode Island LFG Genco, LLC and Buyer dated as of November 11, 2008.”

(g) Item 5 of Schedule 6.11 of the Agreement is amended in its entirety as follows:

“5. Agency Agreement among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC and Ridgewood Power Management, LLC dated as of August 19, 2008, as amended by First Amendment to Agency Agreement among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC and Ridgewood Power Management, LLC dated as of November 11, 2008.”

(h) Schedule 6.11 to the Agreement is amended by adding the following additional Item 7:

“7. Waiver, Consent and Amendment of Certificate Purchase and Sale Agreement by and among Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc., Indeck Maine Energy, L.L.C., Ridgewood Providence Power Partners, L.P., Ridgewood

Rhode Island Generation, LLC, Ridgewood Power Management LLC as agent, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion, Linwood 0708 LLC and Rhode Island LFG Genco, LLC dated as of October 15, 2008.”

9. The first sentence of Section 4.12 of the Agreement is amended in its entirety to read as follows:

“Company Balance Sheet.  The Company has delivered to Buyer an unaudited balance sheet as of September 30, 2008 (the “Company Balance Sheet”).”

10. Section 4.14 of the Agreement is amended to delete each reference to “the Purchase Price Date” and to insert in its place “September 30, 2008.”

11. Section 5.7 of the Agreement is amended to read in its entirety as follows:

“5.7 Availability of Funds.  Buyer has sufficient funds available to it to pay the Initial Purchase Price on the Closing Date, to pay the Net Working Capital Adjustment as and when due and to enable Buyer to perform all of its obligations under this Agreement, the Backup Agreement and the Buyer Guaranty.”

12. Section 6 of the Agreement is amended as follows:

(a) to delete Section 6.12 in its entirety; and

(b) to add a new Section 6.17 to read in its entirety:

“6.17 Availability of Funds.  Sellers shall take any and all necessary actions necessary and appropriate to ensure that they have sufficient funds available to pay the Net Working Capital Adjustment as and when due.”

(c) to add a new Section 6.18 to read in its entirety:

“6.18 REC Agreements.  On and after the Closing Date, Sellers will: (a) cause Linwood, or such other entity as contemplated in Section 2.4(b), to pay, perform and discharge when due all Liabilities and obligations, and (b) indemnify, defend and hold harmless the Company against and in respect of all Losses, in each case, that arise out of the Company’s sale or delivery of Pre-Closing REC Rights under all agreements of the Company for the sale or delivery of Pre-Closing REC Rights on or prior to the Closing Date, including but not limited to agreements which are set forth as items 14, 17, 18, 28, 34, 35, 37, and 41 of Schedule 4.6(a) to the Agreement; provided however this Section 6.18 shall not apply to the Company’s performance of its obligations under the Dominion Agreement on and after January 1, 2009, as set forth in items 29 and 36 of Schedule 4.6(a) to the Agreement.”

13. Section 8.1 of the Agreement is amended as follows:

(a) Section 8.1(l) is amended to add a new subsection (10) to read in its entirety:

“(10) the Transfer and Assignment of Renewable Energy Credits in the form attached as Exhibit M hereto.”

(b) to add a new Section 8.1(m) to read in its entirety:

“(m) Extension Agreements. Sellers shall have (1) entered into binding and enforceable agreements with Bangor Hydro-Electric Company to extend or replace each of the Targeted Rate Contracts (listed as items No.s 12 and 13 on Schedule 4.6(a)), and (2) submitted new OASIS transmission reservations for firm point-to-point service, and have received confirmations of acceptance from Bangor Hydro-Electric Company, in each of cases (1) and (2) above effective not less than from January 1, 2009 through December 31, 2009 and on substantially similar terms and conditions as currently exist for each of the Projects.”

14. The first sentence of Section 8.2(j) of the Agreement is amended in its entirety to read as follows:

“Buyer shall make the payment of the Initial Purchase Price required to be made by Buyer pursuant to Section 2.1(b) and shall deliver the following documents, each duly executed by Buyer:”

15. Section 10.1(d) of the Agreement is amended to read in its entirety as follows:

“(d) Sellers shall cause the Company to prepare and timely file and to remit any Taxes that are due in respect of the following Tax Returns on or before the Closing Date with respect to the Company or in respect to its business, assets or operations: (i) all Tax Returns for any taxable period ending on or before the Closing Date; and (ii) all other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date. Buyer shall prepare and timely file or shall cause to be prepared and timely filed by the Company all Tax Returns that are required to be filed by or with respect to the Company or in respect to its business, assets or operations for taxable years or periods beginning and ending after the Closing Date. Buyer shall remit or cause to be remitted by the Company any Taxes due in respect of such Tax Returns. With respect to any Tax Returns of the Company that relate to periods that begin before and end after the Closing Date, (i) Buyer shall prepare or cause to be prepared such Tax Returns in a manner consistent with past practices, if any, except as otherwise required by applicable Law, and (ii) not less than fifteen days prior to the due date for such Tax Returns (including proper extensions), Buyer shall present such Tax Returns to Sellers for their comments (provided that in the event that it is not practical for any such Tax Returns to be prepared fifteen days prior to the due date, including proper extensions, Buyer shall present such Tax Return to Sellers for their comments as soon as such Tax Return has been prepared), Buyer shall consider in good faith any comment received from Sellers no later than five days prior to the due date for such Tax Return. Sellers shall be responsible for (and shall pay to Buyer within five days of a written request of such amount) that portion of such Taxes that are allocable to the portion of such period that ends on the Closing Date and Buyer shall be responsible for the payment of such Taxes relating to the portion of such period beginning immediately after the Closing Date. Notwithstanding any other provision of this Section 10.1 to the contrary, Sellers’ obligation to remit or otherwise incur any liability with respect to any Taxes shall not apply to the extent that such Taxes are reflected as an accrued liability or in a reserve on the Closing Date Balance Sheet and such failure to comply with such obligation is not a violation of applicable Laws.”

16. Section 11.2(d) of the Agreement is amended to delete the words “Purchase Price” and to insert in their place “Initial Purchase Price.”

17. Section 11.2(e) of the Agreement is amended to delete the words “Purchase Price” and to insert their place “Initial Purchase Price.”

18. Section 11.2(f) of the Agreement is amended to delete the words “Purchase Price” and to insert in their place “Initial Purchase Price.”

19. Section 12.1(b) of the Agreement is amended to delete “October 31, 2008” and to insert in its place “January 31, 2009 (provided that such date shall be February 28, 2009 in the event the SEC provides Ridgewood Electric Power Trust IV or Ridgewood Electric Power Trust V with second round comments received after the date of the Amendment with respect to any preliminary proxy statements on Schedule 14A filed with the SEC by Ridgewood Electric Power Trust IV or Ridgewood Electric Power Trust V made in order to satisfy the obligations of RM under Section 6.2(c)).”

20. The Sellers jointly and severally represent and warrant to Buyer that the representations and warranties of Sellers and the Company set forth in Section 3 and Section 4 of the Agreement as amended by this Amendment are true and correct in all material respects at and as of the date of this Amendment.

21. Buyer represents and warrants to Sellers that the representations and warranties of Buyer set forth in Section 5 of the Agreement are true and correct in all material respects at and as of the date of this Amendment.

22. Each Party represents and warrants that (i) the execution and delivery of this Amendment has been duly and validly authorized and approved by all limited liability company or corporate action required on its behalf, and (ii) this Amendment has been duly and validly executed and delivered and constitutes its valid and binding agreement, enforceable against it in accordance with its terms.

23. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement. Upon execution hereof, each reference in the Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment. The Parties agree for themselves and on behalf of their respective Affiliates, that with respect to the Ancillary Agreements and any other agreements contemplated by the Agreement all references to the Agreement (however defined in such other agreement) shall mean and refer to the Agreement as amended by this Amendment.

24. Except as specifically amended hereby, all terms and provisions contained in the Agreement shall remain unchanged and in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties regarding the subject matter thereof and cannot be modified except by written agreement of the Parties.

25. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

26. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature Page Follows]

[Signature Page to Amendment]

IN WITNESS WHEREOF, the Parties and the Company have duly executed and delivered this Amendment as of the date first written above.

BUYER:

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando
Name:     Anthony J. Orlando

Title:	President and Chief Executive Officer

SELLERS:

RIDGEWOOD MAINE, L.L.C.

By:	Ridgewood Penobscot Management Corporation, Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

INDECK ENERGY SERVICES, INC.

By:	/s/ Joseph M. Oskorep
Name:     Joseph M. Oskorep

Title:	Vice President & Controller

Solely for purposes of Sections 6.2, 6.3, 6.4, 6.10(a), 6.11 through 6.14 and 6.16 of the Agreement; such obligations to terminate on and after the Closing:

INDECK MAINE ENERGY, LLC

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President and Chief Executive Officer

EXHIBIT A to First Amendment to PSA

Schedule 5 (Capital Commitments)

1. Estimated expenditures of certain capital items planned but not committed to; such amounts are merely estimates and are not binding upon the Company or either Seller:

•	Plattco double dump valves for West Enfield — $115,000 amount expected to be incurred in the second calendar quarter of 2009,

•	Set of Truck Dump Cylinders for each of West Enfield and Jonesboro — $17,500 total expense taking into account the requirements of both plants expected to be incurred in the third calendar quarter of 2009,

•	Stationary Crane for Truck Dumpers for Jonesboro — $35,000 amount expected to be incurred in the second quarter of 2009.

2. The Company has made a commitment to purchase/install a replacement Bed Letdown Screw for West Enfield (subject to the Company’s reasonable satisfaction with a similar purchase/installation at Jonesboro) — $190,000 amount planned to be incurred in the second calendar quarter of 2009.

EXHIBIT B to First Amendment to PSA

Schedule 2.4(b)
Sample Working Capital Calculation
Using September 30, 2008 Balances

Indeck Maine Energy, LLC
Balance Sheet/Working Capital Calculation
as of September 30, 2008

		Working Capital
		Calc

Assets
100-01-00-000 Cash: Wachovia Operating		65,493
101-04-00-000 Cash: Capital One Custody Account		3,862,932
103-01-00-402 Petty Cash — W. Enfield		5,000
110-01-00-401 Accounts Receivable — W. Enfield		4,752,415
110-01-00-402 Accounts Receivable — Jonesboro		4,575,635
145-02-00-401 Fuel Inventory — W Enfield		438,714
145-02-00-402 Fuel Inventory — Jonesboro		531,066
145-03-00-401 Round Wood Inventory West Enfield		125,289
145-03-00-402 Round Wood Inventory Jonesboro		49,557
115-01-00-401 Prepaid Insurance — W. Enfield		49,693
115-03-00-000 Other Prepaid Expenses		116,164
115-01-00-402 Prepaid Insurance — Jonesboro		49,166
125-01-00-000 Interest Receivable		10,787
180-00-00-000 Deposits		2,302,719
Liabilities
200-01-p00-000 Accounts Payable & Accrued Expenses		(813,281)
230-00-00-030 Intercompany Payable — RPMCo.		(291,359)
220-04-00-000 Note Payable — Cat		(126,451)
220-05-00-000 Note Payable — JB Cat Loader		(229,951)
		15,473,588
	Less:
	Constellation Deposit*	(2,175,000)
	RECs Accounts Receivable**	(8,341,165)
	Working Capital @	4,957,423
	9/30/08***

*	Reflects cash deposit made to Constellation and is excluded per Section 2.4(b) of the Purchase and Sale Agreement

**	Reflects the transfer at Closing of Accounts Receivable for Pre-Closing REC Rights in excess of the Dominion REC Rights

***	In no event shall the calculation of either the Estimated Net Working Capital or the Closing Net Working Capital include any receivable from Linwood or such other entity as contemplated by Section 2.4(b) of the Purchase and Sale Agreement.

Annex B

BACKUP CERTIFICATE AGREEMENT

This Backup Certificate Agreement is entered into among Indeck Maine Energy, LLC (“Indeck Maine”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood”), Rhode Island LFG Genco, LLC (“RILG,” and together with RPPP, RRIG and Linwood, “Backup Purchasers”), and acknowledged and consented to by, solely as to Section 5(b) below, Covanta Energy Corporation (“Covanta”) and Ridgewood Power Management LLC, as agent for Linwood, RPPP and RRIG under the Agreement (as defined below) (“RPM”), as of August 19, 2008 (this “Backup Agreement”). Indeck Maine and Backup Purchasers are referred to herein individually as a “Party” and collectively, as the “Parties.” Capitalized terms not otherwise defined herein have the meanings given to such terms in the Amendment or the Agreement (each defined below).

RECITALS

WHEREAS, under that certain Certificate Purchase and Sale Agreement entered into as of April 30, 2003 by and among Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc. (“Constellation”), Indeck Maine, RPPP, RRIG and RPM, as amended by that certain letter agreement dated January 25, 2006 and Amendment No. 1 dated as of October 31, 2006 (the “Previously Effective Agreement”), Indeck Maine, RPPP, RRIG and Linwood agreed to sell Certificates to Constellation;

WHEREAS, under that certain Purchase and Sale Agreement dated as of the date hereof among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta and, for certain limited purposes, Indeck Maine (the “Purchase and Sale Agreement”), Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc. shall sell, assign, transfer and convey to Covanta their respective membership interests in Indeck Maine (the “Transaction”);

WHEREAS, under that certain Assignment, Assumption, Release and Amendment to the Agreement dated as of July 31, 2008 (the “Amendment”), Indeck Maine agreed to assign its respective rights and obligations under the Agreement to Linwood and Linwood agreed to assume such rights and obligations as of the Effective Date (as defined below) (the Previously Effective Agreement, as amended by the Amendment, is referred to herein as the “Agreement”);

WHEREAS, as a result of the transactions contemplated by the Agreement, Linwood, RPPP and RRIG are obligated to provide Constellation with the Certificates required for the 2008 Optional Firm Transaction and, if Constellation so elects, the 2009 Optional Firm Transaction;

WHEREAS, in order to fulfill such obligations, Backup Purchasers wish to purchase from Indeck Maine and Indeck Maine wishes to sell to Backup Purchasers certain Second Standard Certificates as contemplated in this Backup Agreement; and

WHEREAS, Indeck Maine has agreed to act as agent (the “Agent”) for Linwood, RPPP and RRIG with respect to Delivery of Second Standard Certificates to Constellation and payments therefor pursuant to that certain Agency Agreement dated as of the date hereof (the “Agency Agreement”) among Indeck Maine, RPM, Linwood, RPPP and RRIG.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to become legally bound, agree as follows:

1. This Backup Agreement shall become valid, effective and enforceable as of the date this Backup Agreement is fully executed by all the Parties hereto, provided that Sections 2 through 11 shall be subject to, and not valid, effective or enforceable until, the closing of the Transaction (the “Effective Date”). Subject to and upon the Effective Date, the Parties agree that they will commence the performance of their obligations under Sections 2 through 11 of this Backup Agreement.

2. (a) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2008 to meet their obligations under the 2008 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its biomass generating facilities located in Jonesboro, Maine and West Enfield, Maine, which include (a) Indeck West Enfield (NEPOOL GIS Asset I.D. #445) and (b) Indeck Jonesboro (NEPOOL GIS Asset I.D. #446) (together, the “Biomass Projects”) in 2008 meeting the Second Standards (“Maine Biomass 2008 Generation”), at the times, and in amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2008 Optional Firm Transaction, which will not in any event exceed 208,651 such Certificates (less Certificates Delivered pursuant to the Agreement prior to the Effective Date). Linwood, RPPP and RRIG’s agreed schedule for the delivery of Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine hereunder, with respect to the 2008 Optional Firm Transaction (less Certificates Delivered pursuant to the Agreement prior to the Effective Date) is attached hereto as Exhibit A to this Backup Agreement.

(b) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2009 to meet their obligations under the 2009 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its Biomass Projects in 2009 meeting the Second Standards (“Maine Biomass 2009 Generation”), at the times, and in an amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2009 Optional Firm Transaction, which will not in any event exceed 208,651 such Certificates. Linwood, RPPP and RRIG will provide Indeck Maine with the schedule for the delivery of First and Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine for Second Standard Certificates hereunder, with respect to the 2009 Optional Firm Transaction promptly after Linwood, RPPP and RRIG and Constellation reach agreement upon any such schedule.

(c) Notwithstanding paragraphs (a) and (b) above, solely to the extent Indeck Maine is unable to provide Certificates to Backup Purchasers as required by paragraphs (a) and (b) that have been generated from the Biomass Projects and such failure is not excused as a Force Majeure, Indeck Maine may Deliver Certificates to Backup Purchasers otherwise meeting all of the other terms and conditions of paragraphs (a) and (b) above, but which have not been generated by the Biomass Projects.

(d) For purposes of this Backup Agreement, a Certificate shall only be deemed to be “Delivered” if (1) such Certificate has been created on its “Creation Date” in the NEPOOL GIS and (2) such Certificate has subsequently been deposited in one of Backup Purchasers’ account in the NEPOOL GIS. Title to and risk of loss with respect to the Certificates shall pass to Backup Purchasers upon Delivery of such Certificates to Backup Purchasers as provided herein. Notwithstanding any other provisions of this Section 2 to the contrary, delivery of Certificates to Constellation under the Agency Agreement shall constitute Delivery hereunder.

(e) Backup Purchasers shall pay Indeck Maine the same price for the Certificates to be delivered hereunder as the price Linwood, RPPP and RRIG are entitled to receive (without setoff) from Constellation for such Certificates under the Agreement. Notwithstanding the foregoing, payment of any amount by Constellation to the Agent under the Agency Agreement shall satisfy Backup Purchasers’ payment obligations with respect to that same amount under this Backup Agreement.

(f) Indeck Maine shall be entitled to reduce its obligations to Deliver Certificates under Section 2(a) of this Backup Agreement by the amount equal (without duplication of any reduction) to the Maine Biomass 2008 Generation Certificates actually Delivered under the Agreement prior to or on the Effective Date. For the avoidance of doubt, nothing herein, shall entitle Indeck Maine to receive compensation from Backup Purchasers for any Certificates Delivered to Constellation prior to or on the Effective Date, except to the extent such compensation is part of the Working Capital Payment under the Purchase and Sale Agreement.

(g) With respect to each sale and Delivery of Certificates hereunder, Indeck Maine represents, warrants and agrees that it shall convey good and marketable title to such Certificates upon Delivery and will Deliver such Certificates, free and clear of any and all Liens and Claims.

(h) If and to the extent that Constellation sets off any Seller Amount against any Indeck Maine Amount under Section 5.4 of the Agreement and Section 9 of the Amendment and Backup Purchasers have not otherwise paid such set off amount to Indeck Maine under Section 2 hereof, Backup Purchasers shall immediately reimburse Indeck Maine for such set off amount. Backup Purchasers represent and warrant to and agree with Indeck Maine that, except with respect to the obligations of Linwood, RPPP and RRIG under the Agreement and except as provided in Section 9 below, Backup Purchasers have and will have during the term hereof no other agreements, contracts or undertakings with Constellation which could give rise to additional rights of Constellation to so set off against the Indeck Maine Amount.

(i) In event that either Backup Purchasers or Indeck Maine claims the occurrence of a Force Majeure hereunder, the Party claiming that Force Majeure shall have the same rights and obligations and shall be subject to the same restrictions with respect to that Force Majeure as if it were the “Claiming Party” under Section 3.4 and under the definition of “Force Majeure” in Article 10 of the Agreement, and the Party or Parties not claiming that Force Majeure shall have the same rights and obligations, and shall be subject to the same restrictions with respect to that Force Majeure as if it were the “non-Claiming Party” under Section 3.4 and under the definition of Article 10 of the Agreement. Notwithstanding the foregoing, this Backup Agreement may not be terminated as a result of a Force Majeure unless the Agreement has been terminated as a result of the same Force Majeure.

(j) So long as the Agency Agreement is in effect and Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, Indeck Maine will Deliver directly to Constellation all of the Second Standard Certificates to be delivered under the Agreement, invoice and receive payment from Constellation and collect payment from

Constellation for such Second Standard Certificates (subject to the terms of the Agency Agreement). So long as the Agency Agreement is in effect, Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, and Indeck Maine complies with the first sentence of this Section 2(j), Linwood, RPPP and RRIG will not deliver Second Standard Certificates to Constellation under the Agreement (or invoice, receive payment or collect amounts related thereto) in place of the Second Standard Certificates to be delivered by Indeck Maine under Sections 2(a), 2(b) and 2(c) of this Backup Agreement.

(k) RILG consents to the arrangements set forth in the Agency Agreement.

3. (a) As soon as practicable after the end of each calendar month, Indeck Maine will prepare and deliver to Backup Purchasers the invoice and other information (collectively, the “Invoice Information”) required under Section 5.1 of the Agreement for any Certificates Delivered by it under Section 2(a) or 2(b) of this Backup Agreement, which Invoice Information shall be prepared in accordance with Section 5.1 of the Agreement and Section 9 of the Amendment.

(b) All such invoices properly submitted by Indeck Maine to Backup Purchasers pursuant to this Agreement and in accordance with Section 5.1 of the Agreement shall be due and payable by Backup Purchasers in accordance with Indeck Maine’s invoice instructions on or before the later of the twenty-third (23rd) day of the calendar month in which such invoice was so submitted, and the thirteenth (13th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party in Exhibit B hereto. Any amounts not paid by the due date therefor will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

(c) Indeck Maine will comply with the requirements of Section 5.5 of the Agreement with respect to any Invoice Information delivered to Constellation by Indeck Maine.

4. (a) Indeck Maine hereby agrees to retain in its own NEPOOL GIS account Certificates relating to Maine Biomass 2008 Generation, up to 208,651 Certificates (less Certificates Delivered pursuant to the Agreement prior to the Effective Date) meeting the Second Standards (the “2008 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction have been satisfied or (y) April 30, 2009; provided Indeck Maine shall be entitled to reduce the amount of its 2008 Hold Back by an amount equal to the Maine Biomass 2008 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered. Backup Purchasers shall promptly provide to Indeck Maine written notice of Linwood’s, RPPP’s and RRIG’s satisfaction of the obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction upon such satisfaction.

(b) Indeck Maine hereby agrees to retain in its own NEPOOL GIS account all Certificates relating to Maine Biomass 2009 Generation, up to 208,651 Certificates meeting the Second Standards (the “2009 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2009 Optional Firm Transaction have been satisfied or (y) April 30, 2010; provided Indeck Maine shall be entitled to reduce the amount of its 2009 Hold Back by an amount equal to the Maine Biomass 2009 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered; and, provided, further, that Indeck Maine’s obligation to hold back up to 208,651

Certificates as the 2009 Hold Back shall be reduced Certificate for Certificate to the extent that Linwood, RPPP and RRIG commit to provide to Constellation greater than 51,349 Certificates in 2009 meeting the First Standards.

(c) Within fifteen (15) days after the end of each calendar quarter, Backup Purchasers and Indeck Maine will provide each other with a report of (i) the number of Certificates Delivered by Linwood, RPPP and RRIG or Indeck Maine, as the case may be, to Constellation either under the Agreement or under the Agency Agreement for the 2008 Optional Firm Transaction and/or for the 2009 Optional Firm Transaction, (ii) the MWhs of generation produced by its respective facilities for the current calendar year through the end of such calendar quarter, and (iii) a good faith forecast of the MWhs of generation it expects its respective facilities to produce for the remainder of the calendar year.

5. (a) Unless excused by Force Majeure (subject to Section 2(i)) or Backup Purchasers’ failure to perform, in the event that Indeck Maine Delivers fewer Certificates than it is required to Deliver hereunder (the number of Certificates that Indeck Maine fails to Deliver being referred to herein as the “Deficiency”), Indeck Maine shall pay to Backup Purchasers an amount equal to the product of (x) the Deficiency and (y) the positive difference, if any, between the price to be paid for each Certificate under the Agreement and the Replacement Price therefor, plus Deficiency Costs incurred by Constellation, plus Backup Purchasers’ reasonable attorneys’ fees, each in connection with such failure. As used in this Section 5(a), “Deficiency Costs” means, without duplication, any brokerage fees, commissions and similar third party transaction costs and expenses reasonably incurred by Constellation either in terminating a Transaction pursuant to which Constellation hedged its obligations or entering into new arrangements which replace such Terminated Transaction, plus all reasonable attorneys’ fees and expenses incurred by Constellation in connection with a Deficiency. The Parties hereby agree that the amounts payable under this Section 5 are the only damages for the failure of Indeck Maine to perform its obligations under this Backup Agreement.

(b) Covanta agrees to deliver to Backup Purchasers promptly upon execution of this Backup Agreement by all of the Parties hereto a guaranty of the obligations of Indeck Maine under this Backup Agreement, with a guaranteed amount not to exceed at any time an amount equal to 80% of the amount required to be funded at such time in the Account under and pursuant to Section 5.2 of the Agreement (but not the amount required with respect to Section 3.6 of the Agreement), but in any event not to exceed a maximum amount of $7,300,000, in the form of Exhibit C attached hereto, which guaranty shall be subject to, and its effectiveness conditioned upon, the Effective Date.

6. Indeck Maine agrees to operate the Biomass Projects so as to maximize the MWhs of generation in respect of which Certificates are to be Delivered under Sections 2(a) and 2(b) above; provided, however, that in no event shall Indeck Maine be required to operate the Biomass Projects in a manner not in accordance with good utility practice and industry standards. Additionally, if the Effective Date occurs on or before September 30, 2008, Indeck Maine shall notify Backup Purchasers not later than September 30, 2008 of Indeck Maine’s forecasted generation at the Biomass Projects during 2009.

7. Subject to and upon the Effective Date, Indeck Maine, without any further action required, shall transfer and assign its entire interest in the Account, including all amounts on deposit in the Account, to Linwood, which transfer is subject to the rights and security interest of Constellation in such interest in the Account.

8. If Constellation fails to exercise its option under the Agreement with respect to the 2009 Optional Firm Transaction by the deadline date therefor in the Agreement, then all provisions of this

Agreement related to the 2009 Optional Firm Transaction, and the requirements of Sections 2(b) and 4(b) herein, shall be of no further force and effect.

9. (a) Linwood, RPPP, RRIG and RPM shall not amend or modify any term, condition or covenant of the Agreement unless (i) Linwood, RPPP, RRIG and RPM give Indeck Maine prior written notice of any such proposed amendment or modification, including a copy of the proposed documentation to effect such amendment or modification, and (ii) Linwood, RPPP, RRIG and RPM comply with the following procedures, upon Indeck Maine’s reasonable opportunity to review such notice (together with all necessary and appropriate documentation), which opportunity to review will in no event be longer than ten (10) Business Days after receipt of such notice and all such necessary and appropriate documentation that may be reasonably requested by Indeck Maine:

(1) in the event that Indeck Maine reasonably determines that such proposed amendment or modification of the Agreement could reasonably be expected to have an adverse impact on Indeck Maine’s rights or obligations under any material term, condition or covenant of this Backup Agreement or the Agency Agreement on and after the Effective Date, Linwood, RPPP, RRIG and RPM shall not amend or modify any such material term, condition or covenant of the Agreement having such adverse impact on Indeck Maine without obtaining Indeck Maine’s prior written consent to any such amendment or modification, such consent of Indeck Maine not to be unreasonably withheld, conditioned or delayed; and

(2) in the event that Indeck Maine reasonably determines that clause (1) above does not apply to such proposed amendment or modification of the Agreement and that such proposed amendment or modification could reasonably be expected to materially reduce the contractual incentives or remedies for performance of any terms, conditions or covenants of Linwood, RPPP, RRIG under the Agreement on and after the Effective Date (including any reduction in or modification to collateral, terms of guaranties or other security arrangements other than an immaterial reduction in or modification to collateral, terms of guaranties or other security arrangements), Linwood, RPPP, RRIG and RPM shall not amend or modify any such term, condition or covenant of the Agreement without providing to Indeck Maine, prior to execution of the first such amendment or modification, a one-time cash deposit in the amount of $6,000,000 (the “Escrow Deposit”) to be held as collateral security pursuant to the Escrow Agreement dated as of the date hereof among Indeck Maine, Backup Purchasers and Capital One, N.A., as escrow agent (the “Escrow Agreement”) to secure the performance of Backup Purchasers under this Backup Agreement and the Agency Agreement. The Escrow Deposit will be held in an interest-bearing bank account and may be drawn on by Indeck Maine to the extent that Backup Purchasers fail to make any payment as and when due pursuant to the terms of this Backup Agreement or the Agency Agreement. Upon the expiration or termination of this Backup Agreement, all amounts in the Escrow Deposit (include all interest earned on amounts therein) at such time will be released to Backup Purchasers absent any pending obligation of the Backup Purchasers or any claim by Indeck Maine under the Escrow Agreement.

(b) Linwood, RPPP and RRIG represent, warrant and agree to comply with the terms and conditions of the Agreement at all times during the term of the Backup Agreement.

(c) During the term hereof, Backup Purchasers shall promptly provide to Indeck Maine a written copy of any notice or other communication received from or delivered to Constellation pursuant to the terms and conditions of the Agreement, including, without limitation, any and all (i) invoices delivered by Linwood, RPPP and RRIG to Constellation, (ii) notices from Constellation related to the amount or timing of any requests for Delivery of Certificates meeting either First or Second Standards, (iii) Constellation’s exercise of its option under the Agreement with respect to the 2009 Optional Firm Transaction, or (iv) notice from or to Constellation of breach, default or termination.

(d) Upon the reasonable request of either Party, the other Party shall provide to the requesting Party all reasonable documentation and information related to the administration and/or performance of the Agreement, this Backup Agreement and the Agency Agreement. The Parties further agree to provide to each other audit rights regarding the administration and performance of the Agreement and the Backup Agreement equivalent to the audit rights set forth in Section 5.5 of the Agreement. In furtherance of the purposes of this Section, Indeck Maine may reasonably direct Linwood, RPPP and RRIG to exercise their rights to audit the records of Constellation with respect to any Certificates and “Invoice Information” provided by Agent directly to Constellation under the Agency Agreement or to Backup Purchasers hereunder and to provide Agent with reasonable access to the information obtained with respect to such Certificates and Invoice Information, subject to the confidentiality provisions of Section 9.4 of the Agreement.

10. This Backup Agreement shall terminate upon any termination of the Agreement unless such termination of the Agreement was caused by a breach or default of Linwood, RPPP or RRIG thereunder.

11. Except as otherwise provided herein, either Party may terminate this Backup Agreement in the event the other Party is in breach of any material obligation hereunder and Party in breach fails to cure such breach within thirty days of receipt from the other Party of written notice of such breach.

12. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to Backup Purchasers:

Ridgewood Providence Power Partners, L.P.,
Ridgewood Rhode Island Generation, LLC &
Linwood 0708 LLC
Rhode Island LFG Genco, LLC
947 Linwood Avenue
Ridgewood, NJ 07450
Fax: (201) 447-0474

Attn.: General Counsel

If to Indeck Maine:

Indeck Maine Energy, L.L.C.
40 Lane Road
Fairfield, NJ 07004
Attn: General Counsel
Tel: (973) 882-7160
Fax: (973) 882-7357

Attn.: General Counsel

and, a copy to:

Covanta Energy Corporation
40 Lane Road
Fairfield, NJ 07004
Attn: General Counsel
Tel: (973) 882-7160
Fax: (973) 882-7357

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13. Backup Purchasers represent and warrant to Indeck Maine that as of the date of this Backup Agreement the forecasted generation at RPPP’s and RRIG’s Facilities during 2009 will be between 130,000 MWhs and 150,000 MWhs (of which 86,901 MWhs of generation represents vintage production for purposes of the Massachusetts renewable energy portfolio standard and therefore does not qualify for First Standard Certificates under the Agreement) and there are no planned expansions, modifications, shutdowns or other operational issues of which Backup Purchasers are aware related to such Facilities which are reasonably expected to materially affect the range of such forecasted generation.

14. Two or more counterparts of this Backup Agreement may be signed by the Parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Facsimile signatures on this Backup Agreement shall have the same force and effect as original signatures.

15. This Backup Agreement sets out the entire agreement between the Parties as to the subject matter hereof. This Backup Agreement is governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles.

16. This Backup Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Backup Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that no assignment shall in any way affect a Party’s obligations or liabilities under this Agreement. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

17. The Parties acknowledge and agree that the transactions contemplated by this Backup Agreement constitute “forward contracts” within the meaning of the United States Bankruptcy Code. Each of the Parties represents that it is a “forward contract merchant” within the meaning of the United States Bankruptcy Code.

18. A condition to the effectiveness of this Backup Agreement shall be the execution and delivery of the Agency Agreement by all of the parties thereto, including the parties contemplated to acknowledge the Agency Agreement.

[The Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Backup Agreement as of the date first written above.

LINWOOD 0708 LLC
INDECK MAINE ENERGY, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC		RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By:	Ridgewood Management Corporation, its Manager	By:	Ridgewood Providence Power Corporation, its General Partner

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

Acknowledged and agreed to as of the date first written above:

COVANTA ENERGY CORPORATION, solely as to Section 5(b) hereof

By:	/s/ Anthony J. Orlando

Name: Anthony J. Orlando
Title: President And Chief Executive Officer

RIDGEWOOD POWER MANAGEMENT LLC, as agent under the Agreement

By:	Ridgewood Management Corporation, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT

This FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT (this “Amendment”) is made as of November 11, 2008, by and among Indeck Maine Energy, LLC (“Indeck Maine”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood”), Rhode Island LFG Genco, LLC (“RILG,” and together with RPPP, RRIG and Linwood, “Backup Purchasers”), and acknowledged and consented to by Covanta Energy Corporation, for purposes of Section 8 below only, and Ridgewood Power Management LLC, as agent for Linwood, RPPP and RRIG under the Agreement (as defined in Section 1 below) (“RPM”). Indeck Maine and Backup Purchasers are referred to herein individually as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties are all of the parties to that certain Backup Certificate Agreement, dated as of August 19, 2008, (the “Backup Certificate Agreement”) that was executed and delivered in connection with the execution and delivery of that certain Purchase and Sale Agreement, dated August 19, 2008, as amended (the “Purchase Agreement”), by and among the parties thereto.

WHEREAS, the parties to the Purchase Agreement have agreed to certain amendments to the Purchase Agreement pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof, which amendment requires in part corresponding amendments to other documents, including the Backup Certificate Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to become legally bound, agree as follows:

1. The third recital of the Backup Certificate Agreement is amended to read in its entirety as follows:

WHEREAS, under that certain Assignment, Assumption, Release and Amendment to the Agreement dated as of July 31, 2008 (the “Amendment”), Indeck Maine agreed to assign its respective rights and obligations under the Agreement to Linwood and Linwood agreed to assume such rights and obligations as of the Effective Date (as defined in Section 1 below) (the Previously Effective Agreement, as amended by the Amendment and as further amended or modified from time to time in accordance with Section 9 of this Agreement, is referred to herein as the “Agreement”);

2. Section 2(a) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(a) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2008 to meet their obligations under the 2008 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its biomass generating facilities located in Jonesboro, Maine and West Enfield, Maine, which include (a) Indeck West Enfield (NEPOOL GIS Asset I.D. # 445) and (b) Indeck Jonesboro (NEPOOL GIS Asset I.D. # 446) (together, the “Biomass Projects”) in 2008 meeting the Second Standards

(“Maine Biomass 2008 Generation”), at the times, and in amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2008 Optional Firm Transaction, which will not in any event exceed 30,936 such Certificates; provided, that, the obligation of Indeck Maine to sell, transfer and Deliver to Backup Purchasers Certificates for MWhs of generation under this Section 2(a) shall apply only to Certificates associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro on or after the Effective Date (“Post-Effective Date Certificates”). Linwood, RPPP and RRIG’s agreed schedule for the delivery of Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine hereunder, with respect to the 2008 Optional Firm Transaction (less Certificates Delivered pursuant to the Agreement prior to the Effective Date) is attached hereto as Exhibit A to this Backup Agreement.

3. Section 2(b) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(b) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2009 to meet their obligations under the 2009 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its Biomass Projects in 2009 meeting the Second Standards (“Maine Biomass 2009 Generation”), at the times, and in an amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2009 Optional Firm Transaction, which will not in any event exceed 208,651 such Certificates; provided, that, the obligation of Indeck Maine to sell, transfer and Deliver to Backup Purchasers Certificates for MWhs of generation under this Section 2(b) shall apply only to Post-Effective Date Certificates. Linwood, RPPP and RRIG will provide Indeck Maine with the schedule for the delivery of First and Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine for Second Standard Certificates hereunder, with respect to the 2009 Optional Firm Transaction promptly after Linwood, RPPP and RRIG and Constellation reach agreement upon any such schedule.

4. Section 2(f) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(f) (i) Indeck Maine shall be entitled to reduce its obligations to Deliver Certificates under Section 2(a) of this Backup Agreement by the amount equal (without duplication of any reduction) to the Maine Biomass 2008 Generation Certificates that are or will be created in a NEPOOL GIS account in the name of any of the Backup Purchasers associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro during the month of December 2008 that have and that would otherwise satisfy the Backup Purchasers’ obligations under the 2008 Optional Firm Transaction (the Certificates described in this Section 2(f)(i) are referred to herein as “2008 Purchaser Certificates”).

(ii) Indeck Maine shall be entitled to reduce its obligations to Deliver Certificates under Section 2(b) of this Backup Agreement by the amount equal (without duplication of any reduction) to the Maine Biomass 2009 Generation Certificates that are or will be created in a NEPOOL GIS account in the name of any of the Backup Purchasers associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro prior to or on the Effective Date and that would otherwise satisfy the Backup Purchasers’ obligations under the 2009 Optional Firm Transaction (the Certificates described in this Section 2(f)(ii) are referred to herein as “2009 Purchaser Certificates”).

(iii) For the avoidance of doubt, nothing herein shall entitle Indeck Maine to receive compensation from Backup Purchasers for any Certificates Delivered to Constellation prior to or on the Effective Date or for any Certificates associated with MWhs of generation occurring prior to the Effective Date.

5. Section 2(j) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(j) So long as the Agency Agreement is in effect and Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, Indeck Maine will Deliver directly to Constellation all of the Second Standard Certificates consisting of Post-Effective Date Certificates to be delivered to Backup Purchasers pursuant to Section 2 of this Backup Agreement, invoice and receive payment from Constellation and collect payment from Constellation for such Second Standard Certificates (subject to the terms of the Agency Agreement). So long as the Agency Agreement is in effect, Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, and Indeck Maine complies with the first sentence of this Section 2(j), Linwood, RPPP and RRIG will not deliver Second Standard Certificates to Constellation under the Agreement (or invoice, receive payment or collect amounts related thereto) in place of the Second Standard Certificates to be delivered by Indeck Maine under Sections 2(a), 2(b) and 2(c) of this Backup Agreement.

6. Section 2(k) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(k) RILG consents to the arrangements set forth in the Agency Agreement, as amended.

7. Sections 4(a) and 4(b) of the Backup Certificate Agreement are amended to read in their entirety as follows:

4. (a) If the Effective Date occurs prior to January 1, 2009, Indeck Maine will retain in its own NEPOOL GIS account Certificates relating to Maine Biomass 2008 Generation occurring after the Effective Date, up to 30,936 Certificates (less any 2008 Purchaser Certificates) meeting the Second Standards (the “2008 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction have been satisfied or (y) April 30, 2009; provided Indeck Maine shall be entitled to reduce the amount of its 2008 Hold Back by an amount equal to the Maine Biomass 2008 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered. Backup Purchasers shall promptly provide to Indeck Maine written notice of Linwood’s, RPPP’s and RRIG’s satisfaction of the obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction upon such satisfaction

(b) Indeck Maine will retain in its own NEPOOL GIS account all Certificates relating to Maine Biomass 2009 Generation occurring after the Effective Date, up to 208,651 Certificates (less any 2009 Purchaser Certificates) meeting the Second Standards (the “2009 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2009 Optional Firm Transaction have been satisfied or (y) April 30, 2010; provided Indeck Maine shall be entitled to reduce the amount of its 2009 Hold Back by an amount equal to the Maine Biomass 2009 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered; and, provided, further, that Indeck Maine’s obligation to hold back up to 208,651 Certificates as the 2009 Hold Back shall be reduced Certificate for Certificate to the extent that Linwood, RPPP and RRIG commit to provide to Constellation greater than 51,349 Certificates in 2009 meeting the First Standards.

8. Section 5(b) of the Backup Certificate Agreement is amended to delete the number “$7,300,000” and insert in its place the number “$3,000,000.” Exhibit C to the Backup Agreement is amended so that the number “$7,300,000” in the second paragraph is deleted, and the number “$3,000,000” is inserted in its place.

9. Section 6 of the Backup Certificate Agreement is amended to read in its entirety as follows:

6. Indeck Maine agrees to operate the Biomass Projects so as to maximize the MWhs of generation in respect of which Certificates are to be Delivered under Sections 2(a) and 2(b) above; provided, however, that in no event shall Indeck Maine be required to operate the Biomass Projects in a manner not in accordance with good utility practice and industry standards.

10. Exhibit A to the Backup Certificate Agreement is amended in its entirety to read as set forth in Exhibit A to this Amendment.

11. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Backup Certificate Agreement. Upon execution hereof, each reference in the Backup Certificate Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Backup Certificate Agreement shall mean and refer to the Backup Certificate Agreement as amended by this Amendment.

12. Except as specifically amended hereby, all terms and provisions contained in the Backup Certificate Agreement shall remain unchanged and in full force and effect. The Backup Certificate Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties regarding the subject matter thereof and cannot be modified except by written agreement of the Parties

13. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

14. This Amendment is governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles

[Signature Page Follows]

[Signature Page to First Amendment to Backup Certificate Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective for all purposes as of the date first above written.

LINWOOD 0708 LLC
INDECK MAINE ENERGY, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC		RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By:	Ridgewood Management Corporation, its Manager	By:	Ridgewood Providence Power Corporation, its General Partner

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

Acknowledged and agreed to as of the date first written above for purposes of Section 8 only:

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando

Name: Anthony J. Orlando
Title: President And Chief Executive Officer

RIDGEWOOD POWER MANAGEMENT LLC, as agent under the Agreement

By:	Ridgewood Management Corporation, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

EXHIBIT A to First Amendment to Backup Certificate Agreement

Exhibit A

2008 SECOND STANDARD CERTIFICATE DELIVERY SCHEDULE
FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT

Indeck Maine Energy 11/08
Forecast Certificate Delivery
Delivery Month	Constellation CPSA

July 2008	0
October/November 2008	48,591
January 2009	89,955
April 2009	64,500

Annex C

COVANTA GUARANTY

As of August 19, 2008

Ridgewood Providence Power Partners, L.P.,
Ridgewood Rhode Island Generation, LLC,
Linwood 0708 LLC
947 Linwood Avenue
Ridgewood, NJ 07450
Fax: (201) 447-0474

Attn: Randall D. Holmes

Ladies and Gentlemen:

For value received, Covanta Energy Corporation (the “Guarantor”), a corporation duly organized under the laws of Delaware, unconditionally and absolutely guarantees to Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood”) and Rhode Island LFG Genco, LLC (“RILG” and together with RRIG, RPPP and Linwood, the “Counterparties”), the prompt and complete payment when due, whether by acceleration or otherwise, of all payment obligations and liabilities (the “Guaranteed Obligations”), whether now in existence or hereafter arising, of Indeck Maine Energy, LLC, a limited liability company duly organized under the laws of the State of Illinois (together with its successors, the “Company”), pursuant to that certain Backup Certificate Agreement, dated on the date hereof, among the Company, RPPP, RRIG, Linwood, RILG and Ridgewood Power Management LLC, as agent for RPPP, RRIG and Linwood under the Agreement (defined below) (the “Backup Agreement”). Each capitalized term used but not defined herein shall have the meaning given to it in the Backup Agreement.

This Guaranty is one of payment and not of collection. Notwithstanding anything to the contrary, the total liability of Guarantor hereunder, regardless of any amendment or modification to the Backup Agreement, shall not exceed at any time an amount equal to 80% of the amount required to be funded at such time in the Account (as defined in the Agreement as defined below) under and pursuant to Section 5.2 of the Certificate Purchase and Sale Agreement dated as of April 30, 2003 among the Company, RPPP, RRIG, Ridgewood Power Management LLC as agent (“RPMC”) and Constellation Energy Commodities Group, Inc., f/k/a Constellation Power Source, Inc. (“Constellation”), as amended by that certain letter agreement dated January 25, 2006, by Amendment No. 1 thereto dated as of October 31, 2006 and by the Assignment, Assumption, Release and Amendment Agreement of Certificate Purchase and Sale Agreement, among Constellation, the Company, RPPP, RRIG, RPMC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Linwood, dated as of July 31, 2008 (together the “Agreement”), but not the amount required with respect to Section 3.6 of the Agreement, but in any event not to exceed a maximum amount of $7,300,000 (the “Liability Cap”). For the avoidance of doubt, the Guaranteed Obligations may at any time and from time to time exceed the liability of the Guarantor hereunder without impairing this Guaranty. The Guarantor’s obligations and liability under this Guaranty shall be limited to payment obligations only, and the Guarantor shall have no obligation to perform (other than payment of this Guaranty) under the Backup Agreement, including no obligation to generate, obtain or provide Certificates.

The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by the Counterparties against, and any other notice to, the Company, the Guarantor or others.

The Counterparties, at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, may, with respect to the Guaranteed Obligations: (1) agree with the Company to make any change in the terms of any obligation or liability of the Company to the Counterparties, (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Company to the Counterparties, (3) exercise or refrain from exercising any rights against the Company or others, or (4) compromise or subordinate any obligation or liability of the Company to the Counterparties including any security therefor. Any other suretyship defenses are hereby waived by the Guarantor.

This Guaranty shall be subject to and only effective on and after the closing of the transactions contemplated in the Purchase and Sale Agreement, dated as of the date hereof, between Ridgewood Maine, L.L.C. (“RM”), Indeck Energy Services (“IES”) and Guarantor, pursuant to which RM and IES shall sell, assign, transfer and convey to Guarantor their respective membership interests in the Company. This Guaranty shall continue in full force and effect until the later of (A) the termination or expiration of the Backup Agreement and (B) the satisfaction of all of the Company’s obligation under the Backup Agreement and the Guarantor’s obligations under this Guaranty.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by the Counterparties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantor, or upon or as a result of the appointment of a receiver or conservator of, or trustee for the Company or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made. To the extent that any payment by the Guarantor hereunder is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by the Counterparties, the amount available under the Liability Cap will be restored by an amount equal to such payment.

The Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Counterparties, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of the Guarantor’s rights and obligations hereunder in whatever form the Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations (including any obligations arising prior to such delegation and assumption), the Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTY.

Very truly yours,

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando
Name:     Anthony J. Orlando

Title:	President and Chief Executive Officer

FIRST AMENDMENT TO GUARANTY

This FIRST AMENDMENT TO GUARANTY (this “Amendment”) is made as of November 11, 2008, by Covanta Energy Corporation (“Covanta”) and acknowledged and agreed by Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”) and Linwood 0708 LLC (“Linwood”).

RECITALS

WHEREAS, Covanta executed and delivered to RPPP, RRIG and Linwood a guaranty dated as of August 19, 2008 (the “Guaranty”), pursuant to the terms of that certain Backup Certificate Agreement, dated as of August 19, 2008; and

WHEREAS, the Guaranty was executed and delivered in connection with the execution and delivery of that certain Purchase and Sale Agreement, dated August 19, 2008, as amended (the “Purchase Agreement”), by and among the parties thereto; and

WHEREAS, the parties to the Purchase Agreement have agreed to certain amendments to the Purchase Agreement pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof, which amendment requires in part corresponding amendments to other documents, including the Guaranty.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. The Guaranty is amended so that “$7,300,000” in the second paragraph thereof is deleted, and “$3,000,000” is inserted in its place.

2. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Guaranty. Upon execution hereof, each reference in the Guaranty to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Guaranty shall mean and refer to the Guaranty as amended by this Amendment.

3. Except as specifically amended hereby, all terms and provisions contained in the Guaranty shall remain unchanged and in full force and effect.

4. This Amendment shall be construed in accordance with, and governed by, the laws of the State of New York, excluding its conflicts of laws provisions.

[Signature Page Follows]

[Signature Page to First Amendment to Guaranty]

IN WITNESS WHEREOF, Covanta has executed this Amendment effective for all purposes as of the date first above written.

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando
Name:     Anthony J. Orlando

Title:	President and Chief Executive Officer

Acknowledged and agreed by:

RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By:	Ridgewood Providence Power Corporation, its General Partner

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC

By:	Ridgewood Management Corporation, its Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President and Chief Executive Officer

LINWOOD 0708 LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President and Chief Executive Officer

Annex D

SELLERS OMNIBUS AGREEMENT

Regarding Indeck Maine Energy, LLC

This Sellers Omnibus Agreement (this “Agreement”) is dated as of August 19, 2008 by and among Ridgewood Maine, L.L.C., a limited liability company formed under the laws of Delaware (“RM”), Indeck Energy Services, Inc., a corporation formed under the laws of Illinois (“IES”) and, solely as to Sections 2(e), 6, 9(b) and 13, Ridgewood Renewable Power LLC, a Delaware limited liability company (the “Managing Shareholder”). Terms used herein but not otherwise defined shall have the respective meaning ascribed to them in the IME Operating Agreement (as defined below).

RECITALS

WHEREAS, RM and IES are all of the members of Indeck Maine Energy, L.L.C., a limited liability company formed under the laws of Illinois (“IME”); and

WHEREAS, the Amended and Restated Operating Agreement of Indeck Maine Energy, L.L.C. made as of June 11, 1997 (the “IME Operating Agreement”), sets forth the rights and responsibilities of the members of IME (in such context, each an “IME Member” and collectively, the “IME Members”) with respect to IME and their respective membership interests therein (collectively, the “IME Membership Interests”); and

WHEREAS, the Managing Shareholder is the managing shareholder of certain business trusts formed under the laws of Delaware (the “Trusts”), some of which are the members and owners of RM; and

WHEREAS, RM, IES and the Managing Shareholder are all of the parties to that certain Agreement dated as of November 20, 2007 (the “Original Agreement”), which the parties hereto desire to amend as set forth herein; and

WHEREAS, the Managing Shareholder has negotiated a sale of the IME Membership Interests owned by RM and IES, to an unaffiliated third party (the “Proposed Transaction”);

WHEREAS, RM has loaned funds to IME in the aggregate principal amount of $8,150,000 plus accrued interest thereon pursuant to a series of promissory notes issued from time to time by IME and currently held by RM (the “RM Promissory Notes”) and IES and its predecessors have loaned funds to IME in the aggregate principal amount of $8,150,000 plus accrued interest thereon pursuant to a series of promissory notes issued from time to time by IME and currently held by IES (the “IES Promissory Notes” and together with the RM Promissory Notes, the “Promissory Notes”), which Promissory Notes are listed on Schedule 1 hereto; and

WHEREAS, RM and IES wish to set forth certain agreements between them regarding the Proposed Transaction and other related corporate matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to become legally bound, agree as follows:

1.  Amendment of Original Agreement and IME Operating Agreement.

(a) This Agreement supercedes the Original Agreement, which is amended and restated in its entirety by this Agreement and which Original Agreement is of no further force or effect.

(b) This Agreement constitutes an amendment of the IME Operating Agreement in accordance with Section 13.2 thereof to the extent that the terms and provisions hereof modify any terms and provisions of the IME Operating Agreement as in existence prior to the execution and delivery hereof.

2.  Creation of Senior Preferred Membership Units; Contribution of Promissory Notes.

(a) The parties agree that IME shall hereby authorize a new class of membership interests in IME called “Senior Preferred Membership Interests,” which shall be denominated in units and issued by the Managing Shareholder in accordance with the provisions of this Agreement. The units of Senior Preferred Membership Interests (the “Senior Preferred Membership Units”) shall initially consist of 1,000 authorized units. The holders of Senior Preferred Membership Units shall be entitled to preferred allocations of distributions from IME as further described in Section 7 of this Agreement.

(b) Effective as of the date that is three days prior to the scheduled closing date of the Proposed Transaction (the “Contribution Date”), RM shall contribute the RM Promissory Notes to IME in exchange for the issuance to RM of 500 Senior Preferred Membership Units (the “RM Senior Preferred Units”), which Senior Preferred Membership Units shall have an aggregate fair market value equal to the aggregate amount of principal and accrued interest under the RM Promissory Notes as of the Contribution Date.

(c) Effective as of the Contribution Date, IES shall contribute the IES Promissory Notes to IME in exchange for the issuance to IES of 500 Senior Preferred Membership Units (the “IES Senior Preferred Units”), which Senior Preferred Membership Units shall have an aggregate fair market value equal to the aggregate amount of principal and accrued interest under the IES Promissory Notes as of the Contribution Date.

(d) The Senior Preferred Membership Units issued to each of RM and IES hereunder shall not be certificated, but shall be reflected in the records of IME.

(e) The Managing Shareholder shall provide RM and IES with notice of the occurrence of the Contribution Date at least two business days prior thereto. On the Contribution Date, RM shall deliver all of the RM Promissory Notes in its possession to IME, duly endorsed for transfer to IME, and shall provide an affidavit and indemnity, reasonably acceptable to the Managing Shareholder, with respect to any RM Promissory Notes no longer in RM’s possession. On the Contribution Date, IES shall deliver all of the IES Promissory Notes in its possession to IME, duly endorsed for transfer to IME, and shall provide an affidavit and indemnity, reasonably acceptable to the Managing Shareholder, with respect to any IES Promissory Notes no longer in IES’s possession. IME will cancel the Promissory Notes upon its receipt of the Promissory Notes or indemnity and affidavits with respect thereto, and issuance of the Senior Preferred Membership Units.

3.  IME Membership Interests.  Each of RM and IES represents and warrants to the other that, including the transactions contemplated in Section 2 hereto:

(a) such party is the record and beneficial owner and has good and valid title to the IME Membership Interests in its name as set forth on Schedule 2, free and clear of all Liens (as defined in the PSA or an Alternate Definitive Agreement) as of the date hereof and constitute all of such party’s direct and indirect right, title and interest in or to the Company; and

(b) to the best knowledge of such party, the information concerning the IME Membership Interests set forth in Schedule 2 hereto is true, complete and accurate, and reflects all of the equity interests and proprietary interests in the two biomass-fueled electricity generation projects located in the State of Maine owned by and operated by IME (the “Projects”) since the inception of the Projects.

4.  Representation with Respect to PSA or Alternative Definitive Agreement.  RM and IES agree that the Managing Shareholder is authorized to represent and act on behalf of RM and IES in connection with the preparation of the Purchase and Sale Agreement dated as of the date hereof (as amended from time to time in accordance with the terms hereof, the “PSA”) among RM, IES and Covanta Energy Corporation (“Covanta”) or of another definitive agreement reflecting a Superior Proposal (as defined in the PSA) (such other definitive agreement being referred to herein as the “Alternate Definitive Agreement”) to be executed by IES and RM (or entities directly or indirectly owned by the Trusts) as sellers (the “Sellers” and individually a “Seller”) and the buyer or buyers in such Superior Proposal; provided, that except as referenced herein, the Alternate Definitive Agreement will not contain terms that materially distinguish between RM as a Seller on the one hand and IES as a Seller on the other with respect to the sale of the IME Membership Interests except in the case of such terms that are more adverse to RM as compared to IES. The Managing Shareholder will provide IES with weekly updates on the status of the negotiation and preparation of the PSA or the Alternate Definitive Agreement and, upon the execution of the PSA or the Alternate Definitive Agreement, the preparation for the closing of the transaction contemplated therein.

5.  Approval of PSA or Alternate Definitive Agreement.

(a) IES approves the PSA in the form presented to it on the date hereof and is executing and delivering the PSA simultaneously with its execution of this Agreement. Once IES signs the PSA, any changes adverse to IES in the price and other material terms regarding the proposed sale of the IME Membership Interests by IES, as set forth in the PSA, shall be subject to the prior written consent of IES, and shall not be subsequently modified or amended in such manner without the specific prior written consent of IES. Without limiting the foregoing, the Managing Shareholder acknowledges that any such adverse changes to the price, the timing or type of payment, the conditions precedent to receiving payment, and the obligations of IES regarding the sale of its IME Membership Interests pursuant to the PSA are material and shall require IES’ specific prior written consent.

(b) In the event that the Proposed Transaction is not consummated pursuant to the PSA and the Managing Shareholder prepares an Alternate Definitive Agreement, at such time as the Alternate Definitive Agreement is in its final form, it shall be promptly delivered to IES for the purpose of review and execution by IES of the Alternate Definitive Agreement. Should IES fail to execute the Alternate Definitive Agreement within 5 business days after such receipt of the proposed Alternate Definitive Agreement, IES shall not participate in the Proposed Transaction. Once IES signs the Alternate Definitive Agreement, any changes adverse to IES in the price and other material terms regarding the proposed sale of the IME Membership Interests by IES, as set forth in the Alternate Definitive Agreement, shall be subject to the prior written consent of IES, and shall not be subsequently modified or amended in such manner without the specific prior written consent of IES. Without limiting the foregoing, the Managing Shareholder acknowledges that any such adverse changes to the price, the timing or type of payment, the conditions precedent to receiving payment, and the obligations of IES regarding the sale of its IME Membership Interests pursuant to the Alternate Definitive Agreement are material and shall require IES’ specific prior written consent.

6. Participation by RM.  IES hereby acknowledges the right and authority of the Managing Shareholder to cause RM to be included in the Proposed Transaction without regard to the participation (or lack thereof) of IES in the Proposed Transaction. For the avoidance of doubt, should IES fail to execute the Alternate Definitive Agreement pursuant to Section 5 or fail for any other reason to participate in the Proposed Transaction, IES acknowledges that the Managing Shareholder may include the IME Membership Interests owned by RM in the Proposed Transaction thereby transferring the IME Membership Interests owned by RM to Covanta, a subsidiary of Covanta or any other buyer or buyers without further obligation or liability to IES or need for approval from IME, and IES consents to the admission of Covanta, a subsidiary of Covanta or such other buyer or buyers as members of IME in such event. The Managing Shareholder and RM shall have no liability to IES respecting IES’ determination whether to participate in the Proposed Transaction and IES acknowledges that it is conducting and has conducted its own due diligence with respect to the sale of its IME Membership Interests and is not relying on RM or the Managing Shareholder.

7. Allocation of Proceeds.  In the event the transaction set forth in the PSA or an Alternate Definitive Agreement closes and IES participates therein by selling its IME Membership Interests, and notwithstanding anything in the IME Operating Agreement to the contrary, the proceeds of the transaction attributable to the sale of the IME Membership Interests shall be allocated between RM and IES and paid or utilized as set forth in this Section 7. The parties intend such proceeds shall be disbursed promptly at the closing of such sale (the date of such disbursement being the “Disbursement Date”), except to the extent an Alternate Definitive Agreement provides for holdbacks, escrows or the like of a portion of the sale proceeds (the “Holdback”). Unless an Alternate Definitive Agreement expressly provides otherwise, the portion of the Holdback attributable to the sale of the IME Membership Interests shall be not more than the product of (i) a fraction, in which the numerator is the gross proceeds receivable from the sale of IME Membership Interests pursuant to such Alternate Definitive Agreement, and the denominator is the aggregate gross proceeds receivable from the sale of all the assets sold pursuant to such Alternate Definitive Agreement (excluding the effect of any Holdbacks in each case), multiplied by (ii) the aggregate Holdback required under such Alternate Definitive Agreement. Sale proceeds subject to any Holdback which are allocated to the sale of the IME Membership Interests shall be distributed when and as provided in such Alternate Definitive Agreement. The proceeds of the transaction and any Holdback attributable to the sale of the IME Membership Interests shall be allocated among RM and IES and paid as follows:

FIRST, to the payment of Transaction Costs (as defined below) attributable to the sale of the IME Membership Interests, allocated fifty-five percent (55%) from the proceeds otherwise to be received by RM and forty-five percent (45%) from the proceeds otherwise to be received by IES;

SECOND, to RM and IES as the holders of the Senior Preferred Membership Units pro rata up to the fair market value of such units as of the Contribution Date as determined in accordance with Section 2 hereof;

THIRD, all remaining proceeds will be paid fifty-five percent (55%) to RM and forty-five percent (45%) to IES.

8. Transaction Costs.  For purposes of this Agreement, the term “Transaction Costs” shall mean the sum of (a) the portion of the total investment banking fees and expenses payable to Ewing Bemiss & Co. arising from a sale pursuant to the PSA or an Alternate Definitive Agreement attributable to the sale of the IME Membership Interests which shall be deemed equal to the product of (i) a fraction in which the numerator is the gross proceeds receivable from the sale of IME Membership Interests in the Proposed Transaction and the denominator is the aggregate gross proceeds receivable from the sale of all the assets sold in the Proposed Transaction (including any Holdbacks in each case), multiplied by (ii) the aggregate Ewing Bemiss & Co. costs, fees and expenses paid plus (b) an amount equal to 1.5% of the gross proceeds receivable from the sale of the IME Membership Interests in the Proposed Transaction. The Managing Shareholder will cause to be disbursed from the gross proceeds paid by Covanta, a subsidiary of Covanta or another buyer or buyers of the IME Membership Interests, the amounts due to Ewing Bemiss & Co. as described in this Section 8 part (a), as allocated in Section 7 above. The Managing Shareholder will also disburse from the gross proceeds paid by Covanta, a subsidiary of Covanta or another buyer or buyers of the IME Membership Interests, the amounts described in this Section 8 part (b), as allocated in Section 7 above, to third parties in satisfaction of transaction cost incurred in furtherance of the Proposed Transaction.

9. Cross-Indemnification.

(a) IES hereby agrees to indemnify, defend and save harmless RM, its members, managers, employees, officers, directors, representatives, successors and assigns (collectively “RM Indemnitees”) from and against any and all Losses (as defined in the PSA) incurred by RM following the Closing (as defined in the PSA) accruing, resulting or arising in connection with any breach by IES of Section 4.2 of the PSA except to the extent that such Losses result directly from the gross negligence or willful misconduct of the RM Indemnitees.

(b) RM and the Managing Shareholder hereby jointly and severally agree to indemnify, defend and save harmless IES, its members, managers, employees, officers, directors, representatives, successors and assigns (collectively “IES Indemnitees”) from and against any and all Losses (as defined in the PSA) incurred by IES following the Closing (as defined in the PSA) accruing, resulting or arising in connection with any breach by RM of Section 4.2 of the PSA except to the extent that such Losses result directly from the gross negligence or willful misconduct of the IES Indemnitees.

(c) If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the parties shall nevertheless indemnify each other to the extent permitted by any applicable portion of this Agreement that has not been invalidated by any other applicable law.

(d) The provisions of this Agreement shall survive for same period of time during which the buyer or a buyer related party may make an indemnification claim against IME pursuant to the PSA or Alternate Definitive Agreement.

10. Consent and Waiver.  To the extent required by the IME Operating Agreement, each of RM and IES consents to the sale of the IME Membership Interests of the other pursuant to the PSA or an Alternate Definitive Agreement and waives any rights it may have to acquire such IME Membership Interest in connection with such sale or otherwise restrict the transfer thereof.

11. Termination.  Either party hereto may terminate this Agreement by one (1) day’s prior written notice to the other party hereto (with a copy to the Managing Shareholder) if the Proposed Transaction has not occurred by March 31, 2009; provided, however, that once the PSA or an Alternate Definitive Agreement is executed by the parties hereto and so long as the PSA or an Alternate Definitive Agreement continues to be in effect, this Agreement may not be terminated.

12. Entire Agreement.  Subject to the applicable provisions of the IME Operating Agreement, this Agreement constitutes the entire agreement among the parties with respect to its subject.

13. Agreements for Costs.  The Managing Shareholder represents that it has not entered into (i) any agreement that obligates IME to pay any cost, debt or liability in contravention of the IME Operating Agreement or (ii) any agreement other than the PSA or an Alternate Definitive Agreement and any “Ancillary Agreements” described therein with Covanta or any buyer in a Superior Proposal that reduces the purchase price to be paid for the IME Membership Interests in order to pay the costs, debts or liabilities of any entity other than IME and undertakes that it will not enter into any such agreements.

14. Miscellaneous.  This Agreement shall be governed and construed in accordance with the laws of the State of New York. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party shall execute such documents and give such assurances as shall be reasonably necessary to perform its obligations hereunder. Notices hereunder shall be given as provided in the IME Operating Agreement. This Agreement may be amended only by an instrument in writing duly executed by the parties hereto. Neither this Agreement, nor any portion, right nor obligation hereunder, may be assigned by either party, but this Agreement shall be binding on any successor in ownership to any of the IME Membership Interests prior to the closing of the PSA or an Alternate Definitive Agreement so long as this Agreement is in effect. IES agrees to cooperate with RM and the Managing Shareholder in connection with the negotiation, execution and closing of the Proposed Transaction, shall not unreasonably withhold or delay its execution and delivery of the PSA or an Alternate Definitive Agreement, agrees to execute and deliver the PSA or an Alternate Definitive Agreement if it complies with the terms of this Agreement and to execute and deliver any other document reasonably necessary or appropriate to consummate the Proposed Transaction. During the term of this Agreement, each of RM and IES agrees not to sell, transfer, pledge or otherwise dispose of any IME Membership Interests or Promissory Notes owned by it, except pursuant to this Agreement and the PSA or an Alternate Definitive Agreement. In the event of a conflict between this Agreement and the PSA or an Alternate Definitive Agreement, this Agreement shall govern.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

RIDGEWOOD MAINE, L.L.C.

By:	Ridgewood Penobscot Management Corporation, Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

INDECK ENERGY SERVICES, INC.

By:	/s/ Joseph M. Oskorep
Name:     Joseph M. Oskorep

Title:	Vice President & Controller

RIDGEWOOD RENEWABLE POWER, LLC,
solely as to Sections 2(e), 6, 9(b) and 13

By:	/s/ Douglas R. Wilson
Name:     Douglas R. Wilson

Title:	Senior Vice President

FIRST AMENDMENT TO SELLERS OMNIBUS AGREEMENT

This FIRST AMENDMENT TO SELLERS OMNIBUS AGREEMENT (this “Amendment”) is made as of November 11, 2008, by and among Ridgewood Maine, L.L.C., a limited liability company formed under the laws of Delaware (“RM”), Indeck Energy Services, Inc., a corporation formed under the laws of Illinois (“IES”) and, solely as to Sections 2(e), 6, 9(b), 7(d), 7(e) and 13 of the Agreement (as defined below), Ridgewood Renewable Power LLC, a Delaware limited liability company (the “Managing Shareholder”). RM, IES and the Managing Shareholder are collectively sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties are all of the parties to that certain Sellers Omnibus Agreement, dated as of August 19, 2008, (the “Agreement”) that was executed and delivered in connection with the execution and delivery of that certain Purchase and Sale Agreement, dated August 19, 2008, as amended (the “PSA”), by and among the parties thereto.

WHEREAS, the parties to the PSA have agreed to certain amendments to the PSA pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof (the “Amendment Agreement”), which amendment requires in part corresponding amendments to other documents, including the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to become legally bound, agree as follows:

1. The preamble to the Agreement is amended to add Section 7(d) and Section 7(e) as additional Sections as to which the Managing Shareholder is signing the Agreement.

2. RM and IES represent and warrant to one another that the representations and warranties of each set forth in Section 3 of the Agreement are true and correct as of the date of this Amendment.

3. Section 7 of the Agreement is amended in its entirety to read as follows:

7. Allocation of Proceeds; PSA Escrow.

(a) In the event the transaction set forth in the PSA or an Alternate Definitive Agreement closes and IES participates therein by selling its IME Membership Interests, and notwithstanding anything in the IME Operating Agreement to the contrary, the proceeds of the transaction attributable to the sale of the IME Membership Interests shall be allocated between RM and IES and paid or utilized as set forth in this Section 7. The parties intend that such proceeds shall be disbursed promptly at the closing of such sale (the date of such disbursement being the “Disbursement Date”), except to the extent an Alternate Definitive Agreement provides for holdbacks, escrows or the like of a portion of the sale proceeds (the “Holdback”) and except in the event of a closing under the PSA, as provided in Section 7 (c), Section 7 (d) and Section 7 (e). Unless an Alternate Definitive Agreement expressly provides otherwise, the portion of the Holdback attributable to the sale of the IME Membership Interests shall be not more than the product of (i) a fraction, in which the numerator is the gross proceeds receivable from the sale of IME Membership Interests pursuant to such Alternate Definitive Agreement, and the denominator is the aggregate gross proceeds receivable from the sale of all the assets sold pursuant to such Alternate Definitive Agreement (excluding the effect of any Holdbacks in each case), multiplied by (ii) the aggregate Holdback required under such Alternate Definitive Agreement. Sale proceeds subject to any Holdback which are allocated to the sale of the IME Membership Interests shall be distributed when and as provided in such Alternate Definitive Agreement. The proceeds of the transaction and any Holdback attributable to the sale of the IME Membership Interests shall be allocated among RM and IES and paid as follows:

FIRST, to the payment of Transaction Costs (as defined below) attributable to the sale of the IME Membership Interests, allocated fifty-five percent (55%) from the proceeds otherwise to be received by RM and forty-five percent (45%) from the proceeds otherwise to be received by IES, which Transaction Costs will be estimated by the Managing Shareholder on the Disbursement Date, subject to later reallocation pursuant to Section 7(e) below;

SECOND, to RM and IES as the holders of the Senior Preferred Membership Units pro rata up to the fair market value of such units as of the Contribution Date as determined in accordance with Section 2 hereof;

THIRD, all remaining proceeds will be paid fifty-five percent (55%) to RM and forty-five percent (45%) to IES.

(b) As of the Contribution Date, the following amendment to Section 8.1(b) of the IME Operating Agreement shall become effective:

(1) There shall be a new subsection (i) added to the IME Operating Agreement to read entirely as follows:

“(i) FIRST, the Company shall distribute one hundred percent (100%) of the Net Cash Flow From Operations pro rata to the holders of Senior Preferred Membership Units until all such holders have received the full value of such units as determined in accordance with the Agreement dated as of August 19, 2008 among the Members and, for certain limited purposes, Ridgewood Renewable Power LLC, as amended.”

(2) Existing subsection (i) shall be renumbered as subsection (ii) and the word “FIRST” therein shall be amended to read “SECOND.”

(3) Existing subsection (ii) shall be renumbered as subsection (iii) and the word “SECOND” therein shall be amended to read “THIRD.”

(4) Existing subsection (iii) shall be renumbered as subsection (iv) and the word “THIRD” therein shall be amended to read “FOURTH.”

(5) Existing subsection (iv) shall be renumbered as subsection (v) and the word “FOURTH” therein shall be amended to read “FIFTH.”

(c) In the event that the transaction set forth in the PSA is consummated, each of RM and IES hereby agrees that, on the Disbursement Date, RM will receive and hold in escrow $2,500,000 of the proceeds (the “Working Capital Holdback”) that otherwise would have been distributed to RM and IES in accordance with the Agreement on the basis of 45% for the account of IES and 55% for the account of RM for purposes of paying any amounts due to the Buyer (as defined in the PSA) in respect of the Net Working Capital Adjustment (as defined in the PSA) finally determined to be owing to the Buyer, if at all, in accordance with the PSA and of paying any Transaction Costs arising after the Disbursement Date. Any Net Working Capital

Adjustment required to be paid to the Buyer under the PSA will be paid from the Working Capital Holdback (to extent of the amount available in the Working Capital Holdback), which payments will be allocated to RM and IES in amounts and percentages that would have the effect of reversing steps Third and Second in Section 7(a) of this Agreement. Any Transaction Costs arising after the Disbursement Date will also be paid from the Working Capital Holdback (to the extent of the amount available in the Working Capital Holdback), which payments will be allocated 45% for the account of IES and 55% for the account of RM. Once any such Net Working Capital Adjustment has been paid to the Buyer or it has been finally determined that no such Net Working Capital Adjustment is due to the Buyer and all Transaction Costs have been paid, RM will distribute any of the Working Capital Holdback not utilized as provided herein to RM and IES in accordance with their respective interests in the remaining Working Capital Holdback. To the extent that the aggregate of any payment due to the Buyer as a result of the Net Working Capital Adjustment and Transaction Costs paid from the Working Capital Holdback exceed the amount of the Working Capital Holdback, RM and IES will make such payments of the Net Working Capital Adjustment in amounts and percentages that would have the effect of reversing steps Third and Second in Section 7(a) of this Agreement.

(d) In the event that the transaction set forth in the PSA is consummated, the Managing Shareholder shall cause Linwood 0708 LLC (“Linwood”) to use commercially reasonable efforts to collect any amounts due with respect to any Pre-Closing REC Rights (as defined in the PSA) obtained by Linwood under the PSA and shall cause Linwood to pay forty-five percent (45%) of the net proceeds received by Linwood from the sale of any Pre-Closing REC Rights, after the payment of all commissions and other transaction expenses made to third parties (the “Net REC Proceeds”), to IES and to pay fifty-five percent (55%) of the Net REC Proceeds to RM. Except as set forth in this Section 7(d), Linwood shall have no obligation to sell or otherwise realize any value from any such Pre-Closing REC Rights, and RM and IES waive any right to contest or challenge any such sale or the amount of any Net REC Proceeds received in any such sale.

(e) In the event that the transaction set forth in the PSA is consummated, promptly after the completion of the Net Working Capital Adjustment and the receipt or payment by RM and IES of any payment due as a result of that Net Working Capital Adjustment, the Managing Shareholder shall recompute the allocation of Transaction Costs under step First in Section 7(a) of this Agreement, using the actual gross proceeds from the sale pursuant to the PSA, including any Net REC Proceeds received prior to the date of computation. In the event such recomputation results in a different allocation of Transaction Costs from those made in connection with the Disbursement Date, either RM or IES will promptly pay to the other the amount required to effect that correct reallocation of Transaction Costs resulting from the Managing Shareholder’s computation under this Section 7(e) which were not otherwise paid for as provided in Section 7(c).

4. Pursuant to Section 5(a) of the Agreement, IES hereby consents to the modification and amendment of the PSA as set forth in the Amendment Agreement.

5. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement. Upon execution hereof, each reference in the Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

6. Except as specifically amended hereby, all terms and provisions contained in the Agreement shall remain unchanged and in full force and effect. The Agreement, as amended by this

Amendment, constitutes the entire understanding of the Parties regarding the subject matter thereof and cannot be modified except by written agreement of the Parties.

7. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

8. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

[Signature Page to First Amendment to Sellers Omnibus Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective for all purposes as of the date first above written.

RIDGEWOOD MAINE, L.L.C.

By:	Ridgewood Penobscot Management Corporation, Manager

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

INDECK ENERGY SERVICES, INC.

By:	/s/ Joseph M. Oskorep
Name:     Joseph M. Oskorep

Title:	Vice President & Controller

RIDGEWOOD RENEWABLE POWER, LLC,
solely as to Sections 2(e), 6, 7(d), 9(b) and 13

By:	/s/ Douglas R. Wilson
Name:     Douglas R. Wilson

Title:	Senior Vice President

Annex E

CERTIFICATE SALE SUPPORT AGREEMENT

This Certificate Sale Support Agreement (this “Agreement”) is dated as of July 31, 2008, by and among Linwood 0708 LLC (“Linwood”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Rhode Island LFG Genco, LLC (“RILG”), Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”), Ridgewood Electric Power Trust V (“Trust V”), Ridgewood Power B Fund/Providence Expansion (“B Fund”) (Trust I, Trust III, Trust IV, Trust V and B Fund are collectively referred to herein as the “Trusts”), Indeck Energy Services, Inc. (“IES”) (each individually a “Party” and collectively the “Parties”) and Ridgewood Renewable Power, LLC (“RRP”), which is not a “Party” hereunder.

RECITALS

WHEREAS, each of Indeck Maine Energy, LLC (“Indeck Maine”), RRIG and RPPP are parties to a certain Certificate Purchase and Sale Agreement with Constellation Energy Commodities Energy Group, Inc. (f/k/a Constellation Power Source, Inc.) (“Constellation”) entered into as of April 30, 2003, as amended by that certain letter agreement dated January 25, 2006 and by Amendment No. 1 to Certificate Purchase and Sale Agreement dated as of October 31, 2006 (the “Initial Certificate Purchase Agreement”);

WHEREAS, the parties to the Initial Certificate Purchase Agreement, the Trusts and others have entered into an Assignment, Assumption, Release and Amendment dated as of the date hereof with respect to the Initial Certificate Purchase Agreement (the “Amendment”) (the Initial Certificate Purchase Agreement, as amended and modified by the Amendment, is referred to herein as the “Certificate Purchase Agreement”);

WHEREAS, the Amendment amends, among other sections, Section 5.2 of the Certificate Purchase Agreement to require the sum of $9,120,800 to be on deposit in the Account (as defined in the Certificate Purchase Agreement) (the “New Deposit Amount”);

WHEREAS, the members of Indeck Maine, Ridgewood Maine, L.L.C. (“RM”) and IES, intend to sell, assign, transfer and convey to Covanta Energy Corporation (“Covanta”) their respective membership interests in Indeck Maine (the “Transaction”);

WHEREAS, RRIG, RPPP, Linwood, RILG and Indeck Maine expect to enter into a Backup Certificate Agreement (the “Backup Agreement”) pursuant to which, among other things, Indeck Maine will sell certain Certificates to RPPP, RRIG, Linwood and RILG and will transfer and assign all of its interest in the Account, including any funds of Indeck Maine on deposit in the Account (the “Indeck Maine Deposit”), to Linwood, subject to the rights and security interest of Constellation in such interest in the Account, in each case effective upon the closing of the Transaction (the “Transaction Effective Date”);

WHEREAS, RRIG, RPPP, Linwood and Indeck Maine expect to enter into an Agency Agreement (the “Agency Agreement”) pursuant to which, among other things, RRIG, RPPP and Linwood will appoint Indeck Maine as their agent to deliver certain Certificates to Constellation and to invoice and collect amounts due with respect to those Certificates, effective upon the closing of the Transaction Effective Date; and

WHEREAS, the Parties wish to memorialize their respective rights and obligations with respect to the Account, the Certificate Purchase Agreement and the other matters described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Additional Deposits.  The Parties acknowledge that (a) prior to the date hereof the amount on deposit in the Account held by Constellation under the Certificate Purchase Agreement was $3,000,000 (the “Original Deposit Amount”), of which Trust I had an interest in $20,250, Trust III had an interest in $144,585, Trust IV had an interest in $858,540, Trust V had an interest in $883,125, B Fund had an interest in $114,750, and IES had an interest in $978,750, (b) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the date hereof and in accordance with the requirements of the Amendment, Trust IV deposited $3,000,000 in the Account (the “Trust IV Deposit”) and Trust V deposited $3,120,800 into the Account (the “Trust V Deposit” and together with the Trust IV Deposit, the “Additional Deposits”), (c) the aggregate amount of the Original Deposit Amount plus the Additional Deposits is equal to the New Deposit Amount, and (d) notwithstanding the fact that the Trusts and IES provided the Original Deposit Amount and Trust IV and Trust V are providing the Additional Deposits, the Original Deposit Amount and the Additional Deposits are for the account of Indeck Maine, RPPP and RRIG under the Certificate Purchase Agreement prior to the Transaction Effective Date and for the account of Linwood, RPPP and RRIG under the Certificate Purchase Agreement as of and after the Transaction Effective Date. The respective interests of the Trusts, either directly or through their direct or indirect ownership of RPPP, RRIG, Indeck Maine or Linwood, in the New Deposit Amount as of the date hereof unless and until the Transaction Effective Date occurs are set forth on Schedule 1.

2. Reallocation of Deposits at Closing.  Effective at and as of the Transaction Effective Date, the Parties agree that the New Deposit Amount shall be allocated among the Parties as set forth in this Section 2.

(a) Linwood, immediately upon its receipt of the Indeck Maine Deposit and without any further action required, shall transfer and assign its entire interest in the New Deposit Amount to each of IES, Trust IV and Trust V so that such interest is allocated among Trust IV, Trust V and IES proportionately to their other interests in the Account after giving effect to the reallocation described in Section 2(b).

(b) Each of the Trusts and IES will reallocate the New Deposit Amount among them such that the interests of each of the Trusts and IES as of the Transaction Effective Date is as set forth on Schedule 2(b). To the extent that, as a result of that reallocation, a Trust or IES is required to pay an additional amount (as set forth on Schedule 2(b)), such Trust or IES will pay that amount to RRP, for the benefit of the Trusts not making those payments, on the Transaction Effective Date, and with respect to IES, such payment shall be made from the proceeds of the sale of its interest in Indeck Maine. To the extent that, as a result of that reallocation, a Trust is due an amount (as set forth on Schedule 2(b)), RRP will use the funds paid to it on the Transaction Effective Date pursuant to the preceding sentence to make that payment to each Trust that is due an amount from the Account.

(c) The interests of the Trusts and IES in the Account as set forth on Schedule 1 and Schedule 2(b) apply regardless of where legal title to the New Deposit Amount may reside and are subject to the rights and security interests of Constellation in such interests.

3. Matters Related to Backup Agreement.  If any Party receives notice from Indeck Maine that any payment is due under the Backup Agreement, that Party will promptly provide a copy of that notice to RRP. Within one (1) business day of receiving that notice, RRP will provide the Parties a written notice stating the reason or reasons such payment is due, the basis for that determination and the allocation of responsibility for that payment under this Section 3. If any Party disputes the contents of such notice, such Party will notify RRP and the other Parties in writing of such dispute (including a detailed description of the basis of that dispute) within one (1) business day of its receipt of RRP’s notice. If RRP receives such a dispute notice, it will issue a final determination of the reason the payment is due under the Backup Agreement, and the allocation of responsibility for the payment under this Section 3, taking such Party’s dispute into consideration; provided, however, that RRP has the right to resolve such dispute in the manner RRP deems appropriate. Within two (2) business days of their receipt of a notice from RRP as described in this paragraph (or a final notice if any Party disputes the initial notice), the Parties will make the payments due under the Backup Agreement as follows:

(a) To the extent that any payment is due to Indeck Maine under the Backup Agreement as a result of Constellation exercising its netting and set-off rights under Section 5.4 of the Certificate Purchase Agreement, among RPPP, RRIG and Linwood, the Party or Parties responsible for such set-off or netting rights exercised by Constellation will make such payment directly to Indeck Maine, as directed by RRP.

(b) To the extent that any payment is due to Indeck Maine for Certificates delivered under the Backup Agreement, Linwood will be responsible for 100% percent of each such payment, provided that Linwood will obtain all rights all other Parties have against Constellation with respect to that payment, and they shall cooperate with Linwood in that regard. For the avoidance of doubt, this paragraph (b) will not apply to any netting or set-off payment under Section 5.4 of the Certificate Purchase Agreement, which is addressed in Section 3(a) above.

(c) To the extent that any deposit is required to be made in the Escrow Deposit pursuant to Section 9 of the Backup Agreement and pursuant to the analogous provision of Section 6.16 of the Purchase and Sale Agreement among Covanta, RM, IES and Indeck Maine, RPPP and RRIG will share in the responsibility for such payment in a ratio of 27.23% and 72.77% respectively. Any funds that are released from such Escrow Deposit to RPPP, RRIG, Linwood or RILG (including any interest on funds in the Escrow Deposit) after settlement of any claims with respect thereto will be held in trust for the benefit of RRIG and RPPP and shall be promptly allocated and paid over to RPPP and RRIG in the same proportions as set forth in the preceding sentence.

(d) To the extent RRP determines that any payment is due to Indeck Maine under the Backup Agreement or the Agency Agreement as a result of a breach by any of RPPP, RRIG, Linwood or RILG of its obligations under the Backup Agreement or (other than with respect to RILG) the Agency Agreement, RPPP, RRIG and/or Linwood will be responsible for 100% of such payment to the extent to which of RPPP, RRIG, Linwood or RILG breached those obligations, as determined by RRP.

(e) To the extent that any payment is due to Indeck Maine under the Backup Agreement or the Agency Agreement other than as described in Sections 3(a), 3(b), 3(c) or 3(d), RPPP, RRIG and Linwood will share in the responsibility for each such payment in the following amounts: RPPP will be responsible for 5% of each such payment; RRIG will be responsible for 15% of each such payment; and Linwood will be responsible for 80% of each such payment.

(f) To the extent that any of Linwood, RPPP or RRIG receives payment from Constellation that reimburses it for payments made by it under the Backup Agreement, the recipient(s) of such payment shall hold that payment in trust for the benefit of the others not receiving that payment and will promptly allocate and pay over that payment to each of such others according to the payments made by them to Indeck Maine to which such payment from Constellation relates, all as determined by RRP. To the extent any such payment from Constellation cannot be attributed to one or more specific payments to Indeck Maine, such payment shall be allocated among RPPP, RRIG and Linwood according to the percentages in Section 3(e).

(g) To the extent that RILG obtains any right, title or interest in any Certificate Delivered under the Backup Agreement, RILG conveys all such right, title and interest to RPPP, RRIG and Linwood.

4. Matters Related to Certificate Purchase Agreement.

(a) To the extent that any Party incurs any liability, damages, assessments, taxes, losses, fines, penalties, expenses, fees, costs, and amounts paid in settlement (including reasonable consultants’, attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) in connection with a default under the Certificate Purchase Agreement, including Losses (defined below) incurred under any Guarantee and/or any Security Agreement (including without limitation any Losses resulting from Constellation drawing any amounts out of the Account, realizing on any Collateral provided under any Security Agreement or demanding payment under any Guarantee but, for the avoidance of doubt, not including any liability, damages, assessments, taxes, losses, fines, penalties, expenses, fees, costs, and other amounts incurred in connection with the Backup Agreement, which are addressed in Section 3) (collectively, the “Losses”), that Party will promptly notify RRP in writing of such Loss, including with such notice any information provided by Constellation with respect to that Loss. RRP will provide the Parties a written notice stating the reason or reasons for such Loss, the basis for that determination and the allocation of responsibility for that payment under this Section 4. If any Party disputes the contents of such notice, such Party will notify RRP and the other Parties in writing of such dispute (including a detailed description of the basis of that dispute) within one (1) business day of its receipt of RRP’s notice. If RRP receives such a dispute notice, it will issue a final determination of the reason the payment is due under the Backup Agreement, and the allocation of responsibility for the payment under this Section 4, taking such Party’s dispute into consideration; provided, however, that RRP has the right to resolve such dispute in the manner RRP deems appropriate. Within two (2) business days of their receipt of a notice from RRP as described in this Section 4(a) (or a final notice if any Party dispute the initial notice), the Parties will reimburse the Party or Parties incurring the Loss as follows:

(i) for all Losses determined by RRP to have resulted directly from a breach by a Party of its obligations under the Certificate Purchase Agreement, any Guaranty or any Security Agreement, the Party responsible for that breach will reimburse the Party incurring those Losses for 100% of those Losses; and

(ii) for all Losses determined by RRP to have resulted from a failure of Indeck Maine to perform its obligations under the Backup Agreement, Linwood will reimburse the Party incurring those Losses for 100% of those Losses; provided that Linwood will obtain all rights all other Parties have against Indeck Maine with respect to those Losses, and they shall cooperate with Linwood in that regard.

(b) If and to the extent any Loss involves a withdrawal by Constellation of any amount on deposit in the Account, RRP will determine the Party or Parties responsible for replacing the amount of that withdrawal according to the principles set forth in Section 4(a) above; provided that, for the avoidance of doubt, IES shall not be responsible for replacing the amount of any such withdrawal. To the extent that any Party fails to make a required deposit in the Account under this Section 4(b) within the time period such deposit is required to be made under the Certificate Purchase Agreement, the other Parties may, make such deposit, or cause such deposit to be made, in the Account (a “Step-up Deposit”), and the Party failing to make its required deposit shall promptly reimburse the other Party or Parties that made such Step-up Deposit, with interest accruing on that Step-up Deposit at the Interest Rate.

(c) If any Party receives payment from an entity other than another Party for any Loss, including without limitation any payment by Covanta under its guarantee of Indeck Maine’s obligations under the Backup Agreement, the Party receiving that payment will reimburse each other Party for the amount of that payment (including any deposit that any Party has made in the Account under Section 4(b) above) up to the full amount of the payment received by such other Party.

(d) Capitalized terms used in this Section 4 that are not otherwise defined in this Agreement have the meanings given to them in the Certificate Purchase Agreement.

5. Losses from Linwood Interest.  To the extent that Trust IV incurs any Losses (including without limitation with respect to any taxes) solely and directly as a result of its membership interest in Linwood, Trust V will indemnify and hold harmless Trust IV for 50% of all such Losses.

6. Limitation on Liability.  RRP will have no liability to any Party hereunder for any loss suffered by such Party that arises out of any action or inaction of RRP if RRP, in good faith, determined that such course of conduct was reasonable and such course of conduct did not constitute bad faith, gross negligence or willful misconduct of RRP.

7. Release of Deposit from Constellation.  Each Party agrees that (a) any payment received by it from time to time from Constellation from the New Deposit Amount prior to the Transaction Effective Date shall be held in trust for the benefit of the other Parties and shall be promptly allocated among, and paid over to, the other Parties in accordance with the percentages set forth on Schedule 1, and (b) any payment received by it from time to time from Constellation from the New Deposit Amount as of and after the Transaction Effective Date shall be held in trust for the benefit of the other Parties and shall be promptly allocated among, and paid over to, the other Parties in accordance with the percentages set forth on Schedule 2(b).

8. Termination.  This Agreement will terminate upon the last to occur of the termination of the Certificate Purchase Agreement and the Backup Agreement, the final resolution of any claims thereunder and the expiration of any statute of limitation on any claims that can be made thereunder.

9. Further Assurances.  Each Party agrees that from time to time on and after the date hereof, at the reasonable request of any other Party, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to accomplish the purposes of this Agreement.

10. Assignment.  Neither this Agreement, nor any portion, right or obligation hereunder, may be assigned by any Party to any other Party or third party except that any Trust may assign its rights and obligations under this Agreement to a liquidating trust pursuant to a plan of liquidation of such Trust.

11. Amendments.  This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties hereto; provided that an amendment or modification that affects some, but not all, Parties, shall be effective as among the amending or modifying Parties; provided further than no such amendment or modification shall be binding upon a Party that is not a party to such written amendment or modification.

12. Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to its subject.

13. Counterparts; Facsimile Signatures.  Two or more counterparts of this Agreement may be signed by the Parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Facsimile signatures on this Amendment shall have the same force and effect as original signatures.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each Party waives its respective right to any jury trial with respect to any litigation arising under or in connection with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first written above.

RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.	INDECK ENERGY SERVICES, INC.

By: Ridgewood Providence Power Corporation, its General Partner

By: /s/ Randall D. Holmes	By: /s/ Joseph M. Oskorep
Name: Randall D. Holmes	Name: Joseph M. Oskorep
Title: President and Chief Executive Officer	Title: Vice President & Controller

RIDGEWOOD RHODE ISLAND GENERATION, LLC	RIDGEWOOD ELECTRIC POWER TRUST I

By: Ridgewood Management Corporation, its Manager	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST III	RIDGEWOOD ELECTRIC POWER TRUST IV

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST V	RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

LINWOOD 0708 LLC	RIDGEWOOD RENEWABLE POWER, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes
Name: Randall D. Holmes
Title: President and Chief Executive Officer

SCHEDULE 1

Interests in New Deposit Amount
Prior to Transaction Effective Date

	Amount of Interest in	Percentage Interest in
Name of Party	New Deposit Amount	New Deposit Amount

Trust I	$20,250	0.22%
Trust III	$144,585	1.59%
Trust IV	$3,858,540	42.30%
Trust V	$4,003,925	43.90%
B Fund	$114,750	1.26%
IES	$978,750	10.73%
TOTAL	$9,120,800	100%

SCHEDULE 2(b)

Interests in New Deposit Amount
As of Transaction Effective Date

	Amount of	Percentage	Amount to be	Amount to be
	Interest in	Interest in	Paid by Entity on	Paid to Entity on
	New Deposit	New Deposit	Transaction	Transaction
Name of Party	Amount	Amount	Effective Date	Effective Date

Trust I	$66,150	0.73%	$45,900	$0
Trust III	$58,905	0.65%	$0	$85,680
Trust IV	$2,447,665	26.84%	$0	$1,410,875
Trust V	$2,341,570	25.67%	$0	$1,662,355
B Fund	$374,850	4.1%	$260,100	$0
IES	$3,831,660	42.01%	$2,852,910	$0
TOTAL	$9,120,800	100%	$3,158,910	$3,158,910

FIRST AMENDMENT TO
CERTIFICATE SALE SUPPORT AGREEMENT

This First Amendment to Certificate Sale Support Agreement (this “Amendment”) is dated as of November 11, 2008, by and among Linwood 0708 LLC (“Linwood”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Rhode Island LFG Genco, LLC (“RILG”), Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”), Ridgewood Electric Power Trust V (“Trust V”), Ridgewood Power B Fund/Providence Expansion (“B Fund”) (Trust I, Trust III, Trust IV, Trust V and B Fund are collectively referred to herein as the “Trusts”), Indeck Energy Services, Inc. (“IES”) (each individually a “Party” and collectively the “Parties”) and Ridgewood Renewable Power, LLC (“RRP”), which is not a “Party” hereunder.

RECITALS

WHEREAS, the Parties and RRP are all of the parties to that certain Certificate Sale Support Agreement, dated as of July 31, 2008, (the “Agreement”) that was executed and delivered in connection with, among other things, the expected sale of the interests in Indeck Maine, which sale is provided for in that certain Purchase and Sale Agreement, dated August 19, 2008 (the “PSA”), by and among the parties thereto.

WHEREAS, the parties to the PSA have agreed to certain amendments to the PSA pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”), which amendment requires in part corresponding amendments to other documents, including the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to become legally bound, agree as follows:

1. The second and third Recitals in the Agreement are amended to read in their entirety as follows:

WHEREAS, the parties to the Initial Certificate Purchase Agreement, the Trusts and others have entered into an Assignment, Assumption, Release and Amendment dated as of the date hereof with respect to the Initial Certificate Purchase Agreement (the “Amendment”) (the Initial Certificate Purchase Agreement, as amended and modified by the Amendment and as further amended and modified from time to time, is referred to herein as the “Certificate Purchase Agreement”);

WHEREAS, the Amendment amends, among other sections, Section 5.2 of the Certificate Purchase Agreement to require the sum of $9,120,800 to be on deposit in the Account (as defined in the Certificate Purchase Agreement), which amount is decreased and refunded on a quarterly basis pursuant to the Certificate Purchase Agreement (the “New Deposit Amount”);

2. Section 1 of the Agreement is amended to read in its entirety as follows:

1. Additional Deposits.  The Parties acknowledge that (a) prior to the date hereof the amount on deposit in the Account held by Constellation under the Certificate Purchase Agreement was $3,000,000 (the “Original Deposit Amount”), of which Trust I had an interest in $20,250, Trust III had an interest in $144,585, Trust IV had an interest in $858,540, Trust V had an interest in $883,125, B Fund had an interest in $114,750, and IES had an interest in $978,750, (b) for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the date hereof and in accordance with the requirements of the Amendment, Trust IV deposited $3,000,000 in the Account (the “Trust IV Deposit”) and Trust V deposited $3,120,800 into the Account (the “Trust V Deposit” and together with the Trust IV Deposit, the “Additional Deposits”), (c) the aggregate amount of the Original Deposit Amount plus the Additional Deposits is equal to the New Deposit Amount as of the date of this Agreement, and (d) notwithstanding the fact that the Trusts and IES provided the Original Deposit Amount and Trust IV and Trust V are providing the Additional Deposits, the Original Deposit Amount and the Additional Deposits are for the account of Indeck Maine, RPPP and RRIG under the Certificate Purchase Agreement prior to the Transaction Effective Date and for the account of Linwood, RPPP and RRIG under the Certificate Purchase Agreement as of and after the Transaction Effective Date. The respective interests of the Trusts, either directly or through their direct or indirect ownership of RPPP, RRIG, Indeck Maine or Linwood, in the New Deposit Amount as of the date hereof and unless and until the Transaction Effective Date occurs, and subject to pro rata reductions in accordance with Section 7 of this Agreement, are set forth on Schedule 1.

3. Section 2 of the Agreement is amended to read in its entirety as follows:

2. Reallocation of Deposits at Closing.  Effective at and as of the Transaction Effective Date, the Parties agree that the New Deposit Amount shall be allocated among the Parties as set forth in this Section 2.

(a) Linwood, immediately upon its receipt of the Indeck Maine Deposit and without any further action required, shall transfer and assign its entire interest in the New Deposit Amount to each of IES, Trust IV and Trust V so that such interest is allocated among Trust IV, Trust V and IES proportionately to their other interests in the Account after giving effect to the reallocation described in Section 2(b).

(b) Each of the Trusts and IES will reallocate the New Deposit Amount among them such that the interests of each of the Trusts and IES as of the Transaction Effective Date is as set forth on Schedule 2(b). On the Transaction Effective Date, RRP will calculate any additional amount that a Trust or IES is required to pay or receive in order to effect the overall allocation of the New Deposit Amount among the Trusts and IES set forth on Schedule 2(b), which calculation shall be binding upon the Trusts and IES absent manifest error. To the extent that any Trust or IES is required to make such a payment, such Trust or IES will pay that amount to RRP, for the benefit of the Trusts not making those payments, on the Transaction Effective Date, and with respect to IES, such payment shall be made from the proceeds of the sale of its interest in Indeck Maine. To the extent that, as a result of that reallocation, a Trust is due an amount in order to effect the overall allocation of the New Deposit Amount set forth on Schedule 2(b), RRP will use the funds paid to it on the Transaction Effective Date pursuant to the preceding sentence to make that payment to each Trust that is due an amount from the Account.

(c) The percentage interests of the Trusts and IES in the Account (including any releases from the Account) are as set forth on Schedule 1 (prior to the Transaction Effective Date) and Schedule 2(b) (as of and after the Transaction Effective Date), regardless of where legal title to the New Deposit Amount may reside, and any amounts held in the Account are subject to the rights and security interests of Constellation in such interests.

4. Schedule 1 to the Agreement is amended in its entirety to read as Exhibit A to this Amendment.

5. Schedule 2(b) to the Agreement is amended in its entirety to read as Exhibit B to this Amendment.

6. In connection with the transactions contemplated by the PSA, as amended by the PSA Amendment, Linwood agrees, and the other Parties and RRP acknowledge, that on the Transaction Effective Date Linwood will acquire the “Renewable Energy Certificates” and “Accounts Receivable” described in Exhibit M to the PSA, as added to the PSA by the PSA Amendment, not in its individual capacity but as agent for Ridgewood Maine, L.L.C. (“RM”) and IES. Linwood will use commercially reasonable efforts to collect the amounts due on the Accounts Receivable. To the extent that Linwood receives payment on those Accounts Receivable or sells those Renewable Energy Certificates as agent for RM and IES, Linwood will pay the net amount received, after the payment of all commissions and other transaction expenses made to third parties, according to Section 7(d) of the Sellers Omnibus Agreement dated as of August 19, 2008 among RM, IES and, for certain limited purposes, RRP, as amended (which payment will be effected by Linwood paying that net amount to RM, as escrow agent for RM and IES, and RM, as such escrow agent, disbursing those amounts according to Section 7(d) of the Sellers Omnibus Agreement); provided, however, that except as set forth in this paragraph 6, Linwood shall have no obligation to sell or otherwise realize any value from any such Renewable Energy Certificates.

7. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement. Upon execution hereof, each reference in the Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

8. Except as specifically amended hereby, all terms and provisions contained in the Agreement shall remain unchanged and in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties and RRP regarding the subject matter thereof and cannot be modified except by written agreement of the Parties and RRP.

9. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and RRP and delivered to the other Parties and RRP, it being understood that all Parties and RRP need not sign the same counterpart.

10. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties and RRP hereto have executed and delivered this Agreement as of the day and year first written above.

RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.	INDECK ENERGY SERVICES, INC.

By: Ridgewood Providence Power Corporation, its General Partner

By: /s/ Randall D. Holmes	By: /s/ Joseph M. Oskorep
Name: Randall D. Holmes	Name: Joseph M. Oskorep
Title: President and Chief Executive Officer	Title: Vice President & Controller

RIDGEWOOD RHODE ISLAND GENERATION, LLC	RIDGEWOOD ELECTRIC POWER TRUST I

By: Ridgewood Management Corporation, its Manager	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST III	RIDGEWOOD ELECTRIC POWER TRUST IV

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD ELECTRIC POWER TRUST V	RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

LINWOOD 0708 LLC	RIDGEWOOD RENEWABLE POWER, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes
Name: Randall D. Holmes
Title: President and Chief Executive Officer

Exhibit A to First Amendment to
Certificate Sale Support Agreement

SCHEDULE 1

Interests in New Deposit Amount
Prior to Transaction Effective Date

	Amount of Interest in
	New Deposit Amount
	as of the Date of this	Percentage Interest in
Name of Party	Agreement	New Deposit Amount

Trust I	$20,250	0.22%
Trust III	$144,585	1.59%
Trust IV	$3,858,540	42.30%
Trust V	$4,003,925	43.90%
B Fund	$114,750	1.26%
IES	$978,750	10.73%
TOTAL	$9,120,800	100%

Exhibit B to First Amendment to
Certificate Sale Support Agreement

SCHEDULE 2(b)

Interests in New Deposit Amount
As of Transaction Effective Date

Name of Party	Percentage Interest in New Deposit Amount

Trust I	0.73%
Trust III	0.65%
Trust IV	26.84%
Trust V	25.67%
B Fund	4.1%
IES	42.01%
TOTAL	100%

Annex F

AGENCY AGREEMENT

This Agency Agreement is entered into among Indeck Maine Energy, LLC (“Indeck Maine”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood” and together with RPPP, RRIG “Sellers”) and Ridgewood Power Management, LLC ( “RPM”), as Sellers’ duly authorized agent for the purpose of administering Sellers’ rights and obligations under the Agreement (as defined below), as of August 19, 2008 (this “Agency Agreement”). This Agency Agreement is also acknowledged by Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V and Ridgewood Power B Fund/Providence Expansion (collectively, the “Acknowledging Entities”). Indeck Maine, Sellers and RPM are referred to herein individually as a “Party” and collectively, as the “Parties,” and the Acknowledging Entities are not “Parties.” Capitalized terms not otherwise defined herein have the meanings given to such terms in the Agreement (defined below).

RECITALS

WHEREAS, under that certain Certificate Purchase and Sale Agreement entered into as of April 30, 2003 by and among Constellation Energy Commodities Group, Inc. (f/k/a Constellation Power Source, Inc.) (“Constellation”), Indeck Maine, RPPP, RRIG and RPM as agent for Indeck Maine, RPPP and RRIG, as amended by that certain letter agreement dated January 25, 2006 and Amendment No. 1 dated as of October 31, 2006 (the “Previously Effective Agreement”), the Parties agreed to sell Certificates to Constellation;

WHEREAS, under that certain Purchase and Sale Agreement dated as of the date hereof among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta Energy Corporation (“Covanta”) and, for certain limited purposes, Indeck Maine (the “Purchase and Sale Agreement”), Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc. shall sell, assign, transfer and convey to Covanta their respective membership interests in Indeck Maine (the “Transaction”);

WHEREAS, under that certain Assignment, Assumption, Release and Amendment to the Agreement dated as of July 31, 2008 (the “Amendment”), Indeck Maine agreed to assign its respective rights and obligations under the Previously Effective Agreement to Linwood and Linwood agreed to assume such rights and obligations as of the Effective Date (as defined below) (the Previously Effective Agreement, as amended by the Amendment, is referred to herein as the “Agreement”);

WHEREAS, as a result of the transactions contemplated by the Agreement, Sellers are obligated to provide Constellation with the Certificates required for the 2008 Optional Firm Transaction and, if Constellation so elects, the 2009 Optional Firm Transaction;

WHEREAS, Sellers and Rhode Island LFG Genco, LLC (“RILG”) have entered into a Backup Certificate Agreement with Indeck Maine, dated as of the date hereof (the “Backup Agreement”), whereby Indeck Maine agreed on and after the Effective Date (as defined below) to sell and deliver to Sellers and RILG, and Sellers and RILG agreed to buy and receive from Indeck Maine, certain Second Standard Certificates required for Delivery to Constellation under the

Agreement for the 2008 Optional Firm Transaction and, if Constellation so elects, the 2009 Optional Firm Transaction; and

WHEREAS, Sellers wish to have Indeck Maine, on and after the Effective Date, Deliver, invoice, receive payment and collect for the Certificates to be delivered to Sellers under the Backup Agreement directly with Constellation as agent for Sellers under the Agreement, Sellers have arranged with Constellation pursuant to the Amendment for Indeck Maine to do so, and Sellers therefore wish to appoint Indeck Maine as their agent (the “Agent”) for such purposes.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to become legally bound, agree as follows:

1. Effectiveness.  This Agency Agreement shall become valid, effective and enforceable as of the date this Agency Agreement is fully executed by all the Parties hereto, provided that Sections 2 through 8 shall be subject to, and not valid, effective or enforceable until, the closing of the Transaction (the “Effective Date”). Subject to and upon the Effective Date, the Parties agree that they will commence the performance of their obligations under Sections 2 through 8 of this Agency Agreement.

2. Appointment and Duties.  For so long as any rights or obligations of Sellers and Indeck Maine are outstanding under the Agreement and the Backup Agreement, respectively, but subject in all cases to the terms and conditions of this Agency Agreement, Sellers hereby irrevocably and absolutely appoint the Agent as their representative and agent, with full power and interest, for all purposes with respect to:

(a) to Deliver directly to Constellation any Certificates which Indeck Maine is obligated to Deliver to Sellers under the Backup Agreement and which Sellers would otherwise Deliver to Constellation under the Agreement;

(b) to deliver directly to Constellation the invoice and other information required under Section 5.1 of the Agreement (the “Invoice Information”) for the Certificates Delivered by Indeck Maine directly to Constellation, provided that prior to delivering any Invoice Information to Constellation, Agent shall deliver a copy of such invoice to Sellers for review and revision (if needed) pursuant to Section 3 below;

(c) to direct Constellation to pay, by wire transfer in immediately available funds directly to an account designated and owned by Indeck Maine, for the Certificates Delivered by Indeck Maine to Constellation pursuant to the invoices delivered by Indeck Maine;

(d) to collect amounts due from Constellation under the Agreement with respect to any unpaid invoices delivered by Indeck Maine to Constellation as provided herein and to otherwise exercise the rights of Sellers with respect to such amounts due and unpaid, but solely to the extent those invoices relate to Certificates Delivered to Constellation under Section 2 of the Backup Agreement (Sellers shall retain all rights under the Agreement with respect to any payments due to them under the Agreement other than with respect to amounts due on invoices delivered by Indeck Maine relating to Certificates Delivered to Constellation by Indeck Maine under Section 2 of the Backup Agreement); and

(e) to deal directly with Constellation with respect to the administration and management of all matters associated with the performance of the foregoing provisions.

3. Review of Invoice Information.  As soon as practicable after the end of each calendar month, Agent will prepare and deliver to Sellers the Invoice Information for any Certificates Delivered by it under the Backup Agreement, which Invoice Information shall be prepared in accordance with Section 5.1 of the Agreement. Sellers will promptly review the Invoice Information provided by Indeck Maine and respond with any recommended revisions in order to comply with Section 5.1 of the Agreement. Such review and response will in any event occur not later than five (5) Business Days after Sellers’ receipt of the Invoice Information and failure to respond within such five (5) Business Days will constitute acceptance by Sellers of the accuracy of the Invoice Information. Indeck Maine will revise the Invoice Information as Sellers shall reasonably request.

4. Authority.  Sellers hereby agree that, subject to Section 5 below, Agent shall have the sole power and authority to administer and manage on behalf of Sellers directly with Constellation the Agreement and the Backup Agreement with respect to the subject matter of Section 2 hereof, and that no further approval, authority or consent from Sellers shall be required except as set forth in Section 3 above. Subject to Section 5 below, Sellers hereby agree that Agent shall have the sole power and authority to enforce, to the exclusion of Sellers, its rights with respect to Section 2 hereof, together with the right to do all things necessary and proper to carry out the duties and responsibilities hereunder.

5. Suspension Events and Suspension of Power and Authority.

(a) Agent will perform its duties under this Agency Agreement in good faith and in a commercially reasonable manner. If Agent fails to perform its duties under this Agreement in good faith and in a commercially reasonable manner, Sellers will provide written notice of such failure to Agent, including a description of such failure and the action required to correct such failure. If Agent fails to take such corrective action within five (5) Business Days after its receipt of such notice, Sellers may, in their sole discretion, suspend the power and authority of Agent hereunder and take such corrective action without further consent or action by Agent. Such suspension of Agent’s power and authority under this Section 5(a) shall continue for so long as Sellers reasonably determine is required to correct Agent’s failure to perform its duties under this Agreement in accordance with the standards of this Section 5(a).

(b) For purposes of this Agency Agreement, a “Suspension Event” shall mean: (i) failure of Constellation to pay any amount due to Indeck Maine with respect to any Invoice Information delivered under Section 2(b) of this Agency Agreement by the date such payment is due under the Agreement and such failure is not cured by Constellation pursuant to Section 7.1(a) of the Agreement; (ii) failure of Indeck Maine to Deliver any Certificates under Section 2(a) of this Agency Agreement and in accordance with Section 2 of the Backup Agreement; (iii) notice by Constellation to either Sellers or Indeck Maine that it disputes the correctness of any Invoice Information provided under Section 2(b) of this Agency Agreement or any adjustment to any such Invoice Information or that it is adjusting any such Invoice Information, in each case pursuant to Section 5.3 of the Agreement; (iv) Indeck Maine or Sellers dispute any netting or offset effected by Constellation under Section 5.4 of the Agreement; (v) a withdrawal by Constellation of any amount from the Account other than solely as a result of an Event of Default caused by or with respect to Sellers; or (vi) Indeck Maine becoming Bankrupt. In the event that either Indeck Maine or Sellers becomes aware of a Suspension Event, it shall promptly, and in any event within five (5) Business Days after it first becomes aware of such Suspension Event, provide written notice of such Suspension Event to all of the other Parties to this Agency Agreement.

(c) Upon any Suspension Event under Section 5(b) above and receipt of notice from any Party to the other Parties of such Suspension Event, then (i) the power and authority of Agent under this Agency Agreement will be suspended upon receipt of such notice, (ii) Sellers will immediately resume responsibility for the functions delegated to Agent under this Agreement, and (iii) the Parties will resume direct performance under and through the Backup Agreement. Such suspension of Agent’s power and authority under this Section 5(c) shall continue until such time as the applicable Suspension Event is cured to the reasonable satisfaction of Sellers and Indeck Maine.

(d) Sellers shall promptly notify Constellation of any suspension and immediately notify Constellation of any resumption of the power and authority of Agent under this Agency Agreement pursuant to this Section 5.

6. Sellers’ Rights.  Except as granted to Agent hereunder, Sellers shall retain all other rights under the Agreement, in particular with respect to all aspects of notices, invoicing, Delivery, payment and collection related to the delivery to Constellation of any Certificates under the Agreement not to be provided by Indeck Maine under the Backup Agreement.

7. Notice to Constellation.  Upon the Effective Date, Sellers and Agent will jointly direct Constellation in writing to pay Indeck Maine directly for all Certificates delivered by Indeck Maine to Constellation under Section 2(a), 2(b) or 2(c) of the Backup Agreement, which direction shall include any wire transfer instructions for the account to which Indeck Maine’s payments are to be made that have not previously been provided to Constellation. Sellers will not change or terminate such direction to Constellation without the prior written consent of Agent.

8. Audit Rights.  Indeck Maine, individually and as Agent, agrees with Sellers, for the benefit of Constellation, to provide to Constellation all rights Constellation has under Section 5.5 of the Agreement with respect to any invoices delivered to Constellation directly from Agent.

9. Waiver.  Any failure or delay by a Party to exercise any right, in whole or in part, under this Agency Agreement shall not be construed as a waiver of the right to exercise such right or any other right at any time or from time to time hereunder.

10. Amendments and Termination.  This Agency Agreement shall terminate upon the termination of the Agreement or the Backup Agreement or the satisfaction or waiver of all rights and obligations under the Agreement or the Backup Agreement. In addition, Sellers may terminate this Agreement in the event of Agent’s gross negligence or willful misconduct in the performance of its duties hereunder. Sellers shall promptly notify Constellation of the termination of this Agency Agreement pursuant to this Section 10. No amendment, modification, supplementation or termination of this Agency Agreement shall be effective unless it is in writing and signed by each of the Parties.

11. Assignment.  This Agency Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agency Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that no assignment shall in any way affect a Party’s obligations or liabilities under this Agency Agreement. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder.

12. Notices.  All notices, requests, demands or other communications given or made pursuant hereunder shall be made at the address of the Agent set forth below and to Sellers or Constellation at the addresses as set forth in the Agreement, in each case in the manner and with the effect provided in the Agreement or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

Agent’s Address:

Indeck Maine Energy, LLC
c/o Covanta Energy Corporation
40 Lane Road
Fairfield, NJ 07004
Attn: General Counsel
Tel: (973) 882-7160
Fax: (973) 882-7357

13. Counterparts.  Two or more counterparts of this Agency Agreement may be signed by the Parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agency Agreement shall have the same force and effect as original signatures.

14. Severability.  In case any one or more of the provisions contained in this Agency Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Agency Agreement would have had if such provision had been legal, valid and enforceable.

15. Agreement; Limitation on Liability.  This Agency Agreement sets out the entire agreement between the Parties as to the subject matter hereof. No Party shall have any liability under or related to this Agency Agreement, except to the extent of such Party’s gross negligence or willful misconduct in the performance of their duties hereunder. In no event will any Party, be liable for consequential, incidental, special, exemplary or other indirect damages.

16. Governing Law.  This Agency Agreement is governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles.

[The Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Agency Agreement as of the date first written above.

LINWOOD 0708 LLC	INDECK MAINE ENERGY, LLC

By: Ridgewood Renewable Power LLC, its Manager

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC	RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By: Ridgewood Management Corporation, its Manager	By: Ridgewood Providence Power Corporation, its General Partner

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD POWER MANAGEMENT LLC

By: Ridgewood Management Corporation, its Manager

By: /s/ Randall D. Holmes
Name: Randall D. Holmes
Title: President and Chief Executive Officer

Acknowledged by each party below as of the date first written above:

RIDGEWOOD ELECTRIC POWER TRUST IV	RIDGEWOOD ELECTRIC POWER TRUST III

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION	RIDGEWOOD ELECTRIC POWER TRUST V

By: Ridgewood Renewable Power LLC, its Managing Shareholder	By: Ridgewood Renewable Power LLC, its Managing Shareholder

By: /s/ Randall D. Holmes	By: /s/ Randall D. Holmes
Name: Randall D. Holmes	Name: Randall D. Holmes
Title: President and Chief Executive Office	Title: President and Chief Executive Officer

FIRST AMENDMENT TO AGENCY AGREEMENT

THIS FIRST AMENDMENT TO AGENCY AGREEMENT (this “Amendment”) is made as of November 11, 2008, by and among Indeck Maine Energy, LLC (“Indeck Maine”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood” and together with RPPP, RRIG “Sellers”) and Ridgewood Power Management, LLC ( “RPM”), as Sellers’ duly authorized agent for the purpose of administering Sellers’ rights and obligations under the Agreement (as defined in Section 1(b) below). This Amendment is also acknowledged by Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V and Ridgewood Power B Fund/Providence Expansion (collectively, the “Acknowledging Entities”). Indeck Maine, Sellers and RPM are referred to herein individually as a “Party” and collectively, as the “Parties,” and the Acknowledging Entities are not “Parties.”

RECITALS

WHEREAS, the Parties are all of the parties to that certain Agency Agreement, dated as of August 19, 2008, (the “Agency Agreement”) that was executed and delivered in connection with the execution and delivery of that certain Purchase and Sale Agreement, dated August 19, 2008, as amended (the “Purchase Agreement”), by and among the parties thereto.

WHEREAS, the parties to the Purchase Agreement have agreed to certain amendments to the Purchase Agreement pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof, which amendment requires in part corresponding amendments to other documents, including the Agency Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. The recitals to the Agency Agreement are amended as follows:

(a) The second recital is amended to add the words “as amended” immediately prior to the words “(the “Purchase and Sale Agreement”).”

(b) The third recital is amended to read in its entirety as follows:

“WHEREAS, under that certain Assignment, Assumption, Release and Amendment to the Agreement dated as of July 31, 2008 (the “Amendment”), Indeck Maine agreed to assign its respective rights and obligations under the Previously Effective Agreement to Linwood and Linwood agreed to assume such rights and obligations as of the Effective Date (as defined in Section 1 below) (the Previously Effective Agreement, as amended by the Amendment and as further amended or modified from time to time, is referred to herein as the “Agreement”);”

(c) The fifth recital is amended to add the words “, as amended” immediately prior to the words “(the “Backup Agreement”).”

2. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agency Agreement. Upon execution hereof, each reference in the Agency Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Agency Agreement shall mean and refer to the Agency Agreement as amended by this Amendment.

3. Except as specifically amended hereby, all terms and provisions contained in the Agency Agreement shall remain unchanged and in full force and effect. The Agency Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties regarding the subject matter thereof and cannot be modified except by written agreement of the Parties.

4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

5. This Amendment is governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles.

[Signature Page Follows]

[Signature Page to First Amendment to Agency Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective for all purposes as of the date first above written.

LINWOOD 0708 LLC
INDECK MAINE ENERGY, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC
RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By:	Ridgewood Management Corporation, its Manager	By:	Ridgewood Providence Power Corporation, its General Partner

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD POWER MANAGEMENT LLC

By:	Ridgewood Management Corporation, its Manager

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes
Title: President and Chief Executive Officer

Acknowledged by each party below as of the date first written above:

RIDGEWOOD ELECTRIC POWER TRUST IV		RIDGEWOOD ELECTRIC POWER TRUST III

By:	Ridgewood Renewable Power LLC, its Managing Shareholder	By:	Ridgewood Renewable Power LLC, its Managing Shareholder

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION		RIDGEWOOD ELECTRIC POWER TRUST V

By:	Ridgewood Renewable Power LLC, its Managing Shareholder	By:	Ridgewood Renewable Power LLC, its Managing Shareholder

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes
	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

Annex G

November 11, 2008

Ridgewood Renewable Power, LLC
Ridgewood Electric Power Trust IV
Ridgewood Electric Power Trust V
Indeck Maine Energy, LLC
947 Linwood Avenue
Ridgewood, NJ 07450

Attn:	Randall D. Holmes
President and CEO of Ridgewood Renewable Power, LLC

Dear Mr. Holmes:

We understand that Ridgewood Maine, LLC and Indeck Energy Services, Inc. (collectively the “Sellers”) as owners of Indeck Maine Energy, LLC (the “Company”), are considering entering into a transaction (the “Transaction”) with Covanta Energy Corporation (the “Buyer” or “Covanta”). The Sellers entered into a Purchase and Sale Agreement dated August 19, 2008 (the “Agreement”) with the Buyer and the parties to the Agreement entered into an amendment of the Agreement effective November 11, 2008 (the “Amended Agreement”). Under the Amended Agreement, Covanta will acquire all of the membership interests in the Company in exchange for cash consideration of (i) a $52 million Initial Amount, plus (ii) net working capital of the Company as of the date of the closing of the Transaction currently estimated to be $6,533,000 and January 31, 2009 respectively, plus (iii) the assignment by the Company to the Sellers of its accounts receivable associated with the sale of certain renewable energy attribute certificates currently estimated to be $8,472,000 as of the closing of the Transaction, plus (iv) the assignment of any produced but unsold renewable energy attribute certificates currently estimated to be valued as of the closing of the Transaction at $100,000, less (v) the Retention Amount ($1,105,118) and Vacation Accrual Amounts ($56,873) (the “Consideration”). The complete terms and conditions of the Transaction are set forth in the Agreement.

Ridgewood Renewable Power, LLC (“RRP”) has requested that Ewing Bemiss & Company (“EB&Co.” or “we”) provide a fairness opinion (this “Fairness Opinion”) to RRP in its capacity as managing shareholder of Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V (collectively the “Trusts”), to each of the Trusts and the Company. You have requested our opinion as to the fairness, from a financial point of view, to the Trusts with respect to the Consideration to be received by the Trusts in a Transaction.

Founded in 1992, EB&Co. is an investment banking firm engaged in the merger and acquisition advisory business. EB&Co. is a member of FINRA (formerly NASD). As part of its investment banking business, EB&Co. regularly engages in the valuation of private and publicly-traded companies and of the assets, liabilities, and debt and equity securities thereof, in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. In addition, EB&Co. has been actively engaged in the renewable and alternative energy business since 1998 and has completed numerous transactions in the sector since that time.

EB&Co. is acting as financial advisor to RRP as managing shareholder of the Trusts, the Trusts and the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this Fairness Opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, the Trusts have agreed to indemnify us for certain liabilities arising out of our engagement. In addition, EB&Co. is acting as financial advisor to other entities of which RRP acts as managing shareholder and to RRP in its capacity as managing shareholder of those entities in connection with other possible sales of certain assets and has received certain fees in connection therewith and may receive contingent fees from those entities for our services.

In rendering this Fairness Opinion, we have assumed, with your consent, that (i) Covanta will comply with all material terms of the Agreement and ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Trusts, the Company or the Transaction.

In arriving at this Fairness Opinion set forth below, we have, among other things:

(i)	Reviewed certain publicly available business and financial information relating to the Company and Covanta;

(ii)	Reviewed audited financial statements of the Company for the fiscal years ended 2003 through 2007 and unaudited financial information for the interim period ending September 30, 2008;

(iii)	Reviewed the Amended Agreement and the agreements which are attached as exhibits to the Amended Agreement and the Amended Sellers Omnibus Agreement;

(iv)	Held discussions with management related to the performance of the business of the Company and its prospects;

(v)	Reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company;

(vi)	Reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant;

(vii)	Compared the Transaction to recently completed mergers and acquisitions in the renewable energy sector where publicly available, as well as those on which EB&Co. worked directly which are not public and deemed to be relevant;

(viii)	Calculated a discounted cash flow valuation of the Company;

(ix)	Conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate;

(x)	Contacted a significant number of potential buyers for the purpose of soliciting indications of interest in the purchase of the Company;

(xi)	Participated in/reviewed the auction process used by the Company to select a buyer;

(xii)	Participated in the negotiations between the Sellers and certain potential buyers and the Buyer; and

(xiii)	Accompanied management of the Company and certain potential buyers of the Company on tours of the facilities that represent the primary asset of the Company.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this Fairness Opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates for the Company referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company.

This Fairness Opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction. This Fairness Opinion does not constitute a recommendation to any Trust shareholder as to how such shareholder should vote or act with respect to the Transaction.

This Fairness Opinion is based on economic, market and other conditions as they exist, and can be evaluated only as of the date of delivery of this opinion. This Fairness Opinion will not express any opinion as to fairness at any time in the future.

It is understood that this Fairness Opinion is for the information and benefit of RRP as managing shareholder of each of the Trusts, the Company and the Trusts in connection with their consideration of the Transaction and may not be used for any other purpose without the express written consent of a Managing Director of EB&Co., with the exception that a description of this opinion and EB&Co.’s services as required by law including in connection therewith and a copy of this opinion may be included in its entirety in any filings the Trusts or the Sellers are required to make with United States Securities and Exchange Commission in connection with this Transaction (including any soliciting material provided to investors in a Trust or Seller). EB&Co. shall have the right to review and comment on descriptions of this Fairness Opinion and EB&Co.’s role in the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Trusts in the Transaction is fair, from a financial point of view.

Very Truly Yours,

Mary A. Bacon
Managing Director
Ewing Bemiss & Co.

Annex H

INDECK MAINE ENERGY, LLC PROJECTIONS

Certain projected financial statements prepared by Ridgewood Maine and provided to Ewing Bemiss & Co. are set forth in this Annex I. These projections represent estimates of Indeck Maine’s management for operations for Indeck Maine for the fiscal years from 2008 through 2013 if the underlying assumptions of the projections are correct. As with any projections, there usually will be differences between projected and actual results because events and circumstances frequently do not occur precisely as expected, and the impact of such differences may be material. The assumptions and estimates underlying the projections contained in these projected financial statements are inherently uncertain, and though considered reasonable by Ridgewood Maine at the time they were prepared, are subject to significant business, economic, and competitive uncertainties, many of which are beyond the control of Indeck Maine or its management. The actual financial results of Indeck Maine may vary materially from those set forth in these projections, and none of Indeck Maine, Ridgewood Maine, Trust IV or Trust V has any duty to update these projections. These projections were prepared solely for the use of Ewing Bemiss & Co. in connection with the preparation of its fairness opinion and have not been updated. The inclusion of financial projections should not be regarded as a representation by Indeck Maine, Ridgewood Maine, Trust IV or Trust V that the projected results will be achieved. You are cautioned not to place undue reliance upon these financial projections.

Consolidated Financial Data
Years Ending December 31,

	2004	2005	2006	2007	2008B	2009P	2010P	2011P	2012P	2013P

Total Output (MWh)	183,478	306,159	346,471	342,065	339,903	339,903	339,903	339,903	340,901	339,903
Revenues:
Energy Sales	$8,610	$21,477	$18,708	$20,840	$26,182	$19,322	$20,887	$21,173	$21,103	$20,921
Capacity Sales	1	59	224	1,707	1,789	2,165	1,977	1,767	1,767	1,767
Renewable Energy Attributes(1)	6,179	12,283	14,618	14,420	13,874	9,956	10,255	10,563	10,914	11,206
BHE Contract Net Revenue	—	—	—	(926)	609	—	—	—	—	—

Total Revenues	14,791	33,818	33,550	36,041	42,454	31,443	33,119	33,503	33,785	33,894
Average Energy $/Mwh	$46.93	$70.15	$54.00	$60.92	$76.80	$56.84	$61.45	$62.29	$61.90	$61.55
Cost of Production:
Fuel Expense(2)	6,205	14,539	17,660	16,272	17,843	17,259	17,259	17,259	17,259	17,259
O&M	2,387	1,211	1,245	3,270	4,258	3,168	3,797	2,438	3,753	4,105
Consumables	853	712	871	937	1,047	946	965	984	1,004	1,024
Labor	2,778	3,096	3,142	3,437	3,571	3,474	3,543	3,614	3,687	3,760
Other Production Expense	322	386	316	325	775	386	386	386	386	386

Total Cost of Production:	12,545	19,944	23,235	24,241	27,494	25,233	25,950	24,681	26,088	26,534
Operating Expenses:
Equipment, Tools & Vehicles	45	67	68	76	100	115	115	116	116	116
Utilities & Transmission Expenses	2,223	4,752	4,277	4,802	4,036	4,857	4,954	5,053	5,154	5,258
Other Operating Expenses	281	221	196	198	920	209	213	217	221	225

Total Operating Expenses	2,549	5,040	4,541	5,077	5,056	5,181	5,283	5,386	5,492	5,599
Other Expenses:
Bank Fees	32	81	78	81	68	—	—	—	—	—
Overhead	365	495	696	902	926	299	305	311	316	322
Insurance Expense	491	719	492	421	576	581	581	581	581	581
Accounting & Legal	346	463	286	276	595	222	224	226	228	230
Management Fee	100	100	100	100	58	—	—	—	—	—
Property, Sales and Use Taxes	233	247	305	263	277	237	237	237	237	237

Total Other Expenses	1,567	2,105	1,957	2,043	2,500	1,339	1,346	1,354	1,362	1,370
EBITDA	$(1,869)	$6,729	$3,817	$4,680	$7,404	$(310)	$540	$2,081	$843	$391
Margin	-13%	20%	11%	13%	17%	-1%	2%	6%	2%	1%
Section 45 PTCs(3)	—	2,755	3,465	3,421	3,399	3,399	—	—	—	—
Capex	693	2,834	2,697	1,518	1,518	1,518	1,518	1,518	1,518	1,518

(1)	Includes corrected projections since writing the Confidential Information Memorandum for amount of qualifying RECs and pricing.

(2)	Includes wood biomass costs plus propane used for boiler start ups.

(3)	2007 has been updated since writing the Confidential Information Memorandum to reflect actual Section 45 PTCs received.

Indeck Maine Energy, LLC Projections — Principal Assumptions

General — The cash flow projections provided by the Trusts and Indeck Maine to its financial advisor were based in part on the 2008 full-year budget. The 2008 full-year budget was based on the operating experience and results of previous years which were modified to accommodate the circumstance and expectations at the time the 2008 budget was prepared. The 2008 budget was reviewed by representatives of the Managing Shareholder for the purpose of preparing the long-term projections provided to the financial advisor. To the extent long-term forecast data was available (e.g., electricity prices based on NYMEX forward natural gas price curves) such forecast data was used. In the absence of such data, a fixed inflation rate was applied where appropriate.

Companies such as Indeck Maine are typically evaluated on a cash flow basis and it is normal for the income statement and balance sheet prepared under generally accepted accounting principles not to be emphasized. Therefore, the projections provided by Ridgewood Maine to its financial advisor included only the earnings before interest, taxes, depreciation and amortization, or EBITDA, forecast reproduced here.

The descriptions below refer to assumptions or sets of assumptions underlying the projections and are not intended to be a calculation of the projected amounts.

Project Output (in Megawatt Hours) — Continuation of 2006/2007 output levels.

Energy Sales — Output multiplied by forecast electricity prices with electricity prices based on long-term forward natural gas price curves as reported by NYMEX at the time the projections were prepared. These gas prices were then adjusted for delivery to New England (location of the Indeck Maine projects) and then converted using a marginal power plant conversion heat rate to reflect the cost of natural gas to marginal electricity production. Delivery costs and marginal plant heat rate assumptions were those used by management of Indeck Maine in the ordinary course of its business.

Capacity Sales — Estimated proceeds from capacity sales through 2011 are per existing commitments to the independent system operator in the operating area of the Indeck Maine projects. Capacity sales after 2011 are estimated to be at the 2011 price held flat based on management’s assessment of the long-term capacity supply and demand in the region of the Indeck Maine projects.

Renewable Energy Attribute Revenue — Renewable Energy Attribute Revenue is derived by multiplying the output in Megawatt Hours by the assumed average price of the Renewable Energy Attributes produced by the Indeck Maine projects. Prices were based on market prices as of the time the projections were prepared and on commitments of Indeck Maine through 2008 to deliver Renewable Energy Attributes to a power marketer at a fixed price. Market prices of Renewable Energy Attributes are determined in an open market and are influenced by supply and by the quantity requirements and compliance price set by the states that sponsor Renewable Portfolio Standards. These compliance prices generally increase with inflation and the inflation rate assumed by management for the purpose of the projections was 3%.

BHE Contract Net Revenue — Net revenue earned by Indeck Maine from a competitively bid, six-month, load-serving contract entered into by Indeck Maine in 2007. Under such contracts, Indeck Maine agrees to sell power at a fixed price (or a fixed price schedule) to electricity end users with the expectation that the power will be purchased by Indeck Maine in the open market to deliver against such obligations. Since the projects of Indeck Maine sell their power in the open market, these load-serving contract arrangements act, in part, as a hedge against price movements affecting the output of the Indeck Maine projects. Bidding for these contracts is based on the difference between wholesale and retail electricity prices. In addition to purchasing electricity on the open market to deliver against the contract obligation, Indeck Maine would incur certain electricity transportation and other costs. No such additional contracts have been entered into by Indeck Maine and no such contracts have been assumed in the forecasts.

Fuel Expense — The primary fuel expense of the Indeck Maine projects is the clean wood fuel the projects were designed to burn. Fuel is generally priced on a “per-ton delivered” basis. Fuel expense is determined by multiplying the tons of fuel per Megawatt Hour of electricity output (a fixed number determined by the thermal efficiency of the projects) by the output measured in Megawatt Hours to determine the number of tons of fuel used per year. This figure is then multiplied by the estimated price of wood fuel assumed by Ridgewood Maine through its experience with the wood fuel market in Maine.

O&M Costs and Capital Expenditures — These costs include certain operating costs as well as the costs of major maintenance which is performed twice each year at each plant. These costs generally vary from year-to-year and are based on need and on the major maintenance cycles of the components of each of the Indeck Maine projects. Because the cycles often provide for intervals of years between required major maintenance and because cycle lengths vary significantly from component-to-component, the amount of costs do not occur in level annual amounts. The schedule used in the projections provided to the financial advisor was based on a five-year forecast of major maintenance requirements prepared by Ridgewood Maine.

Overhead — Overhead expenses were assumed to be reduced based on the expectation that the buyer of Indeck Maine would have a simpler and more efficient organizational structure than that of Trusts and Indeck Maine. The organizational structure of the Trusts and Indeck Maine imposes requirements on Indeck Maine that a more traditional ownership structure is likely to be able to avoid.

Management Fee — The fee arrangement giving rise to this expense has been cancelled and is assumed not to feature in the buyer’s cash flow.

Tax Credits — The output of the projects of Indeck Maine generate federal tax credits under Section 45 of the Code through the end of 2009. These tax credits are derived by applying an amount prescribed in Section 45 of the Code to the number of kilowatt hours produced by the Indeck Maine projects.

CONSENT CARD

RIDGEWOOD ELECTRIC POWER TRUST IV

CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS

CONSENT SOLICITED ON BEHALF OF RIDGEWOOD ELECTRIC POWER TRUST IV
BY ITS MANAGING SHAREHOLDER, RIDGEWOOD RENEWABLE POWER LLC

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
Fax: (201) 447-0474

This consent is solicited on behalf of Ridgewood Electric Power Trust IV by its Managing Shareholder, Ridgewood Renewable Power LLC. When properly executed and timely delivered to the Managing Shareholder at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Managing Shareholder with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all investor shares of beneficial interest of the Trust beneficially owned by such shareholder to APPROVE the proposal below.

PROPOSAL:

To approve and adopt the Purchase and Sale Agreement, and amended on November 11, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta Energy Corporation, and for certain limited purposes Indeck Maine Energy, LLC, and the Sellers Omnibus Agreement, dated as of August 19, 2008, and amended on November 11, 2008 by and among Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc. and, for certain limited purposes, Ridgewood Renewable Power LLC, and the transactions contemplated thereby and relating thereto, as described in the Consent Statement accompanying this Consent Card.

☒ PLEASE MARK AS IN THIS EXAMPLE
(Mark only ONE of the following three boxes)

☐ Approve                    ☐ Not Approve                    ☐ Abstain

THE MANAGING SHAREHOLDER RECOMMENDS THAT YOU “APPROVE” THE PROPOSAL.

If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the proposal. If you provide no instructions, this Consent Card will be deemed to constitute the consent to APPROVE the proposal with respect to all investor shares of beneficial interest of the Trust that you beneficially own.

IMPORTANT — PLEASE SIGN, DATE AND RETURN THIS CONSENT FORM PROMPTLY.  When investor shares of beneficial interest of the Trust are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.  THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGING SHAREHOLDER OF RIDGEWOOD ELECTRIC POWER TRUST IV IS NO LATER THAN 5:00 PM ON [DAY], [DATE], 2008 (unless extended by the Managing Shareholder).

NAME OF SHAREHOLDER:	SHARES:

SIGNATURE of Shareholder:	Date:

SIGNATURE of Shareholder:	Date: